===============================================================================

  As filed with the Securities and Exchange Commission on September 28, 1995
                                                Registration No. 33-__________


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                 --------------
                                    FORM S-4
           Registration Statement Under The Securities Act of 1933
                                 --------------
                           HEALTHSOUTH Corporation
            (Exact Name of Registrant as Specified in its Charter)
                                 --------------


          Delaware                       8062                               63-0860407
(State or Other Jurisdiction of (Primary Standard Industrial        (I.R.S. Employer Identification
Incorporation or Organization)   Classification Code Number)                 Number)

             Two Perimeter Park South, Birmingham, Alabama 35243
      (205) 967-7116 (Address, including Zip Code, and Telephone Number, including Area Code, of Registrant's Principal Executive Offices)

                              RICHARD M. SCRUSHY
                          Chairman of the Board and
                           Chief Executive Officer
                           HEALTHSOUTH Corporation
                           Two Perimeter Park South
                          Birmingham, Alabama 35243
                                (205) 967-7116
          (Name, Address, including Zip Code, and Telephone Number,
                  including Area Code, of Agent for Service)

                                    Copies to:


J. BROOKE JOHNSTON, JR., ESQ            WILLIAM W. HORTON, ESQ.                CHRISTOPHER R. MANNING, ESQ. Burke, Warren
BEALL D. GARY, JR., ESQ.                Group Vice President--Legal Services   & MacKay, P.C. 24th Floor, 225 West
Haskell Slaughter Young & Johnston,     HEALTHSOUTH Corporation                Washington Street Chicago, Illinois
Professional Association                Two Perimeter Park South               60606-3418 (312) 357-0800
1200 AmSouth/Harbert Plaza              Birmingham, Alabama 35243
1901 Sixth Avenue North
Birmingham, Alabama 35203

                                 --------------

         Approximate date of commencement of proposed sale to the public:
   At the effective time of the merger of Sutter Surgery Centers, Inc. with a wholly-owned subsidiary of the Registrant, as described in the Prospectus-Proxy Statement included herein.

   If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

                       CALCULATION OF REGISTRATION FEE

 ==============================================================================================================================

            Title of Each                                     Proposed Maximum       Proposed Maximum
         Class of Securities               Amount to be        Offering Price       Aggregate Offering          Amount of
           to be Registered                 Registered          Per Unit(1)              Price(1)           Registration Fee (2)
   ----------------------------------------------------------------------------------------------------------------------------

Common Stock, par value $.01 per

share................................  1,777,778 shares    $ 23.25               $ 41,333,338            $ 5,128
===============================================================================================================================

(1) Estimated based on the closing price of HEALTHSOUTH Common Stock on the New York Stock Exchange on September 27, 1995.

(2) Computed in accordance with Rule 457(f)(2), solely for the purpose of calculating the registration fee, based upon the book value of the SSCI Shares (as defined herein) at June 30, 1995, the latest practicable date prior to the date of filing of this Registration Statement.

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further Amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
===============================================================================

                           HEALTHSOUTH Corporation

                            CROSS-REFERENCE SHEET

         (Pursuant to Item 501(b) of Regulation S-K showing the Location in the Prospectus-Proxy Statement of the responses to th
                          Items of Part I of Form S-4)

                       Item                                   Location in Prospectus-Proxy Statement
                       ----                                   --------------------------------------
 1.  Forepart of the Registration Statement and Outstanding
     Front Cover Page of Prospectus .......................   Facing Page; Outside Front Cover Page of
                                                              Prospectus-Proxy Statement

 2.  Inside Front and Outside Back Cover Pages of
     Prospectus............................................   Table of Contents; Available Information

 3.  Risk Factors, Ratio of Earnings to Fixed Charges and
     Other Information.....................................   Summary of Prospectus-Proxy Statement; The Special
                                                              Meeting

 4.  Terms of the Transaction..............................   Summary of  Prospectus-Proxy  Statement;  The Special
                                                              Meeting; The Merger;  Description of Capital Stock of
                                                              HEALTHSOUTH; Operations and Management of HEALTHSOUTH
                                                              after the  Merger;  Comparison  of Rights of SSCI and
                                                              HEALTHSOUTH Stockholders

 5.  Pro Forma Financial Information ......................   Pro Forma Condensed Financial Information

 6.  Material Contacts with the Company Being Acquired.....   Not Applicable

 7.  Additional Information Required for Reoffering by
     Persons and Parties Deemed to be Underwriters.........   Not Applicable

 8.  Interests of Named Experts and Counsel................   Not Applicable


9.   Disclosure of Commission Position on Indemnification for
     Securities Act Liabilities............................   Not Applicable

10.  Information with Respect to S-3 Registrants...........   Summary of  Prospectus-Proxy  Statement;  The Merger;
                                                              Pro Forma Condensed Financial  Information;  Selected
                                                              Financial  Information of  HEALTHSOUTH;  Management's
                                                              Discussion  and Analysis of Financial  Condition  and
                                                              Results  of   Operations--HEALTHSOUTH;   Business  of
                                                              HEALTHSOUTH; Consolidated Financial Statements of
                                                              HEALTHSOUTH Corporation and Subsidiaries

11  Incorporation of Certain Information by Reference......   Incorporation of Certain Information by Reference

12. Information with Respect to S-2 or S-3 Registrants.....   Not Applicable

13. Incorporation of Certain Information by Reference......   Not Applicable

14. Information with Respect to Registrants Other Than S-3
    or S-2 Registrants.....................................   Not Applicable

15. Information with Respect to S-2 or S-3 Companies.......   Not Applicable

16. Information with Respect to S-2 or S-3 Companies.......   Not Applicable

17. Information with Respect to Companies Other than S-3 or
    S-2 Companies..........................................   Summary of  Prospectus-Proxy  Statement;  The Merger;
                                                              Pro Forma Condensed Financial  Information;  Selected
                                                              Financial    Information   of   SSCI;    Management's
                                                              Discussion  and Analysis of Financial  Condition  and
                                                              Results  of   Operations--SSCI;   Business  of  SSCI;
                                                              Financial Statements of Sutter Surgery Centers,  Inc.
                                                              and Consolidated Partnerships

18. Information if Proxies, Consents or Authorizations are
    to be Solicited ......................................    Summary of Prospectus-Proxy Statement; The Special
                                                              Meeting; The Merger

19. Information if Proxies, Consents or Authorizations are
    not to be Solicited or in an Exchange Offer...........    Not Applicable

                                                               October  , 1995

Dear Stockholder:

   You are cordially invited to attend a special meeting of stockholders (the "Special Meeting") of Sutter Surgery Centers, Inc. ("SSCI") to be held at the executive offices of SSCI at 1201 Alhambra Boulevard, Suite 330, Sacramento, California 95816 at .m, Pacific Time, on 1995.

   At this important meeting, you will be asked to consider and vote upon the approval of a Plan and Agreement of Merger, dated as of August 23, 1995 (the "Plan"), which provides for the merger of SSCI with a wholly-owned subsidiary of HEALTHSOUTH Corporation ("HEALTHSOUTH") with the result that SSCI will become a wholly-owned subsidiary of HEALTHSOUTH. If the proposed merger (the "Merger") is consummated, each outstanding share of SSCI Common Stock will be entitled to receive that number of whole shares of HEALTHSOUTH Common Stock that is equal to the number of Aggregate Buyer Shares (as hereinafter defined) divided by the number of exchanging SSCI Shares, plus cash in lieu of fractional shares. As used herein, the term "Aggregate Buyer Shares" means 1,777,778 shares of HEALTHSOUTH Common Stock; provided, however, that in the event that the Average Closing Date Price (as hereinafter defined) shall be greater than $25.00, then the number of Aggregate Buyer Shares shall be equal to $44,444,450 divided by the Average Closing Date Price. As used herein, the term "Average Closing Date Price" shall mean the average of the daily closing prices for the shares of HEALTHSOUTH Common Stock for the 20 consecutive trading days on which such shares are actually traded (as reported on the New York Stock Exchange Composite Transaction Tape as reported in The Wall Street Journal, Eastern Edition, or if not reported thereby, any other authoritative source) ending at the close of trading on the third trading day immediately preceding the Closing Date. Cash will be paid in lieu of fractional shares.

   Approval of the Plan requires the affirmative vote of a majority of the votes entitled to be cast by the holders of record of SSCI Common Stock.

   Attached hereto are the (i) Notice of Special Meeting, (ii) Prospectus-Proxy Statement, and (iii) Proxy for the Special Meeting. The Prospectus-Proxy Statement describes in more detail the Plan and the proposed Merger, including a description of the conditions to consummation of the Merger and the effects of the Merger on the rights of SSCI stockholders. It also describes certain financial and other information pertaining to SSCI and HEALTHSOUTH. Please give this information your careful attention.

   The Plan and consummation of the transactions contemplated therein have been approved by the Board of Directors of SSCI and the Board of Directors recommends that you vote FOR approval and adoption of the Plan and consummation of the transactions contemplated therein. For a discussion of the recommendations of the Board of Directors, the reasons underlying such recommendations and certain factors that should be considered in evaluating your vote, see "THE MERGER -- Reasons for the Merger; Recommendations of SSCI'S Board of Directors" in the Prospectus-Proxy Statement attached hereto.

   In order that your shares may be represented at the Special Meeting, you are urged to promptly complete, sign, date and return the accompanying Proxy in the enclosed postage pre-paid envelope, whether you plan to attend the Special Meeting or not. In the event you attend the Special Meeting in person, you may, if you wish, vote personally on all matters brought before the Special Meeting even if you have previously returned your Proxy.

Sincerely yours,
John N. Kapoor, Ph.D
Chairman of the Board

                         SUTTER SURGERY CENTERS, INC.

                  Notice of Special Meeting of Stockholders
                           to be held       , 1995


To the Stockholders of Sutter Surgery Centers, Inc.

   Notice is hereby given that a Special Meeting of Stockholders of Sutter Surgery Centers, Inc., a Delaware corporation ("SSCI"), will be held at the executive offices of SSCI at 1201 Alhambra Boulevard, Suite 330, Sacramento, California 95816 on , 1995 at .m. Pacific Time, for the following purposes:

   1. To consider and vote upon a proposal to approve the Plan and Agreement of Merger, dated as of August 23, 1995 (the "Plan"), providing for the merger of SSCI Acquisition Corporation, a Delaware corporation (the "Subsidiary") wholly owned by HEALTHSOUTH Corporation, a Delaware corporation ("HEALTHSOUTH"), into SSCI, and further providing that each outstanding share of Common Stock of SSCI (collectively, the "SSCI Shares") will be cancelled and the holders of such SSCI Shares will be entitled to receive a specified fraction of a share of HEALTHSOUTH Common Stock for each such SSCI Share, as described in the accompanying Prospectus-Proxy Statement; and

   2. To consider and act upon such other matters as may properly come before the Special Meeting, including any adjournments or postponements thereof.

   The Board of Directors of SSCI has fixed the close of business on , 1995 as the record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting, and only stockholders of record at such time will be entitled to notice of and to vote at the Special Meeting.

   A form of Proxy and a Prospectus-Proxy Statement containing more detailed information with respect to the matters to be considered at the Special Meeting accompany this notice.

   You are cordially invited and urged to attend the Special Meeting in person. Please complete, sign, date and return the enclosed Proxy in the enclosed self-addressed, postage pre-paid envelope. If you attend the Special Meeting and desire to revoke your Proxy and vote in person, you may do so. In any event, the Proxy may be revoked at any time before it is voted.

                                   By Order of the Board of Directors,

                                   AUGUST A. SAIBENI
                                   Secretary

 October   , 1995

Prospectus-Proxy Statement

                               PROXY STATEMENT

                                      of
                         SUTTER SURGERY CENTERS, INC.

                   for the Special Meeting of Stockholders
                     to be held on _______________, 1995

                                  PROSPECTUS

                                      of
                           HEALTHSOUTH Corporation


   This Prospectus relates to up to 1,777,778 shares of the Common Stock, par value $.01 per share (the "HEALTHSOUTH Common Stock"), of HEALTHSOUTH
Corporation (together with its subsidiaries, "HEALTHSOUTH") issuable to the stockholders of Sutter Surgery Centers, Inc., a Delaware corporation (together with its consolidated partnerships, "SSCI"), upon consummation of the Merger (as defined below). Such number of shares represents the maximum number of shares of HEALTHSOUTH Common Stock that may be issued. This Prospectus also serves as the Proxy Statement of SSCI for its special meeting of stockholders to be held on _______________, 1995, and any adjournments and postponements thereof (the "Special Meeting"). See "THE SPECIAL MEETING".



   This Prospectus-Proxy Statement describes the terms of a proposed business combination between HEALTHSOUTH and SSCI, pursuant to which HEALTHSOUTH will acquire SSCI by means of the merger (the "Merger") of SSCI Acquisition Corporation, a Delaware corporation which is a wholly-owned subsidiary of HEALTHSOUTH (the "Subsidiary"), with and into SSCI, with SSCI being the surviving corporation (the "Surviving Corporation"). The Merger will be effected pursuant to the terms and subject to the conditions of the Plan and Agreement of Merger, dated as of August 23, 1995, among HEALTHSOUTH, the Subsidiary and SSCI (the "Plan"). The Plan is attached to this Prospectus-Proxy Statement as Annex A and is incorporated herein by reference. HEALTHSOUTH and SSCI are hereinafter sometimes referred to as the "Companies" and individually as a "Company".

   Upon consummation of the Merger, except as otherwise described herein, each issued and outstanding share of Common Stock, par value $.01 per share (the "SSCI Common Stock" or the "SSCI Shares"), of SSCI will be canceled, and the holder of such share will be entitled to receive that number of whole shares of HEALTHSOUTH Common Stock that is equal to the number of Aggregate Buyer Shares (as hereinafter defined) divided by the number of Exchanging SSCI Shares (as hereinafter defined), plus cash in lieu of fractional shares. As used herein, the term "Aggregate Buyer Shares" means 1,777,778 shares of HEALTHSOUTH Common Stock; provided, however, that in the event that the Average Closing Date Price (as hereinafter defined) shall be greater than $25.00, then the number of Aggregate Buyer Shares shall be equal to $44,444,450 divided by the Average Closing Date Price. As used herein, the term "Average Closing Date Price" shall mean the average of the daily closing prices for the shares of HEALTHSOUTH Common Stock for the 20 consecutive trading days on which such shares are actually traded (as reported on the New York Stock Exchange Composite Transaction Tape as reported in The Wall Street Journal, Eastern Edition, or if not reported thereby, any other authoritative source) ending at the close of trading on the third trading day immediately preceding the Closing Date. As used herein, the term "Exchanging SSCI Shares" shall mean all shares of SSCI Common Stock outstanding immediately prior to the Effective Time (other than SSCI Shares held in the treasury of SSCI immediately prior to the Effective Time, and SSCI Shares issued, outstanding and owned by HEALTHSOUTH or any of its wholly-owned subsidiaries immediately prior to the Effective Time).

   There is no guarantee as to the value of the HEALTHSOUTH Common Stock that SSCI stockholders will receive; however, SSCI may terminate the Plan prior to the Effective Time if the Average Closing Date Price is less than $18.00.

   This Prospectus-Proxy Statement and the form of Proxy are first being mailed to stockholders of SSCI on or about ____________, 1995.

THE SECURITIES TO BE ISSUED HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
   SECURITIES AND EXCHANGE COMMISSION (THE "SEC") OR BY ANY STATE
      SECURITIES COMMISSION NOR HAS THE SEC OR ANY STATE SECURITIES
         COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
            PROSPECTUS-PROXY STATEMENT. ANY REPRESENTATION TO THE
               CONTRARY IS A CRIMINAL OFFENSE.



       The date of this Prospectus-Proxy Statement is October  , 1995.

                            AVAILABLE INFORMATION

   HEALTHSOUTH has filed a Registration Statement on Form S-4 under the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission (the "SEC") covering the shares of HEALTHSOUTH Common Stock to be issued in connection with the Merger (the "Registration Statement"). As permitted by the rules and regulations of the SEC, this Prospectus-Proxy Statement omits certain information contained in the Registration Statement. For further information pertaining to the securities offered hereby, reference is made to the Registration Statement, including the exhibits filed as a part thereof.

   HEALTHSOUTH  is subject to the  information  requirements  of the  Securities
Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files periodic reports, proxy statements and other information with the SEC relating to its business, financial statements and other matters. The Registration Statement, as well as such reports, proxy statements and other information, may be inspected at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. and should be available for inspection and copying at the regional offices of the SEC located at Seven World Trade Center, 13th Floor, New York, New York and Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois. Copies of such material can be obtained at prescribed rates by writing to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. The HEALTHSOUTH Common Stock is listed on the New York Stock Exchange, and the Registration Statement, reports, proxy statements and certain other information filed by HEALTHSOUTH should be available for inspection at the library of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

              INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

   This Prospectus-Proxy Statement incorporates documents by reference which are not presented herein or delivered herewith. Copies of such reports, proxy statements and other information filed by HEALTHSOUTH, other than exhibits to such documents unless such exhibits are specifically incorporated herein by reference, are available without charge, upon written or oral request, from the Secretary of HEALTHSOUTH Corporation, Two Perimeter Park South, Birmingham, Alabama 35243, telephone (205) 967-7116. To ensure timely delivery of the documents, any request should be made by five days prior to the Special Meeting.

   There are hereby incorporated by reference into this Prospectus-Proxy Statement and made a part hereof the following documents filed by HEALTHSOUTH:

   1. The Company's Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 1994.

   2. The Company's Quarterly Reports on Form 10-Q, as amended, for the quarters ended March 31 and June 30, 1995.

   3. The Company's Current Report on Form 8-K, as amended, filed January 13, 1995 (relating to the ReLife Acquisition).

   4. The Company's Current Report on Form 8-K, as amended, filed February 1, 1995 (relating to the SHC Acquisition).

   5. The Company's Current Report on Form 8-K, as amended, filed February 21, 1995 (relating to the NovaCare Rehabilitation Hospitals Acquisition).



   6. The Company's Current Report on Form 8-K filed August 15, 1995 (relating to the SHC Acquisition).

   7. The Company's Current Report on Form 8-K filed September 7, 1995 (relating to the acquisition of Sutter Surgery Centers, Inc.).

   All documents filed by HEALTHSOUTH pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus-Proxy Statement and prior to the Special Meeting shall be deemed to be incorporated by reference into this Prospectus-Proxy Statement and to be made a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for the purpose hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) is modified or superseded by such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded.

   All information contained in this Prospectus-Proxy Statement with respect to HEALTHSOUTH was supplied by HEALTHSOUTH, and all information contained in this Prospectus-Proxy Statement with respect to SSCI was supplied by SSCI. Although neither HEALTHSOUTH nor SSCI has actual knowledge that would indicate that any statements or information (including financial statements) relating to the other party contained herein are inaccurate or incomplete, neither HEALTHSOUTH nor SSCI warrants the accuracy or completeness of such statements or information as they relate to or were provided by the other party.

   No person is authorized to give any information or to make any representation not contained in this Prospectus-Proxy Statement, and, if given or made, such information or representation should not be relied upon as having been authorized. Neither the delivery of this Prospectus-Proxy Statement nor any distribution of the securities to which this Prospectus-Proxy Statement relates shall, under any circumstances, create any implication that there has been no change in the information concerning HEALTHSOUTH or SSCI contained in this Prospectus-Proxy Statement since the date of such information.

                              TABLE OF CONTENTS


                                                                           Page
                                                                           ----
AVAILABLE INFORMATION ...................................................     3
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE .......................     3
SUMMARY OF PROSPECTUS-PROXY STATEMENT ...................................     7
The Companies ...........................................................     7
Recent Developments .....................................................     7
The Special Meeting .....................................................     7
Vote Required ...........................................................     8
The Merger ..............................................................     8
Market and Market Prices ................................................    14
Operations and Management of HEALTHSOUTH After the Merger  ..............    15
COMPARATIVE PER SHARE INFORMATION .......................................    16
HEALTHSOUTH AND SSCI SELECTED PRO FORMA FINANCIAL INFORMATION
(Unaudited) .............................................................    17
THE SPECIAL MEETING .....................................................    18
General .................................................................    18
Date, Place and Time ....................................................    18
Record Date; Quorum .....................................................    18
Vote Required ...........................................................    18
Voting and Revocation of Proxies ........................................    18
Solicitation of Proxies .................................................    19
THE MERGER ..............................................................    20
Terms of the Merger .....................................................    20
Background of the Merger ................................................    21
Reasons for the Merger; Recommendation of SSCI...........................    22
Board of Directors ......................................................    22
Effective Time of the Merger ............................................    22
Exchange of Certificates ................................................    23
Conditions to the Merger ................................................    23
Regulatory Approvals ....................................................    24
Business Pending the Merger .............................................    25
Termination .............................................................    26
Indemnification .........................................................    26
Options..................................................................    27
Accounting Treatment ....................................................    27
Certain Federal Income Tax Consequences .................................    27
Resale of HEALTHSOUTH Common Stock by Affiliates ........................    29
Appraisal Rights ........................................................    29
Expenses ................................................................    31
NYSE Listing ............................................................    31
PRO FORMA CONDENSED FINANCIAL INFORMATION (Unaudited) ...................    32
SELECTED CONSOLIDATED FINANCIAL DATA-HEALTHSOUTH.........................    41
MANAGEMENTS' DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
OF OPERATIONS -- HEALTHSOUTH.............................................    42
General..................................................................    42
Results of Operations of HEALTHSOUTH.....................................    43
Liquidity and Capital Resources..........................................    47
BUSINESS OF HEALTHSOUTH .................................................    48
General..................................................................    48
Company Strategy.........................................................    48
Patient Care Services....................................................    49
Marketing of Facilities and Services.....................................    52

Sources of Revenues......................................................   53
Competition..............................................................   54
Regulation...............................................................   54
Insurance................................................................   58
Employees................................................................   58
Legal Proceedings........................................................   58
Properties...............................................................   59
MANAGEMENTS' DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
OF OPERATIONS -- SSCI....................................................   65
Business of SSCI.........................................................   66
Operations of SSCI Surgery Centers.......................................   66
Quality Assurance Controls...............................................   67
Marketing................................................................   68
Sources of Revenue.......................................................   68
Competition..............................................................   68
Properties...............................................................   68
Government Healthcare Regulation.........................................   69
Employees................................................................   71
Litigation...............................................................   72
DESCRIPTION OF CAPITAL STOCK OF HEALTHSOUTH..............................   72
Common Stock.............................................................   72
Fair Price Provision.....................................................   72
Section 203 of the DGCL..................................................   73
Preferred Stock..........................................................   73
Transfer Agent...........................................................   73
COMPARISON OF RIGHTS OF SSCI AND HEALTHSOUTH STOCKHOLDERS................   74
Classes and Series of Capital Stock......................................   74
Size and Election of the Board of Directors..............................   74
Removal of Directors.....................................................   75
Other Voting Rights......................................................   75
Dividends................................................................   75
Fair Price Provision.....................................................   75
Amendment or Repeal of the Certificate of Incorporation and Bylaws ......   76
Special Meetings of Stockholders.........................................   76
Compromise and Reorganization............................................   76
Liability of Directors...................................................   77
Indeminification of Directors and Officers...............................   77
OPERATIONS AND MANAGEMENT OF HEALTHSOUTH AFTER THE MERGER  ..............   78
Operations ..............................................................   78
Management ..............................................................   78
EXPERTS .................................................................   78
LEGAL MATTERS ...........................................................   78
INDEX TO FINANCIAL STATEMENTS ...........................................  F-1
ANNEXES: ................................................................
A. Plan and Agreement of Merger, dated as of August 23, 1995  ...........  A-1
B. Appraisal Rights--Section 262 of the Delaware General Corporation Law   B-1

                    SUMMARY OF PROSPECTUS-PROXY STATEMENT

   The following is a summary of certain information contained elsewhere in this Prospectus-Proxy Statement. Certain capitalized terms used in this Summary are defined elsewhere in this Prospectus-Proxy Statement. Reference is made to, and this Summary is qualified in its entirety by, the more detailed information contained in this Prospectus-Proxy Statement and in the Annex hereto.

The Companies

   HEALTHSOUTH. HEALTHSOUTH is the nation's largest provider of outpatient and rehabilitative healthcare services. It provides these services to its national network of outpatient and inpatient rehabilitation facilities, outpatient surgery centers, medical centers and other health care facilities. HEALTHSOUTH believes that it provides patients, physicians and payors with high-quality health care services at significantly lower costs than traditional inpatient hospitals. Additionally, HEALTHSOUTH's national network, reputation for quality and focus on outcomes has enabled it to secure contracts with national and regional managed care payors. At August 31, 1995, HEALTHSOUTH had over 500 patient care locations in 38 states, the District of Columbia and Ontario, Canada. See "BUSINESS OF HEALTHSOUTH".

   At June 30,  1995,  HEALTHSOUTH  had  consolidated  assets  of  approximately
$2,063,049,000   and   consolidated   stockholders'   equity  of   approximately
$518,132,000, and employed approximately 21,500 persons.

   HEALTHSOUTH  was  incorporated  under  the  laws of  Delaware  in  1984.  The
principal   executives   offices  are  located  at  Two  Perimeter  Park  South,
Birmingham, Alabama 35243 and its telephone number is (205) 967-7116.

   SSCI. At June 30, 1995, SSCI had consolidated assets of approximately $41,739,660 and consolidated stockholders' equity of approximately $14,871,046, and employed approximately 238 persons.

   SSCI was incorporated under the laws of Delaware in 1992. The principal executive offices of SSCI are located at 1201 Alhambra Boulevard, Suite 330, Sacramento, California 95816, and its telephone number is (916) 731-7830. See "BUSINESS OF SSCI".

   SSCI Acquisition Corporation. The Subsidiary is a direct, wholly-owned subsidiary of HEALTHSOUTH and has not engaged in any business activity unrelated to the Merger. The principal executive offices of the Subsidiary are located at Two Perimeter Park South, Birmingham, Alabama 35243, and its telephone number is
(205) 967-7116.

Recent Developments

   On September 8, 1995, HEALTHSOUTH filed a Registration Statement on Form S-3 with the Securities and Exchange Commission (the "SEC") for the issuance and sale of 13,000,000 shares of its Common Stock (plus up to an additional 1,950,000 shares of such HEALTHSOUTH Common Stock, in the event that the underwriters exercise an over-allotment option). The Registration Statement was declared effective on September 27, 1995, and it is anticipated that the offering will be consummated on October 3, 1995. The net proceeds of the offering, estimated to be $291,220,000 ($334,978,000 if the Underwriters' over-allotment option is exercised in full), will be used to reduce indebtedness under HEALTHSOUTH's $1,000,000,000 revolving credit facility.

The Special Meeting

   The Special Meeting of SSCI's stockholders to consider and vote on the Plan will be held on _______________, 1995, at _______________ ____.m., Pacific Time,
at the executive offices of SSCI at 1201 Alhambra Boulevard, Suite 330, Sacramento, California 95816. Only holders of record of SSCI

Shares at the close of business on __________, 1995 (the "Record Date"), will be entitled to notice of and to vote at the Special Meeting. At such date, there were outstanding and entitled to vote 19,615,443 shares of SSCI Common Stock. Each issued and outstanding SSCI Share is entitled to one vote on each matter to be presented at the Special Meeting. No meeting of HEALTHSOUTH's stockholders to consider and vote on the Plan is required or will be held.

   For additional information relating to the Special Meeting, see "THE SPECIAL MEETING".

Vote Required

   Approval and adoption of the Plan by the stockholders of SSCI requires the affirmative vote of a majority of the votes cast by the holders of SSCI Shares entitled to vote thereon. Approval and adoption of the Plan by the stockholders of HEALTHSOUTH is not required.

   As of the Record Date, EJ Financial Investments, L.P., a Delaware limited partnership ("EJ") and Sutter Ambulatory Care Corporation, a California nonprofit public benefit corporation ("SACC", and jointly with EJ, the
"Principal   Stockholders"),   collectively  owned  99.96%  of  the  issued  and
outstanding SSCI Common Stock. While each of the Principal Stockholders has agreed to be bound by the terms and conditions of the Plan, the Plan does not commit either of the Principal Stockholders to vote FOR the Plan.

   If, after all of the SSCI stockholders have received and had an opportunity to review this Prospectus-Proxy Statement, SSCI determines that the requisite percentage of the SSCI stockholders approve of the Merger and intend to vote FOR the Merger, it is possible that the stockholder vote required under the General Corporation Law of the State of Deleware (the "DGCL) to approve the Merger will be accomplished without a meeting by written action of the SSCI stockholders in accordance with Delaware law.

   See "THE SPECIAL MEETING--Vote Required", "THE MERGER--Conditions to the Merger" and "--Interests of Certain Persons in the Merger".

The Merger

   Terms of the Merger. SSCI will be acquired by HEALTHSOUTH pursuant to the Plan as follows: At the effective time of the Merger (the "Effective Time"), the Subsidiary will merge with and into SSCI with SSCI being the Surviving Corporation. The Certificate of Incorporation and Bylaws of the Subsidiary in effect at the Effective Time, as amended to the satisfaction of HEALTHSOUTH, will govern the Surviving Corporation until amended or repealed in accordance with applicable law. At the Effective Time, each issued and outstanding SSCI Share will be entitled to receive that number of whole shares of HEALTHSOUTH Common Stock that is equal to the number of Aggregate Buyer Shares (as hereinafter defined) divided by the number of Exchanging SSCI Shares, plus cash in lieu of fractional shares. As used herein, the term "Aggregate Buyer Shares" means 1,777,778 shares of HEALTHSOUTH Common Stock; provided, however, that in the event that the Average Closing Date Price (as hereinafter defined) shall be greater than $25.00, then the number of Aggregate Buyer Shares shall be equal to $44,444,450 divided by the Average Closing Date Price. As used herein, the term "Average Closing Date Price" shall mean the average of the daily closing prices for the shares of HEALTHSOUTH Common Stock for the 20 consecutive trading days on which such shares are actually traded (as reported on the New York Stock Exchange Composite Transaction Tape as reported in The Wall Street Journal, Eastern Edition, or if not reported thereby, any other authoritative source) ending at the close of trading on the third trading day immediately preceding the Closing Date. As used herein, the term "Exchanging SSCI Shares" shall mean all shares of SSCI Common Stock outstanding immediately prior to the Effective Time (other than SSCI Shares held in the treasury of SSCI immediately prior to the Effective Time, and SSCI Shares issued, outstanding and owned by HEALTHSOUTH or any of its wholly-owned subsidiaries immediately prior to the Effective
Time).

   There is no guarantee as to the value of the HEALTHSOUTH Common Stock that SSCI stockholders will receive; however, SSCI may terminate the Plan prior to the Effective Time if the Average Closing Date Price is less than $18.00.

   The following table sets forth the exchange ratio to be applied assuming various Average Closing Date Prices as set out in Column 1, with the resulting "value" to be received for each SSCI Share:



               Average                            "Value" to be
               Closing              Exchange    received for each
             Date Price              Ratio         SSCI Share
              (Col. 1)              (Col. 2)    (Col. 1 x Col. 2)
             ----------             --------     ---------------
          $17.00...........          .0906$          1.54
           18.00...........          .0906           1.63
           20.00...........          .0906           1.81
           22.00...........          .0906           1.99
           25.00...........          .0906           2.27
           28.00...........          .0809           2.27 (1)
           30.00...........          .0755           2.27 (1)
_________

(1) If the Average Closing Date Price is higher than $25.00, the number of shares of HEALTHSOUTH Common Stock to be issued in the Merger shall be determined by dividing $44,444,450 by the Average Closing Date Price.



   The holder of an outstanding option (an "Option") to purchase SSCI Shares shall receive an option to purchase shares of HEALTHSOUTH Common Stock (such exchanged Options are hereinafter referred to as "Exchanged Options"). The number of shares of HEALTHSOUTH Common Stock subject to each such Exchanged Option shall be determined based upon the same exchange ratio as that established for the SSCI Shares.

   The number of shares of HEALTHSOUTH Common Stock which would have been issued with respect to Dissenting Shares shall not be issued as part of the Merger Consideration. As used herein, "Dissenting Shares" shall mean SSCI Shares outstanding at the Effective Time which are held by a holder (if any) who shall not have voted in favor of the Plan and who properly demands to be paid the fair cash value for such shares in accordance with Section 262 of the DGCL. See "THE MERGER" and "DESCRIPTION OF CAPITAL STOCK OF HEALTHSOUTH".



   After consummation of the Merger, SSCI will operate under such name as HEALTHSOUTH shall designate, other than the one using the word "Sutter" or any variation thereof (the "Surviving Corporation"). No material disposition or restructuring of either HEALTHSOUTH or SSCI or any material part thereof is contemplated as a result of the Merger. See "OPERATIONS AND MANAGEMENT OF HEALTHSOUTH AFTER THE MERGER".

   Recommendation of the Board of Directors of SSCI. The Board of Directors of SSCI has approved the Plan, and recommends a vote FOR the Plan. SSCI's Board of Directors believes the Plan is fair to and in the best interests of the stockholders of SSCI.

   The Board of Directors of SSCI believes that the Merger is desirable for the following reasons, among others:

   (i) The terms and conditions of the proposed Merger, including the value of the consideration to be received by the stockholders of SSCI and the fact that the Merger is expected to be treated as a tax-free reorganization.

   (ii) The opportunity for holders of SSCI Shares to receive shares of HEALTHSOUTH Common Stock following the Merger.

   (iii) The business reputation and capabilities of HEALTHSOUTH and its management, HEALTHSOUTH's financial strength, prospects, market position and strategic objectives, and the liquidity and historical performance of HEALTHSOUTH Common Stock.

   (iv) The perceived strengths of SSCI and HEALTHSOUTH combined, including the potential developments and information that are expected to be shared between the two companies after the Merger is consummated, and the belief of the directors that SSCI could be integrated into HEALTHSOUTH without disrupting or adversely affecting the business of HEALTHSOUTH or SSCI.

   (v) The likelihood that the Merger will be consummated.

   On August 29, 1995, the HEALTHSOUTH Board of Directors ratified the execution of the Plan. The Merger will become effective upon the filing of a Certificate of Merger by the Subsidiary and SSCI under the DGCL, or at such later time as may be specified in such Certificate of Merger. The Plan requires that these filings be made, subject to satisfaction of the separate conditions to the obligations of each party to consummate the Merger, as soon as practicable after the Closing Date, or at such other time as may be agreed by HEALTHSOUTH and SSCI. It is presently anticipated that such filing will be made immediately after the Special Meeting on __________, 1995, and that the Effective Time will occur upon such filing, although there can be no assurance as to whether or when the Merger will occur. The HEALTHSOUTH Board of Directors believes that the Merger is desirable for the following reasons, among others: (i) the Merger will expand HEALTHSOUTH's network of outpatient surgery centers and enhance its position as a leading provider of outpatient surgery services; (ii) HEALTHSOUTH's belief that its existing managed care relationships and national network would significantly enhance SSCI's patient volume and make SSCI more competitive in its markets; (iii) HEALTHSOUTH's belief that there is a natural strategic fit between HEALTHSOUTH and SSCI in view of the large number of surgical patients who require rehabilitative healthcare services; and (iv) HEALTHSOUTH's belief that significant operating synergies would exist in the areas of cost of capital, purchasing power and overhead reductions.

   See "THE MERGER--Reasons for the Merger; Recommendation of SSCI's Board of Directors" and "--Effective Time of the Merger".

   Effective Time of the Merger. The Merger will become effective upon the filing of a Certificate of Merger by the Subsidiary and SSCI under the DGCL, or at such later time as may be specified in such Certificate of Merger. The Plan requires that these filings be made, subject to satisfaction of the separate conditions to the obligations of each party to consummate the Merger, as soon as practicable on or after the Closing Date, or at such other time as may be agreed by HEALTHSOUTH and SSCI. See "THE MERGER--Effective Time of the Merger".

   Exchange of Certificates. As soon as reasonably practicable on or after the Effective Time, transmittal materials will be provided to each holder of record of SSCI Shares for use in exchanging such holder's stock certificates for certificates evidencing shares of HEALTHSOUTH Common Stock and for receiving cash in lieu of fractional shares and any dividends or other distributions to which such holder is entitled as a result of the Merger. Notwithstanding the foregoing, to the extent practicable, arrangements will be made to effect the exchange of certificates directly between HEALTHSOUTH and the holders of SSCI Shares on the Closing Date. See "THE MERGER--Exchange of Certificates".

   Conditions to the Merger. The obligation of HEALTHSOUTH and the Subsidiary to consummate the Merger is subject to, among others, the following conditions: (i) the representations and warranties of SSCI set forth in the Plan shall be true and correct as of the dates specified in the Plan; (ii) SSCI shall, in all material respects, have performed all of its obligations and agreements and complied with all of its covenants contained in the Plan which are required to be performed or complied with on or prior to the Closing Date; (iii) SSCI shall have obtained consents under the contracts identified on the Disclosure Schedule to the Plan as requiring consents prior to consummation of the Merger, or, at HEALTHSOUTH's option, HEALTHSOUTH shall have obtained new contracts which permit the continued use or supply of the products or services provided for by such contracts following the Merger; (iv) except as listed in the Disclosure Schedule to the Plan, since December 31, 1994, there shall not have been any material adverse change in the business of SSCI (other than as a result of changes in conditions, including economic or political developments, applicable to the business of healthcare generally or the operation of outpatient surgical centers in particular); (v) the holders of SSCI Common Stock shall have approved the Plan and the Merger and any other matters submitted to them in accordance with the provisions of the Plan; (vi) the promissory notes given by the Principal Stockholders of SSCI shall have been renewed on such terms and conditions as each of such stockholders and HEALTHSOUTH shall mutually agree to, provided that Ernst & Young LLP shall have advised HEALTHSOUTH and SSCI that the renewal of such promissory notes shall not disqualify the Merger for "pooling-of-interests" accounting treatment; (vii) title policies for certain real property shall have been delivered to HEALTHSOUTH; and (viii) HEALTHSOUTH shall have received the opinion of counsel to SSCI with respect to certain matters.

   The obligation of SSCI to consummate the Merger is subject to, among others, the following conditions: (i) the representations and warranties of HEALTHSOUTH and the Subsidiary set forth in the Plan shall be true and correct as of the dates specified in the Plan; (ii) HEALTHSOUTH shall, in all material respects, have performed all of its obligations and agreements and complied with all of its covenants contained in the Plan which are required to be performed or complied with on or prior to the Closing Date; (iii) there shall have been no material adverse change in the business properties, operations or financial condition of HEALTHSOUTH; and (iv) SSCI shall have received the opinion of counsel to HEALTHSOUTH and the Subsidiary with respect to certain matters.



   The obligation of each of HEALTHSOUTH, the Subsidiary and SSCI to consummate the Merger is subject to certain additional conditions, including the following:
(i) no federal or state court shall have entered an injunction or similar order enjoining consummation of the transactions provided for in the Plan, and no action or proceeding shall have been threatened or instituted and remain pending by any governmental agency to restrain or prohibit the transactions contemplated by the Plan, nor shall any governmental agency have notified any party to the Plan that consummation of the contemplated transactions would constitute a violation of the laws of the United States and that it intends to commence proceedings to restrain the consummation of the contemplated transactions unless such agency shall have withdrawn such notice prior to the Effective Time; (ii) no statute, rule or regulation shall have been enacted by the government of the United States or any state, municipality or other political subdivision thereof that makes the consummation of the Merger or any other transaction contemplated by the Plan illegal; (iii) the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") shall have expired or shall have been terminated; (iv) the Registration Statement of which this Prospectus-Proxy Statement is a part shall have been declared effective and no stop order with respect thereto shall be in effect; and (v) HEALTHSOUTH and SSCI shall have receive letters from Ernst & Young LLP to the effect that the Merger shall qualify for "pooling-of-interests" accounting treatment. See "THE MERGER--Conditions to the Merger".

   Regulatory Approvals. The HSR Act provides that certain business mergers (including the Merger) may not be consummated until certain information has been furnished to the Department of Justice (the "DOJ") and the Federal Trade Commission (the "FTC") and certain waiting period requirements have been satisfied. As of September 21, 1995, HEALTHSOUTH and SSCI had completed their respective filings with the DOJ and the FTC with respect to the Plan. Under the HSR Act, the filings commenced a 30-day waiting period during which the Merger cannot be consummated, which waiting period expires on October 21, 1995, unless extended by a request for additional information. Notwithstanding the expiration of the HSR Act waiting period, at any time before or after the Effective Time, the FTC, the DOJ or others could take action under the antitrust laws, including seeking to enjoin the consummation of the Merger or seeking the divestiture by HEALTHSOUTH of all or any part of the stock or assets of SSCI. There can be no assurance that a challenge to the Merger on antitrust grounds will not be made or, if such a challenge is made, that it would not be successful.

   Business Pending the Merger. The Plan provides that, until the Effective Time, except as provided in the Plan, HEALTHSOUTH and SSCI will conduct their respective businesses in the usual, regular and ordinary course in substantially the same manner as previously conducted, and SSCI will use all reasonable efforts to preserve intact its present business organization, maintain its rights and franchises and preserve its relationships with customers, suppliers and others having business dealings with it. See "THE MERGER--Business Pending the Merger".

   Termination. The Plan may be terminated at any time prior to the Effective Time, whether before or after approval of the Plan by the stockholders of SSCI:
(i) by mutual written consent of HEALTHSOUTH and SSCI; (ii) by SSCI, if the Average Closing Date Price is less than $18.00; (iii) by SSCI or HEALTHSOUTH, if, without any fault of the Terminating Party, the Effective Time shall not have occurred on or before November 30, 1995, or such later date as may be approved in writing by HEALTHSOUTH and SSCI; or (iv) by HEALTHSOUTH or SSCI if any court of competent jurisdiction or other governmental entity shall have issued, enacted, entered, promulgated or enforced, an order, judgment, injunction, restraining order, decree or ruling or taken any other action permanently enjoining, restraining, or otherwise prohibiting the Merger. If such judgment, order, decree, injunction, restraining order, rule or other action shall have become final and non-appealable. If the Plan is terminated for any of the reasons set forth above, then it shall become void and have no effect, without liability of any party to the other; provided, that if such termination results from the willful failure of any party to fulfill a condition to the performance of the obligations of the other party, failure to perform covenants of the Plan or breach by either party of any representation or warranty or agreement contained in the Plan in a willful or grossly negligent manner, then such party shall be fully liable for any and all losses incurred or suffered by the other party as a result of such failure or breach.



   Indemnification. The Plan provides that the Principal Stockholders of SSCI shall jointly indemnify HEALTHSOUTH and the Subsidiary, and their respective officers, directors, employees and representatives against, and hold them harmless from, all losses, claims and expenses incurred by them as a result of
(i) any misrepresentation by SSCI in the Plan, (ii) any breach or failure by SSCI to perform any agreement or covenant in the Plan, or (iii) any breach of any warranty made by SSCI in the Plan; provided, however, that such Principal Stockholders shall not be so liable unless and only to the extent that the aggregate amount of losses incurred exceeds $1,000,000. In no event shall the aggregate obligation of the Principal Stockholders exceed $8,000,000. No claim for indemnification shall be made unless it, individually, exceeds $50,000. The Plan also contains provisions requiring HEALTHSOUTH to indemnify the Principal Stockholders against losses incurred as a result of the same misrepresentations and breaches by HEALTHSOUTH, and subject to the same quantitative limitations as those applicable to the Principal Stockholders.

   Options. Under the terms of the Plan, each holder of an outstanding Option to purchase SSCI Shares shall receive an option to purchase shares of HEALTHSOUTH Common Stock (such exchanged options being referred to as "Exchanged Options"). The number of shares of HEALTHSOUTH Common Stock subject to each such Exchanged Option shall be determined based upon the same exchange ratio as that established for the SSCI Shares.

   As of the Record Date, the following directors and executive officers of SSCI held Options to acquire the number of SSCI Shares indicated in the following table, which Options, assuming an exchange ratio of .0906, would entitle the holder to acquire the number of shares of HEALTHSOUTH Common Stock set forth below:

                                                                                      Number of
                                                                                     HEALTHSOUTH
                                                        Number of SSCI            Shares Subject to
                                                       Shares Subject to              Exchanged
Name and Principal Position                               Options(1)                  Options(1)
----------------------------                             ----------                   ----------
Marc D. Jang, Vice President -- Finance................    100,000                        9,060
Marc Jones, Vice President -- Operations...............    300,000                       27,180
John N. Kapoor, Ph.D., Chairman of the Board ..........     30,000                        2,718
Timothy R. Kelly, Director.............................     55,000                        4,983
Neil Pennington, Director..............................     30,000                        2,718
Harold Ray, Director...................................     30,000                        2,718
August A. Saibeni, President and Chief Executive
Officer and Director...................................  1,031,992                       93,498
All directors and officers as a group (7 persons)......  1,576,992                      142,875

________

(1) Includes vested and unvested options.

   Accounting Treatment. It is intended that the Merger will be accounted for as a pooling of interests. It is a condition to the consummation of the Merger that HEALTHSOUTH and SSCI receive letters from Ernst & Young LLP, which acts as independent auditors for both parties, to the effect that the Merger shall be accounted for as a pooling of interests. See "THE MERGER--Accounting Treatment" and "PRO FORMA CONDENSED FINANCIAL INFORMATION".

   Certain Federal Income Tax Consequences. The Merger is intended to qualify as a reorganization within the meaning of the Code. If the Merger so qualifies, no gain or loss will be recognized by holders of SSCI Shares upon their receipt of HEALTHSOUTH Common Stock in exchange for their SSCI Shares, except with respect to cash received in lieu of fractional shares. The obligation of SSCI and HEALTHSOUTH to consummate the Merger is conditioned upon their receipt of opinions from their respective counsel to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. Each holder of SSCI Shares and Options is urged to consult his or her own personal tax and financial advisors concerning the federal income tax consequences of the Merger, as well as any applicable state, local or foreign or other tax consequences, based upon such holder's own particular facts and circumstances. See "THE MERGER--Certain Federal Income Tax Consequences".



   Resale Restrictions. All shares of HEALTHSOUTH Common Stock received by SSCI stockholders in the Merger will be freely transferable, except that shares of HEALTHSOUTH Common Stock received by persons who are deemed to be "affiliates" (as such term is defined under the Securities Act) of SSCI or HEALTHSOUTH at the time of the Special Meeting may be resold by them only in certain permitted circumstances, and in no event until financial results covering at least 30 days of combined operations have been published following the Effective Time, so as to ensure that the Merger qualifies as a pooling of interests for accounting purposes. HEALTHSOUTH has agreed to publish such results within 15 days after the end of the first calendar month following at least 30 days after the Closing Date. See "THE MERGER--Resale of HEALTHSOUTH Common Stock by Affiliates".

   Appraisal Rights. Holders of SSCI Common Stock have the right to dissent from the Merger and, if the Merger is consummated, to receive payment of the fair value of their shares (determined in accordance with the DGCL) upon compliance with the provisions of Section 262 of the DGCL, a copy of which is attached to this Prospectus-Proxy Statement as Annex B and is incorporated herein by reference. See "THE MERGER--Appraisal Rights".

   NYSE Listing. A listing application will be filed prior to the Closing Date with the NYSE to list the shares of HEALTHSOUTH Common Stock to be issued in the Merger to the SSCI stockholders and holders of Exchanged Options. Although no assurance can be given that the NYSE will accept the shares of HEALTHSOUTH Common Stock so issued for listing, HEALTHSOUTH and SSCI anticipate that these shares will be listed. It is a condition to the obligation of HEALTHSOUTH, the Subsidiary and SSCI to consummate the Merger that such shares of HEALTHSOUTH Common Stock be timely accepted for listing on the NYSE prior to the Effective Time. See "THE MERGER--NYSE Listing".

Market and Market Prices

   HEALTHSOUTH Common Stock is listed under the symbol HRC on the NYSE. Set forth below are the closing prices per share of HEALTHSOUTH Common Stock on the NYSE on (i) August 22, 1995, the last business day preceding public announcement of the Merger, and (ii) September 27, 1995:

                          Market Price Per Share of
Date                      HEALTHSOUTH Common Stock
-----                     -------------------------
August 22, 1995 ...........      $22.63
September 27, 1995 ........       23.25




   The following table sets forth certain information as to the high and low reported sale prices per share of HEALTHSOUTH Common Stock for the calendar quarters indicated. There is no public market for the SSCI Shares. The prices for HEALTHSOUTH Common Stock are as reported on the NYSE Composite Transactions Tape. Neither HEALTHSOUTH nor SSCI has ever paid dividends on its capital stock, and HEALTHSOUTH does not anticipate the payment of dividends in the foreseeable future.



                                               HEALTHSOUTH
                                               Common Stock
                                           -------------------
                                               High     Low
                                              -----     -----
1992
First Quarter......................        $   18.56  $ 12.00
Second Quarter.....................            12.75     7.63
Third Quarter......................            12.63     9.13
Fourth Quarter.....................            13.25     8.00

1993
First Quarter......................        $   13.19  $  7.13
Second Quarter.....................             9.32     6.50
Third Quarter......................             8.38     6.07
Fourth Quarter.....................            12.82     7.63

1994
First Quarter......................        $   16.13  $ 11.69
Second Quarter.....................            17.32    12.63
Third Quarter......................            19.69    12.88
Fourth Quarter.....................            19.32    16.13

1995
First Quarter......................        $   20.44  $ 18.06
Second Quarter ....................            21.63    16.32
Third Quarter (through September
27) ...............................            24.50    17.25

   As of September 27, 1995, there were approximately 1,615 record holders of HEALTHSOUTH Common Stock. As of the Record Date, there were four record holders of SSCI Common Stock.

   Stockholders of SSCI are advised to obtain current market quotations for HEALTHSOUTH Common Stock. No assurance can be given as to the market price of HEALTHSOUTH Common Stock at the Effective Time or at any other time.

Operations and Management of HEALTHSOUTH After the Merger

   Pursuant to the Plan, following the Effective Time, SSCI will be a wholly-owned subsidiary of HEALTHSOUTH and all of SSCI's subsidiaries will be indirect subsidiaries of HEALTHSOUTH. HEALTHSOUTH will continue its operations as prior to the Merger and will be managed by the same board of directors and executive officers. See "OPERATIONS AND MANAGEMENT OF HEALTHSOUTH AFTER THE MERGER".

                      COMPARATIVE PER SHARE INFORMATION

   The following summary presents selected comparative per share information for
(i) HEALTHSOUTH on a historical basis in comparison with pro forma information giving effect to the Merger on a pooling-of-interests basis, and (ii) SSCI on a historical basis in comparison with its pro forma equivalent information after giving effect to the Merger, including the receipt of a fraction of a share of HEALTHSOUTH Common Stock for each SSCI Share in accordance with the Exchange Ratio. The pro forma financial information should be read in conjunction with the historical consolidated financial statements of HEALTHSOUTH and SSCI and the related notes thereto, and in conjunction with the unaudited pro forma financial information appearing elsewhere in this Prospectus-Joint Proxy Statement.

   Neither HEALTHSOUTH nor SSCI has paid cash dividends since inception. It is anticipated that HEALTHSOUTH will retain all earnings for use in the expansion of the business and therefore does not anticipate paying any cash dividends in the foreseeable future. The payment of future dividends will be at the discretion of the Board of Directors of HEALTHSOUTH and will depend, among other things, upon HEALTHSOUTH's earnings, capital requirements, financial condition and debt covenants.

   The following information is not necessarily indicative of the combined results of operations or combined financial position that would have resulted had the Merger been consummated at the beginning of the periods indicated, nor is it necessarily indicative of the combined reults of operations in future periods or future combined financial position.

                                                                         Six Months Ended
                                             Year Ended December 31,         June 30,
                                            -------------------------   ------------------
                                            1992       1993    1994(4)     1994  1995(4)
                                            ----       ----    ------      ----  ------
Net income (loss) per common share: ......

HEALTHSOUTH ..............................
Historical (primary) (1) .................  $0.47      $0.22    $ 0.59    $0.35  $0.20
Historical (fully diluted) (1) (2)  ......    N/A        N/A      0.59      N/A    N/A
Pro forma combined (primary) (1)  ........  $0.46      $0.22    $ 0.58    $0.35  $0.20
Pro forma combined (fully diluted)
(1) (2) ..................................    N/A        N/A      0.58      N/A    N/A

SSCI .....................................
Historical (primary) ..................... $(0.01)    $ 0.01    $ 0.03    $0.02  $0.03
Pro forma equivalent (primary) (3)  ......  (0.04)      0.02      0.05     0.03   0.02
Pro forma equivalent (fully diluted) (3)      N/A        N/A      0.05      N/A    N/A

                                                                              At June 30,
                                                                                1995
                                                                               --------
Stockholders' equity per common share:
HEALTHSOUTH -- historical .............                                       $   5.94
HEALTHSOUTH -- pro forma combined  ....                                           5.97
SSCI -- historical ....................                                           0.76
SSCI -- pro forma equivalent (3)  .....                                           0.54

___________

(1) Adjusted to reflect a two-for-one stock split effected in the form of a 100% stock dividend paid on April 17, 1995.

(2) Fully diluted earnings per share in 1994 reflect shares reserved for issuance upon exercise of dilutive stock options and shares reserved for issuance upon conversion of HEALTHSOUTH's 5% Convertible Subordinated Debentures Due 2001.

(3) SSCI pro forma equivalent per share data have been calculated by multiplying the pro forma HEALTHSOUTH amounts by an assumed exchange ratio of .0906, which is the exchange ratio which would be in effect if the Average Closing Date Price were not greater than $25.00 per share.

(4) Gives effect to the Novacare Rehabilitation Hospitals Acquisition as if the purchase had occurred at the beginning of the period. See "PRO FORMA CONDENSED FINANCIAL INFORMATION".

                            HEALTHSOUTH's and SSCI's
             SELECTED PRO FORMA FINANCIAL INFORMATION (Unaudited)

   The following selected pro forma financial information for the combined Companies gives effect to the Merger as a pooling of interests. All of the following selected pro forma financial information should be read in conjunction with the pro forma financial information, including the notes thereto, appearing elsewhere in this Prospectus Proxy Statement. See "PRO FORMA CONDENSED FINANCIAL INFORMATION". The pro forma financial information set forth in this Prospectus Proxy Statement is not necessarily indicative of the results that actually would have occurred had the Merger been consummated on the dates indicated or that may be obtained in the future.

                                                                                        Six Months Ended
                                                  Year Ended December 31,                   June 30,
                                             ----------------------------------     ----------------------
                                               1992(1)     1993       1994(5)         1994       1995(5)
                                             --------    --------    --------       --------    ----------
                                                        (In thousands, except per share data)
Income Statement Data (1):
Revenues ...............................  $503,657    $678,425    $1,424,971    $   603,313     $777,197
Operating expenses: ....................
Operating units.........................   373,984     486,546     1,046,672        449,379      557,079
Corporate general and administrative ...    17,354      26,593        48,606         20,602       21,017
Provision for doubtful accounts.........    13,431      17,947        28,915         12,394       16,781
Depreciation and amortization...........    30,019      47,827       101,954         38,254       59,922
Interest expense........................    12,667      19,107        88,070         27,720       50,430
Interest income.........................    (5,434)     (4,352)       (4,566)        (1,839)      (2,96)
Terminated merger expense...............     3,665          --            --             --           --
Merger expenses.........................        --         333         6,520          3,397       29,194
NME Selected Hospitals Acquisition
related expense.........................        --      49,742            --             --           --
Gain on sale of partnership interest ...        --      (1,400)        --             --           --
Loss on impairment of assets............        --          --        10,500             --       11,192
Loss on abandonment of computer
project.................................        --          --         4,500             --           --
                                           445,686     642,343     1,331,171        549,907      742,651
Income before income taxes and minority
interests...............................    57,971      36,082        93,800         53,406       34,546
Provision for income taxes..............    18,842      12,062        34,474         19,513       11,139
                                            39,129      24,020        59,326         33,893       23,407
Minority interests......................     4,430       6,684         9,309          4,244        5,620
Net income .............................  $ 34,699    $ 17,336    $   50,017    $    29,649     $ 17,787
Weighted average common and common
equivalent shares outstanding (2) ......    75,990      79,483        86,462         85,750       89,023
Net income per common and common
equivalent share (2) ...................  $   0.46    $   0.22    $     0.58    $      0.35     $   0.20
Net income per common share-- assuming
full dilution(2)(3).....................       N/A         N/A    $     0.58            N/A          N/A

                                         December 31,
                                -----------------------------           June 30,
                                   1992     1993      1994                1995
                                --------- --------   --------          ----------
Balance Sheet Data (1):
Cash and marketable securities   $ 113,268   $   94,084   $   90,066   $   80,665
Working capital ...............    210,217      216,670      236,876      289,448
Total assets ..................    818,089    1,487,772    1,778,939    2,104,789
Long-term debt (4) ............    343,477      906,972    1,052,064    1,375,392
Stockholders' equity ..........    312,041      431,811      504,223      531,173
_________

(1) In addition to SSCI, reflects the combination of HEALTHSOUTH, ReLife, Inc. ("ReLife") and Surgical Health Corporation ("SHC") for all periods presented, as HEALTHSOUTH acquired ReLife in December 1994 and SHC in June 1995 in transactions accounted for as poolings of interests.

(2) Adjusted to reflect a two-for-one stock split effected in the form of a 100% stock dividend paid on April 17, 1995.

(3) Fully-diluted earnings per share in 1994 reflects shares reserved for issuance upon conversion of HEALTHSOUTH's 5% Convertible Subordinated Debentures Due 2001.

(4) Includes current portion of long-term debt.

(5) Gives effect to the NocaCare Rehabilitation Hospitals Aquisition as if the purchase had occurred at the beginning of the period. See "PRO FORMA CONDENSED FINANCIAL INFORMATION"

                             THE SPECIAL MEETING

General

   This Prospectus-Proxy Statement is being furnished to holders of SSCI Shares in connection with the solicitation of proxies by the Board of Directors of SSCI for use at the Special Meeting to consider and vote upon the approval of the Plan and to transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof. Each copy of this Prospectus-Proxy Statement mailed or delivered to holders of SSCI Shares is accompanied by a form of Proxy for use at the Special Meeting.

   This Prospectus-Proxy Statement is also furnished to SSCI stockholders as a Prospectus in connection with the issuance to them of the shares of HEALTHSOUTH Common Stock upon consummation of the Merger.

Date, Place and Time

   The Special Meeting will be held at the principal executive offices of SSCI, 1201 Alhambra Boulevard, Suite 330, Sacramento, California 95816 on __________, 1995, at _____ ____.m. Pacific Time.

Record Date; Quorum

   The Board of Directors of SSCI has fixed the close of business on __________, 1995, as the Record Date for the determination of the holders of SSCI Shares entitled to receive notice of and to vote at the Special Meeting. The presence, in person or by Proxy, of the holders of SSCI Shares entitled to cast a majority of the votes entitled to be cast at the Special Meeting will constitute a quorum at the Special Meeting.

Vote Required

   As of the Record Date, there were outstanding and entitled to vote 19,615,443 shares of SSCI Common Stock. Each share of SSCI Common Stock is entitled to one vote on each matter that comes before the Special Meeting.

   The affirmative vote of the holders of shares of SSCI Shares entitled to cast a majority of the votes entitled to be cast by the holders of record of the SSCI Common Stock is required to approve and adopt the Plan. Accordingly, approval of the Plan will require the affirmative vote of the holders of 9,807,722 shares of SSCI Common Stock.

   If, after all of the SSCI stockholders have received and had an opportunity to review this Prospectus-Proxy Statement, SSCI determines that all of the SSCI stockholders approve of the Merger and intend to vote FOR the Merger, it is possible that the stockholder vote required under the DGCL to approve the Merger will be accomplished without a meeting by written action of the SSCI stockholders sufficient under Delaware law to authorize and approve the transaction.

   As of the Record Date, EJ Financial Investments, L.P., a Delaware limited partnership ("EJ") and Sutter Ambulatory Care Corporation, a California nonprofit public benefit corporation ("SACC", and jointly with EJ, the
"Principal   Stockholders"),   collectively  owned  99.96%  of  the  issued  and
outstanding SSCI Common Stock. While each of the Principal Stockholders has agreed to be bound by the terms and conditions of the Plan, the Plan does not commit either of the Principal Stockholders to vote FOR the Plan.

Voting and Revocation of Proxies

   Shares of SSCI Common Stock represented by a Proxy properly signed and received at or prior to the Special Meeting, unless subsequently revoked, will be voted in accordance with the instructions thereon. If a Proxy is properly executed and returned without indicating any voting instructions, shares of SSCI Common Stock represented by the Proxy will be voted FOR approval and adoption of the Plan. Any Proxy given pursuant to the solicitation may be revoked by the person giving it at any time before the Proxy is voted by the filing of an instrument revoking it or of a duly executed Proxy bearing a later date with the Secretary of SSCI prior to or at the Special Meeting, or by voting in person at the Special Meeting. Attendance at the Special Meeting will not in and of itself constitute a revocation of a Proxy. Only votes cast FOR approval of the Plan or other matters constitute affirmative votes. Abstentions and votes that are withheld will, therefore, have the same effect as negative votes AGAINST approval of the Plan.

   The Board of Directors of SSCI is not aware of any business to be acted upon at the Special Meeting other than as described herein. If, however, other matters are properly brought before the Special Meeting, or any adjournments or postponements thereof, the persons appointed as proxies will have discretion to vote or act thereon according to their best judgment and subject to applicable rules of the SEC.

Solicitation of Proxies

   In addition to solicitation by mail, directors, officers and employees of SSCI, who will not be specifically compensated for such services, may solicit proxies from the stockholders of SSCI personally or by telephone or telegram or other forms of communication. Except as otherwise provided in the Plan, SSCI will bear its own expenses in connection with the solicitation of proxies for the Special Meeting. See "THE MERGER--Expenses".

   SSCI STOCKHOLDERS SHOULD NOT SEND STOCK CERTIFICATES WITH THEIR PROXY CARDS. THE PROCEDURE FOR THE EXCHANGE OF SHARES AFTER THE MERGER IS CONSUMMATED IS SET FORTH IN THIS PROSPECTUS-PROXY STATEMENT. SEE "THE MERGER--Exchange of Certificates".

                                  THE MERGER

   The description of the Merger contained in this Prospectus-Proxy Statement summarizes the principal provisions of the Plan; it is not complete and is qualified in its entirety by reference to the Plan, the full text of which is attached hereto as Annex A. All SSCI stockholders are urged to read Annex A in its entirety.

Terms of the Merger

   The acquisition of SSCI by HEALTHSOUTH will be effected by means of the merger of SSCI with and into the Subsidiary, with SSCI being the surviving corporation (the "Surviving Corporation"). The Certificate of Incorporation and the Bylaws of the Subsidiary in effect at the Effective Time will govern the Surviving Corporation until amended or repealed in accordance with applicable law. At the Effective Time, SSCI shall continue as the Surviving Corporation under such name as HEALTHSOUTH shall designate, other than one using the word "Sutter" or any variation thereof.

   At the Effective Time, each issued and outstanding SSCI Share will be canceled and the holder of such share or fraction thereof will be entitled to receive that number of whole shares of HEALTHSOUTH Common Stock that is equal to the number of Aggregate Buyer Shares (as hereinafter defined) divided by the number of Exchanging SSCI Shares (as hereinafter defined), plus cash in lieu of fractional shares. As used herein, the term "Aggregate Buyer Shares" means 1,777,778 shares of HEALTHSOUTH Common Stock; provided, however, that in the event that the Average Closing Date Price (as hereinafter defined) shall be greater than $25.00, then the number of Aggregate Buyer Shares shall be equal to $44,444,450 divided by the Average Closing Date Price. As used herein, the term "Average Closing Date Price" shall mean the average of the daily closing prices for the shares of HEALTHSOUTH Common Stock for the 20 consecutive trading days on which such shares are actually traded (as reported on the New York Stock Exchange Composite Transaction Tape as reported in The Wall Street Journal, Eastern Edition, or if not reported thereby, any other authoritative source) ending at the close of trading on the third trading day immediately preceding the Closing Date. As used herein, the term "Exchanging SSCI shares" shall mean all shares of SSCI Common Stock outstanding immediately prior to the Effective Time (other than SSCI Shares held in the treasury of SSCI immediately prior to the Effective Time, and SSCI Shares issued, outstanding and owned by HEALTHSOUTH or any of its wholly-owned subsidiaries immediately prior to the Effective
Time).

   The following table indicates the exchange ratio assuming various Average Closing Date Prices, with the resulting "value" to be received for each SSCI share.


               Average                            "Value" to be
               Closing              Exchange    received for each
             Date Price              Ratio         SSCI Share
              (Col. 1)              (Col. 2)    (Col. 1 x Col. 2)
             ----------             --------     ---------------
          $17.00...........          .0906        $  1.54
           18.00...........          .0906           1.63
           20.00...........          .0906           1.81
           22.00...........          .0906           1.99
           25.00...........          .0906           2.27
           28.00...........          .0809           2.27 (1)
           30.00...........          .0755           2.27 (1)

_________

(1) If the Average Closing Date Price is higher than $25.00, the number of shares of HEALTHSOUTH Common Stock to be issued in the Merger shall be determined by dividing $44,444,450 by the Average Closing Date Price.

   As of the Effective Time, all such SSCI Shares shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing such shares shall cease to have any rights with respect thereto, except the right to receive a fraction of a share of HEALTHSOUTH Common Stock, cash (without interest) in lieu of fractional shares and any divi dends or other distributions to which such holder is entitled as a result of the Merger. Each SSCI Share that is owned by SSCI shall automatically be canceled and retired and shall cease to exist, and none of the HEALTHSOUTH Common Stock, fractional shares, cash or other consideration shall be delivered in exchange therefor.

   Notwithstanding the foregoing, SSCI Shares outstanding immediately prior to the Effective Time held by a SSCI stockholder who is entitled to demand, and who properly demands, appraisal for such shares in accordance with Section 262 of the DGCL shall not be converted into a right to receive a fraction of a share of HEALTHSOUTH Common Stock, as set forth hereinabove, unless such stockholder fails to perfect or otherwise loses his right to appraisal, if any. If, after the Effective Time, such stockholder fails to perfect or loses any such right to appraisal, such shares shall be treated as if they had been converted as of the Effective Time into the right to receive a fraction of a share of HEALTHSOUTH Common Stock, cash in lieu of fractional shares of HEALTHSOUTH Common Stock and any dividends or distributions to which such holder is entitled as a result of the Merger, as set forth hereinabove. See "Appraisal Rights".



   Based upon the number of shares of HEALTHSOUTH Common Stock outstanding and reserved for issuance upon exercise of options and convertible securities as of the Record Date, the stockholders of SSCI will receive approximately 1.5% of the outstanding shares of HEALTHSOUTH Common Stock anticipated to be outstanding immediately after the Effective Time.

Background of the Merger

   In October 1994, Mr. August A. Saibeni, President and Chief Executive Officer of SSCI, met with Dr. John N. Kapoor, Chairman of the SSCI Board of Directors and general partner of the majority stockholder of SSCI, to discuss SSCI's strategic alternatives for maximizing stockholder value. As a result of their meeting, Mr. Saibeni and Dr. Kapoor concluded that the best way to maximize stockholder value was to sell SSCI. At a February 28, 1995 Board of Directors meeting, Mr. Saibeni and Dr. Kapoor recommended to the SSCI Board that SSCI be sold, and the Board authorized management to explore both the level of interest of potential acquirors, including, but not limited to, HEALTHSOUTH, and the possible engagement of Alex. Brown & Sons Incorporated ("Alex. Brown") as SSCI's investment banker.


   Alex. Brown was engaged on April 24, 1995 to assist SSCI in the sale of SSCI. During the months of April and May, Alex. Brown contacted a number of potential buyers of SSCI, including HEALTHSOUTH, and distributed materials describing SSCI's operations and financial performance. In June 1995, a number of buyers expressed indications of interest in potentially acquiring SSCI. During the months of June, July and August, SSCI's management met with potential buyers of SSCI to discuss SSCI's strategy, operations and financial performance.

   During August 1995, potential buyers were asked to submit formal offers for the acquisition of SSCI. Three such offers were received, and on August 17, 1995, SSCI's Board of Directors met to review the various offers.
Representatives from Alex. Brown were in attendance at the Board meeting and summarized the sale process as well as the offers the Board was considering. In addition, representatives from Alex. Brown reviewed HEALTHSOUTH's stock price performance, valuation and other statistics regarding its historical and projected financial performance.

   Representatives from HEALTHSOUTH and Smith Barney Inc. ("Smith Barney"), HEALTHSOUTH's investment banker, were asked to join the August 17 Board meeting. HEALTHSOUTH's representatives addressed the Board and presented an overview of HEALTHSOUTH's strategy, operations, recent acquisitions and financial highlights. In addition, a representative from Smith Barney distributed informational packages regarding HEALTHSOUTH and discussed HEALTHSOUTH's stock price performance. After answering questions from SSCI's Board, representatives from HEALTHSOUTH and Smith Barney were excused and the Board resumed its consideration of the various offers. After discussion, SSCI's Board concluded that the terms of HEALTHSOUTH's offer were the most favorable among its alternatives and authorized a Special Committee to work with Alex. Brown and counsel for SSCI in negotiating a definitive merger agreement with HEALTHSOUTH. After the Board meeting and over the next several days, negotiations ensued with HEALTHSOUTH.

   A special telephonic meeting of SSCI's Board of Directors was convened on August 23, 1995 to consider the Plan. Representatives from Alex. Brown and the Special Committee updated the Board on the status of the negotiations with HEALTHSOUTH since the Board meeting on August 17, 1995. The Board of Directors then unanimously passed resolutions approving the Plan, copies of which had been previously distributed to the Board members, and authorizing the Chairman and the President and Chief Executive Officer to execute the Plan and to take such further actions as they deemed necessary or advisable to consummate the Merger with HEALTHSOUTH.

Reasons for the Merger; Recommendation of SSCI's
Board of Directors

   By the unanimous vote of the members of the Board of Directors of SSCI, all of whom were present in person or by telephone at a special meeting held on August 23, 1995, the Board of Directors determined that the proposed Merger, and the terms and conditions of the Plan, were fair to and in the best interest of SSCI and its stockholders and resolved to recommend that the stockholders of SSCI vote FOR approval and adoption of the Plan. See "--Background of the Merger". In reaching its conclusion to enter into the Plan and to recommend that the stockholders of SSCI vote FOR the approval and adoption of the Plan, the Board of Directors of SSCI considered a number of factors, including, without limitation and without assigning relative weights thereto, the following:

       (i) The terms and conditions of the proposed Merger, including the value of the consideration to be received by the stockholders of SSCI and the fact that the Merger is expected to be treated as a tax-free reorganization.

       (ii) The opportunity for holders of SSCI Shares to continue to share in the potential for long-term gains in SSCI through the ownership of HEALTHSOUTH Common Stock following the Merger.

       (iii) The business reputation and capabilities of HEALTHSOUTH and its management, HEALTHSOUTH's financial strength, prospects, market position and strategic objectives, and the liquidity and historical performance of the HEALTHSOUTH Common Stock.

       (iv) The perceived strengths of SSCI and HEALTHSOUTH combined, including the potential developments and information that are expected to be shared between the two companies after the Merger is consummated, and the belief of the directors that SSCI could be integrated into HEALTHSOUTH without disrupting or adversely affecting the business of HEALTHSOUTH or SSCI.

       (v) The likelihood that the Merger would be consummated.

   On August 29, 1995, the HEALTHSOUTH Board of Directors ratified the execution of the Plan. The HEALTHSOUTH Board of Directors believes that the Merger is desirable for the following reasons, among others: (i) the Merger will expand HEALTHSOUTH's network of outpatient surgery centers and enhance its position as a leading provider of outpatient surgery services; (ii) HEALTHSOUTH's belief that its existing managed care relationships and national network would significantly enhance SSCI's patient volume and make SSCI more competitive in its markets; (iii) HEALTHSOUTH's belief that there is a natural strategic fit between HEALTHSOUTH and SSCI in view of the large number of surgical patients who require rehabilitative healthcare services; and (iv) HEALTHSOUTH's belief that significant operating synergies would exist in the areas of cost of capital, purchasing power and overhead reductions.

Effective Time of the Merger

   The Merger will become effective upon the filing of a Certificate of Merger by the Subsidiary and SSCI under the DGCL, or at such later time as may be specified in such Certificate of Merger. The Plan requires that those filings be made, subject to satisfaction of the separate conditions to the obligations of each party to consummate the Merger, as soon as practicable after the Closing Date, or at such other time as may be agreed by HEALTHSOUTH and SSCI. It is presently anticipated that such filings will be made immediately after the Special Meeting on __________, 1995, and that the Effective Time will occur upon such filings, although there can be no assurance as to whether or when the Merger will occur. See "--Conditions to the Merger".

Exchange of Certificates

   From and after the Effective Time, each holder of a stock certificate which immediately prior to the Effective Time represented outstanding SSCI Shares will be entitled to receive in exchange therefor, upon surrender thereof to the Exchange Agent (as defined in the Plan), a certificate or certificates representing the number of whole shares of HEALTHSOUTH Common Stock into which such holder's SSCI Shares have been converted, cash in lieu of fractional shares and any dividends or other distributions to which such holder is entitled as a result of the Merger. Notwithstanding the foregoing, to the extent practicable, arrangements will be made to effect the exchange of certificates directly between HEALTHSOUTH and the holders of SSCI Shares on the Closing Date.

   As soon as reasonably practicable after the Effective Time, HEALTHSOUTH will deliver, through the Exchange Agent to each holder of record of shares of SSCI Common Stock at the Effective Time, transmittal materials for use in exchanging the stock certificates that formerly represented such shares for certificates for the shares of HEALTHSOUTH Common Stock into which such shares have been converted. After the Effective Time, there will be no transfers on the stock transfer books of SSCI of shares of SSCI Common Stock which were issued and outstanding immediately prior to the Effective Time and converted in the Merger. Outstanding shares of HEALTHSOUTH Common Stock at the Effective Time will remain outstanding.

   No fractional shares of HEALTHSOUTH Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Merger; instead, HEALTHSOUTH will pay, through the Exchange Agent directly to each holder of SSCI Common Stock who would otherwise be entitled to a fractional share, an amount in cash determined by multiplying such holder's fractional interest by the Average Closing Date Price. See "--Terms of the Merger".

   The certificates representing shares of HEALTHSOUTH Common Stock and the fractional share payment (if any) which any SSCI stockholder is entitled to receive in exchange for his shares of SSCI Common Stock, and any dividends or other distributions paid on such HEALTHSOUTH Common Stock prior to the delivery to HEALTHSOUTH of such stockholder's certificates representing shares of SSCI Common Stock, will not be delivered to such stockholder until the certificates representing such shares of SSCI Common Stock are delivered to HEALTHSOUTH through the Exchange Agent. No interest will be paid on dividends or other distributions or on any fractional share payment which the holder of such shares shall be entitled to receive upon such delivery.

   At the Effective Time, holders of SSCI Common Stock immediately prior to the Effective Time will cease to be, and shall have no rights as, stockholders of SSCI, other than the right to receive shares of HEALTHSOUTH Common Stock into which such shares have been converted and any fractional share payment and any dividends or other distributions to which they may be entitled under the Plan or the right to receive payment for their shares pursuant to the effective exercise of appraisal rights under the DGCL. See "--Appraisal Rights". Holders of SSCI Shares will be treated as stockholders of record of HEALTHSOUTH for purposes of voting at any annual or special meeting of stockholders of HEALTHSOUTH after the Effective Time, both before and after such time as they exchange their certificates for SSCI Shares for certificates of HEALTHSOUTH Common Stock as provided in the Plan.

   Neither HEALTHSOUTH nor SSCI will be liable to any holder of shares of SSCI Shares for any shares of HEALTHSOUTH Common Stock (or dividends or other distributions with respect thereto) or cash in lieu of fractional shares delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

Conditions to the Merger

   The obligation of HEALTHSOUTH and the Subsidiary to consummate the Merger is subject to, among others, the following conditions: (i) the representations and warranties of SSCI set forth in the Plan shall be true and correct as of the dates specified in the Plan; (ii) SSCI shall, in all material respects, have performed all of its obligations and agreements and complied with all of its covenants contained in the Plan which are required to be performed or complied with on or prior to the Closing Date; (iii) SSCI shall have obtained consents under the contracts identified on the Disclosure Schedule to the Plan as requiring consents prior to consummation of the Merger, or, at HEALTHSOUTH's option, HEALTHSOUTH shall have obtained new contracts which permit the continued use or supply of the products or services provided for by such contracts following the Merger; (iv) except as listed in the Disclosure Schedule to the Plan, since December 31, 1994, there shall not have been any material adverse change in the business of SSCI (other than as a result of changes in conditions, including economic or political developments, applicable to the business of healthcare generally or the operation of outpatient surgical centers in particular); (v) the holders of SSCI Common Stock shall have approved the Plan and the Merger and any other matters submitted to them in accordance with the provisions of the Plan; (vi) the promissory notes given by the Principal Stockholders of SSCI shall have been renewed on such terms and conditions as each of such stockholders and HEALTHSOUTH shall mutually agree to, provided that Ernst & Young LLP shall have advised HEALTHSOUTH and SSCI that the renewal of such promissory notes shall not disqualify the Merger for "pooling-of-interests" accounting treatment; (vii) title policies for certain real property shall have been delivered to HEALTHSOUTH; and (viii) HEALTHSOUTH shall have received the opinion of counsel to SSCI with respect to certain matters.

   The obligation of SSCI to consummate the Merger is subject to the following conditions: (i) the representations and warranties of HEALTHSOUTH and the Subsidiary set forth in the Plan are true and correct as of the dates specified in the Plan; (ii) HEALTHSOUTH shall, in all material respects, have performed all of its obligations and agreements and complied with all of its covenants contained in the Plan which are required to be performed or complied with on or prior to the Closing Date; and (iii) SSCI shall have received the opinion of counsel to HEALTHSOUTH and the Subsidiary with respect to certain matters.

   The obligation of each of HEALTHSOUTH, the Subsidiary and SSCI to consummate the Merger is subject to certain additional conditions, including the following:
(i) no federal or state court shall have entered an injunction or similar order enjoining consummation of the transactions provided for in the Plan, and no action or proceeding shall have been threatened or instituted and remain pending by any governmental agency to restrain or prohibit the transactions contemplated by the Plan, nor shall any governmental agency have notified any party to the Plan that consummation of the contemplated transactions would constitute a violation of the laws of the United States and that it intends to commence proceedings to restrain the consummation of the contemplated transactions unless such agency shall have withdrawn such notice prior to the Effective Time; (ii) no statute, rule or regulation shall have been enacted by the government of the United States or any state, municipality or other political subdivision thereof that makes the consummation of the Merger or any other transaction contemplated by the Plan illegal; (iii) the waiting period under the HSR Act shall have expired or shall have been terminated; (iv) the Registration Statement of which this Prospectus-Proxy Statement is a part shall have been declared effective under the Securities Act and no stop order with respect thereto shall be in effect; and (v) HEALTHSOUTH and SSCI shall have received letters from Ernst & Young LLP to the effect that the Merger shall qualify for "pooling-of-interests" accounting treatment.

Regulatory Approvals

   As conditions precedent to the consummation of the Merger, the Plan requires, among other things, that no statute, rule or regulation shall have been enacted by the government (or any governmental agency) of the United States or any state, county, municipality or other political subdivision thereof that makes the consummation of the Merger and any other transaction contemplated thereby illegal.

   Certain persons, such as states' attorneys general and private parties, could challenge the Merger as violative of the antitrust laws and seek to enjoin the consummation of the Merger and, in the case of private persons, also seek to obtain treble damages. There can be no assurance that a challenge to the Merger on antitrust grounds will not be made or, if such a challenge is made, that it will not be successful. Neither HEALTHSOUTH nor SSCI intends to seek any further stockholder approval or authorization of the Plan as a result of any action that it may take to resist or resolve any Federal Trade Commission or other objections, unless required to do so by applicable law.

   The operations of each of HEALTHSOUTH and SSCI are subject to a substantial body of federal, state, local and accrediting body laws, rules and regulations relating to the conduct, licensing and development of health care businesses and facilities. As a result of the Merger, a number of the arrangements between SSCI and third party payors may be deemed to have been transferred, requiring the approval and consent of such payors. In addition, a number of the facilities operated by SSCI may be deemed to have been transferred, requiring the consents or approvals of various state licensing and/or health regulatory agencies. In some instances, new licenses may be required to be obtained. It is anticipated that, prior to the time this Prospectus-Proxy Statement is mailed to the stockholders of SSCI, all filings required to be made to such date to obtain the consents and approvals required from federal and state healthcare regulatory bodies and agencies will have been made. However, certain of such filings cannot be made under the applicable laws, rules and regulations until after the Effective Time. Although no assurances to this effect can be given, it is not anticipated that the Companies will be unable to obtain any required consent or approval.

Business Pending the Merger

   The Plan provides that, during the period from the date of the Plan to the Effective Time, except as provided in the Plan, HEALTHSOUTH and SSCI will conduct their respective businesses in the usual, regular and ordinary course in substantially the same manner as previously conducted, and SSCI will use all reasonable efforts to preserve intact its present business organizations, maintain its rights and franchises and preserve its relationships with customers, suppliers and others having business dealings with it.

   Under the Plan, until the Closing Date, except as may be approved by HEALTHSOUTH, SSCI shall: (i) use all commercially reasonable efforts to operate its business only in the usual, regular and ordinary course and manner; (ii) maintain its books, accounts and records relating to its and their business operations in the usual, regular and ordinary manner, and on a basis consistent with its financial statements; (iii) other than in the ordinary course of business, and except as set forth in the Disclosure Schedule attached to the
Plan, or as may otherwise be required by applicable law, not increase or make any other material change in the compensation range for any employee from that in effect as of August 1, 1995; (iv) not issue, sell, deliver or pledge or authorize or propose the issuance, sale, delivery or pledge of (a) additional shares of capital stock of any class, or securities convertible into shares of SSCI Common Stock, or any rights, warrants or obligations to acquire any such shares of SSCI Common Stock or other convertible securities, other than such issuance of shares of SSCI Common Stock pursuant to the exercise or acceleration of stock options or warrants for SSCI Common Stock outstanding on the date of execution of the Plan, (b) any other securities in respect of, in lieu of, or in substitution for the shares of SSCI Common Stock outstanding on the date of the execution of the Plan, or (c) any of its interests in any of its consolidated partnerships; (v) except in the usual and ordinary course of business, sell or dispose of, or agree to sell or dispose of, any of its assets, or suffer or permit the creation of any mortgage, pledge, lien or other encumbrance, security interest or imperfection of title which individually or in the aggregate materially and adversely affects the value of its assets when taken as a whole;
(vi) continue to carry its existing insurance with respect to its business and not allow any breach of its insurance policies or agreements to occur or exist;
(vii) use all commercially reasonable efforts not to do any act or permit to do any act, or permit any act which shall cause a material breach by it of any of its contracts; (viii) duly comply with all laws, statutes, regulations, rules and orders which are material to the business of SSCI and use all commercially reasonable efforts to duly comply with all laws, statutes, regulations, rules and orders as may be required to effect the Merger; (ix) to the extent that SSCI shall have knowledge thereof, promptly notify HEALTHSOUTH of (a) any notice or other communication alleging that the consent of such person is or may be required in connection with the transaction contemplated by the Plan, (b) any notice or other communication from any governmental authority in connection with the transactions contemplated by the Plan, (c) any material adverse change in the business of SSCI, (d) any actions, suits, claims, investigations or proceedings commenced or threatened against, relating to or involving or otherwise affecting the business of SSCI that, if pending on the date of execution of the Plan, would have been required to have been disclosed pursuant to the Plan; (x) not amend its Certificate of Incorporation or Bylaws; (xi) not merge with or into any other corporation or sell, assign, transfer, pledge or encumber any part of its assets or agree to do any of the foregoing; (xii) continue to maintain all employee benefit plans in accordance with applicable regulations, and ensure that no employee benefit plan, nor any trust related thereto, shall be amended or terminated prior to the Closing Date, except for any such amendment as may be required to comply with applicable regulations; (xiii) collect its accounts receivable and pay its accounts payable, in each case in the ordinary course of business consistent with past practice, and not fail to pay or discharge when due any liabilities; (xiv) not settle or compromise any suit or claim or threatened suit relating to the transactions contemplated by the Plan; (xv) not enter into or commit to enter into any contract, agreement, arrangement or understanding having a term longer than six months unless such contract, agreement, arrangement or understanding may be canceled by SSCI without penalty on not more than 60 days' notice or does not require expenditure by SSCI or any of its partnerships of more than $50,000; (xvi) not authorize, propose or enter into, or announce an intention to authorize, propose or enter into, or recommend or announce an intention to recommend, an agreement in principle or an agreement with respect to, any merger, consolidation, joint venture, liquidation, dissolution or business combination (other than the Merger), or any material change in its capitalization, not in the ordinary course of business and consistent with past practice; (xvii) not authorize or make any capital expenditure in excess of $50,000, except for obligations incurred prior to the date of the execution of the Plan as described in the Disclosure Schedule attached to the Plan; (xviii) not make any tax election or settle or compromise any income tax liability material to SSCI; (xx) not change any of the accounting principles or practices used by it to prepare its statements; and (xxi) not declare or pay any dividends or other distributions in respect of its capital stock.

Termination

   The Plan may be terminated at any time prior to the Effective Time, whether before or after approval of the Plan by the stockholders of SSCI: (i) by mutual written consent of HEALTHSOUTH and SSCI; (ii) by SSCI, if the Average Closing Date Price is less than $18.00; (iii) by SSCI or HEALTHSOUTH, if, without any fault of the terminating party, the Effective Time shall not have occurred on or before November 30, 1995, or such later date as may be approved in writing by HEALTHSOUTH and SSCI; or (iv) by HEALTHSOUTH or SSCI if any court of competent jurisdiction or other governmental entity shall have issued, enacted, entered, promulgated or enforced, an order, judgment, injunction, restraining order, decree or ruling or taken any other action permanently enjoining, restraining, or otherwise prohibiting the Merger. If such judgment, order, decree, injunction, restraining order, rule or other action shall have become final and non-appealable. If the Plan is terminated for any of the reasons set forth above, then it shall become void and have no effect, without liability of any party to the other; provided, that if such termination results from the willful failure of any party to fulfill a condition to the performance of the obligations of the other party, failure to perform covenants of the Plan or breach by either party of any representation or warranty or agreement contained in the Plan in a willful or grossly negligent manner, then such party shall be fully liable for any and all losses incurred or suffered by the other party as a result of such failure or breach.

Indemnification

   The Plan provides that the Principal Stockholders of SSCI shall jointly indemnify HEALTHSOUTH and the Subsidiary, and their respective officers, directors, employees and representatives against, and hold them harmless from, all losses, claims and expenses incurred by them as a result of (i) any misrepresentation by SSCI in the Plan, (ii) any breach or failure by SSCI to perform any agreement or covenant in the Plan, or (iii) any breach of any warranty made by SSCI in the Plan; provided, however, that such Principal Stockholders shall not be so liable unless and only to the extent that the aggregate amount of losses incurred exceeds $1,000,000. In no event shall the aggregate obligation of the Principal Stockholders exceed $8,000,000. No claim for indemnification shall be made unless it, individually, exceeds $50,000. The Plan also contains provisions requiring HEALTHSOUTH to indemnify the Principal Stockholders against losses incurred as a result of the same misrepresentations and breaches by HEALTHSOUTH, and subject to the same quantitative limitations as those applicable to the Principal Stockholders.

Options

   Under the terms of the Plan, each holder of an outstanding Option to purchase SSCI Shares shall receive an option to purchase shares of HEALTHSOUTH Common Stock (such exchanged options being referred to as "Exchange Options"). The number of shares of HEALTHSOUTH Common Stock subject to each such Exchanged Option shall be determined based upon the same exchange ratio as that established for the SSCI Shares.

   As of the Record Date, the following directors and executive officers of SSCI held Options to acquire the number of SSCI Shares indicated in the following table, which Option, assuming an exchange ratio of .0906, would entitle the holder to acquire the number of shares of HEALTHSOUTH Common Stock set forth below:

                                                                                      Number of
                                                                                     HEALTHSOUTH
                                                        Number of SSCI             Shares Subject to
                                                      Shares Subject   to              Exchanged
Name and Principal Position                               Options(1)                   Options(1)
----------------------------                            -------------               ---------------
Marc D. Jang, Vice President -- Finance.................    100,000                        9,060
Marc Jones, Vice President -- Operations................    300,000                       27,180
John N. Kapoor, Ph.D., Chairman of the Board ...........     30,000                        2,718
Timothy R. Kelly, Director..............................     55,000                        4,983
Neil Pennington, Director...............................     30,000                        2,718
Harold Ray, Director....................................     30,000                        2,718
August A. Saibeni, President and Chief Executive
Officer and Director....................................  1,031,992                       93,498
All directors and officers as a group (7 persons).......  1,576,992                      142,875
_________

   (1)  Includes vested and unvested options.

Accounting Treatment

   Consummation of the Merger is conditioned upon the receipt by HEALTHSOUTH and SSCI of a letter from Ernst & Young LLP to the effect that the Merger will qualify for pooling-of-interests accounting treatment if consummated in accordance with the Plan. HEALTHSOUTH, the Subsidiary and SSCI have agreed not to intentionally take any action that would disqualify treatment of the Merger as a pooling of interests for accounting purposes.

   Under the pooling-of-interests method of accounting, the historical basis of the assets and liabilities of HEALTHSOUTH and SSCI will be combined at the Effective Time and carried forward at their previously recorded amounts, the stockholders' equity accounts of HEALTHSOUTH and SSCI will be combined on HEALTHSOUTH's consolidated balance sheet and no goodwill or other intangible assets will be created. Consolidated financial statements of HEALTHSOUTH issued after the Merger will be restated retroactively to reflect the consolidated operations of HEALTHSOUTH and SSCI as if the Merger had taken place prior to the periods covered by such consolidated financial statements.

   The unaudited pro forma financial information contained in this Prospectus-Proxy Statement has been prepared using the pooling-of-interests accounting method to account for the Merger. See "PRO FORMA CONDENSED FINANCIAL INFORMATION".

Certain Federal Income Tax Consequences

   The following discussion of certain federal income tax consequences of the Merger and the exchange by the holders of SSCI Shares of such shares for shares of HEALTHSOUTH Common Stock is included for general information only. This summary is not a complete description of all the consequences of the

Merger. Each stockholder's individual circumstances may affect the tax consequences of the Merger to him or her. In addition, no information is provided herein with respect to the tax consequences of the Merger under applicable foreign, state or local laws. Accordingly, each SSCI stockholder is advised to consult his or her own tax advisor as to the specific tax consequences of the Merger to him or her.

   Neither HEALTHSOUTH nor SSCI has requested or will receive an advance ruling from the Internal Revenue Service (the "Service") as to the federal income tax consequences of the Merger. The respective obligations of SSCI and HEALTHSOUTH to consummate the Merger are conditioned upon receipt of certain legal opinions relating to the federal income tax consequences of the Merger, in form and substance satisfactory to SSCI and HEALTHSOUTH and their respective counsel. The opinions of such counsel are based upon the facts that are described herein, and upon certain customary representations made by the management of SSCI and by the management of HEALTHSOUTH. Such opinions are also based upon the Code, regulations currently in effect thereunder, current administrative rulings and practice by the Service, and judicial authority, all of which are subject to change. Any such change could affect the continuing validity of such opinions and this discussion. In addition, an opinion of counsel is not binding upon the Service, and there can be no assurance, and none is hereby given, that the Service will not take a position which is contrary to one or more positions reflected in the opinions of such counsel, or that such opinions will be upheld by the courts if challenged by the Service. Furthermore, HEALTHSOUTH and SSCI have agreed in the Plan not to take any action which would disqualify the Merger as a reorganization which is tax-free to the stockholders of SSCI pursuant to
Section 368(a) of the Code. Each holder of SSCI Shares is urged to consult such holder's personal tax and financial advisors as to the specific federal income tax consequences to such holder, based on such holder's own particular status and circumstances, and also as to any state, local, foreign or other tax consequences arising out of the Merger.

   It is a condition to the obligation of HEALTHSOUTH to proceed with the Merger that HEALTHSOUTH shall have received an opinion from Haskell Slaughter Young & Johnston, Professional Association, its counsel, and it is a condition to the obligation of SSCI to proceed with the Merger that SSCI shall have received an opinion from Burke, Warren & MacKay, P.C., its special counsel, concerning certain of the federal income tax consequences of the Merger, substantially to the effect that:

   (i) The Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, and HEALTHSOUTH, the Subsidiary and SSCI will each be a party to the reorganization within the meaning of Section 368(b) of the Code;

   (ii) No gain or loss will be recognized by HEALTHSOUTH, SSCI or the Subsidiary as a result of the Merger;

   (iii) No gain or loss will be recognized by a SSCI stockholder who receives solely shares of HEALTHSOUTH Common Stock in exchange for SSCI Shares;

   (iv) The receipt of cash in lieu of fractional shares of HEALTHSOUTH Common Stock will be treated as if the fractional shares were distributed as part of the exchange and then were redeemed by HEALTHSOUTH. These payments will be treated as having been received as distributions in full payment in exchange for the stock redeemed as provided in Section 302(a) of the Code;

   (v) The tax basis of the shares of HEALTHSOUTH Common Stock received by a SSCI stockholder will be equal to the tax bases of the SSCI Shares exchanged therefor, excluding any basis allocable to a fractional share of HEALTHSOUTH Common Stock for which cash is received;

   (vi) The holding period of the shares of HEALTHSOUTH Common Stock received by a SSCI stockholder will include the holding period or periods of the SSCI Shares exchanged therefor, provided that the SSCI Shares are held as a capital asset within the meaning of Section 1221 of the Code at the Effective Time.

   The foregoing discussion is intended only as a summary of certain federal income tax consequences of the Merger and does not purport to be a complete analysis or listing of all potential tax effects relevant to a decision whether to vote in favor of approval and adoption of the Plan and the Merger.

The discussion does not address the tax consequences arising under the laws of any state, locality or foreign jurisdiction. Holders of SSCI Shares are urged to consult their own tax advisors concerning the federal, state, local and foreign tax consequences of the Merger to them.

Resale of HEALTHSOUTH Common Stock by Affiliates

   HEALTHSOUTH Common Stock to be issued to stockholders of SSCI in connection with the Merger has been registered under the Securities Act. HEALTHSOUTH Common Stock received by the stockholders of SSCI upon consummation of the Merger will be freely transferable under the Securities Act, except for shares issued to any person who may be deemed an "Affiliate" (as defined below) of SSCI or
HEALTHSOUTH within the meaning of Rule 145 under the Securities Act. "Affiliates" are generally defined as persons who control, are controlled by, or are under common control with SSCI or HEALTHSOUTH at the time of Special Meeting (generally, directors, certain executive officers and major stockholders). Affiliates of SSCI or HEALTHSOUTH may not sell their shares of HEALTHSOUTH Common Stock acquired in connection with the Merger, except pursuant to an effective registration statement under the Securities Act covering such shares or in compliance with Rule 145 or another applicable exemption from the registration requirements of the Securities Act. In general, under Rule 145, for two years following the Effective Time, an Affiliate (together with certain related persons) would be entitled to sell shares of HEALTHSOUTH Common Stock acquired in connection with the Merger only through unsolicited "broker transactions" or in transactions directly with a "market maker", as such terms are defined in Rule 144 under the Securities Act. Additionally, the number of shares to be sold by an Affiliate (together with certain related persons and certain persons acting in concert) during such two-year period within any three-month period for purposes of Rule 145 may not exceed the greater of 1% of the outstanding shares of HEALTHSOUTH Common Stock or the average weekly trading volume of such stock during the four calendar weeks preceding such sale. Rule 145 would remain available to Affiliates only if HEALTHSOUTH remained current with its information filings with the SEC under the Exchange Act. Two years after the Effective Time, an Affiliate would be able to sell such HEALTHSOUTH Common Stock without such manner of sale or volume limitations, provided that HEALTHSOUTH was current with its Exchange Act information filings and such Affiliate was not then an Affiliate of HEALTHSOUTH. Three years after the Effective Time, an Affiliate would be able to sell such shares of HEALTHSOUTH Common Stock without any restrictions so long as such Affiliate had not been an Affiliate of HEALTHSOUTH for at least three months prior thereto.

   Further, each of the stockholders of SSCI who is an Affiliate is expected to agree with HEALTHSOUTH that he will not sell, transfer or otherwise dispose of any shares of HEALTHSOUTH Common Stock received by him in the Merger until financial results covering at least 30 days of combined operations have been published following the Effective Time so as to ensure that the Merger qualifies as a pooling of interests for accounting purposes. HEALTHSOUTH has agreed to publish such results within 15 days after the end of the first calendar month following at least 30 days after the Closing Date.

Appraisal Rights

   Under the DGCL, holders of SSCI Shares will be entitled to dissenters' rights of appraisal in connection with the Merger.

   Any holder of SSCI Shares may dissent from the Merger and receive in cash the "fair value" as of the Effective Time of the SSCI Shares held by such stockholder pursuant to Section 262 of the DGCL, a copy of which is attached hereto as Annex D. Such "fair value" is exclusive of any value resulting from the effectuation of the Merger but is inclusive of a fair rate of return thereon.

   If a holder of SSCI Shares wishes to dissent from the Merger, such stockholder must file with SSCI, prior to or at the Special Meeting and prior to the taking of the vote with respect to the Plan and the Merger, a written demand for appraisal of such stockholder's SSCI Shares, and must not vote in favor of the Merger. Such written demand must be filed either by mail or in person with SSCI at its executive offices located at 1201 Alhambra Boulevard, Suite 330, Sacramento, California 95816, Attention: Secretary. A failure to vote against the Plan and the Merger does not constitute a waiver of appraisal rights, nor does a vote against, or abstention with respect to voting on, the Plan and the Merger, in person or by proxy, constitute such a demand. Only a holder of record of SSCI Shares is entitled to assert appraisal rights for the SSCI Shares registered in such holder's name. Such appraisal rights may be asserted with respect to all or less than all of the SSCI Shares held of record by such holder. If the SSCI Shares are owned of record by more than one person, such as a joint tenancy or a tenancy in common, the written demand should be executed by or for all joint holders. An authorized agent may execute the demand for appraisal for a holder of record, but the agent must identify the record holder or holders and disclose the fact that, in executing such demand, the agent is acting as an agent of the record holder.

   A record holder who holds SSCI Shares as a nominee for the beneficial owner may exercise appraisal rights with respect to the SSCI Shares held for one or more beneficial owners while not exercising such rights for the other beneficial owners, and in such case, the written demand should set forth the number of SSCI Shares covered by it. If there are no number of SSCI Shares expressly mentioned in the written demand, the demand will be presumed to cover all SSCI Shares held in the name of the record holder.

   Within ten days after the Effective Time, SSCI shall notify each stockholder who has complied with the provisions of Section 262 of the DGCL, and who has not voted in favor of or consented to the Merger, of the date that the Merger became effective. If the dissenting stockholder and SSCI are unable to reach agreement as to the "fair value" of the SSCI Shares within 120 days after the Effective Time of the Merger, SSCI or the dissenting stockholder may file a petition in the Delaware Court of Chancery demanding a determination of the value of the SSCI Shares. Notwithstanding the foregoing, at any time within sixty days of the Effective Time, a stockholder shall have the right to withdraw his or her demand for appraisal and to accept the terms offered in the Plan with respect to the Merger. Within 120 days after the Effective Time, any stockholder of SSCI who has complied with the requirement for exercise of appraisal rights is entitled, upon written request to SSCI, to receive from SSCI a statement setting forth the aggregate number of SSCI Shares not voted in favor of the Merger and with respect to which demands for appraisal have been made and the aggregate number of holders of dissenting SSCI Shares. Such statement must be mailed within ten days after the written request therefor has been received by SSCI. After determining the stockholders entitled to an appraisal, the Court of Chancery will appraise the shares, determining their "fair value", exclusive of any element of value arising from the effectuation or expectation of the Merger, together with a fair rate of interest, if any, to be paid on the amount determined to be the "fair value". In determining "fair value", the Court of Chancery will take into account all relevant factors.

   The cost of the proceedings may be determined by the Court of Chancery and taxed to the parties as the Court deems equitable under the circumstances.

   From and after the Effective Time, no SSCI stockholder who has demanded his appraisal rights shall be entitled to vote his SSCI Shares (or the shares of HEALTHSOUTH Common Stock which such shares represent the right to receive in the Merger) for any purpose or to receive payment of dividends or other distributions on the SSCI Shares (or on the shares of HEALTHSOUTH Common Stock which such shares represent the right to receive in the Merger). If no petition for an appraisal is filed within the time provided by Section 262 or if an SSCI stockholder delivers to SSCI a written withdrawal of his demand for an appraisal and acceptance of the Merger, either within 60 days after the Effective Time or thereafter with the written approval of SSCI, then the right of such stockholder to an appraisal will cease.

   Dissenting stockholders are urged to consult their legal counsel for specific advice regarding the interpretation of the DGCL with respect to dissenters' rights.

   Any communication by stockholders necessary under the foregoing shall be mailed or hand delivered to SSCI at the address specified in the second paragraph of this section.

   Any stockholder receiving cash as a result of the exercise of dissenters' rights will be deemed, in effect, to have sold his shares, with the tax consequences applicable to a sale. See "--Certain Federal Income Tax Consequences".

   THE SUMMARY SET FORTH ABOVE DOES NOT PURPORT TO BE A COMPLETE STATEMENT OF THE PROVISIONS OF THE DGCL RELATING TO THE RIGHTS OF DISSENTING STOCKHOLDERS AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE APPLICABLE SECTION OF THE DGCL WHICH IS INCLUDED AS ANNEX D TO THIS PROSPECTUS-PROXY STATEMENT. ANY STOCKHOLDER INTENDING TO EXERCISE DISSENTERS' RIGHTS IS URGED TO REVIEW CAREFULLY ANNEX B SO AS TO BE IN STRICT COMPLIANCE WITH THE PROVISIONS OF THE DGCL.

Expenses

   The Plan provides that all costs and expenses incurred in connection with the Plan and the transactions contemplated thereby shall be paid by the party incurring such expense.

NYSE Listing

   A listing application will be filed with the NYSE to list the shares of HEALTHSOUTH Common Stock to be issued to SSCI stockholders in connection with the Merger. Although no assurance can be given that the shares of HEALTHSOUTH Common Stock so issued will be accepted for listing, HEALTHSOUTH and SSCI anticipate that these shares will qualify for listing on the NYSE upon official notice of issuance thereof.

                  PRO FORMA CONDENSED FINANCIAL INFORMATION

   The following pro forma condensed financial information and explanatory notes are presented to reflect the effect of the Merger of SSCI with the Subsidiary on the historical financial statements of HEALTHSOUTH and SSCI. The Merger is reflected in the pro forma condensed financial information as a pooling of interests. The HEALTHSOUTH historical amounts reflect the combination of HEALTHSOUTH, ReLife, Inc. ("ReLife") and Surgical Health Corporation ("SHC") for all periods presented, as HEALTHSOUTH acquired ReLife in December 1994 and SHC in June 1995 in transactions accounted for as poolings of interests.

   In addition, the pro forma condensed financial information reflects the impact of HEALTHSOUTH's acquisition, effective April 1, 1995, from NovaCare, Inc. ("NovaCare") of 11 rehabilitation hospitals, 12 other facilities and two Certificates of Need (the "NovaCare Rehabilitation Hospitals Acquisition") on the results of operations for the year ended December 31, 1994 and the six months ended June 30, 1995.

   The pro forma condensed balance sheet assumes that the Merger was consummated on June 30, 1995, and the pro forma condensed income statements assume that the Merger was consummated on January 1, 1992. The assumptions are described in the accompanying Notes to Pro Forma Condensed Financial Information.

   All HEALTHSOUTH shares outstanding and per share amounts have been adjusted to reflect a two-for-one stock split effected in the form of a 100 percent stock dividend payable on April 17, 1995.



   The pro forma information should be read in conjunction with the historical financial statements of HEALTHSOUTH and SSCI and the related notes thereto appearing elsewhere in this Prospectus-Proxy Statement. The pro forma financial information is presented for informational purposes only and is not necessarily indicative of the results of operations or combined financial position that would have resulted had the Merger described above been consummated at the date indicated, nor is it necessarily indicative of the results of operations of future periods or future combined financial position.

                   HEALTHSOUTH Corporation and Subsidiaries
            Pro Forma Condensed Combined Balance Sheet (Unaudited)
                                June 30, 1995



                                                                           Pro Forma     Pro Forma
                                                  HEALTHSOUTH     SSCI    Adjustments    Combined
                                                  ------------    ----    -----------   ----------
                                                                   (In thousands)

ASSETS
Current assets:
Cash and cash equivalents......................  $     62,336  $ 4,750    $     0     $   67,086
Other marketable securities....................        13,579        0          0         13,579
Accounts receivable............................       281,283    4,012          0        285,295
Inventories, prepaid expenses and other
current assets.................................       110,538    2,578          0        113,116
Total current assets...........................       467,736   11,340          0        479,076
Other assets...................................        60,953       50          0         61,003
Property, plant and equipment, net.............     1,042,444   14,941          0      1,057,385
Intangible assets, net.........................       491,916   15,409          0        507,325
Total assets...................................  $  2,063,049  $41,740    $     0     $2,104,789

LIABILITIES AND STOCKHOLDER'S EQUITY  .........
Current liabilities:
Accounts payable...............................  $     93,094  $ 1,605    $ 3,000(1)  $   97,699
Salaries and wages payable.....................        44,496      892          0         45,388
Accrued interest payable and other
liabilities....................................        28,250      404     (1,170)(1)     27,484
Current portion of long-term debt..............        16,750    2,307          0         19,057
Total current liabilities......................       182,590    5,208      1,830        189,628
Long-term debt.................................     1,340,549   15,786          0      1,356,335
Deferred income taxes..........................         6,518      509          0          7,027
Other long-term liabilities....................         4,071        0          0          4,071
Deferred revenue...............................         7,266        0          0          7,266
Minority interests.............................         3,923    5,366          0          9,289

Stockholders' equity:
Preferred Stock, $.10 par value................             0        0          0              0
Common Stock, $.01 par value...................           801      196       (178)(2)        819
Additional paid-in capital.....................       381,743   18,905        178 (2)    400,826
Retained earnings..............................       151,797    1,013     (1,830)(1)    150,980
Treasury stock.................................          (323)       0          0           (323)
Receivable from Employee Stock Ownership Plan .       (15,886)       0          0        (15,886)
Notes receivable from stockholders.............             0   (5,243)         0         (5,243)
Total stockholders' equity.....................       518,132   14,871     (1,830)       531,173
Total liabilities and stockholders' equity ....  $  2,063,049  $41,740    $     0     $2,104,789

                           See accompanying notes.

                   HEALTHSOUTH Corporation and Subsidiaries
          Pro Forma Condensed Combined Income Statement (Unaudited)
                         Year Ended December 31, 1994


                                                   Acquisition
                                        ------------------------------------
                                                    Pro Forma    Pro Forma              Pro Forma      Pro Forma
                          HEALTHSOUTH   NovaCare   Adjustments    Combined      SSCI    Adjustments     Combined
                         ------------   --------  -------------  -----------  --------  -----------   -----------
                                                 (In thousands, except per share amounts)
Revenues...............  $  1,236,190  $ 142,548  $    8,058 (5)  $1,386,796  $ 38,175   $   0         $ 1,424,971
Operating expenses:  ..
Operating units........       906,712    128,233     (12,406)(2)   1,022,539    24,133       0           1,046,672
Corporate general and
administrative.........        45,895          0           0          45,895     2,711       0              48,606
Provision for doubtful
accounts...............        23,739      1,269           0          25,008     3,907       0              28,915
Depreciation and
amortization...........        86,678      7,041      (1,918)(1)      91,801     2,627       0              94,428
                                                       7,526 (3)
Interest expense.......        65,286     11,096      10,100 (4)      83,908     1,588       0              85,496
Interest income........        (4,308)        0            0          (5,792)     (258)      0              (5,536)

Merger expenses........         6,520          0           0           6,520         0       0               6,520
Loss on impairment of
assets.................        10,500          0           0          10,500         0       0              10,500
Loss on abandonment of
computer project.......         4,500          0           0           4,500         0       0               4,500
                         ------------   --------  -------------  -----------  --------  -----------   -----------
                            1,145,522    147,639       3,302       1,296,463    34,708       0           1,331,171
                         ------------   --------  -------------  -----------  --------  -----------   -----------
Income before income
taxes and minority
interests..............        90,668     (5,091)      4,756          90,333     3,467       0              93,800
Provision for income
taxes..................        34,305     (1,084)        780 (6)      34,001       473       0              34,474
                         ------------   --------  -------------  -----------  --------  -----------   -----------
                               56,363     (4,007)      3,976          56,332     2,994       0              59,326
Minority interests ....         6,402        445           0           6,847     2,462       0               9,309
                         ------------   --------  -------------  -----------  --------  -----------   -----------
Net income.............  $     49,961  $  (4,452) $    3,976      $   49,485   $   532    $  0          $   50,017
                         ============   ========  =============  ===========  ========  ===========   ===========
Weighted average
common and common
equivalent shares
outstanding............        84,687        N/A         N/A         84,687     19,612  (17,833)(2)         86,464
                         ============   ========  =============  ===========  ========  ===========   ===========
Net income per common
and common equivalent
share..................  $       0.59        N/A         N/A          $0.58   $   0.03    $  N/A          $   0.58
                         ============   ========  =============  ===========  ========  ===========   ===========
Net income per common
share -- assuming full
dilution...............  $       0.59        N/A           N/A        $0.58   $    N/A    $  N/A          $   0.58
                         ============   ========  =============  ===========  ========  ===========   ===========

                           See accompanying notes.

                   HEALTHSOUTH Corporation and Subsidiaries
          Pro Forma Condensed Combined Income Statement (Unaudited)
                         Year Ended December 31, 1993



                                                                             Pro Forma      Pro Forma
                                                     HEALTHSOUTH     SSCI    Adjustments    Combined
                                                     -----------   -------   -----------   ----------
                                                          (In thousands, except per share amounts)

Revenues..........................................  $    656,329  $22,096    $    0         $ 678,425
Operating expenses: ..............................
Operating units...................................       471,778   14,768         0           486,546
Corporate general and administrative..............        24,329    2,264         0            26,593
Provision for doubtful accounts...................        16,181    1,766         0            17,947
Depreciation and amortization.....................        46,224    1,603         0            47,827
Interest expense..................................        18,495      612         0            19,107
Interest income...................................        (3,924)    (428)        0            (4,352)
Merger expense....................................           333        0         0               333
NME Selected Hospitals Acquisition related
expense...........................................        49,742        0         0            49,742
Gain on sale of partnership interest..............        (1,400)       0         0            (1,400)
                                                         621,758   20,585         0           642,343
Income before income taxes and minority

interests.........................................        34,571    1,511         0            36,082
Provision for income taxes........................        11,930      132         0            12,062
                                                          22,641    1,379         0            24,020
Minority interests................................         5,444    1,240         0             6,684
Net income........................................  $     17,197  $   139    $    0         $  17,336
Weighted average common and common equivalent
shares outstanding................................        77,709   19,608   (17,832)(2)        79,485
Net income per common and common equivalent

share.............................................  $       0.22 $   0.01        N/A        $    0.22

                           See accompanying notes.

                   HEALTHSOUTH Corporation and Subsidiaries
          Pro Forma Condensed Combined Income Statement (Unaudited)
                         Year Ended December 31, 1992



                                                                        Pro Forma      Pro Forma
                                                 HEALTHSOUTH    SSCI(3) Adjustments    Combined
                                                 -----------   ------   -----------   ----------
                                                    (In thousands, except per share amounts)
Revenues.....................................  $    501,046  $ 2,611   $    0         $ 503,657
Operating expenses: .........................
Operating units..............................       372,169    1,815        0            373,984
Corporate general and administrative ........        16,878      476        0             17,354
Provision for doubtful accounts..............        13,254      177        0             13,431
Depreciation and amortization................        29,834      185        0             30,019
Interest expense.............................        12,623       44        0             12,667
Interest income..............................        (5,415)     (19)       0             (5,434)
Terminated merger expense....................         3,665        0        0              3,665
                                                    443,008    2,678        0            445,686
Income (loss) before income taxes and minority
interests....................................        58,038      (67)       0             57,971
Provision for income taxes...................        18,864      (22)       0             18,842
                                                     39,174      (45)       0             39,129
Minority interests...........................         4,245      185        0              4,430
Net income (loss)............................  $     34,929  $  (230)  $    0          $  34,699
Weighted average common and common
equivalent shares outstanding................        74,214   19,608   (17,832)(2)        75,990
Net income (loss) percommon and common equivalent
share........................................  $       0.47  $ (0.01)  $   N/A        $    $0.46

                           See accompanying notes.

                   HEALTHSOUTH Corporation and Subsidiaries
          Pro Forma Condensed Combined Income Statement (Unaudited)
                        Six Months Ended June 30, 1995


                                                   Acquisition
                                       --------------------------------------
                                                    Pro Forma    Pro Forma              Pro Forma    Pro Forma
                          HEALTHSOUTH   NovaCare   Adjustments    Combined     SSCI    Adjustments    Combined
                          -----------  ---------  ------------  -------------  ------- -----------    ---------
                                               (In thousands, except per share amounts)
Revenues...............  $    716,949  $  37,942  $      1,860 (5)   $ 756,751  $20,446  $  0      $ 777,197
Operating expenses:  ..
Operating units........       513,038     33,065          (910)(2)    545,193   11,886      0        557,079
Corporate general and
administrative.........        19,645          0             0         19,645    1,372      0         21,017
Provision for doubtful
accounts...............        14,119        322             0         14,441    2,340      0         16,781
Depreciation and
amortization...........        55,663      1,996          (999)(1)     58,542    1,380      0         59,922
                                                         1,882 (3)
Interest expense.......        44,292      2,595         2,684 (4)     49,571      859      0         50,430
Interest income........        (2,770)         0             0         (2,770)    (194)     0         (2,964)

Merger cost............        29,194          0             0         29,194        0      0         29,194
Loss on impairment of
assets.................        11,192          0             0         11,192        0      0         11,192
                              684,373     37,978         2,657        725,008   17,643      0        742,651
Income before income
taxes and minority

interests..............        32,576        (36)        (797)         31,743    2,803      0         34,546
Provision for income
taxes..................        10,895       (101)     (259)(6)         10,535      604      0         11,139
                               21,681         65         (538)         21,208    2,199      0         23,407
Minority interests ....         3,904         89             0          3,993    1,627      0          5,620
Net income.............  $     17,777  $     (24) $      (538)      $  17,215  $   572    $ 0      $  17,787
Weighted average
common and common
equivalent shares
outstanding............        87,246         NA            NA         87,246   19,615 (17,838)(2)    89,023
Net income per common
and common equivalent
share..................  $       0.20  $      NA  $         NA     $     0.20  $  0.03  $  N/A     $    0.20

                           See accompanying notes.

                   HEALTHSOUTH Corporation and Subsidiaries
          Pro Forma Condensed Combined Income Statement (Unaudited)
                        Six Months Ended June 30, 1994


                                                                          Pro Forma      Pro Forma
                                                   HEALTHSOUTH    SSCI    Adjustments    Combined
                                                   -----------   ------   -----------   ----------
                                                      (In thousands, except per share amounts)

Revenues.....................................  $    584,183  $19,130    $   0            $ 603,313
Operating expenses: .........................
Operating units..............................       437,643   11,736        0               449,379
Corporate general and administrative ........        19,191    1,411        0                20,602
Provision for doubtful accounts..............        10,287    2,107        0                12,394
Depreciation and amortization................        36,962    1,292        0                38,254
Interest expense.............................        26,980      740        0                27,720
Interest income..............................        (1,598)    (241)       0                (1,839)
Merger costs.................................         3,397        0        0                 3,397
                                                    532,862   17,045        0               549,907
Income before income taxes and minority

interests....................................        51,321    2,085        0                53,406
Provision for income taxes...................        19,104      409        0                19,513
                                                     32,217    1,676        0                33,893
Minority interests...........................         2,991    1,253        0                 4,244
Net income...................................  $     29,226  $   423    $   0            $   29,649
Weighted average common and common
equivalent shares outstanding................        83,974   19,608    (17,832) (2)         85,750
Net income per common and common equivalent
share........................................  $       0.35 $   0.02    $N/A             $     0.35

                           See accompanying notes.

                    HEALTHSOUTH Corporation and Subsidiaries

               Notes to Pro Forma Condensed Financial Information

A. The NovaCare Rehabilitation Hospitals Acquisition

   Effective April 1, 1995 HEALTHSOUTH completed the acquisition of the rehabilitation hospitals division of NovaCare, Inc. ("NovaCare"), consisting of 11 rehabilitation hospitals, 12 other facilities, and certificates of need to build two additional facilities (the "NovaCare Rehabilitation Hospitals Acquisition"). The purchase price was approximately $234,807,000. The transaction was accounted for as a purchase and, accordingly, the results of the acquired NovaCare facilities are included in HEALTHSOUTH's historical financial statements from the effective date of the acquisition. HEALTHSOUTH financed the cost of the NovaCare Rehabilitation Hospitals Acquisition through additional borrowings under its existing credit facilities, as amended.

   The accompanying pro forma income statements for the year ended December 31, 1994 and the six months ended June 30, 1995 assume that the transaction was consummated at the beginning of the periods presented.

   Certain assets and liabilities of Rehab Systems Company (a wholly owned subsidiary of NovaCare, Inc.) were excluded from the NovaCare Rehabilitation Hospitals Acquisition. The excluded assets and liabilities are as follows (in thousands):

Cash and cash equivalents..........................  $  4,973
Accounts receivable................................       259
Other current assets...............................        42
Equipment, net.....................................     4,719
Intangible assets, net.............................    56,321
Other assets (primarily investments in
subsidiaries)......................................    40,637
Accounts payable...................................      (454)
Other current liabilities..........................      (275)
Current portion of long term debt..................      (146)
Long term debt.....................................   (38,620)
Payable to affiliates..............................   (92,377)
Net excluded (liability)...........................  $(24,921)

   The  following  pro  forma   adjustments   are  necessary  for  the  NovaCare
Rehabilitation Hospitals Acquisition:

   1. To exclude historical depreciation and amortization expense related to the excluded assets described above. The total expense excluded amounts to $1,918,000 for the year ended December 31, 1994 and $999,000 for the six months ended June 30, 1995.

   2. To eliminate intercompany management fees and royalty fees totaling $12,406,000 for the year ended December 31, 1994 and $910,000 for the six months ended June 30, 1995 of the acquired NovaCare facilities.

   3. To adjust depreciation and amortization expense to reflect the allocation of the excess purchase price over the net tangible asset value as follows (in thousands):

                Purchase Price
                  Allocation     Useful         Annual       Quarterly
                  Adjustment     Life        Amortization   Amortization
                 ------------   ----------  --------------  -------------
Leasehold
value..........  $   128,333     20 years   $       6,417  $       1,605
Goodwill.......       44,365     40 years           1,109            277
                                            $       7,526  $       1,882

   No  additional   adjustments  to  NovaCare's   historical   depreciation  and
amortization are necessary. The remaining net assets acquired approximate their fair value.

   Because NovaCare's results of operations before intercompany items (described in Note 2 above) are profitable, both on a historical and pro forma basis, the 40-year amortization period for goodwill is appropriate and consistent with HEALTHSOUTH policy. Leasehold value is being amortized over the weighted average remaining terms of the leases, which is 20 years.

   4. To increase interest expense by $19,559,000 for the year ended December 31, 1994 and $4,889,000 for the six months ended June 30, 1995 to reflect pro forma borrowings of $234,807,000, described above, at a 8.33% variable interest rate, which represents HEALTHSOUTH's weighted average cost of debt, as if they were outstanding for the entire period, and to decrease interest expense by $9,459,000 for the year ended December 31, 1994 and $2,205,000 for the six months ended June 30, 1995, which represents interest on NovaCare debt not assumed by HEALTHSOUTH. A .125% variance in the assumed interest rate would change annual pro forma interest expense by approximately $294,000.

   5. To adjust estimated Medicare reimbursement for the changes in reimbursable expenses described in items 1, 2, 3 and 4 above. These changes are as follows (in thousands);


                                            Year Ended      Six months ended
                                            December 31,        June 30,
                                               1994               1995
                                            ------------    ----------------
Depreciation and amortization
(Note 1)...................................  $  (1,918)        $ (999)
Intercompany management fees
(Note 2)...................................     (4,196)          (910)
Depreciation and amortization
(Note 3)...................................      7,526          1,882
Interest expense (Note 4)..................     10,100          2,684
                                                11,512          2,657
Assumed Medicare utilization...............         70%            70%
Increased reimbursement....................  $   8,058         $1,860


The Medicare utilization rate of 70% assumes a slight improvement in NovaCare's historical Medicare percentage of 78% as a result of bringing these facilities into the HEALTHSOUTH network.

   6. To adjust the NovaCare provision for income taxes to an effective rate of 39% (net of minority interests).

B. The SSCI Merger

   The proposed Merger is intended to be accounted for as a pooling of interests. The pro forma condensed income statements assume that the Merger was consummated on January 1, 1992. The pro forma condensed balance sheet assumes that the Merger was consummated on June 30, 1995.

   The pro forma condensed financial information contains no adjustments to conform the accounting policies of the two companies because any such adjustments have been determined to be immaterial by the management of HEALTHSOUTH.

   The following pro forma adjustments are necessary for the SSCI Merger:

   1. The pro forma condensed income statements do not reflect non-recurring costs resulting directly from the Merger. The management of HEALTHSOUTH estimates that these costs will approximate $3,000,000 and will be charged to operations in the quarter the Merger is consummated. The amount includes costs to merge the two companies and professional fees. However, this estimated expense, net of taxes of $1,170,000, has been charged to retained earnings in the accompanying pro forma balance sheet.



   2. To adjust pro forma share amounts based on historical share amounts, converting each outstanding SSCI Share into .0906 shares of HEALTHSOUTH Common Stock. The conversion ratio is based upon an assumed Average Closing Date Price for HEALTHSOUTH's Common Stock not greater than $25.00 per share.

             SELECTED CONSOLIDATED FINANCIAL DATA -- HEALTHSOUTH

   The consolidated income statement data set forth below for the years ended December 31, 1990, 1991, 1992, 1993 and 1994 and the consolidated balance sheet data at December 31, 1990, 1991, 1992, 1993 and 1994 are derived from consolidated financial statements audited by HEALTHSOUTH's independent auditors. The data for the six months ended June 30, 1994 and 1995 and at June 30, 1995 are derived from the unaudited consolidated financial statements of HEALTHSOUTH. In the opinion of HEALTHSOUTH, the consolidated income statement data for the six months ended June 30, 1994 and 1995, and the consolidated balance sheet data at June 30, 1995, reflect all adjustments (which consist of only normal recurring adjustments) necessary for a fair presentation of results of interim periods. Operating results for the six months ended June 30, 1995, are not necessarily indicative of results for the full fiscal year or for any future interim period. The consolidated income statement data set forth below for the years ended December 31, 1992, 1993 and 1994 and the consolidated balance sheet data at December 31, 1993 and 1994 are qualified by reference to the audited consolidated financial statements included elsewhere herein. The consolidated income statement data set forth below for the six months ended June 30, 1994 and 1995 and the consolidated balance sheet data at June 30, 1995 are qualified by reference to the unaudited consolidated financial statements included elsewhere herein. The financial information for all periods set forth below has been restated to reflect the acquisition of ReLife, Inc. ("ReLife") in December 1994 and the acquisition of Surgical Health Corporation ("SHC") in June 1995, each of which has been accounted for as a pooling of interests.

                                                                                                                  Six Months
                                                               Year Ended December 31,                          Ended June 30,
                                               1990        1991        1992        1993          1994           1994     1995
                                             --------    --------    --------    --------    ----------        ------   --------
                                                         (In thousands, except per share data)                   (unaudited)
Income Statement Data:
Revenues ..................................  $207,390    $277,655    $501,046    $656,329    $1,236,190    $   584,183 $716,949
Operating expenses: .......................
Operating units ...........................   151,970     200,350     372,169     471,778       906,712        437,643  513,038
Corporate general and administrative  .....     7,025      10,901      16,878      24,329        45,895         19,191   19,645
Provision for doubtful accounts............     5,608       6,092      13,254      16,181        23,739         10,287   14,119
Depreciation and amortization .............    11,388      15,115      29,834      46,224        86,678         36,962   55,663
Interest expense...........................    12,058      10,507      12,623      18,495        65,286         26,980   44,292
Interest income............................    (4,166)     (5,835)     (5,415)     (3,924)       (4,308)        (1,598)  (2,770)
Merger expense (1) ........................       --          --          --          333         6,520          3,397   29,194
Loss on impairment of assets (2) ..........       --          --          --          --         10,500            --    11,192
Loss on abandonment of computer project
(2)........................................       --          --          --          --          4,500            --       --
NME Selected Hospitals Acquisition related
expense (2) ...............................       --          --          --       49,742           --             --       --
Terminated merger expense (2) .............       --          --        3,665         --            --             --       --
Gain on sale of partnership interest  .....       --          --          --       (1,400)          --             --       --
                                              183,883     237,130     443,008     621,758     1,145,522        532,862  684,373

Income before income taxes and minority
interests..................................    23,507      40,525      58,038      34,571        90,668         51,321   32,576
Provision for income taxes ................     8,153      13,582      18,864      11,930        34,305         19,104   10,895
Income before minority interests...........    15,354      26,943      39,174      22,641        56,363         32,217   21,681
Minority interests.........................       929       1,272       4,245       5,444         6,402          2,991    3,904
Net income ................................  $ 14,425    $ 25,671    $ 34,929    $ 17,197    $   49,961    $    29,226 $ 17,777

Weighted average common and common
equivalent shares outstanding..............    41,337      57,390      74,214      77,709        84,687         83,974   87,246

Net income per common and common
equivalent share (3) ......................  $   0.35    $   0.45    $   0.47    $   0.22    $     0.59    $      0.35 $   0.20

Net income per common share--assuming full
dilution (3) (4) ..........................  $   0.32    $   0.43    $   0.47    $   0.22    $     0.59    $      0.35 $   0.20


                                                              Year Ended December 31,                           Ended June 30,
                                               1990        1991        1992        1993          1994           1994     1995
                                             --------    --------    --------    --------    ----------        ------   ------
                                                                   (In thousands)
Balance Sheet Data:
Cash and marketable securities.........   $  74,774    $126,508     $111,524   $   89,999  $   85,363               $   75,915
Working capital........................     114,761     184,729      204,065      211,063     231,327                  285,146
Total assets...........................     321,383     503,797      795,367    1,444,418   1,736,336                2,063,049
Long-term debt (5).....................     157,585     171,275      338,000      888,181   1,034,394                1,357,299
Stockholders' equity...................     132,009     299,097      386,244      418,298     489,920                  518,132

(1) Expenses related to SHC's Ballas merger in 1993, the ReLife and Heritage Acquisitions in 1994 and the SHC Acquisition and NovaCare Rehabilitation Hospitals Acquisition in 1995.

(2) See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
    OF   OPERATIONS--HEALTHSOUTH"   and   "Notes   to   Consolidated   Financial
    Statements".

(3) Adjusted to reflect a three-for-two stock split effected in the form of a 50% stock dividend paid on December 31, 1991 and a two-for-one stock split effected in the form of a 100% stock dividend paid on April 17, 1995.

(4) Fully-diluted earnings per share in 1990 and 1991 reflect shares reserved for issuance upon exercise of dilutive stock options and shares reserved for issuance upon conversion of HEALTHSOUTH's 7 3/4 % Convertible Subordinated Debentures due 2014, all of which were converted into Common Stock prior to June 3, 1991. Fully diluted earnings per share in 1994 reflect shares reserved for issuance upon conversion of HEALTHSOUTH's 5% Convertible Subordinated Debentures due 2001.

(5) Includes current portion of long-term debt.

                               41

                   MANAGEMENT'S DISCUSSION AND ANALYSIS OF
         FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- HEALTHSOUTH

General

   The following discussion is intended to facilitate the understanding and assessment of significant changes and trends related to the results of operations and financial condition of HEALTHSOUTH, including certain factors related to recent acquisitions by HEALTHSOUTH, the timing and nature of which have significantly affected HEALTHSOUTH's results of operations. This discussion and analysis should be read in conjunction with HEALTHSOUTH's consolidated financial statements and notes thereto included elsewhere in this Prospectus-Proxy Statement.

   HEALTHSOUTH completed the following acquisitions over the last two years.

   o On December 31, 1993, HEALTHSOUTH acquired substantially all of the assets of the rehabilitation services division of National Medical Enterprises, Inc. (the "NME Selected Hospitals Acquisition"). The purchase price was approximately $315,000,000, plus net working capital. HEALTHSOUTH acquired 28 inpatient rehabilitation facilities, with an aggregate of 2,296 licensed beds, and 45 outpatient rehabilitation centers.

   o On December 29, 1994, HEALTHSOUTH acquired ReLife, Inc. (the "ReLife Acquisition"). A total of 11,025,290 shares of HEALTHSOUTH Common Stock were issued in the transaction, representing a value of $180,000,000 at the time of the acquisition. At that time, ReLife operated 31 inpatient facilities with an aggregate of 1,102 licensed beds, including nine free-standing rehabilitation hospitals, nine acute rehabilitation units, five sub-acute rehabilitation units, seven transitional living units and one residential facility, and also provided outpatient rehabilitation services at 12 centers.

   o On May 19, 1995, HEALTHSOUTH purchased the operations of the rehabilitation hospital division of NovaCare, Inc. (the "NovaCare Rehabilitation Hospitals Acquisition"). The purchase price was approximately $235,000,000. The NovaCare Rehabilitation Hospitals consisted of 11 rehabilitation hospitals in seven states, 12 other facilities and two Certificates of Need.

   o On June 13, 1995, HEALTHSOUTH acquired Surgical Health Corporation (the "SHC Acquisition"). A total of 8,531,480 shares of HEALTHSOUTH Common Stock were issued in the transaction, representing a value of $155,000,000 at the time of the acquisition. HEALTHSOUTH also purchased SHC's $75,000,000 aggregate principal amount of 11.5% Senior Subordinated Notes due 2004 for an aggregate consideration of approximately $86,000,000. At that time, SHC operated a network of 36 free-standing surgery centers in 11 states, and five mobile lithotripsy units.

   The NME Selected Hospitals Acquisition and the NovaCare Rehabilitation Hospitals Acquisition each were accounted for under the purchase method of accounting and, accordingly, such operations are included in HEALTHSOUTH's consolidated financial information from their respective dates of acquisition. The ReLife Acquisition and the SHC Acquisition were each accounted for as a pooling of interests and, unless otherwise indicated, all amounts shown in the following discussion have been restated to reflect such acquisitions. The results of operations of SHC in turn reflect SHC's 1994 acquisition of Heritage Surgical Corporation (the "Heritage Acquisition"), which also was accounted for as a pooling of interests.

   HEALTHSOUTH determines the amortization period of the cost in excess of net asset value of purchased facilities based on an evaluation of the facts and circumstances of each individual purchase transaction. The evaluation includes an analysis of historic and projected financial performance, an evaluation of the estimated useful life of the buildings and fixed assets acquired, the indefinite useful life of certificates of need and licenses acquired, the competition within local markets, lease terms where applicable, and the legal terms of partnerships where applicable. HEALTHSOUTH utilizes independent appraisers and relies on its own management expertise in evaluating each of the factors noted above. With respect to the carrying value of the excess of cost over net asset value of purchased facilities and other intangible assets, HEALTHSOUTH determines on a quarterly basis whether an impairment event has occurred by considering factors such as the market value of the asset, a significant adverse change in legal factors or in the business climate, adverse action by regulators, history of operating losses or cash flow losses, or a projection of continuing losses associated with an operating entity. The carrying value of excess cost over net asset value of purchased facilities and other intangible assets will be evaluated if the facts and circumstances suggest that it has been impaired. If this evaluation indicates that the value of the asset will not be recoverable, as determined based on the undiscounted cash flows of the entity acquired over the remaining amortization period, HEALTHSOUTH's carrying value of the asset will be reduced by the estimated shortfall of cash flows.

   Governmental, commercial and private payors have increasingly recognized the need to contain their costs for healthcare services. These payors, accordingly, are turning to closer monitoring of services, prior authorization requirements, utilization review and increased utilization of outpatient services. During the periods discussed below, HEALTHSOUTH has experienced an increased effort by these payors to contain costs through negotiated discount pricing. HEALTHSOUTH views these efforts as an opportunity to demonstrate the effectiveness of its clinical programs and its ability to provide its rehabilitative healthcare services efficiently. HEALTHSOUTH has entered into a number of contracts with payors to provide services and has realized an increased volume of patients as a result.

   HEALTHSOUTH's revenues include net patient service revenues and other operating revenues. net patient service revenues are reported at estimated net realizable amounts from patients, insurance companies, third-party payors
(primarily Medicare and Medicaid) and others for services rendered. Revenues from third-party payors also include estimated retroactive adjustments under reimbursement agreements which are subject to final review and settlement by appropriate authorities. Management determines allowances for doubtful accounts and contractual adjustments based on historical experience and the terms of payor contracts. Net accounts receivable include only those amounts estimated by management to be collectible. HEALTHSOUTH, in many cases, operates more than one site in a market. In such markets, there is customarily an outpatient center or inpatient facility with associated satellite outpatient locations. For purposes of the following discussion and analysis, same store operations are measured on locations within markets in which similar operations existed at the end of the period and include the operations of additional locations opened within the same market. New store operations are measured on locations within new markets.

Results of Operations of HEALTHSOUTH

Six-Month Periods Ended June 30, 1995 and 1994

   HEALTHSOUTH operated 318 outpatient rehabilitation locations (excluding outpatient satellites of inpatient facilities) at June 30, 1995, compared to 199 outpatient rehabilitation locations at June 30, 1994. In addition, HEALTHSOUTH operated 77 inpatient rehabilitation facilities, five medical centers and 43 surgery centers at June 30, 1995, compared with 61 inpatient facilities, five medical centers and 32 surgery centers at June 30, 1994.

   HEALTHSOUTH's operations generated revenues of $716,949,000 for the six months ended June 30, 1995, an increase of $132,766,000, or 22.7%, as compared to the same period in 1994. The increase in revenues is primarily attributable to increases in patient volume and the completion of the NovaCare Rehabilitation Hospitals Acquisition, which was effective April 1, 1995, and the addition of new outpatient centers. Same store revenues for the period ended June 30, 1995 were $639,443,000, an increase of $55,260,000, or 9.5%, as compared to the same period in 1994. New store revenues were $77,506,000. Revenues generated from patients under Medicare and Medicaid plans respectively accounted for 41.1% and 2.3% of revenue for the first six months of 1995, compared to 41.3% and 3.4% for the same period in 1994. Revenues from any other single third-party payor were not significant in relation to HEALTHSOUTH's revenues. During the first six months of 1995, same store outpatient visits, inpatient days and surgical cases increased 24.1%, 6.4% and 14.1%, respectively. Revenue per outpatient visit for the same store operations decreased by 1.5%, while revenue per inpatient day and revenue per surgical case for the same store operations increased by 0.3% and 0.7%, respectively.

   Operating expenses, at the operating unit level, were $513,038,000, or 71.6% of revenues, for the six months ended June 30, 1995, as compared to $437,643,000, or 74.9% of revenues, for the first six months of 1994. Same store operating expenses were $456,608,000, or 71.4% of comparable revenue. New store operating expenses were $56,430,000, or 72.8% of comparable revenue. Corporate general and administrative expenses increased from $19,191,000 during the first six months of 1994 to $19,645,000 during the first six months of 1995. As a percentage of revenues, corporate general and administrative expenses decreased from 3.3% in the 1994 period to 2.7% in the 1995 period. The provision for doubtful accounts was $14,119,000, or 2.0% of revenues, for the first six months of 1995, compared to $10,287,000, or 1.8% of revenues, for the same period in 1994. HEALTHSOUTH's management believes that this provision is adequate to cover any uncollectible revenues.

   Depreciation and amortization expense was $55,663,000 for the six-month period ended June 30, 1995, compared to $36,962,000 for the same period in 1994. The increase represents the investment in additional assets by HEALTHSOUTH. Interest expense was $44,292,000 for the six-month period ended June 30, 1995, compared to $26,980,000 for the six-month period ended June 30, 1994. The increase in interest expense corresponds to the increase in long-term debt by HEALTHSOUTH. For the first six months of 1995, interest income was $2,770,000, compared to $1,598,000 for the first six months of 1994.

   As a result of the NovaCare Rehabilitation Hospitals Acquisition and the SHC Acquisition, HEALTHSOUTH recognized $29,194,000 in merger costs during the second quarter of 1995. Fees related to legal, accounting and financial advisory services accounted for $3,400,000 of the expense. Costs and expenses related to the SHC Bond Tender Offer (see "Liquidity and Capital Resources") totaled $14,606,000. Accruals for employee separations were approximately $1,188,000. In addition, HEALTHSOUTH has provided approximately $10,000,000 for the write-down of certain assets to net realizable value as the result of a planned facility consolidation. The consolidation is applicable in a market where HEALTHSOUTH's existing services overlap with those of an acquired facility.

   During the second quarter of 1995, HEALTHSOUTH recognized an $11,192,000 loss on impairment of assets. The impaired assets relate to six SHC facilities in which the projected undiscounted cash flows did not support the book value of the long-lived assets of such facilities.

   Income before minority interests and income taxes and non-recurring expenses for the first six months of 1995 was $72,962,000, compared to $54,718,000 for the same period in 1994. Income before minority interests and income taxes for the first six months of 1995 was $32,576,000. Minority interests decreased income before income taxes by $3,904,000 for the six month period ended June 30, 1995, compared to decreasing income before income taxes by $2,991,000 for the same period of 1994. The provision for income taxes (excluding non-recurring expenses) for the first six months of 1995 was $26,242,000, compared to $20,446,000 for the same period in 1994, resulting in effective tax rates of 38.0% and 39.5%, respectively. The provision for income taxes (including non-recurring expenses) for the first six months of 1995 was $10,895,000, resulting in an effective tax rate of 38.0%. Income (excluding non-recurring expenses and related income tax benefits) for the first six months of 1995 was $42,817,000, compared to $31,281,000 for the same period in 1994. Net income for the six months ended June 30, 1995 (including non-recurring expenses) was $17,777,000, compared to $29,226,000 for the same period in 1994.

Twelve-Month Periods Ended December 31, 1994 and 1993

   HEALTHSOUTH operated 238 outpatient rehabilitation locations (excluding outpatient satellites of inpatient facilities) at December 31, 1994, compared to 171 outpatient rehabilitation locations at December 31, 1993. In addition, HEALTHSOUTH operated 66 inpatient facilities, 36 surgery centers and five medical centers at December 31, 1994, compared to 39 inpatient facilities, 28 surgery centers and four medical centers at December 31, 1993.

   HEALTHSOUTH's operations generated revenues of $1,236,190,000 in 1994, an increase of $579,861,000, or 88.3%, as compared to 1993 revenues. Same store revenues for the twelve months ended December 31, 1994 were $746,709,000, an increase of $90,380,000, or 13.8%, as compared to the same period in 1993. New store revenues for 1994 were $489,481,000. New store revenues primarily reflect the 28 inpatient rehabilitation facilities and 45 associated outpatient rehabilitation locations associated with the NME Selected Hospitals Acquisition. The increase in revenues is primarily attributable to the addition of these operations and increases in patient volume. Revenues generated from patients under Medicare and Medicaid plans respectively accounted for 41.0% and 3.2% of total revenues for 1994, compared to 30.6% and 1.0% of total revenues for 1993. Revenues from any other single third-party payor were not significant in relation to HEALTHSOUTH's total revenues. The increase in Medicare revenues is primarily attributable to the NME Selected Hospitals Acquisition, since the acquired facilities had a greater proportion of Medicare patients than HEALTHSOUTH's historical experience in existing facilities. During 1994, same store outpatient visits, inpatient days and surgery center cases increased 21.8%, 23.0% and 5.0%, respectively. Revenue per outpatient visit and revenue per inpatient day for the same store operations decreased by 7.8% and 8.4%, respectively, while revenue per surgery case increased by 0.9%. These decreases were offset by increased volume from managed care and national accounts and by control of expenses.

   Operating expenses, at the operating unit level, were $906,712,000, or 73.3% of revenues, for 1994, compared to 71.9% of revenues for 1993. This change was due to the decrease in revenue per visit and revenue per inpatient day described above. Same store operating expenses for 1994 were $563,915,000, or 75.5% of related revenues. New store operating expenses were $342,797,000, or 70.0% of related revenues. Corporate general and administrative expenses increased from $24,329,000 in 1993 to $45,895,000 in 1994. As a percentage of revenues, corporate general and administrative expenses remained at 3.7% in 1993 and 1994. Total operating expenses were $952,607,000, or 77.1% of revenues, for 1994, compared to $496,107,000, or 75.6% of revenues, for 1993. The provision for doubtful accounts was $23,739,000, or 1.9% of revenues, for 1994, compared to $16,181,000, or 2.5% of revenues, for 1993.

   Depreciation and amortization expense was $86,678,000 for 1994, compared to $46,224,000 for 1993. The increase represents the investment in additional assets by HEALTHSOUTH. Interest expense increased to $65,286,000 in 1994, compared to $18,495,000 for 1993, primarily because of the increased borrowings during the year under HEALTHSOUTH's revolving line of credit, the issuance of $250,000,000 principal amount of 9.5% Senior Subordinated Notes due 2001 and the issuance of $115,000,000 principal amount of 5% Convertible Subordinated Debentures due 2001. For 1994, interest income was $4,308,000, compared to $3,924,000 for 1993. The increase in interest income is primarily attributable to the increase in interest rates.

   During 1994, HEALTHSOUTH began implementation of the plan of consolidation related to the NME Selected Hospitals Acquisition. The $3,338,000 accrual for costs related to employee separations and relocations was reduced by approximately $758,000. A total of 208 employees were affected during 1994. In addition, assets with a net book value of $17,911,000 were written off against the $39,000,000 provided for the plan of consolidation. Finally, HEALTHSOUTH wrote off all of the $7,700,000 in capitalized development projects. HEALTHSOUTH will complete the plan of consolidation during 1995. It is management's opinion that the remaining accrual of $23,669,000 is adequate to complete the plan.

   Merger costs in 1994 of $6,520,000 represent costs incurred or accrued in connection with completing the ReLife Acquisition ($2,949,000) and the Heritage Acquisition ($3,571,000).

   During 1994, HEALTHSOUTH recognized a $10,500,000 loss on impairment of assets. This amount relates to the termination of a ReLife management contract and a permanently damaged ReLife facility. HEALTHSOUTH determined not to attempt to reopen such damaged facility because, under its existing licensure, the facility was not consistent with HEALTHSOUTH's plans. Also during 1994, HEALTHSOUTH recognized a $4,500,000 loss on abandonment of a ReLife computer project.

   Income before minority interests and income taxes for 1994 was $90,668,000, compared to $34,571,000 for 1993. Minority interests reduced income before income taxes by $6,402,000, compared to $5,444,000 for 1993. The provision for income taxes for 1994 was $34,305,000, compared to $11,930,000 for 1993, resulting in effective tax rate of 40.7% for 1994 and 41.0% for 1993. Net income for 1994 was $49,961,000.

Twelve-Month Periods Ended December 31, 1993 and 1992

   HEALTHSOUTH operated 171 outpatient rehabilitation locations (excluding outpatient satellites of inpatient facilities) at December 31, 1993, compared to 126 outpatient rehabilitation locations at December 31, 1992. In addition, HEALTHSOUTH operated 39 inpatient facilities, 28 surgery centers and four medical centers at December 31 1993, compared to 22 inpatient facilities, 20 surgery centers and four medical centers at December 31, 1992. In 1993, HEALTHSOUTH opened the Vanderbilt Stallworth Rehabilitation Hospital in Nashville, Tennessee, and acquired 13 inpatient facilities from Rebound, Inc. The foregoing information does not give effect to the facilities acquired effective December 31, 1993 in the NME Selected Hospitals Acquisition.

   HEALTHSOUTH's operations generated revenues of $656,329,000 in 1993, an increase of $155,283,000, or 31.0%, as compared to 1992 revenues. Same store revenues for the twelve months ended December 31, 1993 were $583,251,000, an increase of $82,205,000, or 16.4%, as compared to the same period in 1992. New store revenues for 1993 were $73,078,000. The increase in revenues is primarily attributable to increases in patient volume and the addition of 45 outpatient rehabilitation locations and 13 inpatient locations. Revenues generated from patients under Medicare and Medicaid plans respectively accounted for 30.6% and 1.0% of revenues for 1993, compared to 29.3% and 1.3% of revenues for 1992. Revenues from any other single third-party payor were not significant in relation to HEALTHSOUTH's revenues. During 1993, same store outpatient visits, inpatient days and surgical cases increased 19.9%, 8.2% and 13.0%, respectively. Revenue per outpatient visit, revenue per inpatient day and revenue per surgical case for same store operations increased by 0.6%, 6.3% and 6.1%, respectively.

   Operating expenses, at the operating unit level, were $471,778,000, or 71.9% of revenues, for 1993, compared to 74.3% of revenues for 1992. Same store operating expenses for 1993 were $420,093,000, or 72.0% of related revenues. New store operating expenses were $51,685,000, or 70.7% of related revenues. The decrease in operating expenses as a percentage of revenues is primarily attributable to increased patient volume and controlled expenses. Corporate general and administrative expenses increased from $16,878,000 in 1992 to
$24,329,000  in  1993.  As a  percentage  of  revenues,  corporate  general  and administrative expense increased from 3.4% in 1992 to 3.7% in 1993. Total operating expenses were $496,107,000, or 75.6% of revenues, for 1993, compared to $389,047,000, or 77.6% of revenues, for 1992. The provision for doubtful accounts was $16,181,000, or 2.5% of revenues, for 1993, compared to $13,254,000, or 2.6% of revenues, for 1992.

   Depreciation and amortization expense was $46,224,000 for 1993, compared to $29,834,000 for 1992. The increase represents the investment in additional assets by HEALTHSOUTH. Interest expense increased to $18,495,000 in 1993 compared to $12,623,000 for 1992 primarily because of the increased borrowings during the year under HEALTHSOUTH's revolving line of credit. For 1993, interest income was $3,924,000, compared to $5,415,000 for 1992. The reduction in interest income was primarily attributable to the reduction in rates received on invested funds and a decrease in the cash balance.

   As a result of the NME Selected Hospitals Acquisition, HEALTHSOUTH recognized an expense of approximately $49,742,000 during the year ended December 31, 1993. By recognizing this expense, HEALTHSOUTH accrued approximately $3,338,000 for costs related to certain employee separations and relocations. HEALTHSOUTH expects the plan of consolidation to take up to 24 months. The $3,338,000 accrual, which is the only cash expense included in the acquisition-related expense, will be paid over the same period. In addition, HEALTHSOUTH has provided approximately $39,000,000 for the write-down of certain assets to net realizable value as the result of planned facility consolidations, and approximately $7,700,000 for the write-off of certain capitalized development projects. The consolidations are applicable in selected markets where HEALTHSOUTH's services overlap with those of the acquired facilities. The costs of development projects in certain target markets that were previously capitalized were written off due to the acquisition of NME facilities in or near those markets.

   Income before minority interests and income taxes for 1993 was $34,571,000, compared to $58,038,000 for 1992. The provision for income taxes for 1993 was $11,930,000, compared to $18,864,000 for 1992, resulting in effective tax rates of 41.0% for 1993 and 35.1% for 1992. Net income for 1993 was $17,197,000.

Liquidity and Capital Resources

   As of June 30, 1995, HEALTHSOUTH had working capital of $285,146,000, including cash and marketable securities of $75,915,000. Working capital at December 31, 1994 was $231,327,000, including cash and marketable securities of $85,363,000. For the first six months of 1995, cash provided by operations was $87,776,000, compared to $60,561,000 for the same period in 1994. Additions to property, plant, and equipment and acquisitions accounted for $70,235,000 and $284,090,000, respectively, during the first six months of 1995. Those same investing activities accounted for $68,320,000 and $34,645,000, respectively, in the same period in 1994. Financing activities provided $273,558,000 and $74,959,000 during the first six months of 1995 and 1994, respectively. Net borrowing proceeds (borrowing less principal reductions) for the first six months of 1995 and 1994 were $277,393,000 and $68,330,000, respectively.

   Accounts receivable were $281,283,000 at June 30, 1995, compared to $242,659,000 at December 31, 1994. The number of days of average revenues in ending receivables was 64.5 at June 30, 1995 (excluding accounts receivable and revenue from the facilities acquired from NovaCare during the second quarter of
1995), compared to 71.6 at December 31, 1994. The concentration of net accounts receivable from patients, third-party payors, insurance companies and others at June 30, 1995 is consistent with the related concentration of revenues for the period then ended.

   At June 30, 1995, HEALTHSOUTH had a $1,000,000,000 revolving line of credit with NationsBank of North Carolina and 28 other banks. Interest is paid based on LIBOR plus a predetermined margin, prime or competitively bid rates from the participating banks. This credit facility has an initial maturity date of June 1, 1998, with two one-year renewals. HEALTHSOUTH provided a negative pledge on all assets and granted the banks a first priority security interest in all shares of stock of its subsidiaries and rights and interests in its controlled partnerships. The effective interest rate on the average outstanding balance under the revolving line of credit was 7.27% for the six months ended June 30, 1995, compared to the average prime rate of 8.91% during the same period. At June 30, 1995, HEALTHSOUTH had drawn $895,000,000 under its revolving line of credit.

   On June 20, 1995, HEALTHSOUTH purchased $67,500,000 of the $75,000,000 outstanding principal amount of 11.5% Senior Subordinated Notes due 2004 of SHC (the "SHC Bond Tender Offer") for 115% of the face value of the Notes. Subsequent to June 30, 1995, the remaining $7,500,000 balance was purchased on the open market.

   HEALTHSOUTH intends to pursue the acquisition or development of additional healthcare operations, including outpatient rehabilitation facilities, inpatient facilities, ambulatory surgery centers, and companies engaged in the provision of rehabilitation-related services, and to expand certain of its existing facilities. While it is not possible to estimate precisely the amounts which will actually be expended in the foregoing areas, HEALTHSOUTH anticipates that over the next twelve months, it will spend approximately $80,000,000 for the acquisition and/or development of new outpatient facilities and approximately $70,000,000 for inpatient facility projects and the construction and equipping of additions to inpatient facilities.

   Although HEALTHSOUTH is continually considering and evaluating acquisitions and opportunities for future growth, HEALTHSOUTH has not entered into any agreements with respect to material future acquisitions other than the pending acquisition of SSCI. HEALTHSOUTH believes that existing cash, cash flow from operations, and borrowings under the revolving line of credit will be sufficient to satisfy HEALTHSOUTH's estimated cash requirements for the next twelve months and thereafter.

   Inflation in recent years has not had a significant effect on HEALTHSOUTH's business, and is not expected to adversely affect HEALTHSOUTH in the future unless it increases significantly.

                           BUSINESS OF HEALTHSOUTH

General

   HEALTHSOUTH is the nation's largest provider of outpatient and rehabilitative healthcare services. HEALTHSOUTH provides these services through its national network of outpatient and inpatient rehabilitation facilities, outpatient surgery centers, medical centers and other healthcare facilities. HEALTHSOUTH believes that it provides patients, physicians and payors with high-quality healthcare services at significantly lower costs than traditional inpatient hospitals. Additionally, HEALTHSOUTH's national network, reputation for quality and focus on outcomes has enabled the Company to secure contracts with national and regional managed care payors. HEALTHSOUTH has over 500 patient care locations in 38 states, the District of Columbia and Ontario, Canada.

   In its outpatient and inpatient rehabilitation facilities, HEALTHSOUTH provides interdisciplinary programs for the rehabilitation of patients experiencing disability due to a wide variety of physical conditions, such as stroke, head injury, orthopaedic problems, neuromuscular disease and sports-related injuries. HEALTHSOUTH's rehabilitation services include physical therapy, sports medicine, work hardening, neurorehabilitation, occupational therapy, respiratory therapy, speech-language pathology and rehabilitation nursing. Independent studies have shown that rehabilitation services like those provided by HEALTHSOUTH can save money for payors and employers.

   HEALTHSOUTH operates the third largest network of free-standing outpatient surgery centers in the United States. HEALTHSOUTH's outpatient surgery centers provide the facilities and medical support staff necessary for physicians to perform non-emergency surgical procedures. While outpatient surgery is widely recognized as generally less expensive than surgery performed in a hospital, HEALTHSOUTH believes that outpatient surgery performed at a free-standing outpatient surgery center is generally less expensive than hospital-based outpatient surgery. Approximately 95% of HEALTHSOUTH's surgery center facilities are located in markets served by its rehabilitative service facilities, enabling HEALTHSOUTH to pursue opportunities for cross-referrals.



   Over the last two years, HEALTHSOUTH has completed several significant acquisitions in the rehabilitation business and has expanded into the surgery center business. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS-- HEALTHSOUTH". HEALTHSOUTH believes that these acquisitions complement its historical operations and enhance its market position. HEALTHSOUTH further believes that its expansion into the outpatient surgery business provides it with a platform for future growth.



Company Strategy

   HEALTHSOUTH's principal objective is to be the provider of choice for patients, physicians and payors alike for outpatient and rehabilitative healthcare services throughout the United States. HEALTHSOUTH's growth strategy is based upon four primary elements: (i) the implementation of HEALTHSOUTH's integrated service model in appropriate markets, (ii) successful marketing to managed care organizations and other payors, (iii) the provision of high-quality, cost-effective healthcare services, and (iv) the expansion of its national network.

   o Integrated Service Model. HEALTHSOUTH seeks, where appropriate, to provide an integrated system of healthcare services, including outpatient rehabilitation services, inpatient rehabilitation services, ambulatory surgery services and outpatient diagnostic services. HEALTHSOUTH believes that its integrated system offers payors the convenience of dealing with a single provider for multiple services. Additionally, it believes that its facilities can provide extensive referral opportunities. For example, HEALTHSOUTH estimates that approximately one-third of its outpatient rehabilitation patients have had outpatient surgery, virtually all inpatient rehabilitation patients will require some form of outpatient rehabilitation, and virtually all inpatient rehabilitation patients have had some type of diagnostic procedure. HEALTHSOUTH has implemented its integrated service model in certain of its markets, and intends to expand the model into other appropriate markets.

   o Marketing to Managed Care Organizations and Other Payors. Since the late 1980s, HEALTHSOUTH has focused on the development of contractual relationships with managed care organizations, major insurance companies, large regional and national employer groups and provider alliances and networks. HEALTHSOUTH's documented outcomes and experience with several hundred thousand patients in delivering quality healthcare services at reasonable prices has enhanced its attractiveness to such entities and has given HEALTHSOUTH a competitive advantage over smaller and regional competitors. These relationships have increased patient flow to HEALTHSOUTH's facilities and contributed to HEALTHSOUTH's same-store growth.

   o Cost-Effective Services. HEALTHSOUTH's goal is to provide high-quality healthcare services in cost-effective settings. To that end, HEALTHSOUTH has developed standardized clinical protocols for the treatment of its patients. This results in "best practices" techniques being utilized at all of HEALTHSOUTH's facilities, allowing the consistent achievement of demonstrable, cost-effective clinical outcomes. HEALTHSOUTH's reputation for its clinical programs is enhanced through its relationships with major universities throughout the nation, and its support of clinical research in its facilities. Further, independent studies estimate that, for every dollar spent on rehabilitation, $11 to $35 is saved. Finally, surgical procedures typically are less expensive in outpatient surgery centers than in hospital settings. HEALTHSOUTH believes that outpatient and rehabilitative healthcare services will assume increasing importance in the healthcare environment as payors continue to seek to reduce overall costs by shifting patients to more cost-effective treatment settings.

   o Expansion of National Network. As the largest provider of outpatient and rehabilitative healthcare services in the United States, HEALTHSOUTH is able to realize economies of scale and compete successfully for national contracts with large payors and employers while retaining the flexibility to respond to particular needs of local markets. The national network affords HEALTHSOUTH the opportunity to offer large national and regional employers and payors the convenience of dealing with a single provider, to utilize greater buying power through centralized purchasing, to achieve more efficient costs of capital and labor and to more effectively recruit and retain clinicians. HEALTHSOUTH believes that its recent and pending acquisitions in the outpatient surgery and diagnostic imaging fields will further enhance its national presence by broadening the scope of its existing services and providing new opportunities for growth. These national benefits are realized without sacrificing local market responsiveness. HEALTHSOUTH's objective is to provide those outpatient and rehabilitative healthcare services needed within each local market by tailoring its services and facilities to that market's needs, thus bringing the benefits of nationally recognized expertise and quality into the local setting.

Patient Care Services

   HEALTHSOUTH began its operations in 1984 with a focus on providing comprehensive orthopaedic and musculoskeletal rehabilitation services on an outpatient basis. Over the succeeding 11 years, HEALTHSOUTH has consistently sought and implemented opportunities to expand its services through acquisitions and de novo development activities that complement its historic focus on orthopaedic, sports medicine and occupational medicine services and that provide independent platforms for growth. HEALTHSOUTH's acquisitions and internal growth have enabled it to become the largest provider of rehabilitative healthcare services, both inpatient and outpatient, in the United States. In addition, HEALTHSOUTH has added outpatient surgery services, diagnostic imaging services and other outpatient services which provide natural enhancements to its rehabilitative healthcare locations and facilitate the implementation of its integrated service model. HEALTHSOUTH believes that these additional businesses also provide opportunities for growth in other areas not directly related to the rehabilitative business, and HEALTHSOUTH intends to pursue further expansion in those businesses.

Rehabilitative Services: General

   When a patient is referred to one of HEALTHSOUTH's rehabilitation facilities, he undergoes an initial evaluation and assessment process that results in the development of a rehabilitation care plan designed specifically for that patient. Depending upon the patient's disability, this evaluation process may involve the services of a single discipline, such as physical therapy for a knee injury, or of multiple disciplines, as in the case of a complicated stroke patient. HEALTHSOUTH has developed numerous rehabilitation programs, which include stroke, head injury, spinal cord injury, neuromuscular and work injury, that combine certain services to address the needs of patients with similar disabilities. In this way, all of the facilities' patients, regardless of the severity and complexity of their disabilities, can receive the level and intensity of those services necessary for them to be restored to as productive, active and independent a lifestyle as possible.

Outpatient Rehabilitation Services

   HEALTHSOUTH operates the largest group of affiliated proprietary outpatient rehabilitation facilities in the United States. HEALTHSOUTH's outpatient rehabilitation centers offer a comprehensive range of rehabilitative healthcare services, including physical therapy and occupational therapy, that are tailored to the individual patient's needs, focusing predominantly on orthopaedic injuries, sports injuries, work injuries, hand and upper extremity injuries, back injuries, and various neurological/ neuromuscular conditions. As of August 31, 1995, HEALTHSOUTH provided outpatient rehabilitative healthcare services through 341 outpatient locations, including freestanding outpatient centers and their satellites and outpatient satellites of inpatient facilities.

   The continuing emphasis on containing the increases in healthcare costs, as evidenced by Medicare's prospective payment system, the growth in managed care and the various alternative healthcare reform proposals, results in the early discharge of patients from acute-care facilities. As a result, many hospital patients do not receive the intensity of services that may be necessary for them to achieve a full recovery from their diseases, disorders or traumatic conditions. HEALTHSOUTH's outpatient rehabilitation services play a significant role in the continuum of care because they provide hospital-level services, in terms of intensity, quality and frequency, in a more cost-efficient setting.

   Patients treated at HEALTHSOUTH's outpatient centers will undergo varying courses of therapy depending upon their needs. Some patients may only require a few hours of therapy per week for a few weeks, while others may spend up to five hours per day in therapy for six months or more, depending on the nature, severity and complexity of their injuries.

   In general, HEALTHSOUTH initially establishes an outpatient center in a given market, either by acquiring an existing private therapy practice or through de novo development, and institutes its clinical protocols and programs in response to the community's general need for services. HEALTHSOUTH will then establish satellite clinics that are dependent upon the main facility for management and administrative services. These satellite clinics generally provide a specific evaluative or specialty service/program, such as hand therapy or foot and ankle therapy, in response to specific market demands. HEALTHSOUTH's outpatient rehabilitation facilities range in size from 1,200 square feet for specialty clinics to 20,000 square feet for large, full-service facilities. Currently, the typical outpatient facility configuration ranges in size from 2,000 to 5,000 square feet and costs less than $500,000 to build and equip.

   Patient utilization of HEALTHSOUTH's outpatient rehabilitation facilities cannot be measured in the conventional manner applied to acute-care hospitals, nursing homes and other healthcare providers which have a fixed number of licensed beds and serve patients on a 24-hour basis. Utilization patterns in outpatient rehabilitation facilities will be affected by the market to be served, the types of injuries treated, the patient mix and the number of available therapists, among other factors. Moreover, because of variations in size, location, hours of operation, referring physician base and services provided and other differences among each of HEALTHSOUTH's outpatient facilities, it is not possible to accurately assess patient utilization against a norm.

Inpatient Services

   Inpatient Rehabilitation Facilities. At August 31, 1995, HEALTHSOUTH operated 77 inpatient rehabilitation facilities with 4,618 beds, representing the largest group of affiliated proprietary inpatient rehabilitation facilities in the United States. HEALTHSOUTH's inpatient rehabilitation facilities provide high-quality comprehensive services to patients who require intensive institutional rehabilitation care.

   Inpatient rehabilitation patients are typically those who are experiencing significant physical disabilities due to various conditions, such as head injury, spinal cord injury, stroke, certain orthopaedic problems and neuromuscular disease. HEALTHSOUTH's inpatient rehabilitation facilities provide the medical, nursing, therapy and ancillary services required to comply with local, state and federal regulations as well as accreditation standards of the Joint Commission on Accreditation of Healthcare Organizations (the "JCAHO") and the Commission on Accreditation of Rehabilitation Facilities.

   All of HEALTHSOUTH's inpatient rehabilitation facilities utilize an interdisciplinary team approach to the rehabilitation process and involve the patient and family, as well as the payor, in the determination of the goals for the patient. Internal case managers monitor each patient's progress and provide documentation of patient status, achievement of goals, functional outcomes and efficiency.

   HEALTHSOUTH acquires or develops inpatient rehabilitation facilities in those communities where it believes there is a demonstrated need for comprehensive inpatient rehabilitation services. Depending upon the specific market opportunity, these facilities may be licensed as rehabilitation hospitals or skilled nursing facilities. HEALTHSOUTH believes that it can provide high-quality rehabilitation services in either type of facility, but prefers to utilize the rehabilitation hospital form.

   In certain markets where the it does not provide free-standing outpatient facilities, HEALTHSOUTH's rehabilitation hospitals may provide outpatient rehabilitation services as a complement to their inpatient services. Typically, this opportunity arises when patients complete their inpatient course of treatment but remain in need of additional therapy that can be accomplished on an outpatient basis. Depending upon the demand for outpatient services and physical space constraints, the rehabilitation hospital may establish the services either within its building or in a satellite location. In either case, the clinical protocols and programs developed for use in the free-standing outpatient centers will be utilized by these facilities.

   HEALTHSOUTH's Nashville, Tennessee (Vanderbilt University), Memphis, Tennessee (Methodist Hospitals), Dothan, Alabama (Southeast Alabama Medical Center) and Charleston, South Carolina (North Trident Regional Medical Center) hospital facilities have been developed in conjunction with local tertiary-care facilities. This strategy of developing effective referral and service networks prior to opening results in improved operating efficiencies for the new facilities. HEALTHSOUTH is utilizing this same concept in rehabilitation hospitals under development with the University of Missouri and the University of Virginia.

   Medical Centers. HEALTHSOUTH operates five medical centers with 912 licensed beds in four distinct markets. These facilities provide general and specialty medical and surgical healthcare services, emphasizing orthopaedics, sports medicine and rehabilitation.

   HEALTHSOUTH acquired its five medical centers as outgrowths of its rehabilitative healthcare services. Often, patients require medical and surgical interventions prior to the initiation of their rehabilitative care. In each of the markets in which HEALTHSOUTH has acquired a medical center, HEALTHSOUTH had well-established relationships with the medical communities serving each facility. In addition, each of the facilities enjoyed well-established reputations in orthopaedics and/or sports medicine prior to their acquisition by HEALTHSOUTH. Following the acquisition of each of its medical centers, HEALTHSOUTH has provided the resources to improve upon the physical plant and expand services through the introduction of new technology. HEALTHSOUTH has also developed additional relationships between these facilities and certain university facilities, including the University of Miami, Auburn University and the University of Alabama at Birmingham. Through these relationships, the influx of celebrity athletes and personalities and the acquisition of new technology, all five medical centers have improved their operating efficiencies and enhanced census.

   Each of the five  medical  center  facilities  is licensed  as an  acute-care
hospital,   is  accredited  by  the  JCAHO  and  participates  in  the  Medicare prospective payment system. See "Business -- Regulation".

   Inpatient Facility Utilization. In measuring patient utilization of HEALTHSOUTH's inpatient facilities, various factors must be considered. Due to market demand, demographics, start-up status, renovation, patient mix and other factors, HEALTHSOUTH may not treat all licensed beds in a particular facility as available beds, which sometimes results in a material variance between licensed beds and beds actually available for utilization at any specific time. HEALTHSOUTH is in a position to increase the number of available beds at such facilities as market conditions dictate. During the year ended December 31, 1994, HEALTHSOUTH's inpatient facilities achieved an overall utilization, based on patient days and available beds, of 61.0%.

Surgery Centers

   As a result of the SHC acquisition, HEALTHSOUTH became the third largest operator of outpatient surgery centers in the United States. It currently operates 43 free-standing surgery centers, including five mobile lithotripsy units, in 12 states, and has an additional five free-standing surgery centers under development. Approximately 95% of these facilities are located in markets served by HEALTHSOUTH outpatient and rehabilitative service facilities, enabling HEALTHSOUTH to pursue opportunities for cross-referrals between surgery and rehabilitative facilities as well as to centralize administrative functions. HEALTHSOUTH's surgery centers provide the facilities and medical support staff necessary for physicians to perform non-emergency surgical procedures that do not generally require overnight hospitalization. Its typical surgery center is a free-standing facility with two to six fully equipped operating and procedure rooms and ancillary areas for reception, preparation, recovery and administration. Each of HEALTHSOUTH's surgery centers is available for use only by licensed physicians, oral surgeons and podiatrists, and the centers do not perform surgery on an emergency basis.

   Outpatient surgery centers, unlike hospitals, have not historically provided overnight accommodations, food services or other ancillary services. Over the past several years, states have increasingly permitted the use of extended-stay recovery facilities by outpatient surgery centers. As a result, many outpatient surgery centers are adding extended recovery care capabilities where permitted. Seventeen of HEALTHSOUTH's surgery centers currently provide for extended recovery stays. HEALTHSOUTH's ability to develop such recovery care facilities is dependent upon state regulatory environments in the particular states where its centers are located.

   HEALTHSOUTH's outpatient surgery centers implement quality control procedures to evaluate the level of care provided the centers. Each center has a medical advisory committee of three to ten physicians which reviews the professional credentials of physicians applying for medial staff privileges at the center.

Other Patient Care Services

   In certain of its markets, HEALTHSOUTH provides other patient care services, including home healthcare, diagnostic services, physician services and contract management of hospital-based rehabilitative healthcare services. HEALTHSOUTH evaluates market opportunities on a case-by-case basis in determining whether to provide additional services of these types, which may be complementary to facility-based services provided by HEALTHSOUTH or stand-alone businesses.

Marketing of Facilities and Services

   HEALTHSOUTH markets its facilities, and their services and programs, on local, regional and national levels. Local and regional marketing activities are typically coordinated by facility-based marketing personnel, whereas large-scale regional and national efforts are coordinated by corporate-based personnel.

   In general, HEALTHSOUTH develops a marketing plan for each facility based on a variety of factors, including population characteristics, physician characteristics and incidence of disability statistics, in order to identify specific service opportunities. Facility-oriented marketing programs are focused on increasing the volume of patient referrals to the specific facility and involve the development of ongoing relationships with area schools, businesses and industries as well as physicians, health maintenance organizations and preferred provider organizations.

   HEALTHSOUTH's larger-scale marketing activities are focused more broadly on efforts to generate patient referrals to multiple facilities and the creation of new business opportunities. Such activities include the development and maintenance of contractual relationships or national pricing agreements with large third-party payors, such as CIGNA, Metrahealth (MetLife/Travelers) or other national insurance companies, with national HMO/PPO companies, such as Healthcare-COMPARE/AFFORDABLE, Hospital Network of America and Multiplan, with national case management companies, such as INTRACORP and Crawford & Co., and with national employers, such as Wal-Mart, Georgia-Pacific Corporation, Dillard Department Stores, Goodyear Tire & Rubber and Winn-Dixie. In addition, since the facilities acquired by HEALTHSOUTH during the past two years had very limited contractual relationships with payors, managed care providers, employers and others, HEALTHSOUTH is expanding its existing payor relationships to include these facilities.

   HEALTHSOUTH carries out broader programs designed to further enhance its public image. Among these is the HEALTHSOUTH Sports Medicine Council, headed by Bo Jackson, which is dedicated to developing educational programs focused on athletics for use in high schools. Healthsouth has ongoing relationships with the Ladies Professional Golf Association, the Southeastern Conference and more than 400 universities, colleges and high schools to provide sports medicine coverage of events and rehabilitative healthcare services for injured athletes. In addition, HEALTHSOUTH has established relationships with or provided treatment services for athletes from some 35 to 40 major professional sports teams, as well as providing sports medicine services for Olympic and amateur athletes.

   HEALTHSOUTH is a national sponsor of the United Cerebral Palsy Association and the National Arthritis Foundation and supports many other charitable organizations on national and local levels. Through these endeavors, HEALTHSOUTH provides its employees with opportunities to support their communities.

Sources of Revenues

   Private pay revenue sources represent the majority of HEALTHSOUTH's revenues. The following table sets forth the percentages of HEALTHSOUTH's revenues from various sources for the periods indicated:

                          Year Ended
                         December 31,          Year Ended
Source                       1993          December 31, 1994
------                   ----------        -----------------
Medicare.............        30.6 %            41.0 %
Commercial (1).......        36.3              34.1
Workers'

Compensation.........        16.4              10.9
All Other Payors
(2)..................        16.7              14.0
                            100.0 %           100.0 %

   (1) Includes commercial insurance, HMOs, PPOs and other managed care plans.

   (2) Medicaid is included in this category, but is insignificant in amount.

   The above table does not reflect the ReLife facilities or the SHC facilities for either period. The NME Selected Hospitals are included in the 1994 figures only. Comparable information for the ReLife and SHC facilities is not available and is not reflected in either year in the table. The percentage of revenues derived from Medicare increased in 1994 as a result of the NME Selected Hospitals Acquisition. HEALTHSOUTH has expanded its existing payor relationships to include the former NME and ReLife facilities.

   See "-- Regulation -- Medicare Participation and Reimbursement" for a description of the reimbursement regulations applicable to the Company's facilities.

Competition

   HEALTHSOUTH competes in the geographic markets in which its facilities are located. In addition, HEALTHSOUTH's rehabilitation facilities compete on a regional and national basis with other providers of specialized services such as sports medicine and work hardening, and specific concentrations such as head injury rehabilitation and orthopaedic surgery. The competition faced in each of these markets is similar, with variations arising from the number of healthcare providers in the given metropolitan area. The primary competitive factors in the rehabilitation services business are quality of services, projected patient outcomes, charges for services, responsiveness to the needs of the patients, community and physicians, and ability to tailor programs and services to meet specific needs of the patients. Competitors and potential competitors include hospitals, private practice therapists, rehabilitation agencies and others. Some of these competitors may have greater patient referral support and financial and personnel resources in particular markets than HEALTHSOUTH. Management believes that HEALTHSOUTH competes successfully within the marketplace based upon its reputation for quality, competitive prices, positive rehabilitation outcomes, innovative programs, clean and bright facilities and responsiveness to needs.

   HEALTHSOUTH's medical centers are located in four urban areas of the country, all with well-established healthcare services provided by a number of proprietary, not-for-profit, and municipal hospital facilities. HEALTHSOUTH's facilities compete directly with these local hospitals as well as various nationally recognized centers of excellence in orthopaedics, sports medicine and other specialties. Because HEALTHSOUTH's facilities enjoy a national and international reputation for orthopaedic surgery and sports medicine, HEALTHSOUTH believes that its medical centers' level of service and continuum of care enable them to compete successfully, both locally and nationally.

   HEALTHSOUTH's surgery centers compete primarily with hospitals and other operators of freestanding surgery centers in attracting physicians and patients, and developing new centers and in acquiring existing centers. The primary competitive factors in the outpatient surgery business are convenience, cost, quality of service, physician loyalty and reputation. Hospitals have many competitive advantages in attracting physicians and patients, including established standing in a community, historical physician loyalty and convenience for physicians making rounds or performing inpatient surgery in the hospital. However, HEALTHSOUTH believes that its national market system and its historical presence in many of the markets where the SHC facilities are located will enhance HEALTHSOUTH's ability to operate these facilities successfully.



   HEALTHSOUTH potentially faces competition any time it initiates a Certificate of Need ("CON") project or seeks to acquire an existing facility or CON. See "-- Regulation". This competition may arise either from competing companies, national or regional, or from local hospitals which file competing applications or oppose the proposed CON project. The necessity for these approvals serves as a barrier to entry and has the potential to limit competition by creating a franchise to provide services to a given area. To date HEALTHSOUTH has been successful in obtaining each of the CONs or similar approvals which it has sought, although there can be no assurance that it will achieve similar success in the future.

Regulation

   The healthcare industry is subject to regulation by federal, state and local governments. The various levels of regulatory activity affect HEALTHSOUTH's business activities by controlling its growth, requiring licensure or certification of its facilities, regulating the use of its properties and controlling the reimbursement to HEALTHSOUTH for services provided.

Licensure, Certification and Certificate of Need Regulations

   Capital expenditures for the construction of new facilities, the addition of beds or the acquisition of existing facilities may be reviewable by state regulators under a statutory scheme which is sometimes referred to as a Certificate of Need program. States with CON programs place limits on the construction and acquisition of healthcare facilities and the expansion of existing facilities and services. In such states, approvals are required for capital expenditures exceeding certain amounts which involve inpatient rehabilitation facilities or services. Outpatient rehabilitation facilities and services do not require such approvals in a majority of states.

   State CON statutes generally provide that, prior to the addition of new beds, the construction of new facilities or the introduction of new services, a state health planning designated agency (a "SHPDA") must determine that a need exists for those beds, facilities or services. The CON process is intended to promote comprehensive healthcare planning, assist in providing high quality healthcare at the lowest possible cost and avoid unnecessary duplication by ensuring that only those healthcare facilities that are needed will be built.

   Typically, the provider of services submits an application to the appropriate SHPDA with information concerning the area and population to be served, the anticipated demand for the facility or service to be provided, the amount of capital expenditure, the estimated annual operating costs, the relationship of the proposed facility or service to the overall state health plan and the cost per patient day for the type of care contemplated. Whether the CON is granted is based upon a finding of need by the SHPDA in accordance with criteria set forth in CON statutes and state and regional health facilities plans. If the proposed facility or service is found to be necessary and the applicant to be the appropriate provider, the SHPDA will issue a CON containing a maximum amount of expenditure and a specific time period for the holder of the CON to implement the approved project.

   Licensure and certification are separate, but related, regulatory activities. The former is usually a state or local requirement and the latter is a federal requirement. In almost all instances, licensure and certification will follow specific standards and requirements that are set forth in readily available public documents. Compliance with the requirements is monitored by annual on-site inspections by representatives of various government agencies. All of HEALTHSOUTH's inpatient rehabilitation facilities and medical centers and substantially all of HEALTHSOUTH's surgery centers are currently required to be licensed, but only the outpatient rehabilitation facilities located in Alabama, Arizona, Connecticut, Maryland, Massachusetts and New Hampshire currently must satisfy such a licensing requirement.

Medicare Participation and Reimbursement

   In order to participate in the Medicare program and receive Medicare reimbursement, each facility must comply with the applicable regulations of the United States Department of Health and Human Services relating to, among other things, the type of facility, its equipment, its personnel and its standards of medical care, as well as compliance with all state and local laws and regulations. All of HEALTHSOUTH's inpatient facilities, except for the St. Louis head injury center, participate in the Medicare program. Ninety-two of HEALTHSOUTH's outpatient rehabilitation facilities currently participate in, or are awaiting the assignment of a provider number to participate in, the Medicare program. All of HEALTHSOUTH's surgery centers are certified (or awaiting certification) under the Medicare program. Its Medicare-certified facilities, inpatient and outpatient, undergo annual on-site Medicare certification surveys in order to maintain their certification status. Failure to comply with the program's conditions of participation may result in loss of program reimbursement or other governmental sanctions. All such facilities have been deemed to be in satisfactory compliance on all applicable surveys. HEALTHSOUTH has developed its operational systems to assure compliance with the various standards and requirements of the Medicare program and has established ongoing quality assurance activities to monitor compliance. HEALTHSOUTH believes that all of such facilities currently meet all applicable Medicare requirements.

   As a result of the Social Security Act Amendments of 1983, Congress adopted a prospective payment system ("PPS") to cover the routine and ancillary operating costs of most Medicare inpatient hospital services. Under this system, the Secretary of Health and Human Services has established fixed payment amounts per discharge based on diagnosis-related groups ("DRGs"). With limited exceptions, a hospital's payment for Medicare inpatients is limited to the DRG rate, regardless of the number of services provided to the patient or the length of the patient's hospital stay. Under PPS, a hospital may retain the difference, if any, between its DRG rate and its operating costs incurred in furnishing inpatient services, and is at risk for any operating costs that exceed its DRG rate. HEALTHSOUTH's medical center facilities are generally subject to PPS with respect to Medicare inpatient services.

   The PPS program has been beneficial for the rehabilitation segment of the healthcare industry because of the economic pressure on acute-care hospitals to discharge patients as soon as possible. The result has been increased demand for rehabilitation services for those patients discharged early from acute-care hospitals. Outpatient rehabilitation services and free-standing inpatient rehabilitation facilities are currently exempt from PPS, and inpatient rehabilitation units within acute-care hospitals are eligible to obtain an exemption from PPS upon satisfaction of certain federal criteria.

   Currently, four of HEALTHSOUTH's outpatient centers are Medicare-certified CORFs and 88 are Medicare-certified rehabilitation agencies. CORFs have been designated cost-reimbursed Medicare providers since 1982. Under the regulations, CORFs are reimbursed reasonable costs (subject to certain limits) for services provided to Medicare beneficiaries. Outpatient rehabilitation facilities certified by Medicare as rehabilitation agencies are reimbursed on the basis of the lower of reasonable costs for services provided to Medicare beneficiaries or charges for such services. Outpatient rehabilitation facilities which are physician-directed clinics, as well as outpatient surgery centers, are reimbursed by Medicare on a fee screen basis; that is, they receive a fixed fee, which is determined by the geographical area in which the facility is located, for each procedure performed. HEALTHSOUTH's outpatient rehabilitation facilities submit monthly bills to their fiscal intermediaries for services provided to Medicare beneficiaries, and HEALTHSOUTH files annual cost reports with the intermediaries for each such facility. Adjustments are then made if costs have exceeded payments from the fiscal intermediary or vice versa.

   HEALTHSOUTH's inpatient facilities (other than the medical center facilities) either are not currently covered by PPS or are exempt from PPS, and are also cost-reimbursed, receiving the lower of reasonable costs or charges. Typically, the fiscal intermediary pays a set rate based on the prior year's costs for each facility. As with outpatient facilities subject to cost-based reimbursement, annual cost reports are filed with HEALTHSOUTH's fiscal intermediary and payment adjustments are made, if necessary.

   Congress has directed the United States Department of Health and Human Services to develop regulations, which could subject inpatient rehabilitation hospitals to PPS in place of the current "reasonable cost within limits" system of reimbursement. In addition, informal proposals have been made for a prospective payment system for Medicare outpatient care. Other proposals for a prospective payment system for rehabilitation hospitals are also being considered by the federal government. Therefore, HEALTHSOUTH cannot predict at this time the effect that any such changes may have on its operations. Regulations relating to prospective payment or other aspects of reimbursement may be developed in the future which could adversely affect reimbursement for services provided by HEALTHSOUTH.

   Over the past several years an increasing number of healthcare providers have been accused of violating the federal False Claims Act. That Act prohibits the knowing presentation of a false claim to the United States government. Because HEALTHSOUTH performs thousands of similar procedures a year for which it is reimbursed by Medicare and there is a relatively long statute of limitations, a billing error could result in significant civil penalties. HEALTHSOUTH does not believe that it is or has been in violation of the False Claims Act.

Relationships with Physicians and Other Providers

   Various state and federal laws regulate relationships among providers of healthcare services, including employment or service contracts and investment relationships. These restrictions include a federal criminal law prohibiting (i) the offer, payment, solicitation or receipt of remuneration by individuals or entities, to induce referrals of patients for services reimbursed under the Medicare or Medicaid programs or (ii) the leasing, purchasing, ordering, arranging for or recommending the lease, purchase or order of any item, good, facility or service covered by such programs (the "Fraud and Abuse Law"). In addition to federal criminal sanctions, violators of the Fraud and Abuse Law may be subject to significant civil sanctions, including fines and/or exclusion from the Medicare and/or Medicaid programs.

   In 1991, the Office of the Inspector General ("OIG") of the United States Department of Health and Human Services promulgated regulations describing compensation arrangements which are not viewed as illegal remuneration under the Fraud and Abuse Law (the "Safe Harbor Rules"). The Safe

Harbor Rules create certain standards ("Safe Harbors") for identified types of compensation arrangements which, if fully complied with, assure participants in the particular arrangement that the OIG will not treat such participation as a criminal offense under the Fraud and Abuse Law or as the basis for an exclusion from the Medicare and Medicaid programs or an imposition of civil sanctions.

   HEALTHSOUTH operates five of its rehabilitation hospitals and almost all of its outpatient rehabilitation facilities as limited partnerships. Three of the rehabilitation hospital partnerships involve physician investors, and two of the rehabilitation hospital partnerships involve other institutional healthcare providers. Seven of the outpatient partnerships currently have a total of 21 physician limited partners, some of whom refer patients to the partnerships. Those partnerships which are providers of services under the Medicare program, and their limited partners, are subject to the Fraud and Abuse Law. A number of the relationships established by HEALTHSOUTH with physicians and other healthcare providers do not fit within any of the Safe Harbors. The Safe Harbor Rules do not expand the scope of activities that the Fraud and Abuse Law prohibits, nor do they provide that failure to fall within a Safe Harbor constitutes a violation of the Fraud and Abuse Law; however, the OIG has informally indicated that failure to fall within a Safe Harbor may subject an arrangement to increased scrutiny.

   Most of HEALTHSOUTH's surgery centers are owned by limited partnerships, which include as limited partners physicians who perform surgical procedures at such centers. Subsequent to the promulgation of the Safe Harbor Rules in 1991, the Department of Health and Human Services issued for public comment additional proposed Safe Harbors, one of which specifically addresses surgeon ownership interests in ambulatory surgery centers. As proposed, the ambulatory surgery Safe Harbor would protect payments to be made to surgeons as a return on investment interest in a surgery center if, among other conditions, all the investors are surgeons who are in a position to refer patients directly to the center and perform surgery on such referred patients. Since a subsidiary of HEALTHSOUTH is an investor in each limited partnership which owns a surgery center, HEALTHSOUTH's arrangements with physician investors do not fit within the Safe Harbor for ambulatory surgery centers as currently proposed. HEALTHSOUTH is unable at this time to predict whether the proposed ambulatory surgery center Safe Harbor will become final, and if so, whether the language and requirements will remain as currently proposed, or whether changes will be made prior to becoming final. There can be no assurance that HEALTHSOUTH will ever meet the criteria under this new Safe Harbor as proposed or as it may be adopted in final form. HEALTHSOUTH believes, however, that its arrangements with physicians with respect to its surgery center facilities should not fall within the activities prohibited by the Fraud and Abuse Law.

   While several federal court decisions have aggressively applied the restrictions of the Fraud and Abuse Law, they provide little guidance as to the application of the Fraud and Abuse Law to HEALTHSOUTH's limited partnerships. HEALTHSOUTH believes that it is in compliance with the current requirements of applicable federal and state law, but no assurances can be given that a federal or state agency charged with enforcement of the Fraud and Abuse Law and similar laws might not assert a contrary position or that new federal or state laws, or new interpretations of existing laws, might not adversely affect relationships established by HEALTHSOUTH with physicians or other healthcare providers or result in the imposition of penalties on HEALTHSOUTH or certain of its facilities. Even the assertion of a violation could have a material adverse effect upon HEALTHSOUTH.

   The so-called "Stark II" provisions of the Omnibus Budget Reconciliation Act of 1993 amend the federal Medicare statute to prohibit the making by a physician of referrals for "designated health services" (including physical therapy and occupational therapy) to an entity in which the physician has an investment interest or other financial relationship, subject to certain exceptions. Such prohibition took effect on January 1, 1995 and applies to all of HEALTHSOUTH's outpatient rehabilitation facility partnerships with physician limited partners. In addition, a number of states have passed or are considering statutes which prohibit or limit physician referrals of patients to facilities in which they have an investment interest. In response to these regulatory activities, HEALTHSOUTH has restructured most of its rehabilitation facility partnerships which involve physician investors, in order to eliminate physician ownership interests not permitted by applicable law. HEALTHSOUTH intends to take such actions as may be required to cause the remaining partnerships to be in compliance with applicable laws and regulations, including, if necessary, the prohibition of physician partners from referring patients. HEALTHSOUTH believes that this restructuring has not adversely affected and will not adversely affect the operations of its facilities.

   Ambulatory surgery is not identified as a "designated health service", and HEALTHSOUTH does not believe that ambulatory surgery is subject to the restrictions set forth in Stark II. However, lithotripsy facilities operated by HEALTHSOUTH frequently operate on hospital campuses, and it is possible to conclude that such services are "inpatient and outpatient hospital services" -- a category of proscribed services within the meaning of Stark II. Similarly, physicians frequently perform endoscopic procedures in the procedure rooms of HEALTHSOUTH's surgery centers, and it is also possible to construe these services to be "designated health services". While HEALTHSOUTH does not believe that Stark II was intended to apply to such services, if that were determined to be the case, HEALTHSOUTH intends to take steps necessary to cause the operation of its facilities to comply with the law.

   HEALTHSOUTH cannot predict whether other regulatory or statutory provisions will be enacted by federal or state authorities which would prohibit or otherwise regulate relationships which HEALTHSOUTH has established or may establish with other healthcare providers or the possibility of materially adverse effects on its business or revenues arising from such future actions. Management of HEALTHSOUTH believes, however, that HEALTHSOUTH will be able to adjust its operations so as to be in compliance with any regulatory or statutory provision as may be applicable. See " -- Sources of Revenues" and " -- Patient Care Services".

Insurance

   Beginning December 1, 1993, HEALTHSOUTH became self-insured for professional liability and comprehensive general liability. HEALTHSOUTH purchased coverage for all claims incurred prior to December 1, 1993. In addition, HEALTHSOUTH purchased underlying insurance which would cover all claims once established limits have been exceeded. It is the opinion of management that at August 31, 1995, HEALTHSOUTH has adequate reserves to cover losses on asserted and unasserted claims. See "Management's Discussion and Analysis of Financial Condition and Results of Operations".

Employees

   As of August 31, 1995, HEALTHSOUTH employed 22,531 persons, of whom 14,803 were full-time employees and 7,728 were part-time employees. Of the above employees, 412 are employed at HEALTHSOUTH's headquarters in Birmingham, Alabama. Except for approximately 100 employees at one rehabilitation hospital (about 20% of that facility's workforce), none of HEALTHSOUTH's employees is represented by a labor union, and HEALTHSOUTH is not aware of any current activities to organize its employees at other facilities. Management of HEALTHSOUTH considers the relationship between HEALTHSOUTH and its employees to be good.

Legal Proceedings

   In the ordinary course of its business, HEALTHSOUTH may be subject, from time to time, to claims and legal actions by patients and others. HEALTHSOUTH does not believe that any such pending actions, if adversely decided, would have a material adverse effect on its financial condition. See " -- Insurance" and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- HEALTHSOUTH" for a description of HEALTHSOUTH's insurance coverage arrangements.

   From time to time, HEALTHSOUTH appeals decisions of various rate-making authorities with respect to Medicare rates established for HEALTHSOUTH's facilities. These appeals are initiated in the ordinary course of business. Management believes that adequate reserves have been established for possible adverse decisions on any pending appeals and that the outcomes of currently pending appeals, either individually or in the aggregate, will have no material adverse effect on HEALTHSOUTH's operations.

Properties

   HEALTHSOUTH's executive offices currently occupy approximately 120,000 square feet of leased space in Birmingham, Alabama. In August 1995, HEALTHSOUTH announced plans to construct new executive offices on property acquired by HEALTHSOUTH earlier in the year. The expanded executive offices are expected to be fully available by December 1996. All of HEALTHSOUTH's outpatient operations are carried out in leased facilities, except for its outpatient rehabilitation facilities located in Birmingham and Montgomery, Alabama, Orlando, Florida and one of its facilities in Baltimore, Maryland. HEALTHSOUTH owns 33 of its inpatient rehabilitation facilities and leases or operates under management contracts 44 of its inpatient rehabilitation facilities. HEALTHSOUTH constructed its rehabilitation hospitals in Florence and Columbia, South Carolina, Kingsport and Nashville, Tennessee, Concord, New Hampshire, and Dothan, Alabama on
property leased under long-term ground leases. The property on which HEALTHSOUTH's Memphis, Tennessee rehabilitation hospital is located is owned in partnership by HEALTHSOUTH and Methodist Hospitals of Memphis. HEALTHSOUTH owns its four medical center facilities in Birmingham, Alabama, Richmond, Virginia and Miami, Florida and leases its medical center facility in Dallas, Texas. HEALTHSOUTH currently owns, and from time to time may acquire, certain other improved and unimproved real properties in connection with its business. See Notes 4 and 6 of "Notes to Consolidated Financial Statements" for information with respect to the properties owned by HEALTHSOUTH and certain indebtedness related thereto.

   In Management's opinion, HEALTHSOUTH's physical properties are adequate for HEALTHSOUTH's needs for the foreseeable future, and are consistent with HEALTHSOUTH's expansion plans described elsewhere in this Prospectus. See
"MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- HEALTHSOUTH".

   The following table sets forth a listing of the Company's patient care services locations at August 31, 1995:


                                                     Inpatient
                                  Outpatient       Rehabilitation
                                Rehabilitation       Facilities      Medical          Surgery   Diagnostic    Other
State             Market          Centers(1)         (Beds) (2)   Centers (Beds)(2)   Centers     Centers   Services
-----             ------          ----------         ----------   --------            --------  ----------  --------
Alabama          Birmingham           6              6(225)         1(219)
                 Dothan                              1(34)
                 Auburn               1
                 Valley               1
                 Opelika              1
                 Florence             2
                 Gadsden                                                                              2
                 Huntsville           3              1(50)
                 Mobile               2
                 Montgomery           1              1(80)
                 Muscle Shoals        1
                 Tuscaloosa           1                                                 1             1

Arizona          Tucson               2              1(80)
                 Phoenix              4              1(60)                              1
                 Scottsdale           3              1(43)

Arkansas         Fort Smith                          1(80)
                 Little Rock          1

California       Bakersfield                         1(60)
                 Fresno               2
                 Huntington           2                             1
                 Marina Del Rey       1                                                               2
                 Newport Beach                                                          1
                 Redding              1
                 San Carlos           1

                 San Diego            2                                                 3
                 San Francisco        1                                                               1
                 Santa Rosa           2
                 Van Nuys             2
                 Woodland Hills       1

Colorado         Colorado
                 Springs              6
                 Englewood            3
                 Longmont             1
                 Wheat Ridge          4
                 Denver               3                                                               2
                 Fort Collins         2

Connecticut      Fairfield            1

District of
Columbia         Washington           1                                                               1

Florida          Boca Raton           2                                                 2


                                       60

                 Fort Lauderdale      1              1(108)                                                     1
                 Jacksonville         2
                 Lake Worth           1
                 Largo                               1(40)
                 Melbourne            3              1(80)                              1
                 Merritt Island       3
                 Panama City          3
                 Coral Gables         2
                 Miami                2              2(165)           2(397)            1             1         1
                 Naples                                                                 1
                 Ocala                2
                 Ocoee                2                                                 1
                 Orlando              6                                                 2
                 Palm Bay             2
                 Port St. Lucie       3                                                 1
                 Sarasota             2              1(60)                              1
                 Tallahassee          2              1(70)
                 Tampa                4
                 Tarpon Springs       1
                 Vero Beach           1              1(70)                              1
                 West Palm Beach      2                                                 1

Georgia          Atlanta              6              1(14)                              3             1
                 Columbus             1
                 Macon                2              2(75)

Idaho            Boise                                                                  1 (3)

Illinois         Caronbdale           1
                 Palos Heights        2
                 Wilmette             2                                                 1
                 Arlington
                  Heights             4                                                               1
                 Elgin                3
                 DuPage               2
                 Columbia             2

Indiana          Evansville                          1(80)
                 Muncie               8

Iowa             Des Moines           3

Kansas           Leawood              1                                                               1
                 Kansas City          2
                 Great Bend           1

Kentucky         Edgewood                            1(40)
                 Louisville           2

Louisiana        Baton Rouge          1              1(43)
                 Metairie             1
                 Shreveport                                                                           1

Maine            Bangor               2

Maryland         Baltimore           10                                                               1
                 Barlow               1
                 Chevy Chase          1
                 Rockville            1                                                               1
                 Salisbury                           1(44)
                 Wheaton              1

Massachusetts    Abington             1

Michigan         Monroe               1

Mississippi      Jackson              1
                 Pascagoula           1
                 Meridian             1

Missouri         Cape Girardeau       3
                 Columbia             3
                 Blue Springs         1
                 Kansas City                         2(21)
                                       61


                 Lake Ozark           1
                 Springfield          3
                 St. Louis           15              1(26)                              4             2

Nebraska         Omaha                2

Nevada           Las Vegas            2

New Hampshire    Bedford              3
                 Dover                2
                 Manchester           1
                 Concord              1              1(100)

New Jersey       Atlantic City        1
                 Bridgewater          1                                                                         1
                 Brunswick            1              1(15)
                 Edison               2
                 Emerson              2
                 Haddonfield                                                                                    1
                 Linden               2
                 Madison              1
                 Manahawkin           1
                 North Bergen         1
                 Newton               1
                 Paramus              2
                 Tinton Falls         1
                 Toms River           1              1(155)
                 Upper Saddle
                 River                2
                 Washington           1

New Mexico       Albuquerque          3              1(60)

New York         Syracuse             1
                 Liverpool            1
                 Monsey               1
                 Pulaski              1
                 Huntington           1

North
Carolina         Asheville            1
                 Charlotte            1
                 Kinston                             1(17)
                 Concord              1
                 Statesville          1

Ohio             Ashtabula            1
                 Cincinnati                                                             1
                 Dayton               1
                 Toledo               1
                 Lorain               5

Oklahoma         Oklahoma City        4              1(111)                             2             1
                 Ada                  2
                 Tulsa                2
                 Weatherford          1

Ontario,
Canada           Etabicoke            1

Pennsylvania     Altoona              2              1(66)
                 Erie                 1              2(207)
                 Harrisburg           3
                 Mechanicsburg        2              2(201)
                 Pittsburgh           6              1(89)
                 Pleasant Gap         4              1(88)
                 York                 3              1(88)

South
Carolina         Charleston                          1(36)
                 Columbia             2              1(89)
                 Florence             1              1(88)
                 Lancaster                           2(54)

Tennessee        Chattanooga          3              1(80)                              1
                 Clarksville                                                            1

                                       62


                 Kingsport                          1(50)
                 Knoxville           2
                 Dyersburg           1
                 Collierville        1
                 Union City          1
                 Martin                             1(40)
                 Memphis             4              1(80)
                 Nashville           2              1(80)

Texas            Amarillo                                                               1
                 Arlington           2              1(60)
                 Austin              5              1(80)                               1
                 Beaumont                                                               1
                 Dallas              3              3(175)            1(96)             1             1
                 El Paso                                                                                        1
                 Fort Worth          2              1(60)                                                       1
                 Houston            11              2(186)                              5             1         1
                 Midland                            1(60)
                 San Antonio        10              3(127)                              1                       5
                 Texarkana           1              1(60)
                 Waco                2
                 Victoria                                                                             1

Utah             Sandy               1              1(86)

Virginia         Alexandria          1
                 Arlington           1
                 Richmond            2              3(84)            1(200)             1                       1
                 Roanoke             1
                 Tyson                                                                                1
                 Virginia Beach      3
                 Warrenton           1

West Virginia    Huntington                         1(40)
                 Morgantown                         1(80)
                 Parkersburg                        1(40)
                 Princeton                          1(40)

Wisconsin        Green Bay          1
____________

(1) Includes freestanding outpatient centers and their satellites and outpatient satellites of inpatient rehabilitation facilities.

(2) "Beds" refers to the number of beds for which a license or certificate of need has been granted, which may vary materially from beds available for use.

(3) Under construction.


                    SELECTED FINANCIAL INFORMATION -- SSCI
          Sutter Surgery Centers, Inc. and Consolidated Partnerships

   The selected consolidated financial data presented below as of and for the years ended December 31, 1992, 1993 and 1994 have been derived from the audited consolidated financial statements of SSCI. The data for the six months ended June 30, 1994 and 1995 are derived from the unaudited consolidated financial statements of SSCI. In the opinion of SSCI, the consolidated income statement data for the six months ended June 30, 1994 and 1995, and the consolidated balance sheet data at June 30, 1995, reflect all adjustments (which consist of only normal recurring adjustments) necessary for a fair presentation of results of interim periods. Operating results for the six months ended June 30, 1995, are not necessarily indicative of results for the full fiscal year or for any future interim period. The consolidated income statement data set forth below for the years ended December 31, 1993 and 1994, and the consolidated balance sheet data at December 31, 1993 and 1994, are qualified by reference to the audited consolidated financial statements included elsewhere herein. The consolidated income statement data set forth below for the six months ended June 30, 1994 and 1995, and the consolidated balance sheet data at June 30, 1995, are qualified by reference to the unaudited consolidated financial statements included elsewhere herein. The selected consolidated financial data set forth below should be read in conjunction with the Consolidated Financial Statements of SSCI, the Notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations--SSCI" included elsewhere in this Prospectus-Proxy Statement.

                                                                                Six Months Ended
                                                Year Ended December 31,            June 30,
                                             1992(1)    1993       1994           1994    1995
                                             -------   -----       ----           -----   ----
                                            (In thousands, except per share data)  (unaudited)
Income Statement Data:
Net Revenue ..............................  $  2,582  $21,657    $38,030    $    19,130 $20,446
Operating expenses .......................     2,468   18,798     30,751         15,253  15,597
Depreciation and amortization ............       185    1,603      2,627          1,292   1,380
Total operating expenses .................     2,653   20,401     33,378         16,545  16,977
Operating income (loss) ..................       (71)   1,256      4,652          2,585   3,469
Other income (expense): ..................

Management fees ..........................       --       368         41            --     --
Interest income ..........................        19      428        258            241     193
Interest expense .........................       (44)    (612)    (1,589)         (740)    (859)
Miscellaneous income .....................        29       71        105            --     --
Total other income .......................         4      255     (1,185)          (499)    (666)
Income (loss) before income taxes and
minority interests in earnings of
consolidated partnerships ................       (67)   1,511      3,467          2,086    2,803
Income tax (provision) benefit ...........        22     (132)      (473)          (410)    (604)
Income (loss) before minority interests
in earnings of consolidated partnerships         (45)   1,379      2,994          1,676    2,199
Minority interests in earnings in
consolidated partnerships ................      (185)  (1,240)    (2,462)        (1,253)  (1,627)
Net income (loss) ........................  $   (230) $   139    $   532    $       423  $   572

                                          December 31,
                                  --------------------------    June 30,
                                     1995    1992      1993       1994
                                     ----    ----      ----       ----
                                             (In thousands)

Balance Sheet Data:
Cash and marketable securities   $   1,744 $ 4,085   $ 4,703   $ 4,750
Working capital ...............      6,152   5,607     5,549     6,132
Total assets ..................     22,722  43,354    42,603    41,740
Long-term debt (2) ............      5,477  18,791    17,670    18,093
Stockholders' equity ..........     12,944  13,513    14,303    14,871
_______

(1) Period from inception (July 8, 1992) through December 31, 1992.

(2) Includes current portion of long-term debt.

                   MANAGEMENT'S DISCUSSION AND ANALYSIS OF
             FINANCIAL CONDITION AND RESULTS OF OPERATIONS--SSCI



   The following discussion of the results of operations and financial condition of SSCI should be read in conjunction with SSCI's financial statements and notes thereto included elsewhere in this Prospectus-Proxy Statement.

   On August 23, 1995 HEALTHSOUTH signed an agreement to merge with SSCI in a transaction to be accounted for as a pooling of interests. SSCI is one of the largest independent operators of outpatient surgery centers in the United States, with 12 surgery centers located throughout California and in Utah and Arizona.

   The discussion and analysis of the results of operations of the facilities set forth below has been prepared by HEALTHSOUTH based solely on an analysis of the figures and information set forth in the combined financial statements of the acquired facilities and the notes thereto contained elsewhere in this Prospectus-Proxy Statement.

Period from Inception,  July 8, 1992,  through  December 31, 1992 and Twelve-Month Period Ended December 31, 1993

   SSCI   generated  net  revenues  of  $21,657,000  in  1993,  an  increase  of
$19,075,000 or, 738.8%, as compared to 1992 revenues. Surgical cases increased from 2,167 in 1992 to 19,231 in 1993, an increase of 787.4%.

   In 1993, operating expenses were $18,798,000, or 86.8% of net revenues, compared to $2,468,000, or 95.6% of revenues, in 1992. Income (loss) before income taxes and minority interests increased from ($67,000) in 1992 to $1,511,000 in 1993. The provision (benefit) for income taxes for 1993 was $132,000, compared to ($22,000) in 1992, resulting in effective tax rates of 48.7% and 8.7%, respectively. Net income (loss) was $139,000 for 1993 compared to ($230,000) for 1992, an increase of 160.4%.

Twelve-Month Periods Ended December 31, 1993 and 1994

   SSCI   generated  net  revenues  of  $38,030,000  in  1994,  an  increase  of
$16,373,000, or 75.6% as compared to 1993. Surgical cases increased from 19,231 in 1993 to 34,447 in 1994, an increase of 79.1%.

   In 1994, operating expenses were $30,751,000, or 80.9% of net revenues, compared to $18,798,000 or 86.8% of net revenues, in 1993. Income before income taxes and minority interests increased from $1,511,000 in 1993 to $3,467,000 in 1994. The provision for income taxes for 1994 was $473,000 compared to $132,000 in 1993, resulting in effective tax rates of 47.0% and 48.7%, respectively. Net income was $532,000 in 1994, compared to $139,000 for 1993, an increase of 282.7%.

Six Month Periods Ended June 30, 1994 and 1995.

   SSCI generated net revenues of $20,446,000 for the first six months of 1995, an increase of $1,316,000, or 6.9%, as compared to the same period in 1994. Surgical cases increased from 17,262 during the 1994 period to 17,748 during the 1995 period, an increase of 2.8%.

   For the first six months of 1995 operating expenses were $15,597,000, or 76.3% of net revenues, compared to $15,253,000, or 79.7% of net revenues, for the same period in 1994. Income before income taxes and minority interests increased from $2,086,000 for the first six months of 1994 to $2,803,000 for the same period in 1995. The provision for income taxes for the first six months of 1995 was $604,000 compared to $410,000 for the same period in 1994, resulting in effective tax rates of 51.4% and 49.2%, respectively. Net income was $572,000 for the first six months of 1995 compared to $423,000 for the same period in 1994, an increase of 35.2%.

                               BUSINESS OF SSCI

   SSCI operates a network of 12 freestanding surgery centers in three states and currently has an aggregate of 44 operating rooms and 10 procedures rooms. SSCI is one of the largest independent operators of freestanding outpatient surgery centers in California. SSCI's surgery centers provide the facilities and medical support staff necessary for physicians to perform non-emergency surgical procedures that do not generally require overnight stays.

Operations of SSCI Surgery Centers

   SSCI's freestanding surgery centers provide the facilities and medical support staff necessary for physicians to perform non-emergency surgical procedures that do not generally require overnight hospitalization. SSCI's typical surgery center is a freestanding facility with three to five fully equipped operating and procedure rooms and ancillary areas for reception, preparation, recovery and administration. Each of SSCI's centers is available for use only by duly licensed physicians, oral surgeons and podiatrists. SSCI's surgery centers do not perform surgery on an emergency basis.

   The types of procedures typically performed at SSCI's surgery centers, within various specialties, include:



Specialty                  Description of Typical Procedures
---------                  ---------------------------------
Orthopaedic surgery......  Arthroscopy, hand surgery, fracture repair and ligaments and tendon repair
Pain.....................  Pain management
Ear, nose, and throat ...  Removal of tonsils and adenoids and insertion of ear drainage tubes
Gynecology...............  Laparoscopy, tubal ligation and dilitation and curettage
Ophthalmology............  Removal of cataracts and lens implantation
General surgery..........  Hernia repair, biopsy and removal of lesions of the female breast and pilonidal cysts
Gastroenterology.........  Cystoscopy and endoscopy
Plastic surgery..........  Face lifts, hand surgery and rhinoplasty
Urology..................  Vasectomy and circumcision
Podiatry.................  Foot and ankle surgery
Oral surgery.............  Wisdom teeth extraction and dental restoration



   Outpatient surgery centers, unlike hospitals, have not historically provided overnight accommodations, food services or other similar ancillary services. Patients generally arrive at the center approximately one hour before scheduled surgery to allow time for admission and review of medical history. A local or general anesthetic is administered and the surgery is performed. After completion of surgery, patients typically spend up to three hours in the recovery area before being released by the center's anesthesiologist.

   SSCI's surgery centers generally employ a staff of between 15 and 55 employees, depending on the volume of cases. The staff includes a center administrator, a business manager, registered nurses, operating room technicians and clerical workers. The center administrator is responsible for general oversight of the center's operations, including liaison with physicians and coordination of marketing efforts, and reports to a regional vice president. The business manager is responsible for the center's financial records and patient billing and collections. The center's business manager reports to the center administrator. In addition, each center has a medical director who supervises and is responsible for the quality of medical care provided at the center. The medical director, who is generally a practicing surgeon or anesthesiologist, reports directly to the center's medical advisory committee. See "--Quality Assurance Controls".

   While SSCI's outpatient surgery centers are typically owned by limited partnerships in which SSCI owns a general partnership interest, in two instances the surgery centers are owned and operated by SSCI directly and one surgery center is operated pursuant to a management agreement.

   SSCI has concentrated its facilities in the following five markets: San Francisco/Oakland, Sacramento, Los Angeles/San Diego, Salt Lake City and Tucson. The following table sets forth certain information with respect to each of SSCI's centers:

                                                                                   Facility
                                                                           -------------------------
                                            SSCI        Year      Date             Treatment  Square
Center Location                          Ownership    Opened   Acquired      ORs    Rooms     Feet
----------------                         ---------    ------   --------    -------  -------  -------
East Bay Surgery Center, L.P.,
Oakland, California....................      37.2%      1986      10/92          4     2      11,500
Golden Triangle Surgicenter, L.P.
Murrieta, California...................      42.0%      1991      11/92          3     1       8,102
Northern Solano Surgery Center, L.P.
Solano, California.....................      51.0%      1988      11/92          3     1       6,000
San Francisco Surgicenter, L.P. San
Francisco, California..................      54.4%      1989      12/92          4     2      12,500
Sutter Tucson Surgery Center(1)                                                      1 Pain
Tucson, Arizona........................     100.0%      1986      12/92          4   Center    7,793
Doctors Surgery Center of Whittier,
L.P. Whittier, California..............      69.7%      1987       5/93          3     1       8,577(2)
Salt Lake Surgical Center Salt Lake
City, Utah.............................     100.0%      1976      12/93       8 (3)    0      28,000
Fort Sutter Surgery Center, L.P. ......      45.0%      1986      10/93          4     1      12,000
Alhambra Surgery Center(4) Sacramento,
California.............................                 1992      10/93          3     0       8,551
Sutter Surgery Center, L.P.............      70.8%      1976      10/93          4     0      10,000
SacENT Surgery Center (J Street
Site)(5)
Sacramento, California.................                 1992      10/93          1     0       1,082
Children's Surgery Center Oakland,       Management
California.............................  Agreement      1994       5/94          3     1      15,050

(1) Excludes an additional 1,440 square feet of office space leased for administrative and business office purposes.
(2) Includes 1,010 square feet leased for a pain center across the hallway.
(3) Four operating rooms are used regularly.
(4) Operated by the Fort Sutter Center managers and nurses.
(5) Managed by the Sutter Surgery Center administrator.

   While SSCI is not actively pusuing any acquisitions in new markets at this time, SSCI may expand in existing markets, may enter into joint ventures with hospitals and may enter into physicians alliances in existing markets in order to increase its local market presence and patient flow.

   SSCI provides each of its outpatient surgery centers with a full range of financial, marketing and operating services from SSCI's corporate headquarters. SSCI provides standardized data processing systems to its centers both for internal operational control and for the orderly conduct of business office functions. This includes a billing and accounts receivable system, inventory and accounts payable systems and a patient record-keeping system. Corporate management also supports local marketing activities, including the analysis of market conditions and patient utilization patterns and the development of prices and services which are competitive with those offered by other local healthcare providers. SSCI, where appropriate, executes master agreements for purchasing equipment and supplies to provide to each center the economies of scale available through volume purchases. In addition, SSCI provides support for Medicare certification, local regulatory licensure and accreditation efforts.

Quality Assurance Controls

   SSCI outpatient surgery centers implement quality control procedures to evaluate the level of care provided at the centers. Each center has a medical advisory committee of 2 to 15 physicians which reviews the professional credentials of physicians applying for medical staff privileges at the center. The center administrator interviews each physician on a regular basis regarding the procedures performed and the quality of the logistical, medical and technological support provided to the physician. In addition, the patient in contacted by a center nurse on the day following discharge to check on the patient's condition and to survey the patient as to the quality of care provided. SSCI believes that this direct, systematic feedback from both physician and patient is an effective means to monitor the level of care at each center.

Marketing

   SSCI markets services offered by its surgery cneters directly to payors (including HMOs, PPOs, other managed care organizations, employers and other payor groups) as well as to physicians and other healthcare providers.

Sources of Revenue

   SSCI's principal source of revenue is a facility fee charged by its surgery centers for surgical procedures performed at the centers. Facility fees an average range between $1,150 and $2,950 per case. Facility fees generally do not include the charges of the patient's surgeon, anesthesiologist or other attending physicians, which are billed directly by such physicians. The fee varies depending on the procedure, but usually includes all charges for operating room usage, special equipment usage, supplies, recovery room usage and medications. SSCI seeks to minimize bad debts by verifying insurance coverage before admission and through advance collection from the patient, when permissible.

   SSCI receives payments for services rendered to patients from private insurers, the patients directly and governmental payors under Medicare and Medicaid. In certain instances, SSCI has agreed with health maintenance organizations and similar patient referral sources to provide services at discounted prices. SSCI charges for services rendered on a fee-for-service basis. The sources and amounts of SSCI's revenues derived from its surgery centers are determined by a number of factors, including the number of patient procedures performed, the mix of patient procedures and the rates of reimbursement among payor categories (private, Medicare and Medicaid). Changes in the mix of SSCI's patients among private pay, Medicare and Medicaid categories can significantly affect the profitability of SSCI's operations.

   Government reimburement programs are subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings and government funding restrictions, all of which may materially increase or decrease the rate of program payments to SSCI's surgery centers. There can be no assurance that payments under governmental programs will remain at levels comparable to present levels or will, in the future, be sufficient to cover the costs allocable to patients participating in such programs. In addition, there can be no assurance that facilities operated by SSCI now or in the future will meet or continue to meet the requirements for participation in such programs. In addition, SSCI could be adversely affected by the continuing efforts of governmental and private third-party payors to control the amount of reimbursement for healthcare services.

Competition

   SSCI competes principally with hospital and other operators of freestanding surgery centers in attracting physicians and patients to its outpatient surgery centers, in developing new centers and in acquiring existing centers. In competing for physicians, payors and patients, important competitive factors are convenience, cost, quality of service, physician loyalty and reputation. Hospitals have many competitive advantages in attracting physicians and patients, including established standing in the community, historical physician loyalty and convenience for physicians making rounds or performing inpatient surgery in the hospital. SSCI believes that its centers offer a competitive advantage over hospitals and single-site operators of surgery centers, both in contracting with managed care organizations and in encouraging physician and patient utilization of SSCI's centers.

Properties

   SSCI's surgery centers range from 1,000 to 28,000 square feet, with the typical surgery center occupying approximately 8,000 to 12,000 square feet. SSCI's partnerships typically lease their facilities pursuant to long-term lease agreements all of which contain options to extend the lease period.

   SSCI's principal executive offices are located at 1201 Alhambra Boulevard, Suite 330, Sacramento, California 95816. SSCI leases this property, and the current lease expires on February 29, 2000.

Government Healthcare Regulation

  Regulatory Environment

   SSCI and its centers, practitioners and services are subject to numerous regulatory, accreditation and certification requirements, including requirements related to licensure, certificate of need, reimbursement from insurance companies and other private third-party payors. Medicare and Medicaid participation and reimbursement and utilization and quality review organizations. The grant and renewal of these licenses, certifications and accreditations are based upon governmental and private regulatory agency inspections, surveys, audits, investigations or other reviews, including self-reporting requirements. All of SSCI's multispecialty centers in operation are currently licensed as ambulatory surgery centers.

   An adverse review or determination by any regulatory authority could result in denial of a center's plan of development or proposed expansion of facilities or services, loss or restriction of licensure by a center or one of its practitioners or loss of center certification or accreditation. A regulatory authority could also reduce, delay or terminate reimbursement to a center or its practitioners or require repayment or reimbursement received. The loss, denial or restriction of any such licensure, accreditation, certification (including certificates of need or exemption therefrom), or reimbursement through changes in the regulatory requirements, an enforcement action, or otherwise, could have material adverse effect on SSCI.

  Federal Regulation of Physician Investments and Referrals

   All of SSCI's surgery centers are certified under the federal government's Medicare program and, with the exception of the Doctors Surgery Center of Whittier, L.P., the respective state Medicaid programs. Failure to comply with such programs' standards of operation may result in loss of program reimbursement or other governmental sanction. Under the Medicare and Medicaid programs, the federal and state governments enforce a federal statute (the "Fraud and Abuse Statute") that prohibits the offer, payment, solicitation or receipt of any remuneration, directly or indirectly, overtly or covertly, in cash or in kind to induce or in exchange for (i) the referral of patients covered by the programs, or (ii) the leasing, purchasing, ordering or arranging for or recommending the lease, purchase, or order of any item, good, facility or service covered by the programs. The Fraud and Abuse Statute is sometimes referred to as the "anti-kickback" statute.

   The Fraud and Abuse Statute provides for penalties to be assessed against individuals or providers who violate the Fraud and Abuse Statute, including fines of up to $25,000 per violation, imprisonment for up to five years, or both. Additionally, the Secretary of the Department of Health and Human Services ("DHHS ") has the authority to exclude any person who commits any of the prohibited acts from participation in the programs. If applied to SSCI or any of its centers or practitioners, such exclusion could result in a significant loss of reimbursement.

   The federal courts have held that an arrangement violates the Fraud and Abuse Statute if one purpose of a transaction which results in the payment of remuneration (including the distribution of profits) is to induce the referral of patients covered by the Medicare and Medicaid programs, even if another purpose of the payment is to compensate an individual for professional services. A DHHS appeals board has interpreted the Fraud and Abuse Statute not to require an actual agreement or contract to refer patients, but merely an intention to influence the reason or judgment of another so as to cause the other person to refer Medicare or Medicaid business that he or she would not otherwise refer. While this administrative ruling was upheld by a federal district court, on April 9, 1995, a federal appeals court affirmed the ruling in part and reversed it in part. Specifically, the federal appeals court held that in order to constitute a violation of the Fraud and Abuse Statute, it is necessary for a person (i) to know that the Fraud and Abuse Statute prohibits offering or paying remuneration to induce referrals and (ii) to engage in prohibited conduct with the specific intent to disobey the law.

   In an attempt to clarify which arrangements are exempt from program exclusion, civil sanctions or criminal prosecution under the Fraud and Abuse Statute, DHHS published in 1991 a set of "safe harbor" regulations outlining practices that are deemed not to violate the Fraud and Abuse Statute. Al though compliance with one of the safe harbors assures participants in a transaction that the transaction does not violate the Fraud and Abuse Statute, failure of a transaction or arrangement to fit within a safe harbor provision does not necessarily mean that the transaction or arrangement violates the Fraud and Abuse Statute. Most of SSCI's surgery centers are owned by limited partnerships which include, as limited partners, physicians who perform surgical procedures at such centers. SSCI has determined that these arrangements do not fit within any of the safe harbors applicable to investments in healthcare providers by physicians who are in a position to make or influence referrals. DHHS has issued for public comment additional proposed safe harbors, one of which specifically addresses surgeon ownership interests in ambulatory surgery centers. As proposed, the ambulatory surgery center safe harbor would protect payments made to surgeons as a return on an investment interest in a surgery center if, among other conditions, all the investors are surgeons who are in a position to refer patients directly to the center and perform surgery on such referred patients. Since SSCI is an investor in each limited partnership which owns a surgery center, SSCI's arrangements with physician investors do not fit within the safe harbor for ambulatory surgery centers as currently proposed.

   SSCI is unable at this time to predict whether the proposed ambulatory surgery safe harbor will become final, and if so, whether the language and requirements will remain as currently proposed or whether changes will be made prior to becoming final. There can be no assurance that SSCI will ever meet the criteria under this new safe harbor as proposed or as may be adopted in final form. SSCI believes that its arrangements with physicians should not fall within the activities prohibited by the Fraud and Abuse Statute. However, no assurances can be given that regulatory authorities might not assert a contrary position or that new laws, or the interpretation of existing laws, might not adversely affect relationships established by SSCI with physicians or other healthcare providers or result in the imposition of penalties on SSCI or its facilities. SSCI has the right under its limited partnership agreements to take necessary steps, including, as to certain centers, the redemption of limited partnership units, to comply with existing federal and state law relating to the safe harbors or the underlying fraud and Abuse Statute.

   SSCI's centers and their physicians, dentists, and podiatrists are also subject to the Ethics in Patient Referrals Act of 1989, or the "Stark Law". As originally enacted, the Stark Law restricted physician investments in, and referrals to, clinical laboratory services provided after January 1, 1992 to Medicare patients. With the passage of the Budget Reconciliation Act of 1993, the list of restricted services was expanded effective January 1, 1995. Unless excepted, a physician, dentist or podiatrist may not make a referral of a Medicaid or Medicare patient to any provider with whom he or she has a financial relationship (either investment and/or compensation) for such restricted services, and any provider who accepts such a referral may not bill for the service provided pursuant to the referral. Among other sanctions, a civil monetary penalty of up to $15,000 may be levied for each service provided pursuant to a prohibited referral upon the provider rendering the service and the person making the prohibited referral. Such persons or entities are also subject to exclusion from Medicare and Medicaid. Any entity or person participating in a circumvention scheme to avoid the referral prohibitions is liable for civil monetary penalties of up to $100,000.

   Unlike the Fraud and Abuse Statute in which activity may fall outside a safe harbor and still not violate the law, a referral under the Stark Law that does not fall within an exception is strictly prohibited. Ambulatory surgery is not included in the list of restricted services, and SSCI does not believe that ambulatory surgery is subject to the Stark restrictions. However, physicians frequently perform endoscopic procedures in the procedure rooms of centers operated by SSCI, and it is possible to construe these services to be proscribed services under the Stark Law. If the Stark Law were found to apply to such services, SSCI intends to take steps necessary to cause the operation of its facilities to comply with the law. Similarly, most facilities operated by SSCI provide laboratory services incidental to the performance of surgical procedures. As with endoscopic services, it is possible to conclude that these services are precluded by the Stark Law. Should such a determination be confirmed, SSCI intends to take steps necessary to cause the operation of its facilities to comply with all applicable laws and regulations.

  State Anti-Referral Laws

   In addition to the investment interest and patient referral prohibitions of the federal laws described above, certain states in which SSCI operates have enacted similar legislation. Some states have determined that certain patient referrals by a healthcare provider to an entity in which the provider has a financial interest may present a potential conflict of interest for the healthcare provider. SSCI believes its centers' operations are consistent with applicable statutes of the states in which they operate because either the state statute (i) excludes from the definition of referral the recommendation by a healthcare provider that a patient utilize the types of services provided at the center, (ii) exempts healthcare provider-investor who directly provide services within the entity and are personally involved in the rendering of a care to the referred patient, or (ii) does not encompass the provider specialty or services rendered at the center.

   A substantial majority of SSCI centers are concentrated in California with the result that a substantial amount of SSCI's net revenues are derived from the surgery centers located in that state. Were legislation prohibiting the referral or treatment of patients to or at centers by healthcare providers with an investment interest in the centers or other similar legislation to be enacted in California, such legislation may have a material adverse effect on the profitability of SSCI's centers in that market, which in turn would result in a material adverse effect on SSCI's financial position and results of operations as a whole.

  Licensure

   Persons engaged in the professional practice of medicine, podiatry or dentistry must be state licensed. SSCI believes its centers are in conformity with applicable state regulations with respect to the practice of medicine, podiatry and dentistry and the division of professional fees. Neither SSCI nor its centers have the right to control the medical decisions of the physicians, podiatrists, or dentists utilizing the facility. Their responsibilities are limited to supplying non-physician, non-podiatrist and non-dentist personnel, space, supplies, equipment and providing management services to a facility. Practitioners treat patients on their own, and collections of professional fees are generally made by the treating practitioners, who retain all professional fees for their services. The fee splitting prohibitions imposed on practitioners by their professional boards usually only apply to fees received for professional services rendered. There can be no assurance, however, that regulatory authorities would not assert that SSCI's operations violate fee splitting prohibitions. In the event an entity is found to be engaging in fee splitting or in the practice of medicine, podiatry or dentistry in violation of applicable state laws, a center could be enjoined from operating or fined. In such event, a center would be forced to change its plan of operations, or it could be forced to cease doing business.

  Infectious Waste

   As generators of infectious waste, SSCI's centers are required to satisfy all federal, state and local waste disposal requirements. If any regulatory agency finds a center to be in violation of waste laws, penalties and fines may be imposed for each day of violation, and the affected center could be forced to cease operations. SSCI believes its centers dispose of such waste properly.


Employees

   On September 1, 1995, SSCI had approximately 238 full-time equivalent employees, of which 15 were corporate personnel. The remaining full-time employees, most of whom are nurses and office personnel, work at the centers. None of SSCI's employees is covered by a collective bargaining agreement. SSCI considers relations with its employees to be good.

Litigation

   From time to time, SSCI is party to certain claims, suits and complaints which arises in the ordinary course of business. Currently, there are no claims, suits or complaints which, in the opinion of SSCI, would have a material adverse effect on SSCI's financial position or results of operations.

                 DESCRIPTION OF CAPITAL STOCK OF HEALTHSOUTH

   HEALTHSOUTH is authorized by its Restated Certificate of Incorporation to issue up to 151,500,000 shares of capital stock, of which 150,000,000 shares are designated Common Stock, par value $.01 per share, and 1,500,000 shares are designated Preferred Stock, par value $.10 per share.

Common Stock

   As of September 27, 1995, there were 80,585,684 shares of HEALTHSOUTH Common Stock outstanding.

   Holders of HEALTHSOUTH Common Stock are entitled to participate equally in dividends when and as declared by the Board of Directors out of funds legally available therefor and, in the event of liquidation or distribution of assets of HEALTHSOUTH, are entitled to share ratably in such assets remaining after payment of liabilities. Stockholders are entitled to one vote per share. Holders of HEALTHSOUTH Common Stock have no conversion, preemptive or other subscription rights, and there are no redemption or sinking fund provisions with respect to such stock. The outstanding shares of HEALTHSOUTH Common Stock are fully paid and nonassessable.

Fair Price Provision

   HEALTHSOUTH's Restated Certificate of Incorporation contains certain provisions requiring supermajority stockholder approval to effect specified extraordinary corporate transactions unless certain conditions are met. The Restated Certificate of Incorporation requires the affirmative vote of 66-2/3% of all shares of HEALTHSOUTH entitled to vote in the election of Directors to approve a "business combination" with any "other entity" that is the beneficial owner, directly or indirectly, of more than 20% of the outstanding shares of HEALTHSOUTH entitled to vote in the election of Directors. For purposes of this restriction, a "business combination" includes: (a) the sale, exchange, lease, transfer or other disposition by HEALTHSOUTH of all, or substantially all, of its assets or business; (b) any merger or consolidation of HEALTHSOUTH; and (c) certain sales of HEALTHSOUTH's Common Stock in exchange of cash, assets, securities or any combination thereof. An "other entity" is defined to include, generally, any corporation, person or entity, and any affiliate or associate of such corporation, person or entity.

   The foregoing supermajority vote shall not be required where, in the business combination, (i) HEALTHSOUTH's stockholders receive consideration per share not less than the highest per share price paid by the other entity in acquiring any of its holders of HEALTHSOUTH's Common Stock (subject to certain adjustments upward) and (ii) certain other requirements, designed to prevent the other entity from receiving disproportionate gains in connection with the business combination, are satisfied.

   The provisions of HEALTHSOUTH's Restated Certificate of Incorporation described in the preceding paragraphs, and its Bylaws, may be amended or repealed only by the affirmative vote of 66-2/3% of the shares entitled to vote thereon.

   The effect of the foregoing provisions is to make it more difficult for a person, entity or group to effect a change in control of HEALTHSOUTH through the acquisition of a large block of HEALTHSOUTH's voting stock, or to effect a merger or other acquisition that is not approved by a majority of HEALTHSOUTH's Directors serving in office prior to the acquisition by the other entity of 5% or more of HEALTHSOUTH's stock. In addition, holders of the Debentures have the right to require HEALTHSOUTH to redeem the Debentures at 100% of the principal amount thereof, plus accrued interest, upon the occurrence of certain events involving a sale or merger of HEALTHSOUTH, unless holders of HEALTHSOUTH's Common Stock shall receive an amount per share at least equal to the conversion price of the Debentures in effect on the date such sale or merger is consummated. Such holders' redemption option may impede certain forms of takeovers if the potential acquiror is unable to finance the redemption of the Debentures.

Section 203 of the DGCL

   HEALTHSOUTH is subject to the provisions of Section 203 of the DGCL. That section provides, with certain exceptions, that a Delaware corporation may not engage in any of a broad range of business combinations with a person or affiliate or associate of such person who is an "interested stockholder" for a period of three years from the date that such person became an interested stockholder unless: (i) the transaction resulting in a person's becoming an interested stockholder, or the business combination, is approved by the board of directors of the corporation before the person becomes an interested stockholder, (ii) the interested stockholder acquires 85% or more of the outstanding voting stock of the corporation in the same transaction that makes it an interested stockholder (excluding shares held by directors, officers and certain employee stock ownership plans); or (iii) on or after the date the person becomes an interested stockholder, the business combination is approved by the corporation's board of directors and by the holders of at least 66-2/3% of the corporation's outstanding voting stock at an annual or special meeting, excluding shares owned by the interested stockholder. An "interested stockholder" is defined to include any person, and the affiliates and associates of such person that (i) is the owner of 15% or more of the outstanding voting stock of the corporation or (ii) is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder. It is anticipated that the provisions of Section 203 of the DGCL may encourage companies or others interested in acquiring HEALTHSOUTH to negotiate in advance with the HEALTHSOUTH Board of Directors, since the stockholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction which results in the acquiror's becoming an interested stockholder.

Preferred Stock

   HEALTHSOUTH's Restated Certificate of Incorporation authorizes the issuance of up to 1,500,000 shares of Preferred Stock, par value $.10 per share (the "HEALTHSOUTH Preferred Stock"). The Board of Directors has the authority to issue the HEALTHSOUTH Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions, including the dividend rights, dividend rate, conversion rights, voting rights, terms of redemption, redemption price or prices, liquidation preferences and the number of shares constituting any series or the designations of such series, without any further vote or action by the stockholders. Issuance of shares of HEALTHSOUTH Preferred Stock, while providing flexibility in connection with possible acquisition and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of the outstanding voting stock of HEALTHSOUTH. Any such issuance could also adversely affect the voting power of the holders of the HEALTHSOUTH Common Stock. The Board of Directors of HEALTHSOUTH has no present intention of issuing any shares of HEALTHSOUTH Preferred Stock.

Transfer Agent

   The transfer agent and registrar for the HEALTHSOUTH Common Stock is Chemical Bank, New York, New York.

                         COMPARISON OF RIGHTS OF SSCI
                         AND HEALTHSOUTH STOCKHOLDERS

   Both SSCI and HEALTHSOUTH are incorporated in Delaware. Holders of the SSCI Shares will continue to have their rights and obligations as stockholders of HEALTHSOUTH after the Merger governed by Delaware law. Set forth below is a summary comparison of the rights of a HEALTHSOUTH stockholder under
HEALTHSOUTH's Restated Certificate of Incorporation (the "HEALTHSOUTH Certificate") and HEALTHSOUTH's Bylaws (the "HEALTHSOUTH Bylaws"), on the one hand, and the rights of an SSCI stockholder under the SSCI Certificate of Incorporation (the "SSCI Certificate") and SSCI's Bylaws (the "SSCI Bylaws"), on the other hand. The information set forth below is qualified in its entirety by reference to the HEALTHSOUTH Certificate, the HEALTHSOUTH Bylaws, the SSCi Certificate and the SSCI Bylaws.

Classes and Series of Capital Stock

   SSCI. SSCI is authorized by the SSCI Certificate to issue up to 60,000,000 shares of capital stock of which 50,000,000 are designated Common Stock, par value $.01 per share, and 10,000,000 are designated Preferred Stock, par value $.01 per share. As of September 27, 1995, there were 19,615,443 shares of SSCI Common Stock outstanding. The Board of Directors of SSCI has the authority to issue the SSCI Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions for each such series, without any further vote or action by the stockholders. As of September , 1995 there were no shares of SSCI Preferred Stock issued and outstanding and the Board of Directors of SSCI has no present intention of issuing shares of SSCI Preferred Stock.

   HEALTHSOUTH. HEALTHSOUTH is authorized by the HEALTHSOUTH Certificate to issue up to 151,500,000 shares of capital stock, of which 150,000,000 shares are designated Common Stock, par value $.01 per share, and 1,500,000 shares are designated Preferred Stock, par value $.10 per share. As of September 27, 1995, there were 80,585,684 shares of HEALTHSOUTH Common Stock outstanding. In addition, there were reserved for issuance pursuant to options under HEALTHSOUTH stock option plans an additional 14,589,830 shares of HEALTHSOUTH Common Stock. Furthermore, 6,112,956 shares are currently reserved for issuance upon conversion of HEALTHSOUTH's outstanding $115,000,000 principal amount of 5% Convertible Subordinated Debentures due 2001, and 76,039 shares are reserved for issuance upon exercise of outstanding warrants. The Board of Directors of HEALTHSOUTH has the authority to issue the HEALTHSOUTH Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions for each such series, without any further vote or action by the stockholders. As of January 21, 1995, there were no shares of HEALTHSOUTH Preferred Stock issued and outstanding, and the Board of Directors of HEALTHSOUTH has no present intention of issuing shares of HEALTHSOUTH Preferred Stock.

Size and Election of the Board of Directors

   SSCI. The SSCI Bylaws provide that the SSCI Board of Directors shall consist of at least one, but not more than five, directors, with the exact number, within the foregoing limits, to be determined by resolution of the Board of Directors or by the stockholders at an annual meeting. The affirmative vote of at least two-thirds of the Directors then in office or of the SSCI Shares eligible to be cast at an annual meeting is required to change the number of directors. Directors of SSCI are elected by a majority of the SSCI Shares issued and outstanding and entitled to vote at the annual meeting of stockholders. Vacancies in the Board of Directors and newly created directorships resulting from any increase in the authorized number of directors are to be filled by the affirmative vote of at least two-thirds of the directors then in office.

   HEALTHSOUTH. The HEALTHSOUTH Bylaws provide that the HEALTHSOUTH Board of Directors shall consist of at least one director and that the size of the HEALTHSOUTH Board of Directors may be fixed by the directors then in office. Directors of HEALTHSOUTH are elected by a plurality of votes cast and the annual meeting of stockholders. Vacancies in the Board of Directors and newly created directorships resulting from any increase in the authorized number of directors are filled by a majority of directors then in office.

Removal of Directors



   SSCI. In accordance with Delaware law, any SSCI director, or the entire SSCI Board of Directors, may be removed, with or without cause, by the holders of a majority of the SSCI Shares then entitled to vote at an election of directors.


   HEALTHSOUTH. The HEALTHSOUTH Bylaws provide that a director may be removed with or without cause by the vote of the holders of a majority of the shares of capital stock entitled to vote thereon.

Other Voting Rights

   SSCI. The SSCI Common Stock is not divided into classes, and SSCI has no other classes or series of capital stock issued or outstanding other than the SSCI Common Stock. Each SSCI stockholder holding shares of SSCI Common Stock entitled to be voted on any matter, including the election of directors, shall have one vote on each such matter submitted to vote at a meeting of stockholders for each such share of SSCI Common Stock held by such stockholder as of the record date for such meeting. Except as specifically provided otherwise by law or by the SSCI Certificate or the SSCI Bylaws, the vote of the holders of a majority of the shares of capital stock present or represented and entitled to vote is required for the approval of any matter at a meeting of SSCI stockholders.

   HEALTHSOUTH. The HEALTHSOUTH Common Stock is not divided into classes, and HEALTHSOUTH has no other classes or series of capital stock issued or outstanding other than the HEALTHSOUTH Common Stock. Each HEALTHSOUTH stockholder holding shares of HEALTHSOUTH Common Stock entitled to be voted on any matter, including the election of directors, shall have one vote on each such matter submitted to vote at a meeting of stockholders for each such share of HEALTHSOUTH Common Stock held by such stockholder as of the record date for such meeting. Except as specifically provided otherwise by law or by the HEALTHSOUTH Certificate or the HEALTHSOUTH Bylaws, the vote of the holders of a majority of the shares of capital stock present or represented and entitled to vote is required for the approval of any matter at a meeting of HEALTHSOUTH stockholders.

Dividends

   SSCI. The SSCI Bylaws provide that dividends on SSCI's capital stock may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, property, or in shares of SSCI's capital stock.

   HEALTHSOUTH. Neither HEALTHSOUTH Certificate nor the HEALTHSOUTH Bylaws contain any provisions similar to the dividend provisions of the SSCI Bylaws set forth above.

Fair Price Provision

   SSCI. Neither the SSCI Certificate nor the SSCI Bylaws contain any "fair price" provision or other provisions restricting or otherwise relating to the ability of SSCI to enter into any business combinations, including, but not limited to, mergers, sales of all or substantially all of SSCI's assets or sales of SSCI stock in exchange for cash or other securities.

   HEALTHSOUTH. The HEALTHSOUTH Certificate provides that the vote of the holders of 662/3% of all shares of HEALTHSOUTH entitled to vote in the election of directors is required for the approval and adoption of a business combination (as defined in the HEALTHSOUTH Certificate) with any entity (as defined in the HEALTHSOUTH Certificate) if, on the record date for the determination of stockholders entitled to vote thereon, the other entity is the beneficial owner, directly or indirectly, of more than 20% of the outstanding shares of
HEALTHSOUTH entitled to vote in the election of directors. The voting requirements of the "fair price" provision are not applicable to a business combination involving a holder of 20% or more of HEALTHSOUTH's voting stock in the business combination, if: (i) HEALTHSOUTH's stockholders receive consideration per share not less than the highest per share price paid by the other entity in acquiring any of its holdings of the HEALTHSOUTH Common Stock (subject to certain upward adjustments); and (ii) certain other requirements, designed to prevent the other entity from receiving disproportionate gains in connection with the business combination, are satisfied. See "DESCRIPTION OF CAPITAL STOCK OF HEALTHSOUTH--Fair Price Provision".

Amendment or Repeal of the Certificate of Incorporation and Bylaws

   Under Delaware law, unless its certificate of incorporation or by-laws otherwise provide, amendments of a corporation's certificate of incorporation generally require the approval of the holders of a majority of the outstanding stock entitle to vote thereon, and if such amendment would increase or decrease the number of authorized shares of any class or series or the par value of such shares or would adversely affect the shares of such class or series, the approval of a majority of the outstanding stock of such class or series.

   SSCI. SSCI's Certificate provides that it may be amended, altered, changed or repealed only in the manner prescribed by Delaware law as in effect from time to time. SSCI's Bylaws may be altered, amended or repealed with the approval of at least 66 2/3 % of the outstanding shares entitled to vote thereon at any annual or special meeting or with the approval of at least two-thirds of the SSCI directors at any meeting of the Board of Directors,

   HEALTHSOUTH. The HEALTHSOUTH Certificate requires approval by holders of at least 662/3% of the outstanding shares entitled to vote thereon to repeal or amend Article SIXTH of the HEALTHSOUTH Certificate (regarding the calling of special meetings by the stockholders), Article SEVENTH of the HEALTHSOUTH Certificate (regarding the "fair price" provision) and Article EIGHTH of the HEALTHSOUTH Certificate (regarding the amendment of the HEALTHSOUTH Certificate). The HEALTHSOUTH Certificate also provides that a majority of the HEALTHSOUTH Board of Directors may make, alter or repeal the HEALTHSOUTH Bylaws. The HEALTHSOUTH Bylaws provide that the HEALTHSOUTH Bylaws may be amended, altered or repealed by the affirmative vote of a majority of the Board of Directors or at a meeting of HEALTHSOUTH stockholders by the affirmative vote of the holders of a majority of the outstanding shares of HEALTHSOUTH stock entitled to vote thereat.

Special Meetings of Stockholders

   SSCI. The SSCI Bylaws provide that a special meeting of the SSCI stockholders may be called either by SSCI's President or upon the written request of a majority of SSCI's Board of Directors.

   HEALTHSOUTH. The HEALTHSOUTH Bylaws provide that a special meeting of the HEALTHSOUTH stockholders may be called by a majority of the board of directors or by the holders of at least 20% of the outstanding shares of capital stock of HEALTHSOUTH entitled to vote in the election of directors.

Compromise and Reorganization

   SSCI. The SSCI Certificate provides that whenever a compromise or arrangement is proposed between SSCI and its creditors and/or between SSCI and its stockholders, any court of equitable jurisdiction within the State of Delaware may, on summary application of SSCI or an SSCI stockholder or on the application of any duly appointed receiver or trustee in dissolution for SSCI, order a meeting of the creditors or stockholders of SSCI, as the case may be. If the compromise or arrangement and any reorganization of SSCI resulting from such compromise or arrangement is agreed to by a majority in number representing three-fourths in value of the creditors and/or of the stockholders of SSCI, as the case may be, and is sanctioned by the court to which application has been made, the compromise or arrangement and resulting reorganization shall be binding on creditors and/or stockholders of SSCI, as the case may be, and on SSCI.

   HEALTHSOUTH. The HEALTHSOUTH Certificate contains no provisions similar to the compromise and reorganization provisions of the SSCI Certificate set forth above.

Liability of Directors

   The DGCL permits a corporation to include a provision in its certificate of incorporation eliminating or limiting the personal liability of a director or officer to the corporation or its stockholders for damages for breach of the director's fiduciary duty, subject to certain limitations. Each of the HEALTHSOUTH Certificate and the SSCI Certificate includes such a provision, as set forth below, to the maximum effect permitted by law.

   Each of the HEALTHSOUTH Certificate and the SSCI Certificate provides that a director will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL, which concerns unlawful payments of dividends, stock purchases or redemptions or (iv) for any transaction from which the director derived an improper personal benefit.

   While these provisions provide directors with protection from awards of monetary damages for breaches of their duty of care, they do not eliminate such duty. Accordingly, these provisions will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his or her duty of care. The provisions described above apply to an officer of the corporation only if he or she is a director of the corporation and is acting in his or her capacity as director, and do not apply to officers of the corporation who are not directors.

Indemnification of Directors and Officers

   The DGCL permits a corporation to indemnify officers, directors, employees and agents for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action, which they had no reasonable cause to believe was unlawful. The DGCL provides that a corporation may advance expenses of defense (upon receipt of a written undertaking to reimburse the corporation if indemnification is not appropriate) and must reimburse a successful defendant for expenses, including attorneys' fees, actually and reasonably incurred, and permits a corporation to purchase and maintain liability insurance for its directors and officers. The DGCL provides that indemnification may not be made for any claim, issue or matter as to which a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation, unless and only to the extent a court determines that the person is entitled to indemnity for such expenses as the court deems proper.

   The HEALTHSOUTH Bylaws provide that each person who is involved in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of HEALTHSOUTH, or is or was serving at the request of HEALTHSOUTH as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, will be indemnified by HEALTHSOUTH to the full extent permitted by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits HEALTHSOUTH to provide broader indemnification rights than said law permitted prior to such amendment) or by other applicable laws then in effect. The SSCI Bylaws contain indemnification provisions substantially the same as those contained in the HEALTHSOUTH Bylaws.

   The Plan provides that all rights to indemnification for acts or omissions occurring prior to the Effective Time of the Merger now existing in favor of the current or former directors or officers of SSCI and its subsidiaries as provided in their respective certificates or articles of incorporation or bylaws shall survive the Merger and shall continue in full force and effect in accordance with their terms.

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling HEALTHSOUTH pursuant to the foregoing provisions, HEALTHSOUTH has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                         OPERATIONS AND MANAGEMENT OF
                         HEALTHSOUTH AFTER THE MERGER

Operations

   After the consummation of the Merger, SSCI will be a wholly-owned subsidiary of HEALTHSOUTH. HEALTHSOUTH will continue to engage in the business of providing rehabilitative healthcare services as prior to the Merger, working with the management of SSCI to operate and continue to expand SSCI's business. See the information set forth herein and in the documents incorporated herein by reference as set forth under "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE", "BUSINESS OF HEALTHSOUTH" and "BUSINESS OF SSCI".

Management

   After the consummation of the Merger, HEALTHSOUTH will be managed by the same Board of Directors and executive officers as existed prior to the Merger. See "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE".

                                   EXPERTS

   The consolidated financial statements and schedule of HEALTHSOUTH Corporation, the consolidated financial statements of Sutter Surgery Centers, Inc., the consolidated financial statements of Surgical Health Corporation, the consolidated financial statements of Rehab Systems Company and the consolidated financial statements of Relife, Inc. appearing or incorporated by reference in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, to the extent indicated in their reports thereon also appearing elsewhere herein and in the Registration Statement or incorporated by reference. Such consolidated financial statements have been included herein or incorporated by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                                LEGAL MATTERS

   The validity of the shares of HEALTHSOUTH Common Stock to be issued to the stockholders of SSCI pursuant to the Merger will be passed upon by Haskell Slaughter Young & Johnston, Professional Association.

                        INDEX TO FINANCIAL STATEMENTS



                                                               Page
                                                               ----
HEALTHSOUTH Corporation and Subsidiaries
Consolidated Financial Statements
Years ended December 31, 1992, 1993 and 1994
  Report of Independent Auditors .............................  F-2
  Consolidated Balance Sheets ................................  F-3
  Consolidated Statements of Income ..........................  F-4
  Consolidated Statements of Stockholders' Equity  ...........  F-5
  Consolidated Statements of Cash Flows ......................  F-6
  Notes to Consolidated Financial Statements..................  F-8

Six months ended June 30, 1994 and 1995
  Consolidated Balance Sheet (unaudited)......................  F-24
  Consolidated Statements of Income (unaudited)...............  F-25
  Consolidated Statements of Cash Flows (unaudited) ..........  F-26
  Notes to Consolidated Financial Statements (unaudited) .....  F-27

Sutter Surgery Centers, Inc. and Consolidated Partnerships
Consolidated Financial Statements
Periods ended December 31, 1992, 1993 and 1994
  Report of Independent Auditors..............................  F-30
  Consolidated Balance Sheets.................................  F-31
  Consolidated Statements of Operations.......................  F-32
  Consolidated Statements of Stockholders' Equity.............  F-33
  Consolidated Statements of Cash Flows.......................  F-34
  Notes to Consolidated Financial Statements..................  F-36

Six months ended June 30, 1994 and 1995
  Consolidated Balance Sheet (unaudited)......................  F-44
  Consolidated Statements of Income (unaudited)...............  F-45
  Consolidated Statements of Cash Flows (unaudited) ..........  F-46
  Notes to Consolidated Financial Statements (unaudited) .....  F-47

              Report of Ernst & Young LLP, Independent Auditors

The Board of Directors
HEALTHSOUTH Corporation

   We have audited the accompanying consolidated balance sheets of HEALTHSOUTH Corporation and Subsidiaries as of December 31, 1993 and 1994, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of HEALTHSOUTH Corporation and Subsidiaries at December 31, 1993 and 1994, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1994, in conformity with generally accepted accounting principles.

                                              ERNST & YOUNG LLP

Birmingham, Alabama
March 1, 1995, except for
 Notes 2 and 17, as to
 which the date is June 13, 1995

                   HEALTHSOUTH Corporation and Subsidiaries
                         Consolidated Balance Sheets


                                                                           December 31
                                                                     -----------------------
                                                                         1993        1994
                                                                     ----------   ----------
                                                                            (In thousands)

Assets
Current assets:

Cash and cash equivalents (Note 3).................................  $   81,031   $   68,735
Other marketable securities (Note 3)...............................       8,968       16,628
Accounts receivable, net of allowances for doubtful accounts and contractual adjustments of $120,810,000 in 1993 and $144,427,000
in 1994............................................................     179,761      242,659
Inventories........................................................      24,078       26,151
                                                                     ----------   ----------
Prepaid expenses and other current assets..........................      44,674       71,029
                                                                     ----------   ----------
Total current assets...............................................     338,512      425,202
Other assets: .....................................................
Loans to officers..................................................       1,488        1,240
Other (Note 4).....................................................      23,983       41,834
                                                                     ----------   ----------
                                                                         25,471       43,074

Property, plant and equipment, net (Note 5)........................     791,097      857,372
Intangible assets, net (Note 6) ...................................     289,338      410,688
                                                                     ----------   ----------
Total assets.......................................................  $1,444,418   $1,736,336
                                                                     ==========   ==========
Liabilities and stockholders' equity
Current liabilities:
Accounts payable...................................................  $   50,432   $   87,153
Salaries and wages payable.........................................      28,229       34,102
Accrued interest payable and other liabilities.....................      33,614       55,922
Current portion of long-term debt and leases (Note 7) .............      15,174       16,698
                                                                     ----------   ----------
Total current liabilities..........................................     127,449      193,875
Long-term debt (Note 7)............................................     873,007    1,017,696
Deferred income taxes (Note 11)....................................      10,853        8,595
Deferred revenue (Note 15).........................................         --         7,526
Other long-term liabilities (Note 16)..............................       3,285        8,398
Minority interests-limited partnerships (Note 9)...................      11,526       10,326
Commitments and contingent liabilities (Notes 12 and 17)
Stockholders' equity:
Preferred Stock, $.10 par value-1,500,000 shares authorized;
issued and outstanding-none........................................         --            --
Common Stock, $.01 par value-100,000,000 shares authorized;
issued-74,896,000 in 1993 and 76,991,000 in 1994...................         749          770
Additional paid-in capital.........................................     347,163      369,186
Retained earnings..................................................      89,641      137,764
Treasury stock, at cost (91,000 shares)............................        (323)        (323)
Receivable from Employee Stock Ownership Plan (Note 13) ...........     (18,932)     (17,477)
                                                                     ----------   ----------
Total stockholders' equity.........................................     418,298      489,920
                                                                     ----------   ----------
Total liabilities and stockholders' equity.........................  $1,444,418   $1,736,336
                                                                     ==========   ==========

                           See accompanying notes.

                   HEALTHSOUTH Corporation and Subsidiaries
                      Consolidated Statements of Income


                                                         Year ended December  31
                                                     --------------------------------
                                                       1992       1993       1994
                                                     --------   --------    ---------
                                                      (In thousands, except for per
                                                            share amounts)

Revenues...........................................  $501,046   $656,329   $1,236,190
Operating expenses: ...............................
Operating units....................................   372,169    471,778      906,712
Corporate general and administrative...............    16,878     24,329       45,895
Provision for doubtful accounts....................    13,254     16,181       23,739
Depreciation and amortization......................    29,834     46,224       86,678
Interest expense...................................    12,623     18,495       65,286
Interest income....................................    (5,415)    (3,924)      (4,308)
Merger expenses (Note 2)...........................       --         333        6,520
Loss on impairment of assets (Note 16).............       --         --        10,500
Loss on abandonment of computer project (Note 16) .       --         --         4,500
NME Selected Hospitals Acquisition related expense
(Note 10)..........................................       --      49,742           --
Terminated merger expense (Note 14)................     3,665        --            --
Gain on sale of partnership interest...............       --      (1,400)          --
                                                     --------   --------    ---------
                                                      443,008    621,758    1,145,522
                                                     --------   --------    ---------
Income before income taxes and minority interests .    58,038     34,571       90,668
Provision for income taxes (Note 11)...............    18,864     11,930       34,305
                                                     --------   --------    ---------
                                                       39,174     22,641       56,363
Minority interests.................................     4,245      5,444        6,402
                                                     --------   --------    ---------
Net income.........................................  $ 34,929   $ 17,197   $   49,961
                                                     ========   ========    =========
Weighted average common and common equivalent
shares outstanding.................................    74,214     77,709       84,687
                                                     ========   ========    =========
Net income per common and common equivalent share .  $   0.47   $    .22   $      .59
                                                     ========   ========    =========
Net income per common share-assuming full
dilution...........................................  $    N/A   $    N/A   $      .59
                                                     ========   ========    =========

                           See accompanying notes.

                   HEALTHSOUTH Corporation and Subsidiaries
               Consolidated Statements of Stockholders' Equity


                                                          Additional                                              Total
                                    Common    Common       Paid-In    Retained      Treasury    Receivable     Stockholders'
                                    Shares     Stock       Capital    Earnings         Stock     from ESOP        Equity
                                    ------      ------     ---------  ----------    ----------- ------------      ------
                                                                        (In thousands)
Balance at December 31, 1991 ....   64,993       649.6 $   257,660.8 $  53,925.1   $  (60.0)   $   (10,000.0)   $   302,175.5
Proceeds from issuance of common
shares...........................    6,436        64.4      60,286.3       --            --            --            60,350.7
Proceeds from exercise of
options..........................    1,917        19.2       6,871.9       --            --            --             6,891.1
Income tax benefits related to
Incentive Stock Options..........      --        --          5,634.7       --            --            --             5,634.7
Common shares exchanged in the
exercise of options..............       (8)      --            (95.6)      --            --            --               (95.6)
Loan to Employee Stock Ownership
Plan.............................      --        --            --          --            --        (10,000.0)       (10,000.0)
Reduction in Receivable from
Employee Stock Ownership
Plan.............................      --        --            --          --            --            358.0            358.0
Purchase of limited partnership
units............................       42          .4         499.6   (11,318.4)        --            --           (10,818.4)
Net income.......................      --        --            --       34,929.0         --            --            34,929.0
                                    ------      ------     ---------  ----------    -----------     --------      -----------
Balance at December 31, 1992 ....   73,380       733.6     330,857.7    77,535.7         (60.0)    (19,642.0)       389,425.0

Proceeds from exercise of
options..........................      462         4.6       1,732.9       --            --            --             1,737.5
Proceeds from issuance of common
shares...........................    1,074        10.7      13,987.9       --            --            --            13,998.6
                                    ------      ------     ---------  ----------    -----------     --------      -----------
Income tax benefits related to
Incentive Stock Options..........      --        --            584.7       --            --            --               584.7
Reduction in Receivable from
Employee Stock Ownership
Plan.............................      --        --            --          --            --            710.1            710.1
Purchase of limited partnership
units............................      --        --            --       (5,091.7)        --            --            (5,091.7)
Purchase of treasury stock ......      (20)      --            --          --           (263.0)        --              (263.0)
Net income.......................      --        --            --       17,197.0         --            --            17,197.0
                                    ------      ------     ---------  ----------    -----------     --------      -----------
Balance at December 31, 1993 ....   74,896       748.9     347,163.2    89,641.0        (323.0)    (18,931.9)       418,298.2
Proceeds from issuance of common
shares at $27.17 per share ......       38          .4         532.6       --            --            --               533.0
Proceeds from exercise of
options..........................    2,079        20.8      15,341.8       --            --            --            15,362.6
Income tax benefits related to
Incentive Stock Options..........      --        --          6,469.6       --            --            --             6,469.6
Common shares exchanged in the
exercise of options..............      (22)        (.2)       (321.2)      --            --            --              (321.4)
Reduction in receivable from
Employee Stock Ownership Plan ...      --        --            --          --            --          1,455.0          1,455.0
Purchase of limited partnership
units............................      --        --            --       (1,838.0)        --            --            (1,838.0)
Net income.......................      --        --            --       49,961.0         --            --            49,961.0
                                    ------      ------     ---------  ----------    -----------     --------      -----------
Balance at December 31, 1994 ....  $76,991   $   769.9 $   369,186.0 $ 137,764.0   $    (323.0)$   (17,476.9)   $   489,920.0
                                    ======      ======     =========  ==========    ===========     ========      ===========

                           See accompanying notes.

                   HEALTHSOUTH Corporation and Subsidiaries
                    Consolidated Statements of Cash Flows


                                                                             Year ended December 31
                                                                          1992        1993        1994
                                                                       ---------   ---------   ---------
                                                                                (In thousands)

Operating activities
Net income...........................................................  $  34,929   $  17,197   $  49,961
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization........................................     29,834      46,224      86,678
Provision for doubtful accounts......................................     13,254      16,181      23,739
Provision for losses on impairment of assets.........................        --          --       10,500
Provision for losses on abandonment of computer project .............        --          --        4,500
NME Selected Hospitals Acquisition related expense...................        --       49,742          --
Income applicable to minority interests of limited partnerships .....      4,245       5,444       6,402
Provision (benefit) for deferred income taxes........................      4,596      (5,685)     (1,541)
Provision for deferred revenue.......................................       (279)        (49)       (164)
Gain on sale of property, plant and equipment........................        --          --         (627)
Gain on sale of partnership interests................................        --       (1,400)         --
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable..................................................    (38,503)    (28,965)    (74,636)
Inventories, prepaid expenses and other current assets...............    (13,660)    (18,054)    (21,757)
Accounts payable and accrued expenses................................      9,236      (7,673)     62,766
                                                                       ---------   ---------   ---------
Net cash provided by operating activities............................     43,652      72,962     145,821

Investing activities
Purchases of property, plant and equipment...........................    (98,343)   (131,222)   (160,785)
Proceeds from sale of property, plant and equipment..................        --          --       68,317
Additions to intangible assets, net of effects of acquisitions ......    (25,206)    (39,156)    (59,307)
Assets obtained through acquisitions, net of liabilities assumed ....    (75,487)   (454,013)    (89,266)
Changes in other assets..............................................        192      (9,582)    (23,020)
Proceeds received on sale of other marketable securities ............     14,041      20,554       1,660
Investments in other marketable securities...........................    (13,000)     (6,000)     (9,126)
                                                                       ---------   ---------   ---------
Net cash used in investing activities................................   (197,803)   (619,419)   (271,527)

                   HEALTHSOUTH Corporation and Subsidiaries
              Consolidated Statements of Cash Flows--(Continued)


                                                       Year ended December 31
                                                    ----------------------------
                                                    1992        1993        1994
                                                    ----        ----        ----
                                                        (In thousands)

Financing activities
Proceeds from borrowings.........................  $181,076   $553,258   $1,045,263
Principal payments on long-term debt and leases .   (65,221)   (32,239)    (937,872)
Proceeds from exercise of options................     6,788      1,736       13,895
Proceeds from issuance of common stock...........    46,519     13,999          342
Purchase of treasury stock.......................        --       (263)          --
Loans to Employee Stock Ownership Plan...........   (10,000)       --            --
Reduction in Receivable from Employee Stock
Ownership Plan...................................       358        710        1,455
Proceeds from investment by minority interests ..     2,886      6,476        2,252
Purchase of limited partnership interests .......   (11,495)    (3,784)      (1,090)
Payment of cash distributions to limited
partners.........................................    (5,873)    (5,913)     (10,835)
Net cash provided by financing activities .......   145,038    533,980      113,410
Decrease in cash and cash equivalents ...........    (9,113)   (12,477)     (12,296)
Cash and cash equivalents at beginning of year ..   102,621     93,508       81,031
                                                   --------   --------   ----------
Cash and cash equivalents at end of year ........  $ 93,508   $ 81,031   $   68,735
                                                   ========   ========   ==========

Supplemental disclosures of cash flow
information
Cash paid during the year for:
Interest.........................................  $ 14,174   $ 16,241   $   51,778
Income taxes.....................................    10,466     22,144       29,129

Non-cash investing activities:

The Company  assumed  liabilities of  $57,091,000,  $88,566,000  and $24,659,000 during the years ended December 31, 1992, 1993 and 1994, respectively, in conjunction with its acquisitions. During the years ended December 31, 1992, 1993 and 1994, the Company issued 1,182,000, 69,000 and 19,000 common shares, respectively, with a market value of $12,853,000, $954,000 and $533,000, respectively, as consideration for acquisitions.

Non-cash financing activities:

The Company received a tax benefit from the disqualifying disposition of incentive stock options of $5,635,000, $585,000 and $6,470,000 for the years ended December 31, 1992, 1993 and 1994, respectively.

During the years ended December 31, 1992 and 1994, respectively, 4,000 and 11,000 common shares were exchanged in the exercise of options. The shares exchanged had market values on the date of exchange of $95,600 and $321,400, respectively.

                           See accompanying notes.

                   HEALTHSOUTH Corporation and Subsidiaries
                  Notes to Consolidated Financial Statements
                              December 31, 1994

1. Significant Accounting Policies

   The significant accounting policies followed by HEALTHSOUTH Corporation (formerly HEALTHSOUTH Rehabilitation Corporation) and its subsidiaries (the Company) are presented as an integral part of the consolidated financial statements.

Principles of Consolidation

   The consolidated financial statements include the accounts of HEALTHSOUTH Corporation (HEALTHSOUTH) and its wholly-owned subsidiaries, as well as its limited partnerships (see Note 9). All significant intercompany accounts and transactions have been eliminated in consolidation.

   HEALTHSOUTH Corporation is engaged in the business of providing comprehensive rehabilitative and clinical healthcare services on an inpatient and outpatient basis.

Marketable Securities

   Marketable equity securities and debt securities are classified as available-for-sale. Available-for-sale securities are carried at fair value, with the unrealized gains and losses, if material, reported as a separate component of stockholders' equity, net of tax. The adjusted cost of the specific security sold method is used to compute gain or loss on the sale of securities. Interest and dividends on securities classified as available-for-sale are included in investment income. Marketable equity securities and debt securities of the Company have maturities of less than one year.

Accounts Receivable and Third-Party Reimbursement Activities

   Receivables from patients, insurance companies and third-party contractual insured accounts (Medicare and Medicaid) are based on payment agreements which generally result in the Company collecting an amount different from the established rates. Final determination of the settlement is subject to review by appropriate authorities. Adequate allowances are provided for doubtful accounts and contractual adjustments. Uncollectible accounts are written off against the allowance for doubtful accounts after adequate collection efforts are made. Net accounts receivable include only those amounts estimated by management to be collectible.

   The concentration of net accounts receivable from third-party contractual payors and others, as a percentage of total net accounts receivable, was as follows:


                                          December 31
                                         --------------
                                         1993     1994
                                         ----     ----
Medicare .........................        33%      36%
Medicaid .........................         4        6
Other.............................        63       58
                                         ----     ----
                                         100%     100%
                                         ====     ====

Inventories

   Inventories are stated at the lower of cost or market using the specific identification method.

Property, Plant and Equipment

   Property, plant and equipment are recorded at cost. Upon sale or retirement of property, plant or equipment, the cost and related accumulated depreciation are eliminated from the respective account and the resulting gain or loss is included in the results of operations.

                   HEALTHSOUTH Corporation and Subsidiaries -
                   Notes to Consolidated Financial Statements
                         December 31, 1994--(Continued)


   Interest cost incurred during the construction of a facility is capitalized. The Company incurred interest of $14,644,000, $21,159,000 and $67,680,000 of which  $2,021,000,  $2,664,000 and $2,394,000 was capitalized  during 1992, 1993 and 1994, respectively.

   Depreciation and amortization is computed using the straight-line method over the estimated useful lives of the assets or the term of the lease, as appropriate. The estimated useful life of buildings is 30-40 years and the general range of useful lives for leasehold improvements, furniture, fixtures and equipment is 10-15 years.

Intangible Assets

   Cost in excess of net asset value of purchased facilities is amortized over 20 to 40 years using the straight-line method. Organization and start-up costs incurred prior to opening a new facility and partnership formation costs are deferred and amortized on a straight-line basis over a period of 36 months. Organization, partnership formation and start-up costs for a project that is subsequently abandoned are charged to operations in that period. Debt issue costs are amortized over the term of the debt. Noncompete agreements are amortized using the straight-line method over the term of the agreements.

Minority Interests

   The equity of minority investors in limited partnerships of the Company is reported on the balance sheet as minority interests. Minority interests reported in the income statement reflect the respective shares of income or loss of the limited partnerships attributable to the minority investors, the effect of which is removed from the results of operations of the Company.

Revenues

   Revenues include net patient service revenues and other operating revenues. Net patient service revenues are reported at the estimated net realizable amounts from patients, third-party payors and others for services rendered, including estimated retroactive adjustments under reimbursement agreements with third-party payors.

Income Per Common and Common Equivalent Share

   Income per common and common equivalent share is computed based on the weighted average number of common shares and common equivalent shares outstanding during the periods, as adjusted for the two-for-one stock split declared subsequent to year end (see Note 17). Common equivalent shares include dilutive employees' stock options, less the number of treasury shares assumed to be purchased from the proceeds using the average market price of the Company's common stock. Fully diluted earnings per share (based on 89,409,000 shares in 1994) assumes conversion of the 5% Convertible Subordinated Debentures due 2001 (see Note 7).

Impairment of Assets

   Long-lived assets, such as property, plant and equipment and identifiable intangible assets are reviewed for impairment losses when certain impairment indicators exist. If an impairment exists, the related asset is adjusted to the lower of book value or estimated future undiscounted cash flows from the use and eventual disposal of the asset.

   With respect to the carrying value of the excess of cost over net asset value of purchased facilities and other intangible assets, the Company determines on a quarterly basis whether an impairment event has occurred by considering factors such as: the market value of the asset; a significant adverse change in legal factors or in the business climate; adverse action by a regulator; a history of operating or cash flow

                   HEALTHSOUTH Corporation and Subsidiaries -
                   Notes to Consolidated Financial Statements
                         December 31, 1994--(Continued)

losses or a projection of continuing losses associated with an operating entity. The carrying value of net asset value of purchased facilities and other intangible assets will be evaluated if the facts and circumstances suggest that it has been impaired. If this evaluation indicates that the value of the asset will not be recoverable, as determined based on the undiscounted cash flows of the entity acquired over the remaining amortization period, the Company's carrying value of the asset will be reduced by the estimated shortfall of cash flows.

2. Mergers

   Effective December 29, 1994, the Company merged with ReLife, Inc. ("ReLife") and in connection therewith issued 11,025,290 shares of its Common Stock for all of ReLife's outstanding common stock. ReLife provides a system of rehabilitation services and operates 31 inpatient facilities with an aggregate of approximately 1,100 licensed beds, including nine free-standing rehabilitation hospitals, nine acute rehabilitation units, five sub-acute rehabilitation units, seven transitional living units and one residential facility and provides outpatient rehabilitation services at twelve outpatient centers.

   The merger was accounted for as a pooling of interests and, accordingly, the Company's financial statements have been restated to include the results of ReLife for all periods presented. Prior to the merger, ReLife reported on a fiscal year ending on September 30. The accompanying financial statements are based on a combination of the Company's results for its December 31 fiscal year and ReLife's results for its September 30 fiscal year for all periods presented. Costs and expenses of $2,949,000 incurred by HEALTHSOUTH in connection with the merger have been recorded in operations in 1994 and reported as merger expenses in the accompanying consolidated statements of income.

   Effective June 13, 1995, the Company merged with Surgical Health Corporation ("SHC") and in connection therewith issued 8,531,480 shares of its Common Stock for all of SHC's common and preferred stock. SHC operates a network of 41 freestanding surgery centers (including four mobile lithotripters) in eleven states, with an aggregate of 156 operating and procedure rooms.

   The merger of the Company and SHC was accounted for as a pooling of interests and, accordingly, the Company's financial statements have been restated to include the results of SHC for all periods presented. Costs and expenses of approximately $29,194,000 incurred by the Company in connection with the SHC merger have been recorded in operations during the quarter ended June 30, 1995.

   SHC merged with Ballas Outpatient Management, Inc. and Midwest Anesthesia, Inc. on February 11, 1993 in a transaction accounted for as a pooling of interests. SHC recorded merger costs of $333,000 in connection with this transaction in 1993. SHC merged with Heritage Surgical Corporation on January 18, 1994 in a transaction accounted for as a pooling of interests. SHC recorded merger costs of $3,571,000 in connection with this transaction in 1994. SHC's historical financial statements for the periods prior to the two mergers described above have been restated to include the results of the acquired companies for all periods presented.

                   HEALTHSOUTH Corporation and Subsidiaries -
                   Notes to Consolidated Financial Statements
                         December 31, 1994--(Continued)


   Combined and separate results of the Company, ReLife and SHC are as follows (in thousands):

                              HEALTHSOUTH    ReLife       SHC    Combined
                              -----------    ------       ---    --------
Year ended December 31, 1992
Revenues...................  $    406,968  $ 57,320  $ 36,758  $  501,046
Net income.................        29,738     4,856       335      34,929

Year ended December 31, 1993
Revenues...................       482,304    93,042    80,983     656,329
Net income.................         6,687     6,905     3,605      17,197

Year ended December 31, 1994
Revenues...................     1,008,567   118,874   108,749   1,236,190
Net income (loss)..........        54,047      (822)   (3,264)     49,961

   There were no transactions among the Company, ReLife and SHC prior to the respective mergers. The effects of conforming the accounting policies of the companies are not material.

3. Cash, Cash Equivalents and Other Marketable Securities

   Cash, cash equivalents and other marketable securities consisted of the following:


                                                                     December 31
                                                                  ----------------
                                                                  1993        1994
                                                                  ----       -----
                                                                   (In thousands)

Cash...........................................................  $  52,616 $  59,635
Municipal put bonds............................................      9,800     2,100
Tax advantaged auction preferred stocks........................      4,000     7,000
Municipal put bond mutual funds................................      2,000        --
Money market funds.............................................      8,410        --
United States Treasury bills...................................      4,205        --
                                                                 --------- ---------
Total cash and cash equivalents................................     81,031    68,735
United States Treasury notes...................................         --     1,004
Certificates of deposit........................................      1,108     2,135
Municipal put bonds............................................      1,860     3,975
Municipal put bond mutual funds................................      5,000     8,514
Collateralized mortgage obligations............................      1,000     1,000
                                                                 --------- ---------
Total other marketable securities..............................      8,968    16,628
                                                                 --------- ---------
Total cash, cash equivalents and other marketable securities
(approximates market value)....................................  $  89,999 $  85,363
                                                                 ========= =========

   For purposes of the consolidated balance sheets and statements of cash flows, marketable securities purchased with an original maturity of ninety days or less are considered cash equivalents.

                   HEALTHSOUTH Corporation and Subsidiaries -
                   Notes to Consolidated Financial Statements
                         December 31, 1994--(Continued)


4. Other Assets

   Other assets consisted of the following:


                                                       December  31
                                                     --------------
                                                       1993    1994
                                                      -----   -----
                                                     (In thousands)
Notes and accounts receivable...................  $   3,280 $  15,104
Investment in Caretenders Health Corp. .........      7,382     7,370
Investments in other unconsolidated
subsidiaries....................................      4,460     6,007
Real estate investments.........................      3,023    10,022
Escrow funds....................................        394        --
Other...........................................      5,444     3,331
                                                  ---------   -------
                                                  $  23,983  $ 41,834
                                                  =========  ========

   The Company has a 24% ownership interest in Caretenders Health Corp. ("Caretenders"). Accordingly, the Company's investment is being accounted for using the equity method of accounting. The investment was initially valued at $7,250,000. The Company's equity in earnings of Caretenders for the years ended December 31, 1992, 1993 and 1994 was not material to the Company's results of operations.

   It was not practicable to estimate the fair value of the Company's various investments in other unconsolidated subsidiaries (involved in operations similar to those of the Company) because of the lack of a quoted market price and the inability to estimate fair value without incurring excessive costs. The carrying amount at December 31, 1994 represents the original cost of the investments, which management believes is not impaired.

5. Property, Plant and Equipment

   Property, plant and equipment consisted of the following:


                                                     December  31
                                                   --------------
                                                    1993    1994
                                                   -----   -----
                                                   (In thousands)
Land..........................................  $  65,857  $ 55,511
Buildings.....................................    473,239   491,372
Leasehold improvements........................     27,224    43,410
Furniture, fixtures and equipment.............    254,047   335,959
Construction in progress......................     37,385    45,709
                                                ---------   -------
                                                  857,752   971,961

Less accumulated depreciation and
amortization..................................     66,655   114,589
                                                ---------   -------
                                                $ 791,097  $857,372
                                                =========  ========


                   HEALTHSOUTH Corporation and Subsidiaries -
                   Notes to Consolidated Financial Statements
                         December 31, 1994--(Continued)


6. Intangible Assets

   Intangible assets consisted of the following:


                                                          December 31
                                                      ------------------
                                                         1993      1994
                                                      -------   --------
                                                        (In thousands)

Organization, partnership formation and start-up
costs...............................................  $  53,342  $ 93,499
Debt issue costs....................................      1,653    18,848
Noncompete agreements...............................     24,862    35,253
Cost in excess of net asset value of purchased
facilities..........................................    243,303   323,608
                                                      ---------  --------
                                                        323,160   471,208
Less accumulated amortization.......................     33,822    60,520
                                                      ---------  --------
                                                      $ 289,338  $410,688
                                                      =========  ========

7. Long-Term Debt

   Long-term debt consisted of the following:


                                                                      December 31
                                                                 --------------------
                                                                    1993        1994
                                                                 --------   ---------
                                                                    (In thousands)
Notes and bonds payable: ......................................
Advances under a $390,000,000 credit agreement with a bank ....  $ 370,000  $       --
Advances under a $550,000,000 credit agreement with a bank ....        --      510,000
9.5% Senior Subordinated Notes due 2001........................        --      250,000
5% Convertible Subordinated Debentures due 2001................        ---     115,000
11.5% Senior Subordinated Notes due 2004.......................        --       75,000
Due to National Medical Enterprises, Inc.......................    361,164          --
Notes payable to banks and various other notes payable, at
interest rates from 5.5% to 9.0%...............................     99,988      34,680
Noncompete agreements payable with payments due at varying
intervals through December 2004................................     12,050      17,610
Hospital revenue bonds payable.................................     24,862      24,763
Other..........................................................     20,117       7,341
                                                                 ---------  ----------
                                                                   888,181   1,034,394
Less amounts due within one year...............................     15,174      16,698
                                                                 ---------  ----------
                                                                 $ 873,007  $1,017,696
                                                                 =========  ==========

   The fair value of total long-term debt approximates book value at December 31, 1994 and 1993. The fair values of the Company's long-term debt are estimated using discounted cash flow analyses, based on the Company's current incremental borrowing rates for similar types of borrowing arrangements.

   During 1994, the Company entered into a Credit Agreement with NationsBank of North Carolina, N.A. and other participating banks (the 1994 Credit Agreement) which consists of a $550,000,000 revolving facility and term loan. The 1994 Credit Agreement replaced a previous $390,000,000 Credit Agreement with NationsBank. Interest is paid quarterly based on LIBOR rates plus a predetermined margin, a base rate, or competitively bid rates from the participating banks. The Company is required to pay a

                   HEALTHSOUTH Corporation and Subsidiaries -
                   Notes to Consolidated Financial Statements
                         December 31, 1994--(Continued)


fee on the unused portion of the 1994 revolving credit facility ranging from 0.25% to 0.5%, depending on certain defined ratios. The principal amount is payable in 15 equal quarterly installments beginning on June 30, 1997. The Company has provided a negative pledge of all its assets and has granted a first priority security interest in and lien on all shares of stock of its subsidiaries and rights and interests in its partnerships. At December 31, 1994, the effective interest rate associated with the 1994 Credit Agreement was approximately 6.75%.

   The amount shown as Due to National Medical Enterprises, Inc. at December 31, 1993 was subsequently repaid from proceeds of other notes and bonds.

   On March 24, 1994, the Company issued $250,000,000 principal amount of 9.5% Senior Subordinated Notes due 2001 (the Notes). Interest is payable on April 1 and October 1. The Notes are senior subordinated obligations of the Company and as such will be subordinated to all existing and future senior indebtedness of the Company, and also will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries and partnerships. The Notes rank senior to all subordinated indebtedness of the Company, including the 5% Convertible Subordinated Debentures due 2001 described below. The Notes mature on April 1, 2001.

   Also on March 24, 1994, the Company issued $100,000,000 principal amount of 5% Convertible Subordinated Debentures due 2001 (the Convertible Debentures). An additional $15,000,000 principal amount of Convertible Debentures was issued in April 1994 to cover underwriters' over allotments. Interest is payable on April 1 and October 1. The Convertible Debentures are convertible into Common Stock of the Company at the option of the holder at a conversion price of $18.8125 per share, subject to adjustment in the occurrence of certain events.

   The net proceeds from the issuance of the Notes and Convertible Debentures were used by the Company to pay down indebtedness outstanding under its other existing credit facilities.

   In June, 1994, Surgical Health Corporation (see Note 2) issued $75 million of 11.5% Senior Subordinated Notes due July 15, 2004 (the "SHC Notes"). The proceeds of the SHC Notes were used by SHC to pay down indebtedness outstanding under its other existing credit facilities. Subsequent to December 31, 1994, the Company purchased the entire $75,000,000 outstanding principal amount of the SHC Notes for 115% of their face value. Because the SHC Notes were purchased using proceeds from the Company's other long-term credit facilities, the entire balance of the SHC Notes is classified as non-current in the accompanying balance sheet.

   Principal maturities of long-term debt are as follows:

 Year ending December 31     (In thousands)
------------------------    ---------------
1995...................     $   16,698
1996...................         14,262
1997...................        113,303
1998...................        143,816
1999...................        149,626
After 1999.............        596,689
                            ----------
                            $1,034,394
                            ==========

                   HEALTHSOUTH Corporation and Subsidiaries -
                   Notes to Consolidated Financial Statements
                         December 31, 1994--(Continued)


8. Stock Options

   The Company has various stockholder-approved stock option plans which provide for the grant of options to Directors, officers and other key employees to purchase common stock at 100% of the fair market value as of the date of grant. The Board of Directors administers the stock option plans. Options may be granted as incentive stock options or as non-qualified stock options. Incentive stock options vest 25% annually, commencing upon completion of one year of employment subsequent to the date of grant. Non-qualified stock options generally are not subject to any vesting provisions. The options expire at dates ranging from five to ten years from the date of grant.

   The following table summarizes activity in the stock option plans:


                                                        1992           1993           1994
                                                     ---------     ----------     ----------
Options outstanding January 1:....................   6,737,142     11,357,490     14,807,500
Granted...........................................   6,207,272      3,944,252        944,246
Exercised.........................................   1,535,922        374,602      1,976,874
Cancelled.........................................      51,002        119,640        744,174
Options outstanding at December 31................  11,357,490     14,807,500     13,030,698

Option price range for options granted during the

period............................................  $1.50-$9.94    $6.75-$8.44  $ 13.94-$18.25

Option price range for options exercised during

the period........................................  $1.50-$10.71   $1.50-$9.59  $ 1.50-$8.44

Options exercisable at December 31................   8,311,634     10,665,880     10,882,308

Options available for grant at December 31 .......   1,092,100        649,100      1,100,408


9. Limited Partnerships

   HEALTHSOUTH and its subsidiaries operate a number of rehabilitation and surgery centers as limited partnerships. HEALTHSOUTH serves as the general partner. These limited partnerships are included in the consolidated financial statements (as more fully described in Note 1 under "Minority Interests"). The limited partners share in the profit or loss of the partnerships based on their respective ownership percentage (ranging from 1% to 50% at December 31, 1994) during their ownership period.

   Beginning in 1992, due to federal and state regulatory requirements, the Company began the process of buying back selected partnership interests of its physician limited partners. The buyback prices for the interests were in general based on a predetermined multiple of projected cash flows of the partnerships. The excess of the buyback price over the book value of the limited partners' capital amounts was charged to the Company's retained earnings.

                   HEALTHSOUTH Corporation and Subsidiaries -
                   Notes to Consolidated Financial Statements
                         December 31, 1994--(Continued)


10. Acquisitions

   At various dates during 1994, the Company acquired 53 separate outpatient rehabilitation operations located throughout the United States. The combined purchase price of these acquired outpatient operations was approximately $53,947,000. The Company also acquired a specialty medical center in Dallas, Texas, a contract therapist provider and a diagnostic imaging company. The combined purchase price of these three operations was approximately $25,861,000. The form of consideration comprising the total purchase prices of $79,808,000 was approximately $68,359,000 in cash, $10,916,000 in notes payable and approximately 19,000 shares of Common Stock valued at $533,000. In connection with the acquisition of the contract therapist provider, there is additional contingent consideration payable of up to $9,000,000 if the acquired company achieves certain levels of future earnings. Such contingency payments will be paid to the former owners each fiscal year in which the acquired company's annual pretax income exceeds a certain threshold. The contingent payments will cease upon the earlier of the payment of the maximum amount of contingent payments allowed or ten years. The Company accrues, as an operating expense, for this contingency in accordance with Statement of Financial Accounting Standards No. 5, "Accounting for Contingencies." As of December 31, 1994, the Company has accrued $99,000 in contingent consideration.

   In connection with these transactions, the Company entered into non-compete agreements with former owners totaling $10,814,000. In general these non-compete agreements are payable in monthly or quarterly installments over periods ranging from five to ten years.

   The fair value of the total net assets relating to the 1994 acquisitions described above was approximately $11,087,000. The total cost for 1994 acquisitions exceeded the fair value of the net assets acquired by approximately $68,721,000. The Company evaluated each acquisition, independently, to determine the appropriate amortization period for the cost in excess of net asset value of purchased facilities. Each evaluation included an analysis of historic and projected financial performance, evaluation of the estimated useful life of buildings and fixed assets acquired, the indefinite life of Certificates of Need and licenses acquired, the competition within local markets, lease terms where applicable, and the legal term of partnerships where applicable. Based on these evaluations, the Company determined that the cost in excess of net asset value of purchased facilities relating to the 1994 acquisitions should be amortized over periods ranging from twenty-five to forty years on a straight line basis. No other identifiable intangible assets were recorded in the acquisitions described above.

   All of the 1994 acquisitions described above were accounted for as purchases and, accordingly, the results of operations of the acquired businesses (not material individually or in the aggregate) are included in the accompanying consolidated financial statements from their respective dates of acquisition.

   Effective December 31, 1993, the Company completed an acquisition from National Medical Enterprises, Inc. (NME) of 28 inpatient rehabilitation facilities and 45 outpatient rehabilitation centers, which constituted substantially all of NME's rehabilitation services division (the NME Selected Hospitals Acquisition). The purchase price was approximately $296,661,000 cash, plus net working capital of $64,503,000, subject to certain adjustments, the assumption of approximately $16,313,000 of current liabilities and the assumption of approximately $17,111,000 in long-term debt.

   The Company's pro forma 1993  revenues,  net income and net income per common
and  common   equivalent   share  giving  effect  to  the  NME  acquisiton  were
$1,111,598,000, $25,076,000 and $.32, respectively.

   As a result of the NME Selected Hospitals Acquisition, HEALTHSOUTH recognized an expense of approximately $49,742,000 during the year ended December 31, 1993. This expense represents management's estimate of the cost to consolidate operations of thirteen existing HEALTHSOUTH facilities (three inpatient facilities and ten outpatient facilities) into the operations of certain facilities acquired

                   HEALTHSOUTH Corporation and Subsidiaries -
                   Notes to Consolidated Financial Statements
                         December 31, 1994--(Continued)


from NME. This plan was formulated by HEALTHSOUTH management in order to more efficiently provide services in markets where multiple locations now exist as a result of the acquisition. The plan of consolidation calls for the affected operations to be merged into the operations of the acquired facilities over a period of twelve to twenty-four months from the date of the NME Selected Hospitals Acquisition. Due to the single-use nature of these properties, the consolidation plan does not provide for the sale of these facilities.

   The total expense of $49,742,000 consists of several components. First, approximately $39,000,000 relates to the writedown of the assets of the affected HEALTHSOUTH facilities to their estimated net realizable value. Of this $39,000,000, approximately $31,500,000 relates to the assets of the three inpatient facilities and approximately $7,500,000 relates to the assets of the ten outpatient facilities. The $39,000,000 is broken down into the following asset categories (net of any related accumulated depreciation or amortization):


                     Inpatient   Outpatient
                    Facilities   Facilities     Total
                   -----------  -----------   -------
                           (In thousands)

Land.............  $     2,898  $       --    $ 2,898
Buildings........       16,168          --     16,168
Equipment........        4,326        2,920     7,246
Intangible
assets...........        6,111        3,455     9,566
Other assets.....        1,997        1,125     3,122
                   -----------  -----------   -------
                   $    31,500  $     7,500   $39,000
                   ===========  ===========   =======

   During the year ended December 31, 1994, management discontinued operations in two of the inpatient facilities and three of the outpatient facilities affected by the plan and merged them into the operations of the acquired
facilities.   Accordingly,  assets  with  a  net  book  value  of  approximately
$17,911,000 were written off in 1994 against the reserves established at December 31, 1993. The two inpatient facilities and three outpatient facilities affected by the plan in 1994 had revenues of approximately $11,441,000, $8,640,000 and $9,125,000 for the years ended December 31, 1992, 1993 and 1994, respectively. These same facilities had net operating income (loss) before income taxes of $(489,000), $(844,000) and $67,000 for the years ended December 31, 1992, 1993 and 1994, respectively. Operations at the remaining inpatient facility and the remaining seven outpatient facilities identified in the plan will be discontinued during 1995.

   Second, $7,700,000 relates to the write-off of certain capitalized development projects. These projects relate to planned facilities that, if completed, would be in direct competition with certain of the acquired NME facilities. These development projects were written off in 1994 against the reserves established at December 31, 1993.

   Finally, approximately $3,000,000 was accrued for costs of employee separations, relocations and other direct costs related to the planned consolidation of the affected operations. During the second quarter of 1994, management revised its estimate of the cost of the employee separations and relocations. The revised estimate calls for approximately 150 employees to be affected by separations and approximately 400 to be affected by relocations. Separation benefits under the revised plan range from one month's to one year's compensation and total approximately $2,188,000. Relocation benefits are estimated to be $2,000 per employee and total $800,000. An additional $350,000 has been provided for additional direct administrative costs associated with the implementation of the plan, including outplacement services, travel and legal fees. Accordingly, the total revised estimated cost of employee separations and relocations is $3,338,000. The difference between the initial estimate and the revised estimate was treated as a change in accounting estimate and charged to operations in the second quarter of 1994.

                   HEALTHSOUTH Corporation and Subsidiaries -
                   Notes to Consolidated Financial Statements
                         December 31, 1994--(Continued)


   During the year ended 1994, a total of 208 employees were affected by terminations and relocations at a cost of approximately $758,000. This cost is the only cash expense included in the acquisition-related expense.

   It is management's opinion that remaining accrual at December 31, 1994 of $23,669,000, is adequate to complete the plan of consolidation of the affected operations.

   Also at various dates during 1993, the Company acquired 27 separate outpatient rehabilitation operations located throughout the United States. The total consideration paid for these acquired outpatient rehabilitation operations was approximately $23,943,000, consisting of $21,634,000 in cash and $2,309,000 in notes payable. The fair value of the net assets acquired was approximately $5,196,000. The total cost of the 1993 outpatient rehabilitation acquisitions exceeded the fair value of the net assets acquired by approximately $18,747,000. The Company also acquired nine outpatient surgery center operations during 1993. The total consideration paid for these acquired outpatient surgery center operations was approximately $33,494,000, consisting of $26,901,000 in cash, $5,639,000 in notes payable and common stock value at $954,000. The total cost of the 1993 outpatient surgery acquisitions exceeded the fair value of the net assets acquired by approximately $3,832,000. Based on the evaluation of each acquisition, utilizing the criteria described above, the Company determined that the cost in excess of net asset value of purchased facilities relating to the 1993 acquisitions should be amortized over a forty-year period on a straight line basis. No other identifiable intangible assets were recorded in the acquisitions described above.

   Also during 1993, the Company acquired 100% of the stock of Rebound, Inc. (Rebound) for net consideration of approximately $14,000,000 in cash. Rebound operates 293 beds in thirteen facilities. The purchase price exceeded the fair value of the net assets acquired by approximately $11,200,000, which was allocated to excess of cost over net asset value of purchased facilities.

   Effective February 1, 1992, the Company acquired substantially all of the assets and/or stock of Dr. John T. Macdonald Health Systems, Inc. and Subsidiaries (collectively, JTM Health Systems). JTM Health Systems includes two general acute-care hospitals and other healthcare-related entities located in the Miami, Florida metropolitan area. The total purchase price paid was approximately $16,893,000 in cash.

   Also in 1992 the Company acquired 100% of the stock of Renaissance America, Inc. (Renaissance) for net consideration of approximately $5,996,000 consisting of $649,000 cash and $5,347,000 in the Company's Common Stock (214,885 shares).

   Also at various dates during 1992, the Company acquired 28 separate outpatient rehabilitation operations located throughout the United States. The combined purchase price of these acquired outpatient rehabilitation operations was approximately $25,964,000. The Company also acquired 14 outpatient surgery centers during 1992. The combined purchase price of these acquired surgery center operations was approximately $50,014,000.

   The fair value of the net assets acquired in 1992 was approximately $38,330,000. The total cost of the 1992 acquisitions exceeded the fair value of the assets acquired by approximately $60,537,000, which is being amortized over a forty-year period on a straight line basis.

   All of the 1993 and 1992 acquisitions described above were accounted for as purchases and, accordingly, the results of operations of the acquired businesses are included in the accompanying consolidated financial statements from their respective dates of acquisition.

11. Income Taxes

   HEALTHSOUTH and its subsidiaries file a consolidated federal income tax return. The limited partnerships file separate income tax returns. HEALTHSOUTH's allocable portion of each partnership's income or loss is included in the taxable income of the Company. The remaining income or loss of each partnership is allocated to the limited partners.

                   HEALTHSOUTH Corporation and Subsidiaries -
                   Notes to Consolidated Financial Statements
                         December 31, 1994--(Continued)


   Effective January 1, 1993, the Company changed its method of accounting for income taxes to the liability method required by Financial Accounting Standards Board (FASB) Statement No. 109, "Accounting for Income Taxes". The cumulative effect of adopting Statement No. 109 was not material. Previously, the Company had used the liability method as prescribed by FASB Statement No. 96.

   Deferred income taxes reflect the net effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax liabilities and assets as of December 31, 1993 are as follows:

                                                    Current    Noncurrent    Total
                                                    -------    ----------   -------
                                                            (In thousands)
Deferred tax liabilities:

Depreciation and amortization....................  $     --   $    32,787  $32,787
                                                    -------    ----------   -------
Other............................................       340           255      595
                                                    -------    ----------   -------
Total deferred tax liabilities...................       340        33,042   33,382

Deferred tax assets: ............................
NME Selected Hospitals Acquisition related

expense..........................................       --         19,399   19,399
Other............................................     3,549         2,790    6,339
                                                    -------    ----------   -------
Total deferred tax assets........................     3,549        22,189   25,738
                                                    -------    ----------   -------
Net deferred tax (assets) liabilities............  $ (3,209)  $    10,853  $ 7,644
                                                    =======    ==========   =======


   Significant components of the Company's deferred tax liabilities and assets as of December 31, 1994 are as follows:

                                                    Current    Noncurrent    Total
                                                    -------    ----------   -------
                                                            (In thousands)
Deferred tax liabilities:

Depreciation and amortization....................  $    --    $    26,343  $26,343
Other............................................       --            385      385
                                                    -------    ----------   -------
Total deferred tax liabilities...................       --         26,728   26,728


Deferred tax assets:
NME Selected Hospitals Acquisition related
expense..........................................       --         15,241   15,241
Other............................................     2,643         2,892    5,535
                                                    -------    ----------   -------
Total deferred tax assets........................     2,643        18,133   20,776
                                                    -------    ----------   -------
Net deferred tax (assets) liabilities............  $ (2,643)  $     8,595  $ 5,952
                                                    =======    ==========   =======

   The current portion of the Company's deferred tax assets is included with prepaid expenses and other current assets on the accompanying balance sheet.

                   HEALTHSOUTH Corporation and Subsidiaries -
                   Notes to Consolidated Financial Statements
                         December 31, 1994--(Continued)

The provision for income taxes was as follows:


                               Year ended December 31
                              1992      1993      1994
                             ------   -------   -------
                                   (In thousands)

Currently payable:
Federal...................  $12,556   $15,616   $31,363
State.....................    1,772     2,101     4,634
                             ------   -------   -------
                             14,328    17,717    35,997
Deferred expense (benefit):

Federal...................    4,041    (5,213)   (1,414)
State.....................      495      (574)     (278)
                             ------   -------   -------
                              4,536    (5,787)   (1,692)
                             ------   -------   -------
Total provision...........  $18,864   $11,930   $34,305
                             ======   =======   =======


   The components of the provision for deferred income taxes for the year ended December 31, 1992 are as follows:



                              (In thousands)
                               ------------
Depreciation and
amortization.................  $    5,599
Bad debts....................      (1,119)
Other........................          56
                               ----------
                               $    4,536
                               ==========

   The difference between the provision for income taxes and the amount computed by applying the statutory federal income tax rate to income before taxes was as follows:


                                                  Year ended December 31
                                               ---------------------------
                                                 1992      1993      1994
                                                ------   -------   -------
                                                   (In thousands)

Federal taxes at statutory rates.............  $19,733   $12,100   $31,734
Add (deduct): ...............................
State income taxes, net of federal tax
benefit......................................    1,665       792     2,734
Tax-exempt interest income...................   (1,076)     (454)     (276)
                                                ------   -------   -------
Other........................................   (1,458)     (508)      113
                                                ------   -------   -------
                                               $18,864   $11,930   $34,305
                                                ======   =======   =======

12. Commitments and Contingencies

   At December 31, 1994, anticipated capital expenditures for the next twelve months approximate $130,000,000. This amount includes expenditures for the construction and equipping of additions to existing facilities, the construction of two inpatient rehabilitation facilities for which regulatory approval is being obtained and the acquisition or development of comprehensive outpatient rehabilitation facilities.

   Beginning December 1, 1993, the Company became self-insured for professional liability and comprehensive general liability. The Company purchased coverage for all claims incurred prior to December 1, 1993. In addition, the Company purchased underlying insurance which would cover all claims once established limits have been exceeded. It is the opinion of management that at December 31, 1994 the Company has adequate reserves to cover losses on asserted and unasserted claims.

                   HEALTHSOUTH Corporation and Subsidiaries -
                   Notes to Consolidated Financial Statements
                         December 31, 1994--(Continued)
Operating leases

   Operating leases generally consist of short-term lease agreements for buildings where facilities are located. These leases generally have 5-year terms, with one or more renewal options, with terms to be negotiated at the time of renewal. Total rental expense for all operating leases was $17,777,000, $29,373,000 and $66,056,000 for the years ended December 31, 1992, 1993 and
1994, respectively.

   The following is a schedule of future minimum lease payments under all operating leases having initial or remaining non-cancelable lease terms in excess of one year:




 Year ending December 31     (In thousands)
------------------------    ---------------
1995...........................  $   57,659
1996...........................      53,836
1997...........................      49,752
1998...........................      45,663
1999...........................      40,438
After 1999.....................     129,327
                                 ----------
Total minimum payments
required.......................  $  376,675
                                 ==========


13. Employee Benefit Plans

   The Company has a 401(k) savings plan which matches 15% of the first 4% of earnings that an employee contributes. All contributions are in the form of cash. All employees who have completed one year of service with a minimum of 1,000 hours worked are eligible to participate in the plan. Company contributions are gradually vested over a seven-year service period. Contributions to the plan by the Company were approximately $521,000, $490,000 and $1,094,000 in 1992, 1993 and 1994, respectively.

   In 1991, the Company established an Employee Stock Ownership Plan (ESOP) for the purpose of providing substantially all employees of the Company the opportunity to save for their retirement and acquire a proprietary interest in the Company. The ESOP currently owns approximately 830,000 shares of the Company's Common Stock, which were purchased with funds borrowed from the Company, $10,000,000 in 1991 (the 1991 ESOP Loan) and $10,000,000 in 1992 (the
1992 ESOP Loan). At December 31, 1994, the combined ESOP Loans had a balance of $17,477,000. The 1991 ESOP Loan, which bears an interest rate of 10%, is payable in annual installments covering interest and principal over a ten-year period beginning in 1992. The 1992 ESOP Loan, which bears an interest rate of 8.5%, is payable in annual installments covering interest and principal over a ten-year period beginning in 1993. Company contributions to the ESOP began in 1992 and shall at least equal the amount required to make all ESOP Loan amortization payments for each plan year. The Company recognizes compensation expense based on the shares allocated method. The total compensation expense related to the ESOP recognized by the Company was $1,701,000, $3,198,000 and $3,673,000 in 1992, 1993 and 1994, respectively. Interest incurred on the ESOP Loans was approximately $964,000, $1,743,000 and $1,608,000 in 1992, 1993 and 1994,
respectively. Approximately 213,000 shares owned by the ESOP have been allocated to participants at December 31, 1994.

   During 1993 the American Institute of Certified Public Accountants issued Statement of Position ("SOP") 93-6, "Employers Accounting for Employee Stock Ownership Plans." Among other provisions, SOP 93-6 requires that compensation expense relating to employee stock ownership plans be measured based on the fair market value of the shares when allocated to the employees. The provisions of SOP 93-6 apply only to leveraged ESOPs formed after December 31, 1992, or shares newly acquired

                   HEALTHSOUTH Corporation and Subsidiaries -
                   Notes to Consolidated Financial Statements
                         December 31, 1994--(Continued)

by an existing leveraged ESOP after December 31, 1992. Because all shares owned by the Company's ESOP were acquired prior to December 31, 1992, the Company's accounting policies for the shares currently owned by the ESOP are not affected by SOP 93-6.

14. Terminated Merger

   On January 2, 1992, the Company and Continental Medical Systems, Inc. ("CMS") jointly announced an agreement to combine their business operations as provided in an Agreement and Plan of Reorganization (the Plan). On May 6, 1992, the Company and CMS jointly announced the termination of the Plan. Accordingly, all costs and expenses incurred in connection with the Plan were charged to operations in 1992 and reported as terminated merger expense in the accompanying statements of income.

15. Sale of Assets and Partnership Interest

   During the second quarter of 1994, the Company consummated the sale of selected properties to Capstone Capital Corporation ("Capstone"), a real estate investment trust. These properties include six ancillary hospital facilities, three outpatient rehabilitation facilities, and one research facility. The net proceeds to the Company as a result of this transaction were approximately $49,025,000. The net book value of the properties was approximately $41,335,000. Because the Company is leasing back substantially all of the properties from Capstone, payments which aggregate $5.7 million annually, the resulting gain on sale of approximately $7,690,000 has been recorded on the accompanying consolidated balance sheet as deferred revenue and will be amortized into income over the initial lease terms of the properties. The Company is accounting for each of the new leases as an operating lease with an initial lease term of 15 years. The Company and certain Company officers own approximately 3.9% of the outstanding common stock of Capstone.

   In May 1993, the Company sold its 51% partnership interest in Coastal Lithotripsy Associates, L.P. and the Associated Management Services contract for net proceeds of approximately $3,163,000. The Company recognized a gain of $1,400,000 from this sale.

16. Impairment of Long-Term Assets

   During 1994, certain events have occurred impairing the value of specific long-term assets of ReLife (see Note 2). A hospital in Missouri with a distinct part unit which ReLife was managing was purchased in 1994 by an acute care provider which terminated the contract with ReLife. Remaining goodwill of $1,700,000 and costs allocated to the management contract of $1,300,000 were written off as there is no value remaining for the terminated contract.

   A ReLife facility in central Florida incurred tornado damage and has not been operating since September 1993. During 1994, management of ReLife has determined that it is probable that this facility will not reopen. Start-up costs of $1,600,000 were written off. This facility is leased under an operating lease as described in Note 12 through the year 2001. An impairment accrual has been established based on the projected undiscounted net cash flows related to this non-operating facility for the remainder of the lease term. The accrual totals $5,900,000 and consists of $4,700,000 in lease payments and $1,200,000 in fixed costs and operating expenses, including property taxes, maintenance, security and other related costs. The current portion of the accrual approximates $600,000 and is included with accrued interest payable and other liabilities in the accompanying December 31, 1994 balance sheet. The remaining long-term portion of the accrual is included with other long-term liabilities in the accompanying December 31, 1994 balance sheet.

                   HEALTHSOUTH Corporation and Subsidiaries -
                   Notes to Consolidated Financial Statements
                         December 31, 1994--(Continued)

   During 1994, ReLife entered into a contract for a new information system. During the period ended September 30, 1994, ReLife's expenditures related to this contract totalled approximately $4,363,000. The system was not operational during this period, thus those expenditures are considered non-recurring. The Company will retain certain equipment with an approximate cost of $750,000, which was included in the expenditures noted above. The remainder of the expenditures, $3,613,000, is included in loss on abandonment of the computer project. The Company has also established a reserve of approximately $887,000 for settlement of the contract. The contract contains a provision for cancellation by ReLife, without cause, upon at least 180 days' prior written notice. The application of this termination provision could result in a settlement of up to $6,500,000. The Company is currently in negotiations to settle the contract and believes that it is probable that the settlement will be for an amount approximately equal to the reserve established.

   The above amounts are shown as operating expenses in the consolidated statement of income.

17. Subsequent Events

   Effective June 13, 1995, the Company merged with Surgical Health Corporation in a transaction accounted for as a pooling of interests (see Note 2).

   Effective April 1, 1995, the Company completed the acquisition of the rehabilitation hospitals division of NovaCare, Inc. ("NovaCare"), consisting of 11 rehabilitation hospitals, 12 other facilities and certificates of need to build two other facilities. The total purchase price for the NovaCare facilities was approximately $235,000,000.

   Effective April 17, 1995, the Company declared a two-for-one stock split paid in the form of a 100% stock dividend. Accordingly, all share and per share information have been restated to give effect to this transaction for all periods presented.

   Subsequent to December 31, 1994, the Company received a fully underwritten commitment to amend and restate the 1994 Credit Agreement (see Note 7) which will increase the size of the facility to $1 billion.

                    HEALTHSOUTH Corporation and Subsidiaries
                     Consolidated Balance Sheet (Unaudited)


                                                             June 30, 1995
                                                               ----------
                                                             (In thousands)


                         Assets
Current Assets:
Cash and cash equivalents ...................................  $   62,336
Other marketable securities .................................      13,579
Accounts receivable .........................................     281,283
Inventories, prepaid expenses, and other current assets  ....     110,538
                                                               ----------
Total current assets ........................................     467,736
Other assets.................................................      60,953
Property, plant and equipment--net ..........................   1,042,444
Intangible assets--net ......................................     491,916
                                                               ----------
Total assets ................................................  $2,063,049
                                                               ==========
             Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable ............................................  $   93,094
Salaries and wages payable ..................................      44,496
Accrued interest payable and other liabilities ..............      28,250
Current portion of long-term debt ...........................      16,750
                                                              -----------
Total current liabilities ...................................     182,590

Long-term debt ..............................................   1,340,549
Deferred income taxes .......................................       6,518
Other long-term liabilities .................................       4,071
Deferred revenue.............................................       7,266
Minority interests--limited partnerships.....................       3,923
Stockholders' equity: .......................................
Preferred Stock, $.10 par value--1,500,000 shares
authorized; issued and outstanding--none ....................         --
Common Stock, $.01 par value--150,000,000 shares authorized;
80,128,000 shares issued ....................................         801
Additional paid-in capital ..................................     381,743
Retained earnings ...........................................     151,797
Treasury stock ..............................................        (323)
Receivable from Employee Stock Ownership Plan ...............     (15,886)
                                                               ----------
Total stockholders' equity ..................................     518,132
                                                               ----------
Total liabilities and stockholders' equity ..................  $2,063,049
                                                               ==========


                           See accompanying notes.

                   HEALTHSOUTH Corporation and Subsidiaries
                Consolidated Statements of Income (Unaudited)

                                                       Six Months Ended June 30,
                                                          -------------------
                                                             1994       1995
                                                             ----        ----
                                                          (In thousands, except
                                                           for per share data)

Revenues .............................................. $584,183    $716,949
Operating expenses: ...................................
Operating units ....................................... 437,645      513,038
Corporate general and administrative ..................  19,191       19,645
Provision for doubtful accounts .......................  10,287       14,119
Depreciation and amortization .........................  36,962       55,663
Interest expense ......................................  26,980       44,292
Interest income .......................................  (1,598)      (2,770)
Merger expenses........................................   3,397       29,194
Loss on impairment of assets ..........................       0       11,192
                                                        -------      -------
                                                         532,862     684,373

Income before income taxes and minority interests  ....   51,321      32,576
Provision for income taxes ............................   19,104      10,895
                                                         -------     -------
                                                          32,217      21,681
Minority interests ....................................    2,991       3,904
                                                         -------     -------
Net income ............................................ $ 29,226    $ 17,777
                                                         =======     =======
Weighted average common and common equivalent shares
outstanding ...........................................   83,974      87,246
                                                         =======     =======
Net income per common and common equivalent share  .... $   0.35    $   0.20
                                                         =======     =======

                           See accompanying notes.

                   HEALTHSOUTH Corporation and Subsidiaries
              Consolidated Statements of Cash Flows (Unaudited)



                                                                                Six Months Ended June 30,
                                                                                -------------------------
                                                                                    1994           1995
                                                                                    ----           ----
                                                                                       (In thousands)
Operating Activities
Net income .....................................................................  $  29,226   $  17,777
Adjustments to reconcile net income to net cash provided by operating activities: ....................................................................
Depreciation and amortization ..................................................     36,962      55,663
Provision for doubtful accounts ................................................     10,287      14,119
Income applicable to minority interests of limited partnerships  ...............      2,991       3,904
Loss on impairment of assets ...................................................        --       11,192
Merger costs ...................................................................      3,397      29,194
Provision for deferred income taxes ............................................     13,588       9,354
Provision for deferred revenue .................................................        --         (260)
Changes in operating assets and liabilities, net of effects of acquisitions:  ..
Accounts receivable ............................................................    (40,149)     (6,935)
Inventories, prepaid expenses and other current assets .........................     (6,393)     (3,316)
Accounts payable and accrued expenses ..........................................     10,652     (42,916)
                                                                                  ---------    --------
Net cash provided by operating activities ......................................     60,561      87,776

Investing Activities
Purchases of property, plant and equipment .....................................    (68,320)    (70,235)
Proceeds from sale of property, plant and equipment ............................     50,867      14,786
Additions to intangible assets, net of effects of acquisitions .................    (19,778)    (26,464)
Assets obtained through acquisitions, net of liabilities assumed  ..............    (34,645)   (284,090)
Changes in other assets ........................................................    (15,561)     (6,895)
Proceeds received on sale of other marketable securities .......................      2,085      11,596
Investments in other marketable securities .....................................     (3,004)    (10,926)
                                                                                  ---------    --------
Net cash used in investing activities...........................................    (88,356)   (372,228)

Financing Activities
Proceeds from borrowings .......................................................    488,536     650,744
Principal payments on long-term debt and leases ................................   (420,206)   (373,351)
Proceeds from exercise of options...............................................      8,797       5,448
Reduction in receivable from Employee Stock Ownership Plan .....................      1,455       1,590
Proceeds from investment by minority interests .................................      1,319         --
Purchase of limited partnership interests ......................................       (266)        --
Payment of cash distributions to limited partners ..............................     (4,676)    (10,873)
                                                                                  ---------    --------
Net cash provided from financing activities ....................................     74,959     273,558
                                                                                  ---------    --------
(Decrease) increase in cash and cash equivalents ...............................     47,164     (10,894)
Cash and cash equivalents at beginning of period ...............................     81,031      73,230
                                                                                  ---------    --------
Cash and cash equivalents at end of period .....................................  $ 128,195   $  62,336
                                                                                  =========    ========
Supplemental Disclosures of Cash Flow Information ..............................
Cash paid during the year for: .................................................
Interest .......................................................................  $  19,165   $  42,298
Income taxes ...................................................................     13,127      32,176


Non-cash financing activities:

   During 1995, the Company declared a two-for-one stock split on its Common Stock, which was effected in the form of a 100% stock dividend.

                           See accompanying notes.

                   HEALTHSOUTH Corporation and Subsidiaries
                  Notes to Consolidated Financial Statements
                   Six Months Ended June 30, 1995 and 1994

                                 (Unaudited)

NOTE 1 -- The accompanying consolidated financial statements include the accounts of HEALTHSOUTH Corporation (the "Company") and its subsidiaries. This information should be read in conjunction with the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, as amended. It is management's opinion that the accompanying consolidated financial statements reflect all adjustments (which are normal recurring adjustments, except as otherwise indicated) necessary for a fair presentation of the results for the interim period and the comparable period presented.

NOTE 2 -- During 1994, the Company entered into a $550,000,000 revolving line of credit with NationsBank of North Carolina, N.A. ("NationsBank") and other participating banks (the "1994 Credit Agreement"). On April 11, 1995, the Company amended and restated the 1994 Credit Agreement with NationsBank to increase the size of the credit facility to $1,000,000,000. At June 30, 1995, the Company had drawn $895,000,000 under the restated 1994 Credit Agreement.

          On March 24, 1994, the Company issued $250,000,000 principal amount of 9.5% Senior Subordinated Notes due 2001 (the "Notes"). Interest is payable on April 1 and October 1. The Notes are senior subordinated obligations of the Company and, as such, are subordinated to all existing and future senior indebtedness of the Company. Also on March 24, 1994, the Company issued $100,000,000 principal amount of 5% Convertible Subordinated Debentures due 2001 (the "Convertible Debentures"). An additional $15,000,000 principal amount of Convertible Debentures was issued in April 1994 to cover underwriters' overallotments. Interest is payable on April 1 and October 1. The Convertible Debentures are convertible into Common Stock of the Company at the option of the holder at a conversion price of $18.81 per share, subject to adjustment in certain events. The net proceeds from the issuance of the Notes and Convertible Debentures were used by the Company to pay down indebtedness outstanding under its other existing credit facilities.

          At June 30, 1995, long-term debt consisted of the following:


                                                                             June 30, 1995
                                                                           ---------------
                                                                            (In thousands)
                       Advances under the $1,000,000,000 1994 Credit
                       Agreement..........................................  $  895,000
                       9.5% Senior Subordinated Notes due 2001............     250,000
                       5% Convertible Subordinated Debentures due 2001 ...     115,000
                       Other long-term debt...............................      97,299
                                                                           -----------
                                                                             1,357,299

                       Less amounts due within one year...................      16,750
                                                                           -----------
                                                                            $1,340,549
                                                                           ===========


NOTE 3 -- Effective December 29, 1994, the Company merged with ReLife, Inc. ("ReLife") in a transaction that was accounted for as a pooling of interests. Accordingly, the Company's historical financial statements for all periods prior to the effective date of the merger have been restated to include the results of ReLife. Prior to the merger, ReLife reported on a fiscal year ending on September 30. The restated financial statements for all periods prior to and including December 31, 1994 are based on a combination of the Company's results for its December 31 fiscal year and ReLife's results for its September 30 fiscal year. Beginning

                   HEALTHSOUTH Corporation and Subsidiaries -
                   Notes to Consolidated Financial Statements
              Six Months Ended June 30, 1995 and 1994--(Continued)
                                   (Unaudited)

          January 1, 1995, all facilities acquired in the ReLife merger adopted a December 31 fiscal year end; accordingly, all consolidated financial statements for periods after Decem ber 31, 1994 are based on a consolidation of all of the Company's subsidiaries on a December 31 year end. ReLife's historical results of operations for the three months ended December 31, 1994 are not included in the Company's consolidated statements of income or cash flows. An adjustment has been made to stockholders' equity as of January 1, 1995 to adjust for the effect of excluding ReLife's results of operations for the three months ended December 31, 1994. The following is a summary of ReLife's results of operations and cash flows for the three months ended December 31, 1994 (in thousands):


                          Statement of Income Data:
                          Revenues.........................................  $ 38,174
                          Operating expense: ..............................
                          Operating Units..................................    31,797
                          Corporate general and administrative.............     2,395
                          Provision for doubtful accounts..................       541
                          Depreciation and amortization....................     1,385
                          Interest expense.................................       858
                          Interest income..................................       (91)
                          HEALTHSOUTH merger expense.......................     3,050
                          Loss on disposal of fixed assets.................     1,000
                          Loss on abandonment of computer project .........       973
                                                                             --------
                                                                               41,908
                                                                             --------
                          Income before income taxes and minority
                          interests........................................    (3,734)
                          Provision for income taxes.......................       --
                                                                             --------
                          Net income.......................................  $ (3,734)
                                                                             ========
                          Statement of Cash Flow Data:
                          Net cash provided by operating activities .......  $ 38,077
                          Net cash used by investing activities............    (9,632)
                          Net cash used in financing activities............   (23,950)
                                                                             --------
                          Net increase in cash ............................  $  4,495
                                                                             ========

NOTE 4 -- Effective June 13, 1995, the Company merged with Surgical Health Corporation ("SHC") and in connection therewith issued 8,531,480 shares of its Common Stock for all of SHC's outstanding common and preferred stock. SHC operates a network of 41 freestanding surgery centers (including four mobile lithotripters) in eleven states, with an aggregate of 156 operating and procedure rooms.

          The merger was accounted for as a pooling of interests and, accordingly, the Company's financial statements have been restated to include the results of SHC for all periods presented. Costs and expenses of $29,194,000 incurred by the Company in connection with the merger have been recorded in operations during the quarter ending June 30, 1995 and reported as Merger Costs in the accompanying consolidated statements of income (see Note 8).

          There were no material transactions between the Company and SHC prior to the merger. The effects of conforming the accounting policies of the two companies are not material.

                   HEALTHSOUTH Corporation and Subsidiaries -
                   Notes to Consolidated Financial Statements
              Six Months Ended June 30, 1995 and 1994--(Continued)
                                   (Unaudited)

NOTE 5 -- Effective April 1, 1995, the Company completed the acquisition of the rehabilitation hospitals division of NovaCare, Inc. ("NovaCare"), consisting of 11 rehabilitation hospitals, 12 other facilities, and certificates of need to build two other facilities. The total purchase price for the NovaCare facilities was approximately $235,000,000. The cost in excess of net asset value was approximately $173,000,000. Of this excess, approximately $129,000,000 has been allocated to leasehold value and the remaining $44,000,000 to goodwill.

          During the first six months of 1995, the Company acquired or opened 28 outpatient rehabilitation facilities and one outpatient surgery center. The total purchase price of the acquired facilities was approximately $54,385,000. The Company also entered into non-compete agreements totaling approximately $5,020,000 in connection with these transactions. The cost in excess of the acquired facilities' net asset value was approximately $39,463,000. The results of operations (not material individually or in the aggregate) of these acquisitions are included in the consolidated financial statements from their respective acquisition dates.

NOTE 6 - During the first six months of 1995, the Company granted incentive and nonqualified stock options to certain Directors, employees and others for 2,947,500 shares of Common Stock at an exercise price of $16.75 per share.

NOTE 7 -- Effective April 17, 1995, the Company declared a two-for-one stock split paid in the form of a 100% stock dividend. Accordingly, all share and per share information have been restated to give effect to this transaction for all periods presented.

NOTE 8 -- As a result of the NovaCare acquisition and SHC merger, the Company recognized $29,194,000 in merger costs during 1995. Fees related to legal, accounting and financial advisory services accounted for $3,400,000 of the expense. Costs and expenses related to the SHC Bond Tender Offer (see "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources") totaled $14,606,000. Accruals for employee separations were approximately $1,188,000. In addition, the Company has provided approximately $10,000,000 for the write-down of certain assets to net realizable value as the result of a planned facility consolidation. The consolidation is applicable in a market where the Company's existing services overlap with those of an acquired facility. Also during the quarter ended June 30, 1995, the Company recognized an $11,192,000 loss on impairment of assets. The impaired assets relate to six SHC facilities in which the projected undiscounted cash flows did not support the book value of the long-lived assets of such facilities.

              Report of Ernst & Young LLP, Independent Auditors

The Board of Directors
 Centers, Inc.

   We have audited the accompanying consolidated balance sheets of Sutter Surgery Centers, Inc. and consolidated partnerships as of December 31, 1994 and 1993, and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended and the period from inception (July 8, 1992) through December 31, 1992. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Sutter Surgery Centers, Inc. and consolidated partnerships at December 31, 1994 and 1993, and the consolidated results of their operations and their cash flows for the years then ended and the period from inception (July 8, 1992) through December 31, 1992 in conformity with generally accepted accounting principles.



                                                       ERNST & YOUNG LLP


Sacramento, California
March 31, 1995

                         Sutter Surgery Centers, Inc.
                        and Consolidated Partnerships
                         Consolidated Balance Sheets

                                                                                      December 31,
                                                                                   1994          1993
                                                                                ----------    ----------
Assets
Current assets:
Cash and equivalents ........................................................  $ 4,703,373   $ 4,085,279
Patient accounts receivable, less allowance for doubtful accounts of
$575,319 ($458,669 in 1993)..................................................    4,323,698     4,466,058
Receivables from related parties.............................................       72,324        53,881
Supplies inventory...........................................................    1,247,252     1,169,687
Prepaid expenses and other current assets....................................      633,535       829,543
Deferred tax assets..........................................................      429,800       237,800
                                                                                ----------    ----------
Total current assets.........................................................   11,409,982    10,842,248
Property and equipment, including assets under capital leases:  .............
Buildings....................................................................    6,061,208     6,049,184
Medical and office equipment.................................................   11,459,738    10,307,070
Leasehold improvements.......................................................    4,017,467     3,920,960
                                                                                ----------    ----------
                                                                                21,538,413    20,277,214
                                                                                ----------    ----------

Less accumulated depreciation and amortization...............................   (6,115,458)   (4,278,361)
                                                                                15,422,955    15,998,853
Intangible assets:
Goodwill, less accumulated amortization of $1,582,777 ($921,605 in 1993) ....   15,174,207    15,835,379
Other, less accumulated amortization of $524,676 ($439,960 in 1993) .........      596,218       677,236
                                                                                ----------    ----------
                                                                                15,770,425    16,512,615
                                                                                ----------    ----------
                                                                               $42,603,362   $43,353,716
                                                                                ==========    ==========

Liabilities and stockholders' equity
Current liabilities:
Accounts payable -- trade ...................................................  $ 1,260,240   $   994,056
Payables to related parties..................................................    1,205,811     1,801,321
Accrued payroll and related expenses.........................................      746,392       618,867
Income taxes payable.........................................................      203,660           --
Interest payable.............................................................       19,512        27,438
Current portion of long-term debt............................................    2,425,307     1,793,222
Total current liabilities....................................................    5,860,922     5,234,904
                                                                                ----------    ----------
Long-term debt, less current portion.........................................   15,244,917    16,998,479
Deferred rent expense........................................................    1,052,560       850,073
Deferred tax liability.......................................................      509,000       395,000
Minority interests in consolidated partnerships..............................    5,633,270     6,362,553
Commitments and contingencies ...............................................
Stockholders' equity: .......................................................
Preferred stock, $.01 par value; 10,000,000 shares authorized, none issued
or outstanding...............................................................          --            --
Common stock, $.01 par value; 50,000,000 shares authorized, 19,615,443
shares issued and outstanding (19,607,843 in 1993)...........................      196,154       196,078
Additional paid-in capital...................................................   18,905,076    18,897,552
Retained earnings (accumulated deficit)......................................      441,442       (90,944)
                                                                                ----------    ----------
                                                                                19,542,672    19,002,686

Notes receivable from stockholders...........................................   (5,239,979)   (5,489,979)
                                                                                ----------    ----------
Total stockholders' equity ..................................................   14,302,693    13,512,707
                                                                                ----------    ----------
                                                                               $42,603,362   $43,353,716
                                                                                ==========    ==========

                           See accompanying notes.

                         Sutter Surgery Centers, Inc.
                        and Consolidated Partnerships
                    Consolidated Statements of Operations

                                                                                     Period From
                                                                                      Inception
                                                                                       (July 8,
                                                                                    1992) Through
                                                          Year Ended December 31,    December 31,
                                                            1994          1993          1992
                                                         ----------    ----------    ----------
Net revenue...........................................  $38,029,506   $21,656,700   $ 2,581,908
Operating expenses:
Salaries and employee benefits........................   12,194,254     7,707,646     1,001,290
Purchased services....................................    2,677,644     1,697,593       400,397
Supplies..............................................    6,169,868     3,672,899       479,024
Repairs and maintenance...............................      663,080       571,692        57,258
Utilities.............................................      475,589       291,223        27,841
Equipment and building rental.........................    2,790,099     1,874,771       153,086
Depreciation and amortization.........................    2,626,785     1,603,421       184,907
Insurance.............................................      360,629       205,512        26,172
Provision for bad debts...............................    3,907,011     1,765,977       177,485
Other.................................................    1,512,655     1,009,743       145,001
                                                         ----------    ----------    ----------
Total operating expenses..............................   33,377,614    20,400,477     2,652,461
                                                         ----------    ----------    ----------
Operating income (loss)...............................    4,651,892     1,256,223       (70,553)

Other income (expense):
Management fees.......................................       40,532       367,856           --
Interest income.......................................      258,284       427,816        19,178
Interest expense......................................   (1,588,478)     (612,027)      (44,003)
Miscellaneous income..................................      105,093        71,693        28,738
Total other income (expense)..........................   (1,184,569)      255,338         3,913
Income (loss) before minority interests in earnings
of consolidated partnerships and income taxes ........    3,467,323     1,511,561       (66,640)
Minority interests in earnings of consolidated
partnerships..........................................   (2,462,237)   (1,240,159)     (184,906)
Income (loss) before income tax (provision) benefit ..    1,005,086       271,402      (251,546)
Income tax (provision) benefit........................     (472,700)     (132,300)       21,500
Net income (loss).....................................  $   532,386   $   139,102   $  (230,046)
Net income (loss) per share...........................  $       .03   $       .01   $      (.01)
Weighted average shares outstanding...................   19,612,000    19,608,000    19,608,000

                           See accompanying notes.

                         Sutter Surgery Centers, Inc.
                        and Consolidated Partnerships

               Consolidated Statements of Stockholders' Equity

                Years ended December 31, 1994 and 1993 and the period from inception (July 8, 1992) through December 31, 1992

                                                                             Retained
                                      Common Stock         Additional        Earnings          Notes           Total
                                  -------------------       Paid-In       (Accumulated    Receivable From   Stockholders'
                                  Shares       Amount       Capital          Deficit)      Stockholders        Equity
                                  ------       ------      ----------     ------------    ---------------   ------------
Capital contribution..........  19,607,843    $196,078    $18,897,552    $         --   $          --    $  19,093,630
Issuance of stockholders
notes receivable..............         --          --             --               --       (5,919,667)     (5,919,667)
Net loss......................         --          --             --          (230,046)            --         (230,046)
                                ----------    --------     ----------      -----------     -----------     -----------
Balances at December 31,
1992                            19,607,843     196,078     18,897,552         (230,046)     (5,919,667)     12,943,917
Payments received on
stockholders notes
receivable....................         --          --             --               --          429,688         429,688
Net income....................         --          --             --           139,102             --          139,102
                                ----------    --------     ----------      -----------     -----------     -----------
Balances at December 31,
1993                            19,607,843     196,078     18,897,552          (90,944)     (5,489,979)     13,512,707
Exercise of stock options at
$1.00/share...................       7,600          76          7,524              --              --            7,600
Payments received on
stockholders notes
receivable....................         --          --             --               --          250,000         250,000
Net income....................         --          --             --           532,386             --          532,386
                                ----------    --------     ----------      -----------     -----------     -----------
Balances at December 31, 1994   19,615,443    $196,154    $18,905,076    $     441,442 $    (5,239,979) $   14,302,693
                                ==========    ========     ==========      ===========     ===========     ===========

                           See accompanying notes.

                         Sutter Surgery Centers, Inc.
                        and Consolidated Partnerships

                    Consolidated Statements of Cash Flows
                 Increase (Decrease) in Cash and Equivalents

                                                                                      Period From
                                                                                       Inception
                                                                                       (July 8,
                                                                                     1992) Through
                                                            Year Ended December 31,   December 31,
                                                              1994          1993          1992
                                                           ---------    ----------    ----------
Operating activities
Net income (loss) .....................................  $   532,386   $   139,102   $  (230,046)
Adjustments to reconcile net income (loss) to net cash
provided by operating activities: .....................
Minority interests in earnings of consolidated
partnerships...........................................    2,462,237     1,240,159       184,906
Depreciation and amortization..........................    2,626,785     1,603,421       184,907
Provision for bad debts................................    3,907,011     1,765,977       177,485
Loss on sale of medical and office equipment ..........        4,071           --          1,969
Deferred rent expense..................................      202,487       133,669        16,345
Deferred income taxes, net.............................      (78,000)       69,700       (28,500)
Changes in operating assets and liabilities:  .........
Patient accounts receivable............................   (3,764,651)   (2,528,239)     (827,836)
Supplies inventory.....................................      (77,565)      (54,884)        9,125
Prepaid expenses and other current assets..............                   (501,015)       (8,200)
Accounts payable -- trade .............................      196,008       (64,467)      344,003
Payables to related parties............................      266,184       574,816       166,386
Accrued payroll and related expenses...................     (595,510)      262,438        69,392
Income taxes payable...................................      127,525           --            --
Interest payable.......................................      203,660        (3,272)       30,710
                                                              (7,926)
Net cash provided by operating activities..............    6,004,702     2,637,405        90,646

Investing activities ..................................
Purchases of net assets of partnerships, net of cash
acquired...............................................          --     (6,066,955)   (6,278,665)
(Increase) decrease in receivables from related
parties................................................      (18,443)    4,278,859       329,697
Purchases of property and equipment....................     (942,617)     (706,627)      (15,182)
Proceeds from sale of property and equipment ..........       12,998           --          3,106
Increase in other intangible assets....................       (3,698)     (176,536)      (28,197)
Net cash used in investing activities..................     (951,760)   (2,671,259)   (5,989,241)

                           See accompanying notes.

                         Sutter Surgery Centers, Inc.
                        and Consolidated Partnerships

             Consolidated Statements of Cash Flows -- (Continued)
                 Increase (Decrease) in Cash and Equivalents

                                                                                    Period From
                                                                                     Inception
                                                                                    (July   8,
                                                                                   1992) Through
                                                         Year ended December 31,    December 31,
                                                           1994          1993          1992
                                                       ----------    ----------    ------------
Financing activities
Proceeds from sale of common stock, net of loans to

stockholders........................................  $     7,600   $             $ 7,839,885
Payments received on stockholders notes receivable .      250,000       429,688           --
Principal payments on long-term debt................   (1,708,807)     (847,368)     (197,606)
Proceeds from issuance of long-term debt............      207,879     4,398,806           --
Distributions to minority interests.................   (3,207,720)   (1,605,677)          --
Proceeds from sale of partnership interest .........       16,200           --            --
                                                       ----------    ----------    ------------
Net cash provided by financing activities ..........   (4,434,848)    2,375,449     7,642,279
                                                       ----------    ----------    ------------
Net increase in cash and equivalents................      618,094     2,341,595     1,743,684
Cash and equivalents at beginning of period ........    4,085,279     1,743,684           --
                                                       ==========    ==========    ============
Cash and equivalents at end of period...............  $ 4,703,373   $ 4,085,279   $ 1,743,684
Supplementary disclosures of cash flow information
and noncash transactions: ..........................

Cash paid for interest..............................  $ 1,596,000   $   615,299   $    34,213
                                                       ==========    ==========    ============
Cash paid for income taxes..........................  $   186,000   $    72,400   $     7,000
Long-term debt and capital lease obligations
incurred for the purchase of property and equipment
and interests in consolidated partnerships .........  $   379,000   $ 9,167,891   $        --
                                                       ==========    ==========    ============
In connection with the purchase of interests in
consolidated  partnerships (Note 2), the Company
assumed liabilities approximately as follows:

Fair value of assets acquired.......................  $        --   $17,898,000   $10,718,000
Cash paid for partnership interests.................           --    (7,780,000)   (6,540,000)
                                                       ----------    ----------    ------------
Liabilities assumed.................................  $        --   $10,118,000   $ 4,178,000
                                                       ==========    ==========    ============

                           See accompanying notes.

                         Sutter Surgery Centers, Inc.
                        and Consolidated Partnerships
                  Notes to Consolidated Financial Statements
                          December 31, 1994 and 1993

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

   Sutter Surgery Centers, Inc. (SSCI) (formerly American Surgery Centers, Inc.) is a Delaware Corporation formed on July 8, 1992 to acquire and manage free-standing surgery centers.

   SSCI has two primary stockholders. Sutter Ambulatory Care Corporation (SACC) is a California nonprofit benefit corporation which holds 9,607,843 shares or 48.98% of the outstanding common stock. E J Financial Investments, L.P. (EJ Financial) is a Delaware limited partnership which holds 10,000,000 shares or 50.98% of the outstanding common stock. Others own 7,600 shares or .04% of the outstanding common stock.

Principles of Consolidation

   The consolidated financial statements include the accounts of SSCI, Sutter Tucson Surgery Center and Salt Lake Surgery Center which are partnerships wholly owned by SSCI and all partnerships in which SSCI has a majority interest or exercises significant influence over the operating and financing policies as the General Partner (collectively the Company). Investments in these consolidated partnerships (Consolidated Partnerships) as of December 31, 1994 are shown below:

                                       Date of                Ownership
Partnerships                          Acquisition            Percentages
------------                          -----------            -----------
Doctor's Surgery Center of
Whittier...........................  May 1, 1993                  69.70%
East Bay Surgery Center............  October 1, 1992              37.24%
Fort Sutter Surgery Center.........  October 1, 1993              45.00%
Golden Triangle SurgiCenter........  November 1, 1992             42.00%
Northern Solano Surgery Center ....  November 1, 1992             51.00%
Salt Lake Surgical Center..........  December 7, 1993            100.00%
San Francisco SurgiCenter..........  November 30, 1992            54.40%
Sutter Surgery Center, Ltd.........  October 1, 1993              70.80%
Sutter Tucson Surgery Center ......  November 30, 1992           100.00%


   All significant intercompany accounts and transactions have been eliminated in consolidation.

Cash and Equivalents

   For purposes of the statement of cash flows, the Company considers highly liquid investments with original maturities of three months or less as cash equivalents. As of December 31, 1994, cash equivalents consisted of money market funds. The Company maintains demand deposits with several financial institutions in the normal course of business, to meet its operating needs. The Company's credit risk is the exposure to loss of uninsured demand deposits in the event of nonperformance by the financial institutions. The amount at risk as of December 31, 1994 was approximately $3,207,000.

                  Notes to Consolidated Financial Statements
                         Sutter Surgery Centers, Inc.
                    and Consolidated Partnerships (Continued)

Patient Accounts Receivable

   The Company provides care to patients that participate in programs that do not pay full charges. As a result, the Company is exposed to certain credit risks. The Company manages its risk by regularly reviewing its accounts and contracts and providing appropriate allowances for uncollectible amounts. The Company believes that adequate provisions for uncollectible amounts have been made in the accompanying consolidated financial statements. Significant concentrations of gross patient accounts receivable as of December 31, 1994, are approximately as follows:


HMO/PPO and other contracts............   42%
Self-pay and other commercial
insurance..............................   37
Medicare...............................   11
Medical................................   10
Total..................................  100%


Supplies Inventory

   Supplies inventory is stated at the lower of cost, determined using the first-in, first-out basis, or market value.

Property and Equipment

   Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the buildings and equipment. Leasehold improvements are being amortized using the straight-line method over the term of the lease or the improvement's estimated useful life, whichever is shorter. Amortization of equipment under capital leases is included in the provision for depreciation and amortization. The cost of maintenance and repairs is charged to expense as incurred; significant renewals or betterments are capitalized.

   The estimated useful lives of property and equipment are as follows:

                                  Estimated Useful
                                        Lives
                                  ----------------
Buildings.......................  31.5 to 39 Years
Medical and office equipment ...  5 to 20 Years
Leasehold improvements..........  6 to 31.5 Years

Intangible Assets

   Goodwill represents the excess of purchase price over the value of the partnership's net assets purchased by SSCI. Goodwill is being amortized using the straight-line method over the estimated useful lives of the partnerships purchased, which range from 10 to 30 years.

   Other intangible assets consist of organization costs, lease premiums and deferred loan fees. These costs are being amortized on a straight-line basis over estimated useful lives of 5 to 30 years.

Deferred Rent Expense

   The Company accounts for operating leases that have scheduled rent increases (Note 5) by normalizing the minimum lease payments over the term of the lease on a straight-line basis. Accordingly, a deferred rent liability has been recorded on the accompanying consolidated balance sheets, reflecting the difference between normalized rent expense and rent paid.

                       Sutter Surgery Centers, Inc.
                  and Consolidated Partnerships (Continued)

Minority Interests

   Minority interests represent the minority partners' proportionate share of the equity and operations of certain Consolidated Partnerships.

Net Revenue

   Net revenue consists primarily of patient service revenue, which is recorded net of estimated contractual allowances and other billing discounts. Payments for services rendered to patients covered by these contractual programs and contract arrangements are generally less than established rates and contractual allowances are recorded to reflect these differences.

Income Taxes

   The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109) "Accounting for Income Taxes." SFAS 109 requires an asset and liability approach for accounting for income taxes. Under this approach, deferred tax assets and liabilities are recognized for the tax consequences of temporary differences between the financial statement and tax basis of existing assets and liabilities.

Net Income (Loss) Per Share

   Net income (loss) per share is computed using the weighted average number of shares of common stock outstanding during the periods presented.

2. BUSINESS COMBINATIONS

   During 1992, the Company acquired one wholly-owned surgery center, majority ownership interests in three other surgery centers and a controlling financial ownership interest in an additional surgery center. Of the combined $10,718,000 purchase price, $4,629,000 was recorded as excess of purchase price over net assets acquired.

   During 1993, the Company acquired one wholly owned surgery center, majority ownership interests in two other surgery centers and a controlling financial ownership interest in an additional surgery center. Of the combined $17,898,000 purchase price, $7,878,000 was recorded as excess of purchase price over net assets acquired.

   These acquisitions have been accounted for under the purchase method of accounting. The results of operations of the acquired surgery centers have been included in the consolidated statements of income from the date of acquisition.

                       Sutter Surgery Centers, Inc.
                  and Consolidated Partnerships (Continued)

3. RECEIVABLES FROM RELATED PARTIES

   Receivables from related parties consist of the following as of December 31, 1994 and 1993:

                                                                                       1994          1993
                                                                                    ---------     ---------
Note receivable from E J Financial; due on demand; bearing interestat a
variable rate (6.66% at December 31, 1994), secured bycommon stock of SSCI .....  $ 2,933,402   $ 3,183,402
Unsecured amount due from E J Financial; due on demand after repayment of the note receivable from E J Financial; under the provisions of a stock purchase
agreement; non-interest bearing.................................................    1,316,598     1,316,598
Unsecured amount due from SACC; due on demand after repayment of receivables from E J Financial; under the provisions of a stock purchase agreement;
non-interest bearing............................................................      989,979       989,979
Other receivables...............................................................       68,042        51,257
Interest receivable.............................................................        4,282         2,624
                                                                                    ---------     ---------
                                                                                    5,312,303     5,543,860

Less: notes receivable from stockholders reported as a reduction of
stockholders' equity ...........................................................   (5,239,979)   (5,489,979)
                                                                                    ---------     ---------
                                                                                  $    72,324   $    53,881
                                                                                    =========     =========

   The Company recorded approximately $155,000, $213,000 and $19,000 in interest income on receivables from related parties during the years ended December 31, 1994, 1993 and the period from inception (July 8, 1992) through December 31, 1992, respectively.

4. LONG-TERM DEBT

   Long-term debt consists of the following as of December 31, 1994 and 1993:

                                                                                      1994          1993
                                                                                    ---------     ---------
Sutter Surgery Centers, Inc.

Credit agreement with a bank; due in monthly installments of $52,000 beginning
May 1994 through November 2000; interest is payable monthly at prime plus 1.25%
(aggregating 9.75% at December 31, 1994); secured by virtually all of the
Company's assets.................................................................  $3,672,591    $4,034,678

Notes payable to SACC; due in quarterly principal payments ranging from $99,000 to $165,000 beginning December 1995 through June 2002 and one final payment of
$5,395,000 on September 30, 2002; interest is payable monthly at prime plus 2%, not to exceed 10% (aggregating 9.75% atDecember 31, 1994); secured by virtually
all of the Company's assets; subordinate to the credit agreement with a bank ....   8,883,000     8,883,000

Other............................................................................       8,774        14,818

Doctors Surgery Center of Whittier ..............................................

Capital lease obligations; due in monthly installments of approximately $3,000 including interest at rates ranging from 9.4% to 17.8%; maturing at various dates through December 1996; secured by leased equipment with a carrying value
of approximately $61,400 as of December 31, 1994.................................      61,483           --

East Bay Surgery Center .........................................................

Note payable to a bank; due in monthly installments of approximately $2,000 through December 1995 and one final payment of approximately $53,000 in January
1996; interest at 7.25%; secured by virtually all of East Bay Surgery Center's
asset............................................................................      71,390        89,029

                              F-40

                       Sutter Surgery Centers, Inc. -
                  and Consolidated Partnerships (Continued)

Fort Sutter Surgery Center


Note payable to a bank; due in monthly installments, of approximately $6,000 through August 1997; interest at 6.5%; secured by virtually all of Fort Sutter
Surgery Center's assets..........................................................    214,407       519,490

Other............................................................................     67,928        35,711

Golden Triangle SurgiCenter

Note payable to a bank; due in monthly installments, of $18,000 through November
1997 and all unpaid  principal  and  accrued  interest  are due  December  1997;
interest at prime plus 1.5%  (aggregating 10% at December 31, 1994);  secured by equipment and leasehold improvements with a carrying value of approximately
$1,136,000 as of December 31, 1994...............................................  1,293,015     1,401,808

Unsecured demand notes payable to various physicians with interest at 10% .......    207,879       211,000

Other............................................................................     15,248        14,457

Northern Solano Surgery Center

Capital lease obligations; due in monthly installments of approximately $7,500 including interest at rates ranging from 6% to 15%; maturing at various dates through February 1999; secured by equipment with a carrying value of
approximately $195,900 as of December 31, 1994...................................    195,944       108,585

Note payable to a bank; due in monthly installments of approximately $5,000 through August 1996; interest at prime plus 2% (aggregating 10.5% at December
31, 1994); secured by Northern Solano Surgery Center's patient accounts
receivable and supplies inventory................................................    114,851       169,851

Other............................................................................     19,092        42,651

San Francisco SurgiCenter

Unsecured note payable to SACC; due in monthly installments ofapproximately
$16,000 through March 2002; interest at prime plus 1% (aggregating 9.50% at
December 31, 1994)...............................................................  1,111,054     1,229,692

Note payable to a bank; due in monthly installments of approximately $27,000 through August 1995 and all unpaid principal is due September 1995; interest at prime plus .88% (aggregating 9.38% at December 31, 1994); secured by
substantially all of San Francisco SurgiCenter's assets..........................    876,188     1,204,760

Unsecured note payable to Sutter Health; due in monthly installments of interest only through September 1995 and approximately $27,000 during the period October
1995 through September 1999; interest at prime plus .88% (aggregating 9.38% at
December 31, 1994)...............................................................    705,450       705,450

Capital lease obligations; due in monthly installments of approximately $3,000 interest at rates ranging from 2% to 12%; maturing at various dates through
October 1999; secured by equipment with a carrying value of approximately
$125,700 as of December 31, 1994.................................................    125,745       102,721

Sutter Surgery Center Ltd. ......................................................
Capital lease obligation; due in monthly installments of approximately $790 including interest at 10.5%; maturing March 1998; secured by leased equipment
with a carrying value of approximately $26,000 as of December 31, 1994 ..........     26,185           --

                              F-41

                       Sutter Surgery Centers, Inc.
                  and Consolidated Partnerships (Continued)


Suffer Tucson Surgery Center

Capital lease obligation; paid in full during 1994...............................          --         24,000
                                                                                    17,670,224    18,791,701
Less: current portion of long-term debt..........................................   (2,425,307)   (1,793,222)
                                                                                    ----------    ----------
                                                                                   $15,244,917   $16,998,479
                                                                                    ==========    ==========

   As of December 31, 1994, aggregate future principal payments by year on long-term debt are due as follows:

1995....................  $ 2,425,307
1996....................    1,931,900
1997....................    2,719,910
1998....................    1,329,459
1999....................    1,360,833
Thereafter .............    7,902,815
                           ----------
                          $17,670,224
                           ==========

   Certain of the Company's and Consolidated Partnerships' long-term debt obligations contain restrictive and/or financial covenants. The Company and Consolidated Partnerships were either in compliance with the covenants as of December 31, 1994 or had received waivers from the lenders through January 1, 1996.

   The Company recorded approximately $970,000, $317,000 and $16,000 in interest expense on notes payable to related parties during the years ended December 31, 1994, 1993 and the period from inception (July 8, 1992) through December 31, 1992, respectively.

5. COMMITMENTS AND CONTINGENCIES

Operating Leases

   The Company and Consolidated Partnerships lease a majority of their facilities, office space and some equipment under operating lease agreements. Certain of these leases are with related parties. The leases expire over various terms ranging from two to thirty-four years and several of the leases contain renewal options for periods of up to twenty-five years. In addition, the facilities and office space leases generally include escalating rent payments based upon annual increases in a Consumer Price Index which is indexed to a "base year" of the respective lease.

   Future minimum lease payments as of December 31, 1994, by year, under long-term noncancellable operating leases are as follows:

                 Related
                 Parties         Others        Total
               ---------       ---------    ----------
1995........  $  956,000      $1,244,000   $ 2,200,000
1996........     964,000       1,073,000     2,037,000
1997........     813,000         897,000     1,710,000
1998........     659,000         911,000     1,570,000
1999........     469,000         613,000     1,082,000
Thereafter .     535,000       4,666,000     5,201,000
               ---------       ---------    ----------
              $4,396,000      $9,404,000   $13,800,000
               =========       =========    ==========

                       Sutter Surgery Centers, Inc.
                  and Consolidated Partnerships (Continued)

   Rent expense under leases with related parties amounted to approximately $945,000, $745,000 and $295,000 during the years ended December 31, 1994, 1993 and the period from inception (July 8, 1992) through December 31, 1992, respectively.

Malpractice Insurance

   The Consolidated Partnerships maintain malpractice insurance coverage under claims-made policies. Should the claims-made policies not be renewed or replaced with equivalent insurance, claims based on occurrences during the policy terms, but reported subsequently, will be uninsured. Management intends to maintain its current insurance coverage for the foreseeable future. In management's opinion, losses associated with unreported incidents, if any, would not have a material adverse effect on the Company's financial position.

6. STOCK OPTION PLANS

   On December 1, 1992, the Company established a nonqualified stock option plan (the "Nonqualified Plan"). Concurrent with the establishment of the Nonqualified Plan the Company granted an option to purchase 1,031,992 shares of common stock at $1.00 per share to the Company's President and Chief Executive Officer. This option vests in unequal annual amounts during the period January 1, 1993 through January 1, 1997, and it expires on December 1, 2002. On May 16, 1994, the Company granted additional options to several consultants to purchase 65,625 shares of common stock at $1.00 per share. The options vest in equal annual amounts during the period May 16, 1995 through May 15, 1999, and expire on May 15, 2000. As of December 31, 1994, 628,870 shares were vested. No options under the Nonqualified Plan have been exercised through December 31, 1994.

   In May 1993, the Company established the 1993 Stock Option Plan (the "1993 Plan") under which employees and directors of the Company and Consolidated Partnerships may participate. The options granted under the 1993 Plan may be nonstatutory stock options or incentive stock options. The vesting and term of the options granted under the 1993 Plan are determined by the Company's board of directors. Generally, the option price cannot be less than 100% of the fair market value of the stock at the date of grant for incentive stock options and 85% for nonqualified stock options. The fair market value is determined by the Company's board of directors. As of December 31, 1994, incentive stock options for 1,395,200 shares of common stock have been granted at $1.00 per share of which 534,900 have been cancelled. Options for 7,600 shares have been exercised. All of the options granted under the 1993 Plan vest in equal annual amounts over periods of four or five years from the date of grant and expire ten years from the date of grant. Of the 852,700 options still outstanding as of December 31, 1994, 101,875 were vested.

7. INCOME TAXES

   The income tax (provision) benefit for the years ended December 31, 1994, 1993 and for the period from inception (July 8, 1992) through December 31, 1992 consisted of the following components.

                     1994                   1993                   1992
           ----------------------   ---------------------  --------------------
             Current     Deferred   Current     Deferred    Current    Deferred
           ---------     --------   --------    ---------  ---------  ---------
Federal .  $(425,900)   $  60,620  $(44,000)   $ (50,800)  $     --   $  21,500
State....   (124,800)      17,380   (18,600)     (18,900)    (5,000)      5,000
           ---------     --------   --------    ---------  ---------  ---------
           $(550,700)   $  78,000  $(62,600)   $ (69,700)  $ (5,000)  $  26,500
           =========     ========   ========    =========  =========  =========

                       Sutter Surgery Centers, Inc.
                  and Consolidated Partnerships (Continued)

   The significant components of the Company's deferred tax assets and liability as of December 31, 1994 and 1993 are as follows:

                                              1994         1993
                                             -------       ------
Deferred tax assets:
Deferred rent expense....................  $  244,200  $ 103,700
Contractual allowances and allowance for
doubtful accounts........................      88,200     85,600
Accrued bonuses..........................      45,200     48,500
State taxes..............................      36,100        --
Others, net..............................      16,100        --
                                             --------    -------
                                           $  429,800  $ 237,800
                                             ========    =======

Deferred tax liability:
Equipment and leasehold improvements ....  $  509,000  $ 395,000
                                             ========    =======

   The components of deferred tax assets and liabilities above arise primarily from temporary differences attributable to differing accounting methods for book and tax purposes, consequently, management believes that it is more likely than not that the deferred income tax assets will be fully realized and that no valuation allowance is required.

   The principal reasons for the differences between the effective tax rate and the Federal statutory income tax rate for the years ended December 31, 1994, 1993 and for the period from inception (July 8, 1992) through December 31, 1992, are presented in the following table.

                                                  1994      1993        1992
                                                -------    -------    -------
Federal provision (benefit) expected at
statutory rates..............................  $341,700   $ 93,500   $(85,500)
State provision (benefit), net of federal ...    61,700     16,900    (15,400)
Syndication costs............................       --         --      79,400
Goodwill.....................................    59,200     18,900        --
Others, net..................................    10,100      3,000        --
                                                -------    -------    -------
                                               $472,700   $132,300   $(21,500)
                                                =======    =======    =======

8. RELATED PARTY TRANSACTIONS

   Additional related party transactions not presented or disclosed elsewhere in these consolidated financial statements or notes thereto are as follows:

   SACC furnishes personnel to certain Consolidated Partnerships, and is responsible for the compensation and fringe benefits for the personnel. The Consolidated Partnerships reimbursed SACC for actual costs incurred for the personnel. The amounts charged to expense by the Company for the SACC personnel totaled approximately $3,913,000, $906,000 and $230,000, for the years ended December 31, 1994, 1993 and the period from inception (July 8, 1992) through December 31, 1992, respectively. These amounts are included in the consolidated statements of operations as salaries and employee benefits. The unpaid balances of salaries and benefits purchased from SACC are included on the consolidated balance sheets as payables to related parties and amounted to approximately $212,000 and $207,000 as of December 31, 1994 and 1993, respectively.

   The Company has purchased supplies and other services from SACC and its related entities. The total amount paid by the Company during the period from inception (July 8, 1992) through December 31, 1992 totaled approximately $40,000 (none during 1993 or 1994).

   The Company provided management services in 1993 to Fort Sutter Surgery Center and Sutter Surgery Center, Ltd. prior to the Company acquiring partnership interests in them from SACC. Total management fee income recorded by the Company during the year ended December 31, 1993 prior to the date of acquisition was approximately $368,000.

                         Sutter Surgery Centers, Inc.
                        and Consolidated Partnerships
                    Consolidated Balance Sheet (Unaudited)
                                June 30, 1995



Assets
Current assets:
Cash and equivalents..........................................................  $ 4,749,907
Patient accounts receivable, less allowance for doubtful accounts of
$4,481,770....................................................................    4,012,448
Receivables from related parties..............................................      142,579
Supplies inventory............................................................    1,228,685
Prepaid expenses and other current assets.....................................      812,250
Deferred tax assets...........................................................      394,514
                                                                                 -----------
Total current assets..........................................................   11,340,383
Property and equipment, including assets under capital leases, net ...........   14,940,683
Intangible assets, net........................................................   15,408,594
Other assets..................................................................       50,000
                                                                                 -----------
Total assets..................................................................  $41,739,660
                                                                                 -----------
Liabilities and stockholder's equity
Current liabilities:
Accounts payable -- trade.....................................................  $ 1,604,775
Accrued payroll and related expenses..........................................      891,927
Interest payable..............................................................       23,121
Other current liabilities.....................................................      380,778
Current portion of long-term debt.............................................    2,306,987
                                                                                 -----------
Total current liabilities.....................................................    5,207,588

Long-term debt, less current portion..........................................   15,785,713
Deferred tax liability........................................................      509,000
Minority interests in consolidated partnerships...............................    5,366,313
Stockholder's equity: ........................................................
Preferred stock, $.01 par value; 10,000,000 shares authorized, none issued or
outstanding ..................................................................           --
Common stock, $.01 par value; 50,000,000 shares authorized, 19,615,443 shares
issued and outstanding........................................................      196,154
Additional paid-in capital....................................................   18,905,076
Retained earnings.............................................................    1,013,378
                                                                                 -----------
Notes receivable from stockholders............................................   (5,243,562)
                                                                                 -----------
Total stockholder's equity....................................................   14,871,046
                                                                                 -----------
Total liabilities and stockholder's equity....................................  $41,739,660
                                                                                 ===========


                           See accompanying notes.

                         Sutter Surgery Centers, Inc.
                        and Consolidated Partnerships

                    Consolidated Balance Sheet (Unaudited)
                                June 30, 1995

                                 (Continued)

                         Sutter Surgery Centers, Inc.
                        and Consolidated Partnerships

                Consolidated Statements of Income (Unaudited)

                                                                   Six Months Ended June 30,
                                                                  --------------------------
                                                                       1994           1995
                                                                   ----------     ----------
Net revenue.....................................................  $19,129,826    $20,446,004
Operating expenses:
Salaries and employee benefits..................................    6,097,039      5,643,535
Purchased services..............................................    1,250,321      1,605,261
Supplies........................................................    2,895,916      3,161,320
Utilities.......................................................      226,537        223,366
Equipment and building rental...................................    1,361,826      1,382,504
Depreciation and amortization...................................    1,291,678      1,379,850
Insurance.......................................................      181,239        200,686
Provision for bad debts.........................................    2,106,696      2,339,650
Other...........................................................    1,134,277      1,040,841
                                                                   ----------     ----------
Total operating expenses........................................   16,545,529     16,977,013
                                                                   ----------     ----------
Operating income................................................    2,584,297      3,468,991
Other income (expense):

Interest income.................................................      241,259        193,498
Interest expense................................................     (739,520)      (859,378)
                                                                   ----------     ----------
Total other income (expense)....................................     (498,261)      (665,880)
                                                                   ----------     ----------
Income before minority interests in earnings of consolidated

partnerships and income taxes...................................    2,086,036      2,803,111
Minority interests in earnings of consolidated partnerships ....   (1,253,053)    (1,626,917)
                                                                   ----------     ----------
Income before income tax provision..............................      832,983      1,176,194
Income tax provision............................................     (409,700)     (604,258)
                                                                   ----------     ----------
Net income......................................................  $   423,283    $   571,936


                           See accompanying notes.

                         Sutter Surgery Centers, Inc.
                        and Consolidated Partnerships
              Consolidated Statements of Cash Flows (Unaudited)


                                                            Six Months Ended June 30,
                                                           ---------------------------
                                                               1994          1995
                                                               ----          ----
Operating activities
Net income................................................  $  423,283    $  571,936
Adjustments to reconcile net income to cash provided by
oprerating activies:
Minority interests in earnings of consolidated
  partnerships............................................    1,253,053     1,626,917
Depreciation and amortization.............................    1,291,678     1,379,850
Provision for bad debts...................................    2,106,696     2,339,650
Loss on sale of medical and office equipment..............       (1,171)         (800)
Deferred rent expense.....................................       98,828        82,930
Deferred income taxes, net................................      (65,800)      (35,286)
Changes in operating assets and liabilities:
Patient accounts receivable...............................   (2,105,317)   (2,032,218)
Supplies inventory........................................      (93,426)       18,567
Prepaid expenses and other current assets.................      258,174      (299,434)
Accounts payable -- trade.................................      (94,151)     (529,580)
Accrued payroll and related expenses......................       38,697       (59,766)
Income taxes payable......................................      200,100      (203,660)
Other current liabilities.................................     (712,209)      297,848
Interest payable..........................................     (136,011)     (122,789)
Net cash provided by operating activities.................    2,462,424     3,034,165

Investing activities
Purchases of property and equipment.......................     (502,358)      (464,373)
Purchases of other investments............................     (300,835)             0
Proceeds from sale of property and equipment..............        2,165              0
Increase in other intangible assets.......................       (3,666)             0
Net cash used in investing activities.....................     (804,694)      (464,373)

Financing activities
Payments received on stockholders notes receivable .......      211,632              0
Principal payments on long-term debt......................     (336,017)      (629,387)
Distributions to minority interests.......................   (1,751,770)    (2,143,871)
Proceeds from sale of partnership interest................            0        250,000
Net cash provided by financing activities.................   (1,876,155)    (2,523,258)
Net increase in cash and equivalents......................     (218,425)        46,534
Cash and equivalents at beginning of period...............    4,085,279      4,703,373
Cash and equivalents at end of period.....................  $ 3,866,854    $ 4,749,907

Supplementary disclosures of cash flow information and
noncash transactions:
Cash paid for interest....................................  $   881,259   $   991,906
Cash paid for income taxes................................  $    97,600   $ 1,155,540


                             See accompanying notes.

          Sutter Surgery Centers, Inc. and Consolidated Partnerships
            Notes to Consolidated Financial Statements (Unaudited)

                   Six Months Ended June 30, 1995 and 1994


NOTE 1 -- The accompanying consolidated financial statements include the accounts of Sutter Surgery Centers, Inc. ("SSCI") and its 37.2 percent interest in E.B.S.C., L.P., 42 percent interest in Golden Triangle SurgiCener, L.P., 51 percent interest in Northern Solano Surgery Centers, L.P., 54.4 percent interest in San Francisco SurgiCenter, L.P., 100 percent interest in Sutter Tucson Surgery Center, 69.7 percent interest in Doctors Surgery Center of Whittier, L.P., 100 percent interest in Salt Lake Surgical Center, 45 percent interest in Fort Sutter Surgery Center, (A California Limited Partnership), and
          70.8 percent interest in Sutter Surgery Center, L.P. after elimination of all significant intercompany transactions and accounts. This information should be read in conjunction with SSCI's Audited Financial Statements included elsewhere in this document. It is management's opinion that the accompanying consolidated financial statements reflect all adjustments (which are normal recurring adjustments) necessary for a fair presentation of the results for the interim period and the comparable period presented.

NOTE 2 -- During the first six months of 1995, the Company granted incentive and nonqualified stock options to certain Directors, employees and others for 25,000 shares of Common Stock at an exercise price of $1.00 per share.

NOTE 3 -- On August 25, 1995, SSCI and HEALTHSOUTH Corporation ("HEALTHSOUTH") jointly announced that they had signed a definitive agreement under which HEALTHSOUTH will acquire SSCI. Under the terms of the agreement, all shares of common stock of SSCI will be exchanged for shares of HEALTHSOUTH common stock pursuant to an exchange ratio that will yield an approximate value of $38.0 million to the shareholders of SSCI. The transaction will be accounted for as a pooling of interests and is expected to close during the fourth quarter of 1995.

                                                                       ANNEX A

                          PLAN AND AGREEMENT OF MERGER

   THIS PLAN AND AGREEMENT OF MERGER (the "Plan of Merger") is made and entered into as of the 23rd day of August, 1995, by and among HEALTHSOUTH Corporation, a Delaware corporation ("Buyer"); SSCI Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Buyer ("Sub"); and Sutter Surgery Centers, Inc., a Delaware corporation (the "Company" or "SSCI").

                                    RECITALS

   WHEREAS, the respective Boards of Directors of Buyer and SSCI have determined that a business combination between Buyer and SSCI is in the best interests of their respective companies and presents an opportunity for their respective companies to achieve strategic and economic benefits;

   WHEREAS, the respective Boards of Directors of Buyer, Sub and SSCI have each approved the acquisition of SSCI by Buyer pursuant to this Plan of Merger and have each approved the merger (the "Merger") of Sub with and into SSCI in accordance with the Delaware General Corporation Law (the "Delaware Law") and upon the terms and conditions set forth in this Plan of Merger;

   WHEREAS, the respective Board of Directors of SSCI and Sub have duly resolved that this Plan of Merger and the Merger be submitted to a vote of their respective stockholders in accordance with the Delaware Law;

   WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code");

   WHEREAS, for accounting purposes, it is intended that the Merger shall be accounted for as a "pooling of interests";

   NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree as follows:

                                   ARTICLE I
                                  THE MERGER

   1.1 The Merger. Upon the terms and conditions set forth in this Plan of Merger and subject to the satisfaction or waiver, if permissible, of the conditions hereof, and in accordance with the Delaware Law, at the Effective Time (as defined in Section 1.2 below), Sub shall be merged with and into SSCI. Immediately following the Merger, the separate corporate existence of Sub shall cease and SSCI, under such names as the Buyer shall designate, other than one using the word "Sutter" or any variation thereof (the "Surviving Corporation"), shall continue to exist under and be governed by the Delaware Law as a direct, wholly-owned subsidiary of Buyer.

   1.2 Effective Time. As soon as practicable after the satisfaction or waiver, if permissible, of all of the conditions to the Merger, the parties shall cause the Merger to be consummated by causing a certificate of merger (the "Certificate of Merger") to be executed, filed and recorded in accordance with the relevant provisions of the Delaware Law and shall make all other filings or recordings required under Delaware Law as soon as practicable on or after the Closing Date (as herein defined). The Merger shall become effective at the time of the filing with the Secretary of State of the State of Delaware of the Certificate of Merger in accordance with the relevant provisions of the Delaware Law or at such later time as is specified in such Certificate of Merger (the "Effective Time").

   1.3  Effects of the  Merger.  The  Merger  shall have the effect set forth in
Section 259 of the Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the assets, reserves, properties, rights, privileges, powers and franchises of SSCI and Sub shall vest in the

Surviving Corporation, and all the debts, liabilities and duties of SSCI and Sub shall become the debts, liabilities and duties of the Surviving Corporation in the same manner as if the Surviving Corporation had itself incurred them. All rights of creditors and all liens upon the property of SSCI and Sub shall thereafter be preserved unimpaired.

   1.4 Certificate of Incorporation and Bylaws of the Surviving Corporation. The Certificate of Incorporation of Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation, until thereafter amended in accordance with the provisions thereof and applicable law; provided, however, that in the event any further amendment or amendments to the Certificate of Incorporation of the Surviving Corporation shall be necessary or appropriate in the sole discretion of Buyer, which shall not be inconsistent with the terms of this Plan of Merger, the parties hereto agree to execute an appropriate amendment to this Plan of Merger to provide for such amendment or amendments to be made to the Certificate of Incorporation of the Surviving Corporation as of the Effective Time. The Bylaws of Sub in Effect at the Effective Time shall be the Bylaws of the Surviving Corporation until amended in accordance with the provisions thereof and applicable law.

   1.5 Directors. The directors of Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

                                  ARTICLE II
                                 THE CLOSING

   2.1 The Closing. The closing of the Merger (the "Closing") shall take place at the offices of Haskell Slaughter Young & Johnston, Professional Association, Birmingham, Alabama, at 10:00 a.m. local time on a date to be specified by the parties (the "Closing Date"), which, subject to satisfaction or waiver of the conditions set forth in Articles VIII and IX hereof) shall be no later than the fifth business day after satisfaction of the conditions set forth in said Articles.

                                 ARTICLE III
                 CONVERSION OF SECURITIES; DISSENTING SHARES

   3.1 Conversion of Capital Stock. Except as set forth in Section 3.9, as of the Effective Time, by virtue of the Merger:

          (a) Each of the shares of common stock, par value $.01 per share, of Sub (the "Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into a fully paid and nonassessable share of the common stock of the Surviving Corporation.

          (b) Each share of SSCI common stock, par value $0.01 per share ("SSCI Common Stock"), held in the treasury of SSCI or any subsidiary of SSCI immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist and no cash or stock of Buyer or any other consideration shall be delivered in exchange for such shares.

          (c) Each share of SSCI Common Stock issued and outstanding and owned by Buyer or any of Buyer's wholly-owned subsidiaries, including Sub, immediately prior to the Effective Time shall be canceled and retired and shall cease to exist and no cash or stock of Buyer or other consideration shall be delivered in exchange for such shares.

          (d) Each share of SSCI Common Stock outstanding immediately prior to the Effective Time (other than shares of SSCI Common Stock to be canceled as provided in Section 3.1(b) and (c) above) ("Exchanging SSCI Shares") shall automatically be converted at the Effective Time into the right to receive that number of whole shares of Buyer's common stock, par value $.01 per share ("Buyer Common Stock"), that is equal to the number of Aggregate Buyer Shares (as hereinafter defined) divided by the number of Exchanging SSCI Shares, plus cash in lieu of fractional shares as hereinafter provided. As used herein, the term "Aggregate Buyer Shares" means 1,777,778 shares of Buyer Common Stock; provided, however, that in the event that the Average Closing Date Price (as herein defined) shall be greater than $25.00, then the number of Aggregate Buyer Shares shall be equal to $44,444,450 divided by the Average Closing Date Price. For example, if the Average Closing Date Price shall be equal to $28.00, then the Aggregate Buyer Shares shall equal $44,444,450 (divided by) 28 = 1,587,301.7 (rounded to 1,587,302) shares of Buyer Common Stock. For purposes of this Plan of Merger, the term "Average Closing Date Price" shall mean the average of the daily closing prices for the shares of Buyer Common Stock for the twenty (20) consecutive trading days on which such shares are actually traded (as reported on the New York Stock Exchange (the "Exchange") Composite Transaction Tape as reported in the Wall Street Journal, Eastern Edition, or if not reported thereby, any other authoritative source) ending at the close of trading on the third trading day immediately preceding the Closing Date. As of the Effective Time of the Merger, all SSCI Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any shares of SSCI Common Stock shall cease to have any rights with respect thereto, except, with respect to holders of Exchanging SSCI Shares, the right to receive the Buyer Common Stock (plus cash in lieu of fractional shares) upon surrender of such certificate in accordance with Section 3.2, without interest.

          (e) At the Effective Time, all rights with respect to SSCI Common Stock pursuant to any SSCI stock options which are outstanding at the Effective Time, whether or not then exercisable ("Options"), shall be converted into and become rights with respect to the Buyer Common Stock based upon the exchange ratio determined pursuant to Section 3.1(d) and Buyer shall assume each Option in accordance with the terms of the plan under which it was issued and the stock option agreement by which it is evidenced. It is intended that none of the foregoing provisions shall be undertaken in a manner that will constitute a "modification" as defined in
     Section 425 of the Code, as to any stock option which is an "incentive stock option", if any.

          (f) In the event that Buyer changes the number of shares of Buyer Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, or similar recapitalization with respect to such Buyer Common Stock and the record date thereof (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, (i) the number of Aggregate Buyer Shares and the Average Closing Date Price shall be adjusted to appropriately adjust the ratio pursuant to which Exchanging SSCI Shares will be converted into shares of Buyer Common Stock pursuant to this
     Section 3.1, and (ii) if necessary, the anticipated Effective Time shall be postponed for an appropriate period of time agreed upon by the parties in order for the Average Closing Date Price to reflect the market effect of such stock split, stock dividend, or similar recapitalization.

   3.2 Exchange of Certificates.

          (a) As of the Effective Time, Buyer shall deposit with a bank or trust company designated by Buyer (the "Exchange Agent"), to receive Exchanging SSCI Shares, to deliver Buyer Common Stock to holders of Exchanging SSCI Shares and to carry out the other procedures set forth herein, for the benefit of the holders of Exchanging SSCI Shares and for exchange in accordance with this Article III, certificates representing the shares of Buyer Common Stock (such shares of Buyer Common Stock, together with any dividends or distributions with respect to the Buyer Common Stock, with a record date after the Effective Time of the Merger, being hereinafter referred to as the "Exchange Fund") as shall be payable or issuable pursuant to Section 3.1(d) in exchange for Exchanging SSCI Shares.

          (b) As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of a certificate which immediately prior to the Effective Time represented Exchanging SSCI Shares (the "Certificates") whose shares were converted into the right to receive shares of Buyer Common Stock (i) a letter of transmittal, which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other reasonable provisions, as Buyer shall specify, and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Buyer Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as the Exchange Agent shall reasonably request, the holder of such Certificate shall be entitled to receive promptly in exchange therefor a certificate representing the number of whole shares of Buyer Common Stock which such holder has the right to receive pursuant to the provisions of this Article
     III. The Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of SSCI Common Stock which is not registered in the transfer records of SSCI, a certificate representing the proper number of shares of Buyer Common Stock may be issued to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate representing such SSCI Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer, including without limitation a proper endorsement of the surrendered Certificate evidencing the SSCI Common Stock (with signature guarantees satisfactory to Buyer) and evidence satisfactory to Buyer that any applicable stock transfer taxes have been paid and that such issuance will be in compliance with applicable securities laws. Until surrendered as contemplated by this Section 3.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing the shares of Buyer Common Stock or a combination of both as contemplated by this Section 3.2, cash in lieu of any fractional shares of Buyer Common Stock as contemplated by Section 3.5, and any dividends or distributions with a record date after the Effective Time theretofore paid or payable with respect to Buyer Common Stock as contemplated by Section 3.3. No interest will be paid or will accrue on any cash payable for any SSCI Common Stock or payable in lieu of any fractional shares of Buyer Common Stock.

   3.3 Distributions with Respect to Unexchanged Shares. Unless and until the holder of any unsurrendered Certificate shall surrender such Certificate in accordance with section 3.2, the holder thereof shall not be entitled to any dividends or other distributions declared or made after the Effective Time with respect to Buyer Common Stock with a record date after the Effective Time and to any cash payment in lieu of fractional shares. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Buyer Common Stock issued in exchange therefor, without interest, (a) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Buyer Common stock to which such holder is entitled pursuant to Section 3.5 and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Buyer Common Stock, and (b) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time, but prior to surrender, and with a payment date subsequent to surrender payable with respect to such whole shares of Buyer Common Stock.

   3.4 No Further Ownership Rights in SSCI Common Stock. All shares of Buyer Common stock issued upon the surrender for exchange of Certificates in accordance with the terms hereof (including any cash paid pursuant to Sections
3.3 or 3.5) shall be deemed to have been paid or issued in full satisfaction of all rights pertaining to the SSCI shares represented by such Certificates, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by SSCI on such shares of SSCI Common Stock prior to the date hereof and which remain unpaid at the Effective Time, and at and after the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of SSCI Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article III.

   3.5 No Fractional Shares.

          (a) No certificates or scrip representing fractional shares of Buyer Common stock shall be issued upon the surrender for exchange of Certificates and no dividend, stock split or other change in the capital structure of Buyer shall relate to any fractional security, and such fractional interests shall not entitle the owner thereof to vote or to any rights as a security holder of Buyer.

          (b) Notwithstanding any other provision of this Plan of Merger, each holder of SSCI Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Buyer Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Buyer Common Stock multiplied by the Average Closing Date Price.

          (c) As soon as practicable after the determination of the amount of cash, if any, to be paid to each holder of Buyer Common Stock in lieu of any fractional share interests, the Exchange Agent shall mail such amounts to such holder of Buyer Common Stock; provided that no such amount shall be paid to any holder of Buyer Common stock prior to the surrender by such holder of the Certificate formerly representing such holder's SSCI Common Stock.

   3.6 Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of Certificates as of the date which is six
(6) months after the Effective Time shall be delivered to Buyer, upon demand, and any holder of Certificates who has not theretofore complied with this
Article III shall thereafter look only to Buyer for payment of his or her claim, for Buyer Common Stock, for any cash in lieu of fractional shares of Buyer Common Stock and any dividends or distributions with respect to Buyer Common Stock.

   3.7 No Liability. None of Buyer, Sub, the Surviving Corporation or the Exchange Agent shall be liable to any person in respect of any shares of Buyer Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a state abandoned property administrator or other public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to seven
(7) years after the Effective Time (or immediately prior to such earlier date on which any shares of Buyer Common Stock, any cash in lieu of fractional shares of Buyer Common Stock or any dividends or distributions with respect to Buyer Common Stock in respect of such Certificates would otherwise escheat to or become the property of any governmental entity), any such shares, cash, dividends or distributions in respect of such Certificates shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

   3.8 Lost Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Buyer Common Stock (and any dividends or distributions with respect thereto and any cash pursuant to Section 3.5) deliverable in respect thereof as determined in accordance with Section 3.1. When authorizing such payment in exchange for any lost, stolen or destroyed Certificate, the person to whom the Buyer Common Stock is to be issued shall, as a condition precedent to the payment or issuance thereof, give Buyer a bond satisfactory to Buyer in such sum as it may direct or otherwise indemnify Buyer in a manner satisfactory to Buyer against any claim that may be made against Buyer or the Surviving Corporation with respect to the Certificate alleged to have been lost, stolen or destroyed.

   3.9 Dissenting Shares. Notwithstanding anything in this Plan of Merger to the contrary, shares of SSCI Common Stock which are issued and outstanding immediately prior to the Effective Time and which are held by a holder, if any, who has properly exercised appraisal rights with respect thereto in accordance with Section 262 of the Delaware Law (the "Dissenting Shares") shall not be converted into or be exchangeable for the right to receive the consideration to be paid in the Merger, and such holders shall be entitled to receive payment of the appraised value of such shares of SSCI Common Stock in accordance with the provisions of Delaware Law unless and until such holder fails to perfect or shall have effectively withdrawn or lost such holder's rights to appraisal and payment under the Delaware Law. If, after the Effective Time, any such holder fails to perfect or loses any such right to appraisal, such shares of Outstanding SSCI Shares held by such holder shall be treated as Exchanging SSCI Shares, without any interest or dividends thereon.

                                  ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF SSCI

   Except as set forth on the Disclosure Schedule attached hereto, which Disclosure Schedule shall be cross-referenced to the provision of this Plan of Merger to which it relates, SSCI represents and warrants to the Buyer and Sub as follows:

   4.1 Organization, Existence and Good Standing. SSCI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. SSCI is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction where such qualification is necessary to conduct its business, except where the failure to be so qualified would not, in the aggregate, have a Material Adverse Effect. SSCI is not, and has not been within the two years immediately preceding the date of this Plan of Merger, a subsidiary or division of another corporation, nor has SSCI within such time owned, directly or indirectly, any shares of Buyer Common Stock or capital stock of Sub.

   4.2 Capitalization and Share Ownership. SSCI's authorized capital stock consists of (i) 50,000,000 shares of Common Stock, par value $0.01 per share, of which 19,615,443 shares were issued and outstanding as of May 31, 1995, and none of which shares are issued and held as treasury stock and (ii) 10,000,000 shares of undesignated preferred stock, par value $.01 per share, none of which shares are issued and outstanding as of the date of this Plan of Merger and none of which are issued and held as treasury shares. Except as set forth on the Disclosure Schedule, all of the SSCI Common Stock has been duly authorized and validly issued, is fully paid and nonassessable, and was issued in compliance with all applicable charter documents of SSCI and all applicable federal and state securities laws. There are, and have been, no preemptive rights with respect to the issuance of the SSCI Common Stock, except as set forth on the Disclosure Schedule. Except as set forth on the Disclosure Schedule, there are no subscriptions, options, warrants, calls, commitments or rights of any character to purchase or otherwise acquire any capital shares or other securities of SSCI, whether or not presently issued or outstanding, from SSCI, at any time, or upon the happening of any stated event. There is no liability for dividends declared or accumulated but unpaid with respect to any shares of SSCI Common Stock. SSCI has not made any distributions to any holders of SSCI Common Stock or participated in or effected any issuance, exchange or retirement of shares of SSCI Common Stock, or otherwise changed the equity interests of holders of shares of SSCI Common Stock in contemplation of effecting the Merger within the two years immediately preceding the date of this Plan of Merger. Any such shares that SSCI has re-acquired during the two years immediately preceding the date of this Plan of Merger have been so re-acquired only for purposes other than "business combinations", as such term is defined in Accounting Principles Board Opinion No. 16, as amended.

   4.3 Partnerships. The Disclosure Schedule sets forth a list of all partnerships which are controlled or managed by SSCI (individually, "Partnership", and collectively, the "Partnerships") and their states of organization. SSCI has no subsidiaries and, except as set forth on the Disclosure Schedule, SSCI does not own stock in and does not control, directly or indirectly, any other corporation, association or business organization other than the Partnerships. Except as set forth on the Disclosure Schedule, there are no subscriptions, options, warrants, calls, commitments or rights of any character to purchase or otherwise acquire any interest in any of the Partnerships.

   4.4 Organization, Existence and Good Standing of the Partnerships. Each Partnership is a limited partnership duly organized and validly existing under the laws of its respective state of organization and each Partnership has all necessary power to own its property and assets and to carry on its business as presently conducted. Each Partnership is duly qualified and in good standing as a foreign limited partnership authorized to do business in each jurisdiction where such qualification is necessary to conduct its business, except where the failure to be so qualified would not, in the aggregate, have a Material Adverse Effect.

   4.5 Corporate Authority. SSCI has all requisite corporate power and authority to execute, deliver and perform the Plan of Merger and all agreements and other documents executed and delivered or to be executed and delivered by it pursuant to the Plan of Merger. Subject to the satisfaction of the conditions precedent set forth herein, and subject to stockholder approval, the execution, delivery and performance of this Plan of Merger has been duly authorized by all necessary corporate action on the part of SSCI and constitutes the legal, valid and binding obligation of SSCI, enforceable in accordance with its terms. Except as set forth on the Disclosure Schedule, the execution and delivery of the Plan of Merger does not and, subject to the receipt of required stockholder and regulatory approvals and any other required third-party consents or approvals, the consummation of the Merger will not, violate any provisions of SSCI's Certificate of Incorporation or any provisions of, or result in the acceleration of any obligation under, any mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment or decree, to which SSCI or any Partnership is a party, or by which SSCI or any Partnership is bound, or violate any restrictions of any kind to which SSCI or any Partnership is subject, which, if violated or accelerated would have a Material Adverse Effect. The execution and delivery of this Plan of Merger has been approved by the Board of Directors of SSCI (or by a committee appointed by such Board of Directors for the purpose of approving such execution and delivery).

   4.6 Permits and Approvals. SSCI and the Partnerships hold all necessary licenses, permits, certificates of need and such other approvals or authorizations as are currently required for the operation of its Business in accordance with all applicable laws, rules and regulations, and no other licenses, certificates, permits, or approvals of Federal, state or local governmental authorities are currently necessary for the operation of the Business by SSCI except for any failure to hold any of the foregoing which has not had, and may not reasonably be expected to have, a Material Adverse Effect.

   4.7 Financial Statements. SSCI has delivered to Buyer copies of its audited financial statements, including the notes thereto, as of December 31, 1994 and for the twelve (12) months then ended, as prepared by SSCI's independent certified public accountants, Ernst & Young LLP (the "Financial Statements"). The Financial Statements present fairly in all material respects the financial position of SSCI and the results of its operations as of December 31, 1994 and the consolidated results of operations and cash flows of SSCI for the periods then ended, all in conformity with generally accepted accounting principles ("GAAP") and the past accounting practices of SSCI with respect to the Business, and consistently applied during the period, subject to normal year-end adjustments, and the Financial Statements make full and adequate provision for all material obligations and liabilities of SSCI related to the Business as of the date thereof, to the extent required by GAAP. Except (i) as set forth in the balance sheet included in the Financial Statements, (the "Balance Sheet") (ii) liabilities, debts, claims or obligations not required to be reflected on such financial statements in accordance with GAAP or, (iii) liabilities excluded pursuant to this Plan of Merger, if any, as of the date of such Financial Statements, the Financial Statements reflect all known liabilities of SSCI, including all known contingent liabilities as of the end of each period reflected therein.

   4.8 No Material Adverse Change. Except as set forth in the Disclosure Schedule and except for regulatory changes applicable to the business of health care generally or the ownership and operation of outpatient surgery centers in particular, since December 31, 1994, there has not been (i) any material adverse change in the condition (financial or otherwise), business, assets, or results of the Business, (ii) any mortgage or pledge of any of the Assets other than in the ordinary course of business, (iii) any indebtedness incurred by SSCI or the Partnerships relating to, or taking as security any interest whatsoever in, the Assets other than in the ordinary course of business, (iv) any sale or transfer of the Assets, except in the ordinary course of business, (v) any changes in the terms of any instruments, accounts, notes, contracts, or other instruments identified in the exhibits and schedules hereto, other than in the ordinary course of business, or (vi) any changes in the accounting systems, policies or practices of SSCI.

   4.9 Title to and Condition of Assets. Subject to any required consent of any third party or governmental authority, SSCI (including where applicable the Partnerships) has good and marketable title to its Assets free and clear of any mortgage, lien, pledge, security interest, option, lease (or sublease), conditional sales agreement, charge, claim, or encumbrance (collectively, "Liens"), other than Liens which, when taken together, could not reasonably be expected to have a Material Adverse Effect and except as disclosed on the Disclosure Schedule hereto. All tangible assets and properties are in good operating condition and repair and are usable in the ordinary course of the Business consistent with past practice.

   4.10 Real Property.

          (a) Title. All real property and improvements including, without limitation, all interests in and rights to real property or improvements which are owned ("Owned Real Property") or leased ("Leased Real Property") by SSCI or the Partnerships are listed on the Disclosure Schedule (collectively, the "Real Property"). SSCI or the Partnerships own outright, and have good and marketable title to, all of the Owned Real Property, free and clear of all Liens, except the defects, Liens, adverse claims and other matters which do not materially adversely affect SSCI's or the Partnership's title to or possession of the Owned Real Property, as shall be expressly set forth in Schedule B to the commitments for title insurance policies ("Title Policies") that shall be provided to Buyer prior to the Effective Time in accordance with Section 8.11.

          (b) Access. SSCI is not aware of any restrictions on entrance to or exit from the Real Property to adjacent public streets nor any conditions which will result in the termination of the present access from the Real Property to existing highways and roads.

          (c) Eminent Domain. Neither SSCI nor the Partnerships have received written notice that any governmental body having jurisdiction over the Real Property intends to exercise the power of eminent domain or a similar power with respect to all or any part of the Real Property.

          (d) No Violations. Neither SSCI nor the Partnerships have received any written notice from any governmental body that the Real Property or any improvements erected or situated thereon, or the uses conducted thereon or therein, violate any regulations of any governmental body having jurisdiction over the Real Property.

          (e) Improvements. The improvements located on the Real Property which are utilized in the operation of the Business are in good condition and, to the knowledge of SSCI, are structurally sound, and all mechanical and other systems located therein are in good operating condition, subject to normal wear, and no condition exists requiring material repairs, alterations or corrections.

          (f) Environmental Matters. With respect to the Owned Real Property, except as set forth on the Disclosure Schedule, (i) to SSCI's knowledge, hazardous substances as defined in any applicable law, statute, regulation, rule, order, consent decree, settlement agreement or governmental requirement, which relates to or otherwise imposes liability or standards of conduct concerning discharges, releases or threatened releases of odors or any pollutants, contaminants or hazardous or toxic wastes (including medical wastes), substances or materials into ambient air, water or land, or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, cleanup, transport or handling of pollutants, contaminants or hazardous or toxic wastes, substances or materials (including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C.A.
     Section 9601, et seq.) (collectively, "Environmental Laws") have not been disposed of or otherwise come to be located upon or beneath the Owned Real Property, and (ii) the Owned Real Property has not been investigated by any governmental environmental agency, board of health for, and neither SSCI nor the Partnerships have received any written inquiry from any governmental environmental agency or board of health with respect to possible storage or disposal of any such hazardous substances.

   4.11 Contracts.

          (a) SSCI has made available to Buyer true copies of all written contracts, obligations and commitments of SSCI and the Partnerships entered into in connection with and related to the Business, or has otherwise disclosed such contracts, commitments or obligations in the Disclosure Schedule, which are material to the Business (the "Contracts"). Except as otherwise indicated in the Disclosure Schedule, and assuming the other parties thereto are bound, all such Contracts are valid, binding and enforceable in accordance with their terms and are in full force and effect, except where such invalidity or unenforceability would not have a Material Adverse Effect. Except as set forth or incorporated by reference on the Disclosure Schedule, no default or alleged default by SSCI or the Partnerships exists under any Contract, except for defaults or alleged defaults which would not have a Material Adverse Effect;

          (b) Except as set forth in the Disclosure Schedule, no Contract will, by its terms, terminate as a result of the transactions contemplated hereby or require any consent from any other party thereto in order to remain in full force and effect immediately after the Effective Time, except for Contracts which, if terminated, would not have a Material Adverse Effect; and

          (c) SSCI and each Partnership are in compliance with all Medicare and Medicaid provider agreements to which they are a party, except as set forth on the Disclosure Schedule and except to the extent that such noncompliance would not have Material Adverse Effect.

   4.12 Employee Benefit Plans.

          (a) Except as set forth in the Disclosure Schedule, neither SSCI nor any of the Partnerships is a party to, participates in, or has any liability or contingent liability with respect to:

               (i) any "employee benefit plan" (as that term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended) ("ERISA");

               (ii) any retirement or deferred compensation plan, incentive compensation plan, stock plan, unemployment compensation plan, vacation pay, severance pay, bonus or benefit arrangement, insurance or hospitalization program or any other fringe benefit arrangements for any employee, director, consultant or agent, whether pursuant to contract, arrangement, custom, informal understanding or otherwise, which does not constitute an employee benefit plan; or

               (iii) any employment agreement not terminable upon 30 days' or less written notice without further liability;

     which covers or provides benefits to SSCI's or the Partnership's employees who work at or are employed on a full time basis by SSCI or the Partnerships.

          (b) A true and correct copy of each of the plans, arrangements or agreements listed in the Disclosure Schedule (the "Employee Benefit Plans"), as in effect on the date hereof, has been or shall promptly be supplied to Buyer by SSCI; provided, however, that SSCI has provided or shall promptly provide Buyer with an accurate description of each Employee Benefit Plan that is not in written form. To the extent applicable, a true and correct copy of the most recent summary plan description with respect to each Employee Benefit Plan has been or shall promptly be supplied to Buyer by SSCI.

   4.13 Books of Account; Reports. The books of account of SSCI fairly reflect, in accordance with GAAP, (a) all transactions relating to SSCI and each Partnership and (b) all items of income and expense, assets and liabilities and accruals relating to SSCI and each Partnership. Neither SSCI nor any Partnership has engaged in any transaction, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of SSCI.

   4.14 Undisclosed Liabilities. Neither SSCI nor any Partnership has any direct or indirect liability, indebtedness, obligations, expenses, claims or deficiencies (the "Liabilities") except for: (a) those Liabilities adequately and specifically set forth or reserved for on the Balance Sheet and not heretofore paid or discharged; (b) those Liabilities either arising in the ordinary course of its business consistent with past practice or under any contract specifically disclosed on the Disclosure Schedule; and (c) those Liabilities incurred, consistent with past business practice, in the ordinary course of its business since the date of the Balance Sheet and not heretofore paid or discharged.

   4.15 Employees. The Disclosure Schedule sets forth the names and current annual salary rates of all present employees of SSCI and the Partnerships earning in excess of $50,000 per year, the date of commencement of employment of each such employee with SSCI or a Partnership, and a summary of such employee's salary, bonuses and other compensation, if any, paid to such persons in respect of the fiscal year ended December 31, 1994.

   4.16 Compliance with Regulations and Court Orders. Except as set forth in the Disclosure Schedule, neither SSCI nor any Partnership is in violation of any applicable statute, law, ordinance, regulation, order or rule of any federal, state, local or other governmental agency or body (collectively, "Regulations") or any order of any federal or state court ("Court Orders"). All Court Orders to which SSCI or any Partnership is a party or is subject to are listed in the Disclosure Schedule.

   4.17 Litigation. Except as disclosed in the Disclosure Schedule, SSCI has no knowledge of any actions, suits, arbitrations, or other litigation or proceedings pending or threatened against or affecting SSCI or any Partnership, or relating to the transactions contemplated by this Plan of Merger.

   4.18 Taxes. Other than with respect to taxes, charges, fees, duties and other assessments which are imposed by the United States or any state, local or foreign government in connection with the Business ("Taxes") not yet due and payable (with respect to which SSCI makes no representation or warranty) all Taxes required to be paid by SSCI or the Partnerships have been properly determined in accordance with applicable rules and regulations and have been paid in full and on time to the extent required. All deposits required by law to be made by SSCI or the Partnerships with respect to employees withholding taxes have been made. Except as set forth on the Disclosure Schedule, there are no liens for Taxes on any of the Assets except liens for Taxes not yet due. SSCI and the Partnerships have filed all tax returns required to be filed by them or requests for extensions to file such returns have been timely filed and granted and have not expired. SSCI has not been notified that any tax returns of SSCI or any Partnership are currently under audit by the Internal Revenue Service or any state or local tax agency. No agreements have been made by SSCI or any Partnership for the extension of time or the waiver of the statute of limitations for the assessment or payment of any federal, state or local taxes.

   4.19 Insurance. The Disclosure Schedule contains a true and complete description of the insurance coverage currently applicable to SSCI and the Partnerships. All insurance coverage applicable to SSCI and the Partnerships is in full force and effect, is valid, binding and enforceable in accordance with its terms against the respective insurers, insures SSCI and each Partnership in reasonably sufficient amounts against all risks usually insured against by persons operating similar businesses or properties in the localities where such businesses or properties are located and has been issued by insurers of recognized responsibility. To the knowledge of SSCI there is no default under any such coverage nor has there been any failure to give notice or present any claim under any such coverage in a due and timely fashion. Except as set forth on the Disclosure Schedule, and in the ordinary course of business, there are no outstanding unpaid premiums and no notice of cancellation or nonrenewal of any such coverage has been received. There are no provisions in such insurance policies for retroactive or retrospective premium adjustments.

   4.20 Labor Matters. Neither SSCI nor any Partnership has any collective bargaining agreements with any labor union or other representative of employees. No strike, slowdown, picketing or work stoppage by any union or other group of employees against SSCI or any Partnership and no secondary boycott with respect to their products, lockout by them of any of their employees or any other labor trouble or other occurrence, event or condition of a similar character, has occurred or been threatened.

   4.21 Approvals. Subject to compliance with applicable securities laws and the Hart-Scott-Rodino Antitrust Improvements Act ("HSR Act"), and except as set forth on the Disclosure Schedule, the consummation of the Merger does not require any third party consent or the approval of any federal government or any state or local government, or any governmental agency of any of the foregoing and will not violate any law or restrictions to which SSCI is subject.

   4.22 Accounts Receivable. All accounts receivable of SSCI reflected on the SSCI Balance Sheet have arisen out of bona fide transactions in the ordinary course of business.

   4.23 Retirement or Re-Acquisition of Buyer Common Stock. SSCI is not a party to any agreement the effect of which would be to require Buyer directly or indirectly to retire or re-acquire all or part of the shares of Buyer Common Stock issued pursuant to Section 3.1 hereof.

   4.24 Disposition of Assets of Surviving Corporation. SSCI is not a party to any plan to dispose of a significant part of the assets of the Surviving Corporation within two years after the Effective Time, other than dispositions in the ordinary course of business of the Surviving Corporation and dispositions intended to eliminate duplicate facilities or excess capacity.

   4.25 Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of SSCI Common Stock is the only vote of the holders of any class or series of SSCI capital stock necessary to approve this Plan of Merger, the Merger and the transactions contemplated hereby.

   4.24 Material Misrepresentations. No representation or warranty by SSCI in this Plan of Merger, the Disclosure Schedule or any exhibit or certificate issued by SSCI and provided or to be provided to Buyer pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact in response to the disclosure requested, or omits or will omit to state a material fact necessary to make the statements or facts contained therein in response to the disclosure requested not misleading in light of the circumstances then prevailing.

                                  ARTICLE V
               REPRESENTATIONS AND WARRANTIES OF BUYER AND SUB

   Buyer and Sub, jointly and severally, represent and warrant to SSCI as follows:

   5.1 Organization, Existence and Capital Stock. Sub is a corporation duly organized and validly existing and is in good standing under the laws of the State of Delaware. Sub's authorized capital consists of 1,000 shares of Common Stock, par value $.01 per share, all of which shares are issued and registered in the name of Buyer.

   5.2 Corporate Authority. Sub has all requisite corporate power and authority to enter into this Plan of Merger and to carry out its obligations under this Plan of Merger. Subject to the satisfaction of the conditions precedent set forth herein and subject to such stockholders' approval as shall be required by Delaware law, the execution, delivery and performance of this Plan of Merger with Sub has been duly authorized by all necessary corporate action on the part of Sub and has been duly executed and delivered by Sub and constitutes the legal, valid and binding obligation of Sub, enforceable in accordance with its terms. The execution and delivery of this Plan of Merger does not, and, subject to the receipt of required stockholder and regulatory approvals, the consummation of the transactions contemplated hereby will not, violate any provisions of the Certificate of Incorporation or by-laws of Sub or violate any provision of or result in the acceleration of any obligation or the creation of any lien or security interest under, any agreement, indenture, instrument, lease, security, mortgage, lien, order, arbitration award, judgment or decree to which Sub is a party or by which it or any of its properties is bound, and will not violate any other restriction of any character to which it is subject.

   5.3 Consents. Except as set forth on Schedule 5.3, no notice to, filing with, authorization of, exemption by, or consent of any person, entity, or governmental authority is required in order for Sub to consummate the transactions contemplated hereby.

   5.4 Litigation. There are no actions, suits, arbitrations, labor disputes or other litigation or proceedings pending or, to the knowledge of Sub, threatened against or affecting Sub which (a) would result in a material adverse change in the Sub's present condition, including its ability to consummate the transaction described in this Plan of Merger, (b) materially interfere with the Sub's ability to obtain any permits or governmental approvals necessary to operate the Business, or (c) that question the validity or propriety of this Plan of Merger or any actions to be taken by Sub in furtherance of this Plan of Merger.

   5.5 Buyer Common Stock. Buyer has reserved for issuance a sufficient number of authorized but unissued and/or treasury shares of Buyer Common Stock sufficient for issuance to the holders of SSCI Common Stock in accordance with the provisions of the Plan of Merger. The Buyer Common Stock to be issued pursuant to the Plan of Merger will, when so delivered, be (i) duly and validly issued, fully paid and nonassessable, (ii) issued pursuant to an effective registration statement under the Securities Act of 1933, as amended, and (iii) authorized for listing on the Exchange upon official notice of issuance.

                                  ARTICLE VI
                   REPRESENTATIONS AND WARRANTIES OF BUYER

   6.1 Organization, Existence and Good Standing. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being con ducted. Buyer is duly organized and in good standing as a foreign corporation authorized to do business in each jurisdiction where such qualification is necessary to conduct its business, except where the failure to be so qualified would not, in the aggregate, have a material adverse effect.

   6.2 Capitalization and Share Ownership. Buyer's authorized capital stock consists of 1,500,000 shares of Preferred Stock, par value $.10 per share, of which no shares are issued and outstanding and no shares are held in treasury, and 150,000,000 shares of Common Stock, par value $.01 per share, of which 80,349,816 shares are issued and outstanding and 182,000 shares are held in treasury. All of the Buyer Common Stock has been duly authorized and will be validly issued, fully paid and nonassessable, and issued in compliance with all applicable charter documents of Buyer and all applicable federal and state securities. Except as disclosed in the Buyer Documents (as hereinafter defined), and except for grants of stock options under existing plans of Buyer subsequent to the most recent such Buyer Document, there are: (a) no subscriptions, options, warrants, calls, commitments or rights of any character to purchase or otherwise acquire any capital shares or other securities of Buyer, whether or not presently issued or outstanding, from Buyer, at any time, or upon the happening of any stated event; and (b) no subscriptions, options, warrants, calls, commitments or rights to purchase or otherwise acquire from Buyer any securities of any subsidiary that are convertible into or exchangeable for capital shares or other securities of Buyer.

   6.3 Corporate Authority. Buyer has all requisite corporate power and authority to execute, deliver and perform the Plan of Merger and all agreements and other documents executed and delivered or to be executed and delivered by it pursuant to the Plan of Merger. Subject to the satisfaction of the conditions precedent set forth herein, the execution, delivery and performance of this Plan of Merger has been duly authorized by all necessary corporate action on the part of Buyer and constitutes the legal, valid and binding obligation of Buyer, enforceable in accordance with its terms. The execution and delivery of the Plan of Merger and the performance by Buyer hereunder, including, but not limited to, issuance of the Buyer Common Stock, does not, under the Buyer's Certificate of Incorporation or Bylaws or under the corporate laws of the State of Delaware, require that Buyer obtain prior approval from Buyer's stockholders and, subject to the receipt of any regulatory approvals and any other required third-party consents or approvals, the consummation of the Merger will not, violate any provisions of Buyer's Certificate of Incorporation or any provision of, or result in the acceleration of any obligation under, any mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment or decree to which Buyer is a party or by which it is bound, or violate any restrictions of any kind to which it is subject, violated or accelerated would have a material adverse effect. The execution and delivery of this Plan of Merger has been approved by the Board of Directors of Buyer (or by a committee appointed by such Board of Directors for the purpose of approving such execution and delivery).

   6.4 Sub Common Stock. Buyer owns, beneficially and of record, all of the issued and outstanding shares of common stock (which is the only class of stock authorized for issuance by Sub), which are validly issued and outstanding, fully paid and nonassessable, free and clear of all liens and encumbrances. Buyer has the corporate power to endorse and surrender such Sub shares for cancellation pursuant to the Plan of Merger. Buyer has taken all such actions as may be required in its capacity as the sole stockholder of the Sub to approve the Merger.

   6.5 Buyer Disclosure. Buyer has heretofore furnished SSCI with the following documents:

               (i) its Annual Report on Form 10-K for the Fiscal Year Ended December 31, 1994;

               (ii) its 1994 Annual Report to Stockholders;

               (iii) the Proxy Statement utilized in soliciting proxies in connection with the 1995 Annual Meeting of stockholders of Buyer; and

               (iv) its Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995 and June 30, 1995, respectively.

(documents (i) -- (iv) above being collectively referred to herein as the "Buyer Documents"). As of their respective dates, the Buyer Documents did not contain any untrue statements of material facts or omit to state material facts required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the descriptions of the business, operations and financial condition of Buyer contained in the Buyer Documents complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended and the Securities Exchange Act of 1934, as amended, and the regulations promulgated under such statutes.

   6.6 Financial Statements. Buyer has delivered to SSCI, as part of the Buyer Documents, copies of its audited financial statements, including the notes thereto as of December 31, 1994 and for the twelve (12) months then ended, as prepared by Buyer's independent certified public accountants, Ernst & Young LLP (the "Buyer Financial Statements"). The Buyer Financial Statements present fairly in all material respects the financial position of Buyer and the results of its operations as of December 31, 1994 and the consolidated results of operations and cash flows of Buyer for the periods then ended, all in conformity with GAAP and the past accounting practices of Buyer with respect to its business operations, and consistently applied during the period and the Buyer Financial Statements make full and adequate provision for all material obligations and liabilities of Buyer related to its business as of the date thereof, to the extent required by GAAP. Except (i) as set forth in the balance sheet included in the Buyer Financial Statements, (the "Buyer Balance Sheet")
(ii) liabilities, debts, claims or obligations not required to be reflected on such financial statements in accordance with GAAP, or (iii) liabilities excluded pursuant to this Plan of Merger, if any, as of the date of such Buyer Financial Statements, the Buyer Financial Statements reflect all known liabilities of Buyer, including all known contingent liabilities as of the end of each period reflected therein.

   6.7 No Material Adverse Change. Except for regulatory changes applicable to the business of healthcare generally, since June 30, 1995, there has not been
(i) any material adverse change in the condition (financial or otherwise), business, assets, or results of operations of Buyer in any such case, taken as a whole (ii) any mortgage or pledge of any of the Buyer's properties or assets other than in the ordinary course of business, (iii) any indebtedness incurred by Buyer relating to, or taking as security any interest whatsoever in, Buyer's properties and assets other than in the ordinary course of business, (iv) any sale or transfer of properties and assets, except in the ordinary course of business, (v) any changes in the terms of any instruments, accounts, notes, contracts, or other instruments identified in the exhibits and schedules hereto, other than in the ordinary course of business, or (vi) any changes in the accounting systems, policies or practices of Buyer.

   6.8 Disposition of Assets of Surviving Corporation. Buyer does not intend or plan to dispose of, or to cause the Surviving Corporation to dispose of, a significant part of the assets of the Surviving Corporation within two years after the Effective Time, other than dispositions in the ordinary course of business of the Surviving Corporation and dispositions intended to eliminate duplicate facilities or excess capacity.

   6.9 Compliance with Regulations and Court Orders. Except as set forth in the Buyer Documents, neither Buyer nor any subsidiary is in violation of any applicable Regulation or Court Order, which violation would have a material adverse effect on Buyer. The Buyer Documents do not omit to disclose any Court Order required to be disclosed therein. Buyer and each subsidiary has made all filings or notifications required to be made by them under any Regulations applicable to Buyer or any subsidiary, except where the failure to make such filings would not have a material adverse effect on Buyer.

   6.10 Litigation. Except as disclosed in the Buyer Documents, Buyer has no knowledge of any actions, suits, arbitrations, labor disputes or other litigation or proceedings pending or threatened against or affecting Buyer, or relating to the transactions contemplated by this Plan of Merger which, if resolved adversely to Buyer, would have a material adverse effect on Buyer.

   6.11 Approvals. Subject to compliance with applicable securities laws and the HSR Act, and except as set forth on Schedule 6.11, the consummation of the Merger does not require any third party consent or the approval of any federal government or any state or local government, or any governmental agency of any of the foregoing and will not violate any law or restriction to which Buyer is subject. No approval is required to be obtained by Buyer from any holder of Buyer's stock which has voting rights under Buyer's Certificate of Incorporation or Delaware law relating to the execution of this Plan of Merger, consummation of the Merger or issuance of the Buyer Common Stock in accordance with this Plan of Merger.

   6.12 Material Misrepresentations. No representation or warranty by Buyer in this Plan of Merger, and no schedule or certificate issued by Buyer and provided or to be provided or to be furnished to SSCI pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact in response to the disclosure requested, or omits or will omit to state a material fact necessary to make the statement or facts contained therein in response to the disclosure requested not misleading in light of all of the circumstances then prevailing.

   6.13 Due Diligence. Buyer acknowledges it has been given full opportunity to conduct any and all due diligence investigation with respect to the Business as Buyer has deemed necessary or appropriate prior to the execution and delivery of this Plan of Merger. Buyer shall be entitled to rely on any express representations of SSCI set forth in this Plan of Merger irrespective of any such investigation undertaken by Buyer.

                                 ARTICLE VII
                                 COVENANTS

   7.1 Buyer's Right of Access and Inspection. From the date hereof to the Closing Date, Buyer, through its employees, agents and representatives, during such normal working hours as it deems necessary or advisable, but subject to such restrictions as SSCI may reasonably impose to protect SSCI's business records and to avoid disruption of SSCI's operations, may make or cause to be made such reasonable investigation of SSCI's assets, and the business operations of SSCI and the Partnerships, as Buyer shall deem advisable. During such period SSCI shall furnish promptly to Buyer all information concerning SSCI's Assets and Liabilities and its Business as Buyer may reasonably request. SSCI will fully cooperate with Buyer, including making offices and knowledgeable employees available to Buyer's employees, agents and representatives. Buyer's right of access is conditioned upon its obligations described in Section 7.2 hereof. In addition, SSCI shall make available to Buyer all such banking, investment and financial information as shall be reasonably necessary to allow for the efficient integration of SSCI's banking, investment and financial arrangements with those of Buyer at the Effective Time.

   7.2 Confidentiality of Information. Buyer hereby acknowledges and confirms that, as SSCI is a privately held company, the information to be made available to Buyer pursuant to Section 7.1 is confidential, non-public information which is only being made available for Buyer's due diligence efforts pursuant to this Plan of Merger. Accordingly, Buyer acknowledges and agrees that any and all information relating to SSCI and the Partnerships which is reviewed by Buyer will be held in strict confidence and will not be disclosed to any third party, other than to the Buyer representatives and agents referred to in Section 7.1, without the express written consent of SSCI or as otherwise required by applicable law. The provisions of this Section 7.2 are in addition to, and not in lieu of, the obligations of Buyer under that certain Confidentiality Agreement between Buyer and SSCI, dated March 28, 1995 (the "Confidentiality Agreement").

   7.3 Preservation of Business. SSCI shall use all commercially reasonable efforts to (a) preserve intact its present business organization and personnel, and (b) preserve the present goodwill and advantageous relationships of SSCI and the Partnerships with respect to its Business.

   7.4 Operation of the Business. Until the Closing Date, except as may be approved by Buyer, or as otherwise expressly provided in the Plan of Merger, SSCI shall, and shall cause each of the Partnerships to:

          (a) Use all commercially reasonable efforts to operate its business only in the usual, regular and ordinary course and manner.

          (b) Maintain its books, accounts and records relating to its and their business operations in the usual, regular and ordinary manner, and on a basis consistent with the Financial Statements.

          (c) Other than in the ordinary course of business, and except as set forth in the Disclosure Schedule, or as may otherwise be required by applicable law, not increase or make any other material change in the compensation arrangements for any employee of SSCI or the Partnerships from that in effect as of August 1, 1995.

          (d) Not issue, sell, deliver or pledge or authorize or propose the issuance, sale, delivery or pledge of (i) additional shares of capital stock of any class (including shares of SSCI Common Stock), or securities convertible into shares of SSCI Common Stock, or any rights, warrants or options to acquire any such shares of SSCI Common Stock or other convertible securities, other than such issuance of shares of SSCI Common Stock pursuant to the exercise or acceleration of stock options or warrants for SSCI Common Stock outstanding on the date hereof, (ii) any other securities in respect of, in lieu of, or in substitution for shares of SSCI Common Stock outstanding on the date hereof, or (iii) any of its interests in the Partnerships;

          (e) Except in the usual and ordinary course of business, not sell or dispose of, or agree to sell or dispose of, any of its assets, or suffer or permit the creation of any mortgage, pledge, lien or other encumbrance, security interest or imperfection of title which individually or in the aggregate materially and adversely affects the value of its Assets when taken as a whole.

          (f) Continue to carry its existing insurance with respect to its Business and not allow any breach of such insurance policies or agreements to occur or exist.

          (g) Use all commercially reasonable efforts not to do any act or omit to do any act, or permit any act or omission to act, which will cause a material breach by it of any of the Contracts.

          (h) Duly comply with all laws, statutes, regulations, rules and orders which are material to the Business and use all commercially reasonable efforts to duly comply with all laws, statutes, regulations, rules and orders as may be required to effect the Merger.

          (i) To the extent that SSCI shall have knowledge thereof, promptly notify Buyer of:

               (A) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Plan of Merger;

               (B) any notice or other communication from any governmental authority in connection with the transactions contemplated by this Plan of Merger;

               (C) any Material Adverse Change in the Business;

               (D) any actions, suits, claims, investigations or proceedings commenced or threatened against, relating to or involving or otherwise affecting the Business that, if pending on the date of this Plan of Merger, would have been required to have been disclosed pursuant to this Plan of Merger.

          (j) Not amend its Certificate of Incorporation or By-Laws.

          (k) Not merge with or into any other corporation or sell, assign, transfer, pledge or encumber any part of the Assets or agree to do any of the foregoing.

          (l) Continue to maintain all Employee Benefit Plans in accordance with applicable regulations, and ensure that no Employee Benefit Plan, nor any trust related thereto, shall be amended or terminated prior to the Closing Date, except for any such amendment as may be required to comply with applicable Regulations.

          (m) Collect its accounts receivable and pay its accounts payable, in each case in the ordinary course of business consistent with past practice, and not fail to pay or discharge when due any Liabilities.

          (n) Not settle or compromise any suit or claim or threatened suit or claim relating to the transactions contemplated hereby;

          (o) Not enter into or commit to enter into any contract, agreement, arrangement or understanding having a term longer than six months unless such contract, agreement, arrangement or understanding may be cancelled by SSCI or any Partnership without penalty on not more than 60 days' notice or does not require the expenditure by SSCI or any Partnership of more than $50,000;

          (p) Not authorize, propose or enter into, or announce an intention to authorize, propose or enter into, or recommend or announce an intention to recommend, an agreement in principle or an agreement with respect to, any merger, consolidation, joint venture, liquidation, dissolution, or business combination (other than the Merger), or any material change in its capitalization, not in the ordinary course of business and consistent with past practice;

          (q) Not authorize or make any capital expenditure in excess of $50,000, except for obligations incurred prior to the date hereof, all of which are described in the Disclosure Schedule;

          (r) Not make any Tax election or settle or compromise any income Tax liability material to SSCI or the Partnerships; and

          (s) Not change any of the accounting principles or practices used by it to prepare the Financial Statements; and

          (t) Not declare or pay any dividend or other distribution in respect of its capital stock.

   7.5 Approval of SSCI Stockholders. SSCI shall either (a) promptly take all steps necessary in accordance with its Certificate of Incorporation and Bylaws to call, give notice of, convene and hold a meeting of its stockholders for the purpose of approving this Plan of Merger and for any related matters; or (b) take action to approve the Plan of Merger and any related matters by written consent of stockholders in lieu of meeting to the extent permitted by applicable law and its Certificates of Incorporation and Bylaws.

   7.6 Registration Statement.

          (a) Buyer shall  prepare  and file with the  Securities  and  Exchange
     Commission and any other applicable regulatory bodies, as soon as reasonably practicable, a registration statement with respect to the shares of Buyer Common Stock to be issued in the Merger (the "Registration Statement"), and will otherwise proceed promptly to satisfy the requirements of the Securities Act of 1933, including Rule 145 thereunder. Buyer shall take all reasonable steps to cause the Registration Statement to be declared effective, to cause the prospectus contained in the Registration Statement to be distributed to the stockholders of SSCI and to maintain the effectiveness of the Registration Statement until all of the shares covered thereby have been distributed. Buyer shall promptly amend or supplement the Registration Statement to the extent necessary in order to make the statements therein not misleading or to correct any misstatements which have become false or misleading.

          (b) Prior to the Closing Date, Buyer shall use its reasonable, good faith efforts to cause the shares of Buyer Common Stock to be issued pursuant to the Merger to be registered or qualified under all applicable securities or Blue Sky laws of each of the states and territories of the United States, and to take any other actions which may be necessary to enable the Common Stock to be issued pursuant to the Merger to be distributed in each such jurisdiction.

          (c) Prior to the Closing Date, Buyer shall file an additional listing application (the "Listing Application") with the Exchange relating to the shares of Buyer Common Stock to be issued in connection with the Merger, and shall use its reasonable, good faith efforts to cause such shares of Buyer Common Stock to be approved for listing on the Exchange, upon official notice of issuance, prior to the Closing Date.

          (d) SSCI shall furnish all information to Buyer with respect to SSCI and the Partnerships as Buyer may reasonably request for inclusion in the Registration Statement and the Listing Application, and shall otherwise cooperate with Buyer in the preparation and filing of such documents.

   7.7 Best Efforts. Subject to the terms and conditions herein provided, each of the parties to this Plan of Merger agrees to use its best efforts to take, or cause to be taken, all action, and to do, or cause to be done as promptly as practicable, all things necessary, proper or advisable to obtain all consents, authorizations and approvals from all third parties, including any governmental agencies, necessary to consummate the Merger and the transactions related thereto. If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Plan of Merger, including the execution of additional instruments, the proper officers and directors of each party to this Plan of Merger shall take all such necessary action.

   7.8 HSR Act Compliance. Buyer and SSCI shall promptly file in accordance with, and shall thereafter use their reasonable, good faith efforts to promptly make any required submissions, under the HSR Act with respect to the Merger and the transactions contemplated hereby.

   7.9 Announcements. Buyer and SSCI shall cooperate and mutually agree upon any announcements or other communications that may be made to employees of SSCI or the Partnerships or to others, prior to the Effective Time concerning the transactions contemplated by this Plan of Merger; provided, however, that Buyer may communicate with analysts, institutional investors or similar individuals with regard to the substance of any items disclosed in any press release mutually agreed upon by the parties; and, provided further, that nothing contained herein shall prevent Buyer or SSCI, after giving reasonable advance notice to the other party hereto, from making any announcement reasonably determined by it, upon advice of counsel, to be required by law.

   7.10 Resignation of SSCI Directors. On or prior to the Closing Date, SSCI shall deliver to Buyer evidence satisfactory to Buyer of the resignation of the Directors of SSCI, such resignations to be effective on the Closing Date.

   7.11 SSCI Stock Options.

          (a) As soon as reasonably practicable after the Effective Time of the Merger, Buyer shall deliver to the holders of Options appropriate notices setting forth such holders' rights pursuant to the stock option plans under which such Options were issued and the stock option agreements evidencing such Options (the "Plans"), which shall continue in full force and effect on the same terms and conditions (subject to the adjustments required by Sections 3.1(e) or this Section 7.11 after giving effect to the Merger and the assumption of such Options by Buyer as set forth herein) as in effect immediately prior to the Effective Time. Buyer shall comply with the terms of the Plans, as so adjusted, and shall use its reasonable, good faith efforts to ensure, to the extent required by, and subject to the provisions of, such Plans or agreements, that the Options which qualified as incentive stock options prior to the Effective Time of the Merger, if any, shall continue to qualify as incentive stock options after the Effective Time of the Merger.

          (b) Buyer shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Buyer Common Stock for delivery upon exercise of the Options assumed by Buyer in accordance with Section 3.1(e) and this Section 7.11. At the Effective Time, Buyer shall file with the SEC a registration statement on Form S-8 with respect to shares of Buyer Common Stock subject to such Options and shall use its best efforts to maintain the effectiveness of a registration statement or registration statements covering such Options (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Options remain outstanding. With respect to those individuals, if any, who subsequent to the Merger will be subject to the reporting requirements under Section 16(a) of the Exchange Act, where applicable, Buyer shall administer the Plans assumed pursuant to Section 3.1(e) in a manner that complies with Rule 16b-3 promulgated under the Exchange Act to the extent the applicable plan complied with such rule prior to the Merger.

          (c) Except to the extent otherwise agreed to by the parties, all restrictions or limitations on transfer and vesting with respect to the Options awarded under any of the Plans, to the extent that such restrictions or limitations shall not have already lapsed, shall remain in full force and effect with respect to such options after giving effect to the Merger and the assumption by Buyer as set forth above.

   7.12 Accounting Methods. Neither Buyer nor SSCI shall change its methods of accounting in effect at its most recent fiscal year end, except as required by changes in generally accepted accounting principles as concurred by such party's independent accountants.

   7.13 Affiliate and Pooling Agreements. Buyer and SSCI will each use their respective reasonable, good faith efforts to cause each of their respective directors and executive officers and each of their respective "affiliates" (within the meaning of Rule 145 under the Securities Act) to execute and deliver to Buyer as soon as practicable an agreement in the form attached hereto as
Schedule 7.13 relating to the disposition of the Outstanding SSCI Shares and shares of Buyer Common Stock, if any, held by such person and the shares of Buyer Common Stock issuable pursuant to this Plan of Merger.

   7.14 Pooling and Tax-Free Reorganization Treatment. Neither Buyer nor SSCI shall intentionally take or cause to be taken any action, whether on or before the Effective Time, which would disqualify the Merger as a "pooling of interests" for accounting purposes or as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

   7.15 Cooperation.

          (a) Buyer and SSCI shall together, or pursuant to an allocation of responsibility agreed to between them, (i) cooperate with one another in determining whether any filings required to be made or consents required to be obtained in any jurisdiction prior to the Effective Time in connection with the consummation of the transactions contemplated hereby and cooperate in making any such filings promptly and in seeking to obtain timely any such consents, (ii) use their respective best efforts to cause to be lifted any injunction prohibiting the Merger, or any part thereof, or the other transactions contemplated hereby, and (iii) furnish to one another and to one another's counsel all such information as may be required to effect the foregoing actions.

          (b) Subject to the terms and conditions herein provided, and unless this Plan of Merger shall have been validly terminated as provided herein, each of Buyer and SSCI shall use all reasonable efforts (i) to take, or cause to be taken, all actions necessary to comply promptly with all legal requirements which may be imposed on such party (or any subsidiaries or affiliates of such party) with respect to the Plan of Merger and to consummate the transactions contemplated hereby, and (ii) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any governmental entity and/or any other public or private third party which is required to be obtained or made by such party or any of its subsidiaries or affiliates in connection with this Plan of Merger and the transactions contemplated hereby. Each of Buyer and SSCI will promptly cooperate with and furnish information to the other in connection with any such burden suffered by, or requirement imposed upon, either of them or any of their subsidiaries or affiliates in connection with the foregoing.

   7.16 Publication of Combined Results. Buyer agrees that, within 15 days after the end of the first calendar month following at least 30 days after the Closing Date, Buyer shall cause publication of the combined results of operations of Buyer and Surviving Corporation. For purposes of this Section 7.16, the term "publication" shall have the meaning provided in SEC Accounting Series Release No. 135.

                                 ARTICLE VIII
                     CONDITIONS PRECEDENT TO OBLIGATIONS
                               OF BUYER AND SUB

   The obligations of Buyer and Sub under this Plan of Merger are, at the option of Buyer, subject to satisfaction or waiver of the following conditions precedent on or before the Closing Date:

   8.1 Warranties True and Correct. The representations and warranties of SSCI contained herein, subject to all applicable qualifications and exceptions contained herein relating to materiality or Material Adverse Effect, (a) shall be true in all respects on and as of the date of this Plan of Merger, and (b) shall also be true in all respects (except for such changes as are contemplated by, or as not in violation of, the terms of this Plan of Merger) on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

   8.2 Compliance with Agreements and Covenants: Certificate. SSCI shall, in all material respects, have performed all of its respective obligations and agreements and complied with all of its covenants contained in this Plan of Merger to be performed and complied with by it on or prior to the Closing Date; and SSCI shall have delivered to Buyer a certificate dated as of the Closing Date, executed by a duly authorized officer of SSCI, certifying as to compliance with Section 8.1 and this Section 8.2.

   8.3 Expiration of HSR Waiting Period. The applicable waiting period under the HSR Act shall have expired or have been earlier terminated without action by the Justice Department or the Federal Trade Commission to prevent consummation of the Merger.

   8.4 Required Consents. SSCI shall have obtained consents (the "Required Consents") under those Contracts identified on the Disclosure Schedule as requiring consents prior to consummation of the Merger, or, at the option of Buyer, Buyer shall have obtained new contracts or agreements which permit the continued use or supply of the products or services provided for by such contracts and agreements following the Merger.

   8.5 No Prohibitions. No statute, rule or regulation shall have been enacted by the federal government or any state or local government or governmental agency of any of the foregoing that would make the Merger and any of the other related transaction illegal.

   8.6 No Material Adverse Change. Except as listed in the Disclosure Schedule, since December 31, 1994, there shall not have been any material adverse change in the Business (other than as a result of changes in conditions, including economic or political developments, applicable to the business of health care generally or the operation of outpatient surgical centers in particular).

   8.7 No Actions or Proceedings. No federal or state court shall have entered an injunction or other similar order enjoining consummation of the transactions provided for herein, and no action or proceeding shall have been threatened or instituted and remain pending before a court or other governmental body by any governmental agency or public authority to restrain or prohibit the transactions contemplated by this Plan of Merger, nor shall any governmental agency have notified any party to this Plan of Merger that consummation of the transactions contemplated herein would constitute a violation of the laws of the United States and that it intends to commence proceedings to restrain the consummation of the transactions contemplated hereby unless such agency shall have withdrawn such notice prior to the Effective Time.

   8.8 Registration Statement. The Registration Statement shall have been declared effective and no stop order with respect thereto shall be in effect.

   8.9 Stockholders Consent. The holders of SSCI Common stock shall have approved the Merger and this Plan of Merger and any other matters submitted to them in accordance with the provisions hereof.

   8.10 Pooling. The Merger shall qualify for "pooling of interests" account treatment, and Buyer and SSCI shall each have received letters to that effect from independent accountants for Buyer and from Ernst & Young LLP, independent accountants for SSCI, dated (i) not later than October 1, 1995, and (ii) the Closing Date.

   8.11 Renewal of Notes. The promissory notes given by each of the Principal Stockholders, as reflected on the Financial Statements (the "Notes"), prior to the Effective Time, shall have been renewed on such terms and conditions, including, but not limited to, term and rate of interest, as each of the Principal Stockholders and the buyer shall mutually agree to; provided, however, that Ernst & Young LLP shall have advised Buyer and SSCI that such renewal of the Notes shall not disqualify the Merger for "pooling of interests" accounting treatment.

   8.12 Title Policies. The Title Policies for the Owned Real Property shall have been delivered to Buyer.

   8.13 Opinion of Counsel for SSCI. Buyer shall have been furnished with an opinion of Burke, Warren & MacKay, P.C., counsel for SSCI, substantially to the effect as set forth in Schedule 8.13.

                                   ARTICLE IX
                  CONDITIONS PRECEDENT TO OBLIGATIONS OF SSCI

   The obligations of SSCI under this Plan of Merger are, at the option of SSCI, subject to the satisfaction or waiver of the following conditions precedent on or before the Closing Date:

   9.1 Warranties True and Correct. The representations and warranties of Buyer and Sub contained herein subject to all applicable qualifications and exceptions contained herein as to materiality and material adverse effect (a) shall be true in all material respects on and as of the date of this Plan of Merger, and shall also be true in all material respects (except for such changes as are contemplated by the terms of this Plan of Merger) on and as of the Closing Date with the same force and effect as though made by Buyer or Sub on and as of the Closing Date.

   9.2 Compliance with Agreements and Covenants; Certificate. Buyer and Sub shall, in all material respects, have performed all obligations and agreements and complied with all covenants contained in this Plan of Merger, to be performed and complied with by them on or prior to the Closing Date; and Buyer and Sub shall have delivered to SSCI a certificate, dated as of the Closing Date, jointly and severally executed by duly authorized officers, of Buyer and Sub, as applicable, certifying as to their compliance with Section 9.1 and this
Section 9.2.

   9.3 Expiration of HSR Waiting Period. The applicable waiting period under the HSR Act shall have expired or have been earlier terminated without action by the Justice Department or the Federal Trade Commission to prevent consummation of the Merger.

   9.4 No Prohibitions. No statute, rule or regulation shall have been enacted by the federal government or any state or local government or any governmental agency of any of the foregoing that would make the Merger and any related transactions illegal.

   9.5 No Actions or Proceedings. No court, federal or state, shall have entered an injunction or other similar order enjoining consummation of the transactions provided for herein, and no action or proceeding shall have been threatened or instituted and remain pending before a court or other governmental body by any governmental agency or public authority to restrain or prohibit the transactions contemplated by this Plan of Merger, nor shall any governmental agency have notified any party to this Plan of Merger that consummation of the transactions contemplated herein would constitute a violation of the laws of the United States and that it intends to commence proceedings to restrain the consummation of the transactions contemplated hereby unless such agency shall have withdrawn such notice prior to the Effective Time.

   9.6 No Material Adverse Change. There shall have been no material adverse change in the business, properties, operations or financial condition of Buyer.

   9.7 Registration Statement. The Registration Statement shall have been declared effective and no stop order with respect thereto shall be in effect.

   9.8 Pooling. The Merger shall qualify for "pooling of interests" account treatment, and Buyer and SSCI shall each have received letters to that effect from independent accountants for Buyer and from Ernst & Young LLP, independent accountants for SSCI, dated (i) not later than October 1, 1995, and (ii) the Closing Date.

   9.9 Opinion of Counsel. SSCI shall have received an opinion, dated the Closing Date, of Haskell, Slaughter, Young & Johnston, Professional Association, counsel to Buyer, to the effect as set forth in Schedule 9.9.

                                   ARTICLE X
                                 TERMINATION

   10.1 Termination. This Plan of Merger may be terminated and the Merger contemplated hereby may be abandoned at any time on or prior to the Effective Time notwithstanding approval thereof by SSCI's stockholders:

          (a) By the mutual written consent of SSCI and Buyer; or

          (b) By SSCI, if the Average Closing Date Price is less than $18.00; or

          (c) By SSCI or Buyer, if, without any fault of the terminating party, the Effective Time shall not have occurred on or before November 30, 1995, or such later date as may be approved in writing by Buyer and SSCI; or

          (d) By Buyer of SSCI if any court of competent jurisdiction or other governmental entity shall have issued, enacted, entered, promulgated or enforced, an order, judgment, injunction, restraining order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such judgment, order, decree, injunction, restraining order, ruling or other action shall have become final and nonappealable.

   10.2 Effect of Termination. If this Plan of Merger is terminated as permitted by Section 10.1, this Plan of Merger shall forthwith become void and have no effect, without liability of any party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other party to this Plan of Merger; provided that if such termination shall result from the willful failure of any party to fulfill a condition to the performance of the obligations of the other party, failure to perform a covenant of this Plan of Merger or breach by either party hereto of any representation or warranty or agreement contained herein in a willful or grossly negligent manner, such party shall be fully liable for any and all losses incurred or suffered by the other parties as a result of such failure or breach.

                                  ARTICLE XI
                               INDEMNIFICATION

   11.1  Survival.  All  of  the  covenants,   agreements,   representations  or
warranties of the parties hereto contained in this Plan of Merger or in any certificate or other writing delivered pursuant to, or in connection with, this Plan of Merger shall survive the Closing until the later of the date when year-end financial statements are available for the Surviving Corporation or the first anniversary of the Closing Date. It is understood and agreed that, except as explicitly provided in this Plan of Merger, after the Closing there shall be no liability or obligation in respect of a breach or alleged breach of any representation, warranty, covenant or other agreement.

   11.2 Indemnification by Principal Stockholders. Sutter Ambulatory Care Corporation, a California nonprofit public benefit corporation, and EJ Financial Investments, L.P., a Delaware limited partnership (herein collectively the "Principal Stockholders") shall jointly indemnify Buyer and Sub, without duplication, and each of Buyer's and Sub's respective officers, directors, employees and representatives ("Affiliates"), against, and defend and hold them harmless from, any and all losses, claims, demands, liabilities, expenses, including, but not limited to reasonable attorneys fees (herein "Losses") incurred or suffered by Buyer, Sub or their Affiliates arising out of any of the following: (a) any misrepresentation made by SSCI pursuant to this Plan of Merger, (b) any breach of or failure by SSCI to perform any agreement or covenant set out in this Plan of Merger, and (c) breach of any warranty made in this Plan of Merger by SSCI; provided, however, that the Principal Stockholders shall not be liable under this Section 11.2 unless the aggregate amount of Losses incurred or suffered by Buyer or any of its Affiliates (or any combination thereof) exceeds One Million Dollars ($1,000,000.00), and then only to the extent of such excess amount. Any other provision of this Plan of Merger notwithstanding, in no event shall the aggregate obligation of Principal Stockholders to indemnify Buyer or any of its Affiliates pursuant to this Article XI for Losses exceed an amount equal to Eight Million Dollars ($8,000,000.00). No claim for indemnification shall be made under this Section
11.2 unless the claim shall, individually, be for an amount in excess of Fifty Thousand Dollars ($50,000.00).

   11.3 Indemnification by Buyer. Buyer shall indemnify the Principal Stockholders and, without duplication, each of their respective Affiliates against, and defend and hold them harmless from, any and all Losses incurred or suffered by the Principal Stockholders or their Affiliates arising out of any of the following: (a) any misrepresentation made by Buyer or Sub pursuant to this Plan of Merger, (b) any breach of or failure by Buyer or Sub to perform any agreement or covenant of Buyer or Sub set out in this Plan of Merger, and (c) breach of any warranty made in this Plan of Merger by Buyer or Sub; provided, however, that Buyer shall not be liable under this Section 11.3 unless the aggregate amount of Losses incurred or suffered by Principal Stockholders or any of their Affiliates (or any combination thereof) exceeds One Million Dollars ($1,000,000.00), and then only to the extent of such excess amount. Any other provision of this Plan of Merger notwithstanding, in no event shall the aggregate obligation of Buyer to indemnify the Principal Stockholders or any of their Affiliates pursuant to this Article XI for Losses exceed an amount equal to Eight Million Dollars ($8,000,000.00). No claim for indemnification shall be made under this Section 11.3 unless the claim shall, individually, be for an amount in excess of Fifty Thousand Dollars ($50,000.00).

   11.4 Losses Net of Insurance. The amount of any Losses for which indemnification is provided under this Article shall be net of any amounts recovered by the indemnified party under insurance policies with respect to such Loss.

   11.5 Termination of Indemnification. The obligations to indemnify and hold harmless a party hereto, shall terminate when the representations and covenants terminate pursuant to Section 11.1, provided, however, that such obligations to indemnify and hold harmless shall not terminate with respect to any item as to which the person to be indemnified or the related party hereto shall have, before the expiration of the applicable period, previously made a claim by delivering a notice (stating in reasonable detail the basis of such claim) to the indemnifying party.

   11.6 Notice of Claims; Assumption of Defense. The indemnified party shall give prompt notice to the indemnifying party, in accordance with the terms of
Section 12.4, of the assertion of any claim, or the commencement of any suit, action or proceeding by any party in respect of which indemnity may be sought hereunder, specifying with reasonable particularity the basis therefor and give the indemnifying party such information with respect thereto as the indemnifying party may reasonably request (but the giving of such notice shall not be a condition precedent to indemnification hereunder, except as provided in Section 11.7). The indemnifying party may, at its own expense, (a) participate in and,
(b) upon notice to the indemnified party and the indemnifying party's written agreement that the indemnified party is entitled to indemnification pursuant to
Section 11.2 or Section 11.3 for all Losses arising out of such claim, suit, action or proceeding, at any time during the course of any such claim, suit, action or proceeding, assume control of the defense thereof; provided that the indemnifying party shall thereafter consult with the indemnified party upon the indemnified party's reasonable request for such consultation from time to time with respect to such claim, suit, action or proceeding. If the indemnifying party assumes such defense, the indemnified party shall have the right (but not the duty) to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the indemnifying party. Whether or not the indemnifying party chooses to defend or prosecute any such claim, suit, action or proceeding, all of the parties hereto shall cooperate in the defense or prosecution thereof.

   11.7 Settlement or Compromise. Whether or not the indemnifying party shall have assumed the defense of any such claim, suit, action or proceeding of the kind referred to in Section 11.6, the indemnified party shall not admit any liability with respect to, or settle, compromise or discharge such claim, suit, action or proceeding without the indemnifying party's prior written consent (which will not be unreasonably withheld). The indemnifying party shall obtain the written consent of the indemnified party before entering into any settlement, adjustment, compromise or discharge, or ceasing to defend against any such claim, suit, action or proceeding, only if as a result thereof, there would be imposed on the indemnified party any liability or obligations not covered by the indemnity obligations of the indemnifying party under this Plan of Merger.

   11.8 Failure of Indemnifying Party to Act. In the event that the indemnifying party does not elect to assume the defense of any claim, suit, action or proceeding, then any failure of the indemnified party to defend or to participate in the defense of any such claim, suit, action or,proceeding or to cause the same to be done, shall not relieve the indemnifying party of its obligations hereunder, provided, that the indemnified party gives the indemnifying party at least thirty (30) days' written notice of its proposed failure to defend or participate and affords the indemnifying party the opportunity to assume the defense thereof.

   11.9 Procedure for Indemnification. Upon becoming aware of a claim for indemnification hereunder (whether as a result of any claim, suit, action or proceeding of the kind referred to in Section 11.6, or in connection with any Losses which the indemnified party deems to be within the ambit of this Article
XI), the indemnified  party shall promptly give, in accordance with the terms of
Section 11.4, notice of such claim (a "Claim Notice") to the indemnifying party, providing reasonable detail of how the claim has arisen and an estimate of the amount the indemnified party reasonably anticipates that it will be entitled to on account of indemnification by the indemnifying party; provided, that no failure to give any such notice shall result in the loss of any rights to indemnification hereunder except to the extent that the ability of the indemnifying party to defend a claim was materially prejudiced by the failure to send such notice. If the indemnifying party does not object to such claim within forty-five (45) days of receiving notice thereof, the indemnified party shall be entitled to recover the amount of such claim. If, however, the indemnifying party advises the indemnified party that it disagrees with the indemnified party's claim, the parties shall, for a period of forty-five (45) days after the indemnifying party advises the indemnified party of such disagreement, attempt to resolve the difference.

                                 ARTICLE XII
                                MISCELLANEOUS

   12.1 Expenses. Each party hereto shall bear and pay its own expenses with respect to this transaction.

   12.2 Amendment. This Plan of Merger may be amended, modified or supplemented but only in writing signed by all of the parties hereto.

   12.3 Brokers. Except for Alex. Brown & Sons Incorporated on behalf of SSCI (whose fees will be paid by SSCI) and Smith Barney Inc. on behalf of Buyer (whose fees will be paid by Buyer), each of the parties hereto represents that no broker or finder has acted for it in connection with this Plan of Merger or the transactions contemplated hereby and that no broker or finder is entitled to any brokerage or finder's fee or other commission based on agreements, arrangements or,understandings made by it.

   12.4 Notices. Any notice, request, instruction or other document to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given, (a) when received if given in person, (b) on the date of transmission if sent by telex, telecopy or other wire transmission (provided that a copy of such transmission is simultaneously posted in the manner provided in clause (c)), (c) three business days after being deposited in the U.S. mail, certified or registered mail, postage prepaid, or (d) the next business day after delivery to a nationally known overnight delivery service:

     (i) If to SSCI addressed as follows:

          Sutter Surgery Centers, Inc.
          1201 Alhambra Blvd., Suite 330
          Sacramento, CA 95816
          Attn: August A. Saibeni, Chief Executive Officer

          with copies to:

          EJ Financial Investments, L.P.
          225 East Deerpath
          Suite 250
          Lake Forest, Illinois 60045
          Attention: Timothy R. Kelly, Vice President

          Sutter Ambulatory Care Corp.
          One Capitol Mall
          Sacramento, CA 95814
          Attention: David W. Cox, Sr. Vice President

                  and

          Burke, Warren & MacKay, P.C.
          225 W. Washington Street
          24th Floor
          Chicago, Illinois 60606
          Attention: Christopher R. Manning, Esq.
          Facsimile: (312) 357-0707

   (ii) If to Buyer, addressed as follows:

          HEALTHSOUTH Corporation
          Two Perimeter Park South
          Birmingham, Alabama 35243
          Attention: Michael D. Martin,
          Senior Vice President and Treasurer

          with copies to:

          William W. Horton, Esq.
          Group Vice President -- Legal Services
          HEALTHSOUTH Corporation
          Two Perimeter Park South
          Birmingham, Alabama 35243

               and

          J. Brooke Johnston, Jr., Esq.
          Haskell Slaughter Young & Johnston,
          Professional Association
          1200 AmSouth/Harbert Plaza
          1901 Sixth Avenue North
          Birmingham, Alabama 35203

or to such other individual or address as a party hereto may designate for itself by notice given as herein provided.

   12.5 Amounts in United States Dollars. For purposes of this Plan of Merger, all figures set out herein which are preceded by the symbol "$" shall be deemed amounts in United States Dollars.

   12.6 Certain Definitions. For convenience and brevity, certain terms used in various parts of this Plan of Merger are defined and referenced to below:

          (a) "Assets" means all of SSCI's and each Partnership's assets, properties, business, goodwill and rights of every kind and description, real and personal, tangible and intangible, wherever situated, taken as a whole.

          (b) "Business" means the existing assets, liabilities and financial condition of SSCI and the Partnerships, taken as a whole.

          (c) "Knowledge" or "to the knowledge" or any similar phrase shall be deemed to refer to the knowledge of the Chief Executive Officer, Vice President of Operations or Vice President of Finance of a party and to include the assurance that such knowledge is based upon a reasonable investigation, unless otherwise expressly provided.

          (d) "Material Adverse Effect" means a material adverse effect on the Business.

   12.7 Waivers. The failure of a party hereto at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained in this Plan of Merger shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

   12.8 Counterparts. This Plan of Merger may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

   12.9 Headings. The headings preceding the text of Articles and Sections of this Plan of Merger thereto are for convenience only and shall not be deemed part of this Plan of Merger.

   12.10 Applicable Law. This Plan of Merger shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware.

   12.11 Assignment. This Plan of Merger shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no assignment or other transfer shall be made without the prior written approval of each of the parties hereto.

   12.12 No Third Party Beneficiaries. This Plan of Merger is solely for the benefit of the parties hereto and their respective Affiliates and no provision of this Plan of Merger shall be deemed to confer upon third parties (other than the Affiliates and stockholders of SSCI) any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Plan of Merger.

   12.13 Other Discussions. Upon execution of this Plan of Merger, SSCI and its Affiliates will discontinue all, and not commence any, discussions and negotiations with, any other persons, or solicit any other offers, regarding the sale or transfer of any of the Shares.

   12.14 Entire Understanding. This Plan of Merger (including any schedules and exhibits) and the Confidentiality Agreement set forth the entire agreement and understanding of the parties hereto in respect to the transactions contemplated hereby and supersedes all prior agreements, arrangements and understandings relating to the subject matter hereof. There have been no representations or statements, oral or written, that have been relied on by any party hereto, except those expressly set forth in this Plan of Merger and the Confidentiality Agreement.

   IN WITNESS WHEREOF, the parties hereto have caused this Plan of Merger to be executed and delivered by their duly authorized officer as of the date first above written.



                                    SUTTER SURGERY CENTERS, INC.,
                                    a Delaware corporation

                                    By /s/  August A. Saibeni
                                            ------------------------------------

                                    Print Name  August A. Saibeni
                                                --------------------------------

                                    Title President and Chief Executive Officer
                                          --------------------------------------



                                   HEALTHSOUTH Corporation
                                   a Delaware corporation

                                   By /s/  Michael D. Martin
                                           -------------------------------------

                                   Print Name  Michael D. Martin
                                               ---------------------------------

                                   Title  Senior Vice President
                                          --------------------------------------



                                  SUBSIDIARY,
                                  a Delaware corporation

                                  By /s/  Michael D. Martin
                                          --------------------------------------

                                  Print Name  Michael D. Martin
                                              ----------------------------------

                                  Title  Vice President
                                         ---------------------------------------

                  ACKNOWLEDGEMENT OF PRINCIPAL STOCKHOLDERS

   The undersigned Principal Stockholders of SSCI acknowledge that they have read the above Plan of Merger and agree to be bound by its terms and provisions.



                                  E.J. FINANCIAL INVESTMENTS, L.P.
                                  a Delaware limited partnership

                                  By /s/  John N. Kapoor
                                          --------------------------------------

                                  Print Name  John N. Kapoor
                                              ----------------------------------

                                  Title  General Partner
                                         ---------------------------------------



                                  SUTTER AMBULATORY CARE CORPORATION,
                                  a California nonprofit public benefit
                                  corporation


                                  By /s/  Elizabeth Shin
                                          --------------------------------------

                                  Print Name  Elizabeth Shin
                                              ----------------------------------

                                  Title  Senior Vice President
                                         ---------------------------------------

                                Schedule 7.13

Gentlemen:

   I have been advised that I might be considered to be an "affiliate" of Sutter Surgery Centers, Inc. ("SSCI") for purposes of Rule 145 under the Securities Exchange Act of 1933, as amended (the "1933 Act"), and for purposes of generally accepted accounting principles as such term relates to pooling of interests accounting treatment for certain business combinations or the Securities and Exchange Commission's Staff Accounting Bulletin No. 65.

   _______________________,  a(n) _________________  corporation ("Buyer"), SSCI
Acquisition Corporation ("Sub") and SSCI have entered into a Plan and Agreement of Merger dated as of the ___ day of _______, 1995 (the "Plan of Merger"). Upon consummation of the transactions contemplated by the Plan of Merger (the "Merger"), I will receive shares of capital stock of Buyer for all of the shares of capital stock of SSCI owned by me or as to which I may be deemed a beneficial owner. I own _______ shares of common stock of SSCI. Such shares will be converted in the Merger into shares of common stock of Buyer as described in the Plan of Merger. The shares of SSCI capital stock and Buyer capital stock owned by me or as to which I may deemed to be a beneficial owner prior to the Merger are hereinafter collectively referred to as the "Pre-Merger Stock" and the shares of Buyer capital stock received by me in the Merger are hereinafter collectively referred to as the "Exchange Stock." This agreement is hereinafter referred to as the "Letter Agreement."

   I represent and warrant to, and agree with, Buyer, SSCI and Sub that:

   A. I have read this Letter Agreement and the Plan of Merger and have discussed their requirements and other applicable limitations upon my ability to sell, transfer or otherwise dispose of the Pre-Merger Stock and Exchange Stock, to the extent I felt necessary, with my counsel or counsel for SSCI.

   B. The shares of Exchange Stock that I shall receive in exchange for my shares of common stock of SSCI are not being acquired by me with a view to their distribution except to the extent and in the manner provided for in paragraph
(d) of Rule 145 under the 1933 Act.

   C. I agree with you not to dispose of any such shares of Exchange Stock in any manner that would violate Rule 145.

   I further agree with you that the certificate or certificates representing such shares of Exchange Stock may bear a legend referring to the restrictions on disposition thereof in accordance with the provisions of the foregoing paragraph and that stop transfer instructions may be filed with respect to such shares with the transfer agent for such shares.

   D. I understand that stop transfer instructions will be given to Buyer, SSCI and their respective transfer agents, as the case may be, with respect to the shares of Pre-Merger Stock and the Exchange Stock in connection with the restrictions set forth herein.

   E. Notwithstanding the foregoing and any other agreements on my part in connection with the Pre-Merger Stock and the Exchange Stock, I hereby agree (i) that I will not sell or otherwise reduce my risk relative to any shares of Pre-Merger Stock during the period of thirty days prior to the effective date of Merger and (ii) that I will not sell or otherwise reduce my risk relative to any shares of Exchange Stock until financial results covering at least thirty days of combined operations have been published following the effective date of the Merger so as to ensure that the Merger qualifies as a pooling of interests for accounting purposes.

   It is understood and agreed that this Letter Agreement shall terminate and be of no further force and effect if the Plan of Merger is terminated pursuant to the terms thereof.

   The agreements made by me in the foregoing paragraphs are on the understanding and condition that you agree, (X) in the event that any shares may be disposed of in accordance with the provisions of paragraph E above, to deliver in exchange for the certificate or certificates representing such shares a new certificate or certificates representing such shares not bearing the legend and not subject to the stop transfer instruction referred to in paragraph D above, and (Y) so long as I hold shares of stock subject to the provisions of the foregoing paragraphs (but not for a period in excess of two years from the date of consummation of the Merger) to file with the Securities and Exchange Commission or otherwise make publicly available all information about Buyer, to the extent available to you without unreasonable effort or expense, necessary to enable me to resell shares under the provisions of paragraph (d) of Rule 145 or in accordance with the registration rights provided to the undersigned under the terms of the Plan of Merger.

   This Letter Agreement shall be binding on my heirs, legal representatives and successors.

                                                Very truly yours,



                                                ----------------------------
                                                    [Name of Shareholder]

                                SCHEDULE 8.13

                         OPINION OF COUNSEL FOR SSCI





                                [To be provided]

                                 SCHEDULE 9.9
                         OPINION OF COUNSEL FOR BUYER

                               [To be provided]

                                                                        ANNEX B

                  Section 262 of the General Corporation Law
                           of the State of Delaware

   262 APPRAISAL RIGHTS

   (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of his shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

   (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Sections 251, 252, 254, 257, 258, 263 or 264 of this title:

   (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either
(i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the holders of the surviving corporation as provided in subsection (f) of Section 251 of this title.

   (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Sections 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

   a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

   b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

   c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

   d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

   (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

   (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

   (d) Appraisal rights shall be perfected as follows:

   (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

   (2) If the merger or consolidation was approved pursuant to Section 228 or 253 of this title, the surviving or resulting corporation, either before the effective date of the merger or consolidation or within 10 days thereafter, shall notify each of the stockholders entitled to appraisal rights of the effective date of the merger or consolidation and that appraisal rights are available for any or all of the shares of the constituent corporation, and shall include in such notice a copy of this section. The notice shall be sent by certified or registered mail, return receipt requested, addressed to the stockholder at his address as it appears on the records of the corporation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of the notice, demand in writing from the surviving or resulting corporation the appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares.

   (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

   (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and placed fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publications as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

   (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

   (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Registry in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

   (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be made to each such stockholder, in the case of holders of uncertificated stock forthwith, and in the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

   (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

   (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

   (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                   PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

   Section 102(b)(7) of the DGCL grants corporations the right to limit or eliminate the personal liability of their directors in certain circumstances in accordance with provisions therein set forth. Article Nine of the HEALTHSOUTH Certificate filed in the Office of the Secretary of the State of Delaware on November 28, 1994, a copy of which is filed as Exhibit (3)-1 to this Registration Statement, and is incorporated herein by reference, contains a provision eliminating or limiting director liability to HEALTHSOUTH and its stockholders for monetary damages arising from acts or omissions in the director's capacity as a director. The provision does not, however, eliminate or limit the personal liability of a director (i) for any breach of such director's duty of loyalty to HEALTHSOUTH or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under the Delaware statutory provision making directors personally liable, under a negligence standard, for unlawful dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. This provision offers persons who serve on the Board of Directors of HEALTHSOUTH protection against awards of monetary damages resulting from breaches of their duty of care (except as indicated above). As a result of this provision, the ability of HEALTHSOUTH or a stockholder thereof to successfully prosecute an action against a director for a breach of his duty of care is limited. However, the provision does not affect the availability of equitable remedies such as an injunction or rescission based upon a director's breach of his duty of care. The SEC has taken the position that the provision will have no effect on claims arising under the Federal securities laws.

   Section 145 of the DGCL grants corporations the right to indemnify their directors, officers, employees and agents in accordance with the provisions therein set forth. Article Nine of the HEALTHSOUTH Certificate and Article IX of the HEALTHSOUTH Bylaws, a copy of which is included as Exhibit (3)-2 to this Registration Statement, and is incorporated herein by reference, provide for mandatory indemnification rights, subject to limited exceptions, to any director, officer, employee, or agent of HEALTHSOUTH who, by reason of the fact that he or she is a director, officer, employee, or agent of HEALTHSOUTH, is involved in a legal proceeding of any nature. Such indemnification rights include reimbursement for expenses incurred by such director, officer, employee, or agent in advance of the final disposition of such proceeding in accordance with the applicable provisions of the DGCL.

   HEALTHSOUTH has entered into agreements with all of its Directors and its executive officers pursuant to which HEALTHSOUTH has agreed to indemnify such Directors and executive officers against liability incurred by them by reason of their services of a Director to the fullest extent allowable under applicable law.

   See Item 22 of this Registration Statement on Form S-4.

                                   PART II

Item 21. Exhibits and Financial Statement Schedules.

Exhibits:

 Exhibit
   No.                          Description
--------                        -----------
(2)-1         Plan and Agreement of Merger,  dated as of August 23, 1995,  among
              HEALTHSOUTH  Corporation,  SSCI Acquisition Corporation and Sutter
              Surgery Centers,  Inc., attached to the Registration  Statement as
              Annex A, is  hereby  incorporated  herein  by  reference.  List of
              Exhibits to Plan and Agreement of Merger.

(5)           Opinion  of  Haskell  Slaughter  Young  &  Johnston,  Professional
              Association,  as to the  legality  of the  shares  of  HEALTHSOUTH
              Common Stock being registered (to be filed by Amendment).

(8)-1         Opinion  of  Haskell  Slaughter  Young  &  Johnston,  Professional
              Association, as to certain federal income tax consequences of the Merger (to be filed by Amendment).

(8)-2 Opinion of Burke, Warren & MacKay, P.C., as to certain federal income tax consequences of the Merger (to be filed by Amendment).

(23)-1 and    Consents of Ernst & Young  LLP.  See pages  immediately  following
(23)-2        signature pages to the Registration Statement.

(23)-3        Consent  of  Haskell  Slaughter  Young  &  Johnston,  Professional
              Association (included in the opinion filed as Exhibit (5)).

(23)-4 Consent of Burke, Warren & Mackay, P.C. (included in the opinion filed as Exhibit (8)-2).

(24)          Powers of Attorney.  See signature pags
(99)          SSCI Proxy.

Financial Statement Schedules: None

Item 22. Undertakings.

   (1) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   (2) The undersigned Registrant hereby undertakes as follows: that prior to any public re-offering of the securities registered hereunder through use of a prospectus which is part of the registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such re-offering prospectus will contain the information called for by the applicable registration form with respect to re-offerings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

   (3) The Registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (3) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and

                                   PART II
is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (4) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not subject of and included in the Registration Statement when it became effective.

   (5) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporation by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on September 27, 1995.


HEALTHSOUTH Corporation

                                          By     /s/ RICHARD M. SCRUSHY
                                            -----------------------------------
                                                  Richard M. Scrushy
                                              Chairman of the Board and
                                               Chief Executive Officer

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard M. Scrushy and Aaron Beam, Jr., and each of them, his attorney-in-fact with powers of substitution for him in any and all capacities, to sign any amendments, supplements, subsequent registration statements relating to the offering to which this Registration Statement relates, or other instruments he deems necessary or appropriate, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute may do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


    Signature                           Title                                 Date
    ---------                           -----                                 ----
/s/ RICHARD M. SCRUSHY           Chairman of the Board and Chief        September 27, 1995
-------------------------------  Executive Officer and Director
   Richard M. Scrushy
/s/ AARON BEAM, JR.              Executive Vice President and
-------------------------------     Chief Financial Officer
 Aaron Beam, Jr.                                                        September 27, 1995


/s/ WILLIAM T. OWENS             Senior Vice President and
-------------------------------    Controller (Principal
    William T. Owens               Accounting Officer)                  September 27, 1995

/s/ JAMES P. BENNETT
-------------------------------
   James P. Bennett                     Director                        September 27, 1995

/s/ ANTHONY J. TANNER
-------------------------------
   Anthony J. Tanner                    Director                        September 27, 1995

/s/ P. DARYL BROWN
-------------------------------
    P. Daryl Brown                      Director                        September 27, 1995

/s/ PHILLIP C. WATKINS, M.D.
-------------------------------
  Phillip C. Watkins, M.D.              Director                        September 27, 1995

                              II-5

                            SIGNATURES (Continued)

/s/ GEORGE H. STRONG.
-------------------------------
   George H. Strong                     Director                      September 27, 1995

/s/ C. SAGE GIVENS
-------------------------------
    C. Sage Givens                      Director                      September 27, 1995

/s/ CHARLES W. NEWHALL III
-------------------------------
Charles W. Newhall III                  Director                      September 27, 1995

/s/ LARRY R. HOUSE
-------------------------------
    Larry R. House                      Director                      September 27, 1995

/s/ JOHN S. CHAMBERLIN
-------------------------------
    John S. Chamberlin                  Director                      September 27, 1995

/s/ RICHARD F. CELESTE
-------------------------------
    Richard F. Celeste                  Director                      September 27, 1995
